 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1998
                                                     REGISTRATION NO. 333-61191
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO. 2 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          THE DERBY CYCLE CORPORATION
                             LYON INVESTMENTS B.V.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------


        DELAWARE                                             31-1038896
     THE NETHERLANDS                 3751                       NONE
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
     INCORPORATION OR
     ORGANIZATION)


                                ---------------

   THE DERBY CYCLE CORPORATION LYON                CT CORPORATION
           INVESTMENTS B.V.                         1633 BROADWAY
        22710 72ND AVENUE SOUTH                     NEW YORK, NY
        KENT, WASHINGTON 98032                TELEPHONE: (212) 664-1666
      TELEPHONE: (253) 395-1100        (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                  TELEPHONE NUMBER,
  (ADDRESS, INCLUDING ZIP CODE, AND       INCLUDING AREA CODE, OF AGENT FOR
     TELEPHONE NUMBER, INCLUDING                      SERVICE)
 AREA CODE, OF REGISTRANTS' PRINCIPAL
          EXECUTIVE OFFICES)

                                ---------------

                                   COPY TO:
                                 JACK M. FEDER
                               KIRKLAND & ELLIS
                          655 FIFTEENTH STREET, N.W.
                           WASHINGTON, DC 20005-5793
                           TELEPHONE: (202) 879-5040

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                AMOUNT     PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
  TITLE OF EACH CLASS OF         TO BE      OFFERING PRICE      AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED     PER UNIT(1)    OFFERING PRICE(1)    FEE(2)
------------------------------------------------------------------------------------------
 10% Senior Notes due
  2008..................     $100,000,000       $1,000        $100,000,000      $29,500
------------------------------------------------------------------------------------------
 9 3/8% Senior Notes due
  2008..................     DM110,000,000     DM1,000        DM110,000,000     $18,172

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2) Calculated using the rate of DM1.00 = $0.60, the noon buying rate in New York City for cable transfers in Deutsche Marks as announced by the Federal Reserve Bank of New York on September 28, 1998.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4

      REGISTRATION STATEMENT
      ITEM NUMBER AND CAPTION            CAPTION OR LOCATION IN PROSPECTUS
      -----------------------            ---------------------------------
 1.Forepart of Registration
     Statement and Outside Front
     Cover Page of Prospectus...... Outside Front Cover Page
 2.Inside Front and Outside Back
     Cover Pages of Prospectus..... Inside Front Cover Page; Outside Back Cover
                                     Page
 3.Risk Factors, Ratio of Earnings  Prospectus Summary; Business; Selected
     to Fixed Charges and Other     Historical Financial Data; Unaudited Pro
     Information...................  Forma Condensed Combined Financial
                                     Statements; Exhibit 12.1
 4.Terms of the Transaction........ Outside Front Cover Page; Prospectus
                                     Summary; Description of Exchange Notes;
                                     The Exchange Offer; Certain U.S. Income
                                     Tax Consequences; Certain Netherlands
                                     Income Tax Consequences
 5.Pro Forma Financial              Unaudited Pro Forma Condensed Combined
     Information...................  Financial Statements
 6.Material Contracts with the
     Company Being Acquired........ Inapplicable
 7.Additional Information
     Required...................... Inapplicable
 8.Interests of Named Experts and
     Counsel....................... Legal Matters
 9.Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities................... Inapplicable
10.Information with Respect to S-3
     Registrants................... Inapplicable
11.Incorporation of Certain
     Information by Reference...... Inapplicable
12.Information with Respect to S-2
     or S-3 Registrants............ Inapplicable
13.Incorporation of Certain
     Information by Reference...... Inapplicable
14.Information with Respect to
     Registrants other than S-3 or  Outside Front Cover Page; Prospectus
     S-2 Registrants...............  Summary; Risk Factors; Use of Proceeds;
                                     Capitalization; The Recapitalization;
                                     Unaudited Pro Forma Condensed Combined
                                     Financial Statements; Selected Historical
                                     Financial Data; Management's Discussion
                                     and Analysis of Financial Condition and
                                     Results of Operations; Business;
                                     Management; Security Ownership of Certain
                                     Beneficial Owners and Management;
                                     Description of Revolving Credit Agreement
15.Information with Respect to S-3
     Companies..................... Inapplicable
16.Information with Respect to S-2
     or S-3 Companies.............. Inapplicable

17.Information with Respect to
     Companies Other than S-3 or S-2
     Companies......................  Inapplicable
18.Information if Proxies, Consents
     or Authorizations are to be
     Solicited......................  Inapplicable
19.Information if Proxies, Consents
     or Authorizations are not to be
     Solicited or in an Exchange      Management; Security Ownership of Certain
     Offer..........................   Beneficial Owners and Management

PROSPECTUS

NOVEMBER 4, 1998

THE DERBY CYCLE CORPORATION
LYON INVESTMENTS B.V.

OFFER TO EXCHANGE THEIR $100,000,000 10% SENIOR NOTES DUE 2008 AND THEIR DM110,000,000 9 3/8% SENIOR NOTES DUE 2008, EACH OF WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THEIR OUTSTANDING $100,000,000 10% SENIOR NOTES DUE 2008 AND THEIR OUTSTANDING
DM 110,000,000 9 3/8% SENIOR NOTES DUE 2008, RESPECTIVELY

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 1998, UNLESS EXTENDED.

The Derby Cycle Corporation, a Delaware corporation ("DCC"), and Lyon Investments B.V., a company organized under the laws of The Netherlands and a wholly-owned subsidiary of DCC which was formerly known as Lyon Cycle B.V. ("Lyon," and, together with DCC, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of each of their $100,000,000 10% Senior Notes due 2008 (the "Exchange Dollar Notes") and their DM110,000,000 9 3/8% Senior Notes due 2008 (the "Exchange DM Notes" and, together with the Exchange Dollar Notes, the "Exchange Notes"), each of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of their outstanding $100,000,000 10% Senior Notes due 2008 (the "Old Dollar Notes") and their outstanding DM110,000,000 9 3/8% Senior Notes due 2008 (the "Old DM Notes" and, together with the Old Dollar Notes, the "Old Notes"), respectively. The Issuers are jointly and severally liable for all payments due under the Dollar Notes (as defined) and the DM Notes (as defined). The Initial Offering occurred concurrently with the Recapitalization (each, as defined) of DCC and its direct and indirect subsidiaries, including Lyon (the "Company" or "Derby"). The Dollar Notes and the DM Notes each form a separate series (each, a "Series"). The Old Notes of each Series may be exchanged for an issue of Exchange Notes of a like Series, substantially identical in all material respects to such Old Notes except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes". The Old Dollar Notes and the Exchange Dollar Notes are sometimes referred to herein collectively as the "Dollar Notes". The Old DM Notes and the Exchange DM Notes are sometimes referred to herein collectively as the "DM Notes". The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indentures (as defined). See "The Exchange Offer" and "Description of Exchange Notes".

The Company will accept for exchange any and all Old Notes validly tendered and
not withdrawn prior to 5:00 p.m., New York City time on [   ], 1998, unless
extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer".

The Old Dollar Notes were sold by the Issuers on May 14, 1998, to Chase Securities Inc. ("CSI") and the Old DM Notes were sold on the same date to Chase Manhattan Bank AG, Chase Manhattan International Limited and CSI (collectively, the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with (i) qualified institutional buyers in reliance upon Rule 144A under the Securities Act and (ii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuers to the Initial Purchasers under the Exchange and Registration Rights Agreement entered into by the Issuers in connection with the Initial Offering (the "Exchange and Registration Rights Agreement"). See "The Exchange Offer".

The Dollar Notes will bear interest at the rate of 10% per annum, and the DM Notes will bear interest at the rate of 9 3/8% per annum. Interest on the Notes will accrue from their date of original issuance and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1998. The Notes will mature on May 15, 2008. Except as described below, the Issuers may not redeem the Notes prior to May 15, 2003. Thereafter, the Issuers may redeem the Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest and Additional Amounts (as defined), if any, to the date of redemption. In addition, at any time prior to May 15, 2001, the Issuers may, subject to certain requirements, redeem up to 33 1/3% of the original aggregate principal amount of each series of the Notes with the net cash proceeds of one or more Public Equity Offerings (as
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE   +
+SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY  +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE      +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE    +
+UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF  +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
defined), in the case of the Dollar Notes, at a redemption price equal to 110% of the principal amount to be redeemed and, in the case of the DM Notes, at a redemption price equal to 109.375% of the principal amount to be redeemed, together with accrued and unpaid interest and Additional Amounts, if any, provided that at least 66 2/3% of the original aggregate principal amount of each Series remains outstanding immediately after each such redemption. The Notes may also be redeemed at the option of the Issuers, in whole but not in part, at any time at 100% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, in the event of certain changes affecting withholding taxes of the United States or The Netherlands. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require the Issuers to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase. See "Description of Exchange Notes".

The Notes will be unsecured and will rank pari passu in right of payment with all existing and future Senior Indebtedness (as defined) of the Issuers. The Notes will rank senior in right of payment to all existing and future Subordinated Obligations (as defined) of the Issuers. The Notes will be effectively subordinated to any secured indebtedness of the Issuers to the extent of the value of the assets securing such indebtedness and to all liabilities of the subsidiaries of DCC other than Lyon. As of June 28, 1998,
(a) the outstanding Senior Indebtedness of the Issuers was $227.7 million (including all indebtedness and guarantees of indebtedness under the Revolving Credit Agreement (as defined), but excluding unused commitments thereunder), of which $66.1 million was Secured Indebtedness (as defined), and the Issuers had no outstanding Subordinated Obligations, (b) the outstanding indebtedness of the subsidiaries of DCC other than Lyon was $67.1 million (consisting of indebtedness under the Revolving Credit Agreement and indebtedness under the South African Credit Facility (as defined) but excluding, in each case, unused commitments thereunder), all of which was Secured Indebtedness, and at such date (c) the total liabilities of the subsidiaries of DCC (excluding Lyon) were approximately $129.2 million, including trade payables. The indenture governing the Dollar Notes (the "Dollar Notes Indenture") and the indenture governing the DM Notes (the "DM Notes Indenture," and, together with the Dollar Notes Indenture, the "Indentures") permit DCC and its Restricted Subsidiaries (as defined) to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Description of Exchange Notes" and "Description of Revolving Credit Agreement".

The Dollar Notes have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Application will be made to list the Notes on the Luxembourg Stock Exchange concurrently with the Exchange Offer.

SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Based upon an interpretation by the staff of the United States Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes". Holders of Old Notes wishing to accept the Exchange Offer must represent to the Issuers, as required by the Exchange and Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

  The Issuers will not receive any proceeds from the Exchange Offer. The Issuers have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

  Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indentures and with respect to transfer under the Securities Act. See "The Exchange Offer".

  There has not previously been any public market for the Old Notes or the Exchange Notes. The Issuers intend to list the Notes on the Luxembourg Stock Exchange; however, there can be no assurance that the Issuers will meet the applicable listing requirements of the Luxembourg Stock Exchange or any other recognized stock exchange, and there can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Issuers' financial condition and other conditions. Such conditions might cause the Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes".

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUERS ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL FEBRUARY 8, 1999 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. REFERENCES TO FISCAL YEARS ARE TO THE COMPANY'S FISCAL YEAR ENDING ON DECEMBER 31 OF EACH YEAR. MARKET DATA USED THROUGHOUT THIS PROSPECTUS ARE MANAGEMENT ESTIMATES, BASED IN PART ON A STUDY COMMISSIONED ON BEHALF OF THE COMPANY AND UNDERTAKEN BY COBA CONSULTING LIMITED ("COBA"), AND ON INDUSTRY OR GENERAL PUBLICATIONS, INCLUDING THOSE PRODUCED BY THE NATIONAL SPORTING GOODS ASSOCIATION AND THE BICYCLE PRODUCT SUPPLIERS ASSOCIATION ("BPSA"). THE COMPANY HAS NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS, BUT MANAGEMENT BELIEVES THE STUDIES AND PUBLICATIONS RELIED ON TO BE RELIABLE. SIMILARLY, MANAGEMENT ESTIMATES, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES. THE COMPANY BELIEVES THAT MANAGEMENT ESTIMATES OF MARKET SHARE, WHILE INHERENTLY IMPRECISE, ARE GENERALLY INDICATIVE OF RELATIVE MARKET SHARE.

  THE INITIAL PURCHASERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVERALLOTMENT, STABILIZING TRANSACTIONS, SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF
DISTRIBUTION".

                             AVAILABLE INFORMATION

  The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Issuers and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Issuers with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of such materials are available in Luxembourg at the offices of the Industrial Bank of Japan (Luxembourg) S.A., 6 rue Jean Monnet, L-2180 Luxembourg. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  The Issuers will each file with the Commission and provide holders of Notes and prospective holders of Notes (upon request) within 15 days after the Issuers file them with the Commission, copies of DCC's consolidated, audited financial statements included in each Issuer's annual report on Form 10-K and DCC's consolidated, unaudited financial statements included in each Issuer's quarterly reports on Form 10-Q and the information, documents and other reports that are specified in Sections 13 or 15(d) of the Exchange Act. In addition, following a Public Equity Offering (as defined) DCC will furnish to the holders of Notes, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Issuers to their public shareholders generally.

  DCC, a corporation organized under the laws of Delaware, and Lyon, a company formed under the laws of The Netherlands, have their principal executive offices located at The Derby Cycle Corporation, c/o Raleigh USA Bicycle Co., 22710 72nd Avenue South, Kent, Washington, USA 98032; its telephone number is
(253) 395-1100.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ("CHAPTER 421-B") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING.

NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

  THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WHICH ARE NOT HISTORICAL FACTS. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S FUTURE FINANCIAL POSITION, YEAR 2000 ISSUES, STRATEGY, PROJECTED COSTS AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "ESTIMATE" AND SIMILAR EXPRESSIONS. ALTHOUGH THE ISSUERS BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S AND THE ISSUERS' EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, THE ISSUERS OR PERSONS ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

  DCC IS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND LYON IS ORGANIZED UNDER THE LAWS OF THE NETHERLANDS. ALTHOUGH EACH OF THE ISSUERS WILL AGREE, IN ACCORDANCE WITH THE TERMS OF THE INDENTURES, TO ACCEPT SERVICE IN THE UNITED STATES BY ITS AGENT DESIGNATED FOR SUCH PURPOSE, IT MAY BE DIFFICULT OR IMPOSSIBLE FOR HOLDERS OF NOTES (A) TO EFFECT SERVICE UPON CERTAIN OF THE DIRECTORS AND OFFICERS OF THE ISSUERS AND (B) TO ENFORCE IN THE UNITED STATES JUDGMENTS OF COURTS OF THE UNITED STATES PREDICATED UPON THE CIVIL LIABILITY OF LYON OR CERTAIN OF THE OFFICERS AND DIRECTORS OF THE ISSUERS UNDER THE U.S. FEDERAL SECURITIES LAWS. THERE IS DOUBT AS TO THE ENFORCEABILITY OUTSIDE OF THE UNITED STATES AGAINST ANY OF THESE PERSONS, IN ORIGINAL ACTIONS OR IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY ON THE U.S. FEDERAL SECURITIES LAWS.

                         CERTAIN TERMS AND CONVENTIONS

  As used herein, unless the context otherwise requires, the "Company" or "Derby" means "DCC" together with its direct or indirect subsidiaries, including Lyon. References herein to the following direct or indirect subsidiaries of DCC are defined as follows:

        SUBSIDIARY                  REFERENCE
        ----------                  ---------
        Curragh Finance Company     "Curragh Finance"
        Derby Cycle Werke GmbH      "DCW"
        Derby Holding B.V.          "DHBV"
        Derby Holding
        (Deutschland) GmbH          "Derby Holding (Deutschland)"
        Derby Holding Limited       "Derby Holding Limited"
        Derby Investment Holdings
        (Pty) Limited               "Derby Holdings South Africa"
        Derby Nederland BV          "Derby Nederland"
        Derby Trading Co., Inc.     "Derby Trading"
        Koninklijke Gazelle B.V.    "Gazelle"
        MS Sport Vertriebs AG       "MS Sport AG"
        MS Sport Vertriebs GmbH     "MS Sport GmbH", together with MS Sport AG,
                                     the "MS Sport Group"
        Probike S.A. (Pty) Ltd.     "Probike South Africa"
        Raleigh BV                  "Raleigh Holland"
        Raleigh BVBA                "Raleigh Belgium"
        Raleigh Europe B.V.         "Raleigh Europe"
        Raleigh Fahrrader GmbH      "Raleigh Fahrrader"
        Raleigh Industries Limited  "Raleigh U.K."
        Raleigh Industries of Can-
        ada Limited                 "Raleigh Canada"
        Raleigh Ireland Limited     "Raleigh Ireland"
        Raleigh International Lim-
        ited                        "Raleigh International"
        Sturmey-Archer B.V.         "Sturmey-Archer BV"
        Sturmey-Archer Limited      "Sturmey-Archer"
        Triumph Cycle Co. Ltd.      "Triumph"
        Univega Beteiligungen GmbH  "Univega"
        Univega Worldwide License
        GmbH                        "Univega License"
        Winora-Staiger GmbH         "Winora-Staiger"

  References herein to "DICSA" are to Derby International Corporation S.A., a corporation organized under the laws of the Grand Duchy of Luxembourg, and references herein to "DFS" are to Derby Finance S.a.r.l., a corporation incorporated under the laws of the Grand Duchy of Luxembourg and a wholly-owned subsidiary of DICSA. Prior to the Restructuring, DICSA controlled, directly or indirectly, DCC and all of its direct and indirect subsidiaries.

  References herein to "U.S. dollars", "US$" or "$" are to the lawful currency of the United States; references to "pounds Sterling", "GBP" or "(Pounds)" are to the lawful currency of the United Kingdom; references to "NLG" or "Dutch Guilders" are to the lawful currency of The Netherlands; references to "Deutsche Marks" or "DM" are to the lawful currency of Germany; references to "Canadian dollars" or "CAN$" are to the lawful currency of Canada; references to "(Yen)" or "Yen" are to the lawful currency of Japan; references to "NT$" or "New Taiwan dollar" are to the lawful currency of the Republic of China; references to "Rand" or "R" are to the lawful currency of South Africa; and references to "IRL", "IRL(Pounds)" or the Irish Punt are to the lawful currency of Ireland.

  As used herein, the symbol "MM" means millions, and the symbol "000s" means thousands.

                     PRESENTATION OF FINANCIAL INFORMATION

  Unless otherwise indicated, all historical and pro forma financial statements included in this Prospectus have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and are set forth in U.S. dollars.

                                  TRADEMARKS

  Raleigh, Nishiki, Univega, Gazelle, Kalkhoff, Rixe, Musing, Winora, Staiger, BSA, Phillips and Triumph are trademarks owned or licensed by Derby and registered in certain jurisdictions. This Prospectus also includes trade names and trademarks of companies other than Derby.

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. References to fiscal years are to the Company's fiscal year ending on December 31 of each year. Market data used throughout this Prospectus are management estimates, based in part on a study commissioned on behalf of the Company and undertaken by Coba Consulting Limited ("COBA"), and on industry or general publications, including those produced by the National Sporting Goods Association and the Bicycle Product Suppliers Association ("BPSA"). The Company has not independently verified market data provided by third parties or industry or general publications, but management believes the studies and publications relied on to be reliable. Similarly, management estimates, while believed by the Company to be reliable, have not been verified by any independent sources. The Company believes that management estimates of market share, while inherently imprecise, are generally indicative of relative market share.

                                  THE COMPANY

OVERVIEW

  Derby is a world-leading designer, manufacturer and marketer of bicycles. The Company holds the leading market share in the United Kingdom, The Netherlands, Canada and Ireland, holds the leading market share in the adult bicycle market in Germany and is also a leading bicycle supplier in the United States. Competing primarily in the medium- to premium-priced market, Derby owns or licenses many of the most recognized brand names in the bicycle industry, including leading global brands such as Raleigh, Nishiki and Univega, and leading regional brands such as Gazelle in The Netherlands and Kalkhoff, Musing, Winora and Staiger in Germany. Derby designs, manufactures and markets a wide range of bicycles in all major product categories: (i) all-terrain or mountain bicycles ("MTBs"), (ii) city bicycles, also called touring or upright bicycles, (iii) hybrid bicycles, also called comfort or cross bicycles, (iv) juvenile bicycles, including bicycle motocross ("BMX") bicycles, and (v) race/road bicycles. The Company distributes branded bicycles through extensive local market networks of independent bicycle dealers ("IBDs") as well as through national retailers, and distributes private label bicycles through mass merchandisers and specialty stores. For the fiscal year ended December 31, 1997, and the six months ended June 29, 1997 and June 28, 1998, the Company had net revenues of $465.7 million, $262.9 million, and $272.3 million, respectively, and EBITDA (as defined herein) of $35.8 million, $24.8 million, and $25.5 million, respectively.

  Through a series of acquisitions and plant expansions, the Company has created a global bicycle business distinguished by its leading market positions, low cost production, extensive distribution network and reputation for high quality. Organized in 1986 for the purpose of acquiring the Raleigh, Gazelle and Sturmey-Archer bicycle and bicycle component businesses from TI Group plc, Derby expanded into the United States and Germany in 1988. Since then, Derby has acquired additional well-known brands and leveraged its existing manufacturing plants and component sourcing operations to lower unit costs for its acquired businesses. See "Business--History".

  The Company has manufacturing operations in five countries, each led by experienced local management, and maintains marketing or purchasing operations in five additional countries. Each local operation manages national distribution channels, dealer service and working capital and benefits from shared product design and manufacturing technologies as well as from economies of scale generated by the Company's aggregate purchasing power. Consequently, each local operation has the flexibility to respond to shifts in local market demand and product preference.

  The Company's operations are concentrated in the United Kingdom, The Netherlands, Germany, the United States and Canada, markets which generated sales of more than an estimated 21 million new bicycles in 1997. An overview of Derby's 1997 operations is as follows:

                                                 BICYCLE             % OF TOTAL
                                                UNIT SALES US$ SALES   DOLLAR
      COMPANY                                     (000S)    (IN MM)    SALES
      -------                                   ---------- --------- ----------
Raleigh U.K. (United Kingdom)..................     664     $107.3       23%
Gazelle (The Netherlands)......................     294      107.8       23%
DCW/Winora-Staiger/MS Sport Group (Germany)....     415      103.8       22%
Raleigh USA (United States)....................     236       57.9       13%
Raleigh Canada (Canada)........................     298       29.5        6%
Sturmey-Archer (United Kingdom)(/1/)...........     n/a       29.6        6%
Probike South Africa (South Africa)............     177       20.6        5%
Raleigh Ireland (Ireland)......................      38        8.1        2%
Other and inter-company adjustments............     (40)       1.1       --
                                                  -----     ------      ----
  Derby Total..................................   2,082     $465.7      100%
                                                  =====     ======      ====

--------
(1) Represents third party sales.

  Lyon, a company organized under the laws of the Netherlands, is a wholly-owned subsidiary of DCC. Lyon has no operations of its own. It serves as a holding company of several Dutch subsidiaries and one German subsidiary.

COMPETITIVE STRENGTHS

  Global Industry Leader. Derby is a world-leading designer, manufacturer and marketer of bicycles. Derby holds the leading market share in the United Kingdom, The Netherlands, Canada and Ireland, has the leading market share in the adult bicycle market in Germany and is consistently among the five largest suppliers to the IBD market in the United States. Derby's leading market shares in multiple markets position the Company as a global bicycle industry leader and reduce its vulnerability to local economic cycles and changing consumer preferences. The table below outlines the Company's market rank and approximate market share based on unit volumes by country for 1997:

      MARKET                                            MARKET RANK MARKET SHARE
      ------                                            ----------- ------------
     United Kingdom....................................      #1         26%
     The Netherlands(/1/)..............................      #1         24%
     Germany(/2/)......................................      #1         12%
     Canada............................................      #1         26%
     Ireland...........................................      #1         32%
     United States(/3/)................................      #4          8%

--------
(1) Represents Gazelle (22%) and Raleigh Europe (2%).
(2) Represents DCW (10%), Gazelle (1%) and Raleigh Europe (1%), and market rank and market share of the adult bicycle market only.
(3) Represents market rank and market share of IBD market only.

  Portfolio of Well-Recognized Brand Names. Derby owns or licenses many of the most widely-recognized brand names in the bicycle industry. These brands include leading global brands such as Raleigh, Nishiki and Univega, and leading regional brands such as Gazelle in The Netherlands and Kalkhoff, Musing, Winora and Staiger in Germany. The Company has maintained its leading brand names primarily by providing high quality, reliable and innovative products supported by strong customer service to its dealers. The Company promotes its brand names through mass-media advertising and focused promotional efforts such as sponsoring professional and amateur cycling teams and individuals, extending cooperative advertising programs to IBDs and participating in major trade shows. Based on marketing surveys conducted by the Company, the Raleigh brand has a 97% prompted recognition in the United Kingdom and is the second most recognized bicycle brand in the United States. In addition, Raleigh and Gazelle are the two most recognized bicycle brands in The Netherlands.

  Significant Purchasing Power. As one of the world's largest purchasers of bicycle components, management believes that the Company's aggregate buying power and supplier relationships provide the Company with an important competitive advantage. Typically, bicycle components and raw materials account for approximately 75% of a bicycle's total manufacturing cost. Derby's ability to obtain favorable pricing and trade terms on a global basis results in lower per unit bicycle costs and higher gross margins. The Company's purchasing subsidiary, Derby Trading, assists the operating companies in negotiating with Taiwanese and Chinese bicycle component manufacturers. Management believes that the Company is one of the largest customers of Shimano, Inc. ("Shimano"), the world's largest bicycle component manufacturer and supplier. Derby's long term relationships with key suppliers help the Company to obtain high quality components in a timely, cost-efficient manner.

  Extensive Dealer Distribution Networks. Management believes the Company has the most extensive dealer distribution network of any bicycle company in its three largest markets, the United Kingdom, The Netherlands and Germany, as well as in Canada and Ireland. For example, Raleigh U.K. has approximately 225 exclusive retail outlets, while its nearest competitor has fewer than ten. In The Netherlands, Gazelle distributes through approximately 1,500 dealers, representing more than 60% of the IBDs in the country, and in Germany, DCW is one of the largest suppliers to the Zweirad-Einkaufs-Genossenschaft ("ZEG"), a major retail cooperative that supplies approximately 65% of the German IBD market. The Company actively works with its dealers to develop brand loyalty and to respond quickly to changes in retailing formats and customer buying habits, in part by tailoring sales and marketing programs to each market and distribution channel. The Company believes its strong relationships with its dealers are a key to its success.

  Flexible and Cost-Efficient Design and Manufacturing. Derby operates modern manufacturing facilities in the United Kingdom, The Netherlands, Germany, Canada and the United States, each of which has local in-house design and engineering staff who develop new models and styles. Local market manufacturing flexibility and integrated product development allow the Company to respond quickly to changes in customer demand, maintain consistent, high quality products, manage working capital needs and reduce the risk of inventory obsolescence for both the Company and its dealers. Furthermore, the development department at each manufacturing operation participates in the Company's make-or-buy decision process to help ensure that in-house manufacturing is the most cost-effective method of production. Between 1991 and 1997, Derby invested approximately $25 million to build a modern manufacturing facility located in Rostock, in the former German Democratic Republic, approximately $20 million to reorganize and upgrade its Nottingham, England, manufacturing facility, and approximately $38 million to increase quality and capacity and reduce total product and distribution costs in other existing facilities. The Company reduced its labor hours per manufactured unit by approximately 19% over that period.

  Diversified Revenues and Cash Flows. Derby operates in ten countries around the world and offers a comprehensive product line in each of its markets. Management believes the Company's geographical diversification and broad product line: (i) reduce the effects of cyclical downturns in individual markets and (ii) help to mitigate the impact of sales volatility due to changing consumer preferences associated with individual markets and products.

  Experienced Management Team. Derby has a strong and experienced management team at both the corporate and operating levels. The Company's ten executive managers average more than ten years of experience in the bicycle industry. To capitalize on the strengths of each of its local operations, management teams from the Company's local operations meet periodically to share ideas regarding product innovation, manufacturing processes and component purchasing. Since the Company's formation in 1986, management has successfully integrated ten acquisitions and expanded the range of Derby brands and product lines. See "Management" and "Business--History".

BUSINESS STRATEGY

  The Company intends to enhance and leverage its competitive strengths through the following business strategies:

  Capitalize on Strength of Derby Brand Names. Derby owns or licenses many of the most recognized brand names in the bicycle industry. The Company intends to continue to leverage its leading market positions and strong brand equity to:
(i) further penetrate attractive market niches such as the hybrid and BMX segments, (ii) develop and enhance relationships with existing and new IBDs,
(iii) augment the Company's position in the growing multi-sport retail channel, principally in the United Kingdom and in the United States, and (iv) pursue attractive ancillary businesses, such as cycling accessories and branded clothing.

  Enhance and Leverage Dealer Relationships. Due to the long-standing market presence of many of Derby's local operations and brands (e.g., more than 100 years each for Raleigh U.K. and Gazelle), management believes its relationships with local bicycle dealers are strong as well as extensive. The Company intends to enhance loyalty among IBDs, further penetrate its existing markets and expand into new markets by maintaining multiple product categories and superior customer service.

  Increase Market Share in Growing Hybrid Bicycle Sector. In several markets, management expects the hybrid bicycle segment to grow at a rate significantly higher than that of the overall bicycle industry. For example, in the United Kingdom and the United States, management estimates that the hybrid segment will grow at an average annual rate in excess of 10% over the next several years. Management believes the Company is well-positioned to capitalize on this growth. For example, Raleigh U.K. held approximately 30% of the hybrid market in 1996 and maintains strong relationships with IBDs, the principal channel of distribution for hybrid bicycles. In the United States, Raleigh USA is strategically positioned in the hybrid segment with Raleigh, Nishiki and Univega all offering models in this category.

  Pursue Strategic Acquisitions. Management believes that the fragmented nature of the bicycle industry provides opportunities for growth through strategic acquisitions. The Company intends to pursue acquisitions that will allow it to leverage its existing distribution network and its modern manufacturing facilities. The Company also intends to focus its efforts on acquiring leading brands with particular emphasis on consolidation opportunities in the United States and Germany and in markets where the Company is not currently represented. In the ordinary course of business, the Company routinely considers potential acquisition candidates. On July 18, 1998, the Company entered into a nonbinding letter of intent to acquire a bicycle design and distribution company for a purchase price of approximately $20 million in cash, the assumption of certain indebtedness and a contingent payment based on purchases. On September 2, 1998, the Company entered into a nonbinding letter of intent to acquire a bicycle design, distribution and manufacturing company for a purchase price of approximately $22 million in cash, subject to adjustments. Both letters of intent have since expired. The Company is still in the process of negotiating the terms of purchase of both companies. The Company intends to also explore acquisitions which provide opportunities to expand into ancillary products such as cycling accessories.

                        GLOBAL BICYCLE INDUSTRY OVERVIEW

  The global bicycle industry, including bicycles, parts and accessories, is estimated to have had total retail sales of $25 billion in 1997. The bicycle manufacturing segment of the industry, with annual production of approximately 100 million units, is competitive, highly fragmented and locally driven. Bicycles are produced throughout the world in approximately 65 countries with product demand, design and distribution driven by varying local market dynamics and consumer preferences. Across local markets, bicycle products can be classified into five major categories: (i) all-terrain or mountain bicycles, referred to as MTBs, which feature wide tires, high strength frames, components with multiple gears and powerful brakes, (ii) city bicycles, also called touring or upright bicycles, which feature more comfortable seats, up to seven gears within the wheel hub, chain and splash guards, luggage racks and lights,
(iii) hybrid bicycles, also called comfort or cross bicycles, which combine the technology of MTBs with the comfort and practicality of city bicycles, (iv) juvenile bicycles with smaller wheels and frame size, including BMX bicycles, and (v) race/road bicycles, which feature narrow, high pressure tires, lightweight frames and components with multiple gears. In general, these bicycle products are marketed and sold through two primary distribution channels: IBDs and mass merchandisers. IBDs typically carry a broad range of relatively high priced, high quality bicycles, while mass merchandisers tend to offer relatively lower-priced bicycles focused primarily on the juvenile market. The Company manufactures and markets bicycles across all five major product categories and distributes through both the IBD channel and the mass merchandiser channel. Management believes that the Company is an industry leader because it offers its customers high quality, comprehensive product lines in each of its local markets. See "Business--Global Bicycle Industry Overview".

                              THE RECAPITALIZATION

  On May 14, 1998, DCC consummated a recapitalization of the Company. Pursuant to a Recapitalization Agreement dated March 11, 1998 (as amended, the "Recapitalization Agreement"), (i) the Company was restructured (the "Restructuring") such that DCC now owns all the capital stock of approximately 70 existing subsidiaries, a controlling interest in Raleigh Canada, Univega, Univega License, the MS Sport Group, Derby Holdings South Africa and certain other subsidiaries, and a minority interest in certain other entities; (ii) each of DFS (a wholly owned subsidiary of DICSA, the former parent company of the Company), Thayer Equity Investors III, L.P. ("Thayer") and Perseus Capital, L.L.C. ("Perseus") purchased (through their respective wholly owned subsidiaries) equity interests in DCC in the amounts of $3.0 million, $50.0 million and $10.0 million, respectively, for cash (collectively, the "Equity Contributions"); (iii) DICSA (directly and through DFS) retained an equity interest in DCC and Raleigh Canada having a value of $45.0 million (the "Retained Equity"), based on the amounts invested in DCC's equity by DFS, Thayer and Perseus. The Retained Equity includes preferred stock of Raleigh Canada issued to DICSA in connection with the Recapitalization (the "Raleigh Canada Preferred Stock"), which may be exchanged for shares of Class A Common Stock (as defined) and Class B Common Stock (as defined) of DCC having a value of $23.3 million, based on the amounts invested in DCC's equity by DFS, Thayer and Perseus, or redeemed subsequent to the vesting of the Company's right to exchange such stock for shares of its Common Stock (as defined), at the option of DICSA under certain circumstances, for a cash payment of $23.3 million, plus all accrued and unpaid dividends thereon, pursuant to an exchange agreement among DICSA, DCC and Raleigh Canada (the "Raleigh Canada Exchange Agreement"). In addition, (i) DCC made a cash payment of approximately $146.2 million to DFS (the "DFS Payment") and DCC is obligated to make a further payment to DFS of up to $10.0 million depending upon the performance of DCC and certain of its subsidiaries in the 1998 fiscal year (the "Additional Payment"); (ii) equity held by the minority shareholders of Derby Holdings South Africa was redeemed for a cash payment of approximately $1.9 million (the "Redemption Payment");
(iii) the Company repaid its net existing indebtedness (the

"Existing Indebtedness") (other than indebtedness of the Company's South African subsidiaries incurred under a credit facility providing for maximum borrowings in an amount approximately equivalent to $6 million (the "South African Credit Facility")), in an amount of approximately $148.1 million; (iv) DCC and certain of its subsidiaries borrowed approximately $84.9 million under a new senior secured revolving credit agreement (the "Revolving Credit Agreement"); and (v) the Issuers issued the Old Notes (collectively with borrowings under the Revolving Credit Agreement, the "Debt Financing"), as of May 14, 1998. The Restructuring, the Equity Contributions, the DFS Payment, the repayment of Existing Indebtedness (other than indebtedness incurred under the South African Credit Facility) and the Debt Financing are collectively referred to as the "Recapitalization". See "The Recapitalization".

                           SOURCES AND USES OF FUNDS

  The sources and uses of the funds necessary to consummate the Recapitalization and to pay the related fees and expenses on May 14, 1998, were as follows:

                                                                  AMOUNT
                                                           ---------------------
                                                           (DOLLARS IN MILLIONS)
   SOURCES OF FUNDS:
     Cash and cash equivalents............................        $  3.4
     Revolving Credit Agreement(/1/)(/2/).................          84.9
     Notes(/2/)...........................................         161.9
     Equity Contributions (cash)(/3/).....................          63.0
     Retained Equity(/4/).................................          45.0
                                                                  ------
       Total Sources......................................        $358.2
                                                                  ======
   USES OF FUNDS:
     DFS Payment and value of Retained Equity.............        $191.2
     Repayment of certain Existing Indebtedness...........         148.1
     Redemption Payment(/5/)..............................           1.9
     Payment of fees and expenses.........................          17.0
                                                                  ------
       Total Uses.........................................        $358.2
                                                                  ======

--------
(/1/The)Revolving Credit Agreement provides for loans of up to DM214 million
    ($121 million). See "Description of Revolving Credit Agreement". (/2/For)the purposes of this presentation, the Revolving Credit Agreement and the DM Notes have been converted into U.S. dollars at the rate of 1.78 Deutsche Marks to 1.00 U.S. dollar.
(/3/Includes)cash paid in the amount of $40.5 million as consideration for shares of Series A Preferred Stock (as defined) and Series B Preferred Stock (as defined), which have redemption rights, and cash paid in the amount of $22.5 million as consideration for shares of Class A Common Stock.
(/4/Includes)Class A Common Stock having a value of $8.3 million and Class B
    Common Stock having a value of $15.0 million issuable to DICSA upon exchange of the Raleigh Canada Preferred Stock. The Raleigh Canada Preferred Stock may be redeemed subsequent to the vesting of the Company's right to exchange such stock for shares of its Common Stock, at the option of DICSA under certain circumstances, for a cash payment of $23.3 million, plus all accrued and unpaid dividends thereon.
(/5/The)Redemption Payment was paid within 30 days following the consummation of the Recapitalization.

                              COMPANY ORGANIZATION

  The Company's principal holding companies and principal operating subsidiaries are organized as follows:


                                 INVESTOR GROUP

  Subsequent to the Recapitalization, the Company's shareholders are (i) a wholly-owned subsidiary of Thayer, which controls approximately 56% of the total voting power of DCC's capital stock, (ii) a wholly-owned subsidiary of Perseus, which controls approximately 11% of the total voting power of DCC's capital stock, and (iii) DFS, which controls approximately 33% of the total voting power of DCC's capital stock. Prior to the recapitalization, the Company was wholly-owned by DICSA through its subsidiary, DFS.

  Thayer is a private equity fund managed by TC Equity Partners ("Thayer Capital"), a private equity investment firm based in Washington, D.C. Thayer Capital's partners are Frederic V. Malek, Carl J. Rickertsen and Paul G. Stern. Thayer Capital invests primarily in private equity investments in management buyouts and recapitalizations. In June 1996, Thayer Capital closed Thayer, its current corporate private equity fund, with $364 million in commitments.

  Perseus is a merchant banking venture managed by Perseus Management L.L.C. ("Perseus Management") and based in Washington, D.C. Perseus invests primarily in leveraged acquisitions of operating businesses. Frank H. Pearl is the Chairman and President of Perseus and is one of the founding directors and shareholders of DICSA.

  DFS is a wholly-owned subsidiary of DICSA. A. Edward Gottesman, the chairman of DICSA, and a charitable trust of which he is the settlor, control a majority of the capital stock of DICSA indirectly through an industrial holding company, Centenary Corporation ("Centenary"). Alan J. Finden-Crofts, the Group Chief Executive of DICSA and a director of the Company, and Mr. Pearl, a director of DICSA, own minority interests in DICSA.

  See "Risk Factors--Controlling Shareholders" and "Security Ownership of Certain Beneficial Owners and Management".

                              THE INITIAL OFFERING


Old Notes...................  The Old Dollar Notes were sold by the Issuers on May 14, 1998 to Chase Securities Inc.
                              ("CSI"), and the Old DM Notes were sold to Chase Manhattan Bank AG, Chase Manhattan International Limited and CSI (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement dated May 7, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act and (ii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act.

Exchange and Registration     Pursuant to the Purchase Agreement, the
Rights Agreement............  Issuers and the Initial Purchasers entered into an Exchange and Registration Rights
                              Agreement dated as of May 7, 1998 (the
                              "Exchange and Registration Rights
                              Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                              THE EXCHANGE OFFER

Securities Offered..........  $100,000,000 aggregate principal amount of
                              10% Senior Notes due 2008 (the "Exchange
                              Dollar Notes") and DM110,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2008 (the "Exchange DM Notes").

Exchange Dollar Notes.......  $1,000 principal amount of Exchange Dollar
                              Notes in exchange for each $1,000 principal amount of Old Dollar Notes. As of the date hereof, $100,000,000 aggregate principal amount of Old Dollar Notes are outstanding. The Issuers will issue the Exchange Dollar Notes to holders on or promptly after the Expiration Date.

Exchange DM Notes...........  DM1,000 principal amount of Exchange DM Notes in exchange for each DM1,000 principal amount of Old DM Notes. As of the date hereof, DM110,000,000 aggregate principal amount of Old DM Notes are outstanding. The Issuers will issue the Exchange DM Notes to holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties (specifically, Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), the Issuers believe that Exchange Notes issued pursuant to the Exchange

                              Offer in exchange for Old Notes may be
                              offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

Expiration Date.............
                              5:00 p.m., New York City time, on December
                              10, 1998, unless the Exchange Offer is
                              extended, in which case the term "Expiration
                              Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
Exchange Notes and the Old    Each Exchange Note will bear interest from
Notes.......................  May 14, 1998, or from the most recent date to which interest has been paid or provided for.
                              Interest will be payable semi-annually to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date on May 15 or November 15 of each year, commencing November
                              15, 1998.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by the Issuers. See "The Exchange Offer--
                              Conditions".

Procedures for Tendering      Each holder of Old Notes wishing to accept
Old Notes...................  the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent
                              (as defined) at the address set forth herein.
                              Persons holding book-entry interests in Old
                              Notes through the Depository Trust Company
                              ("DTC") and wishing to accept the Exchange
                              Offer must do so pursuant to the DTC's
                              Automated Tender Offer Program, by which each tendering Participant will agree to be bound by the Letter of Transmittal. Persons holding book-entry interests in Old Notes through Euroclear and Cedel and wishing to accept the Exchange Offer must do so pursuant to their procedures by which each tendering
                              Participant will agree to be bound by the Letter of Transmittal. By executing the Letter of Transmittal, each holder will represent to the Issuers that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities
                              Act, of the Issuers. See "The Exchange
                              Offer--Purpose and Effect of the Exchange
                              Offer" and "--Procedures for Tendering".

Untendered Old Notes........  Following the consummation of the Exchange
                              Offer, holders of Old Notes eligible to
                              participate but who do not tender their Old
                              Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to    The Old Notes that are not exchanged pursuant
Exchange....................  to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Issuers, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--
                              Consequences of Failure to Exchange".

Shelf Registration            In the event that applicable interpretations
Statement...................  of the staff of the Commission do not permit the Issuers to effect the Exchange Offer and, under certain other circumstances, the
                              Issuers have agreed to register the Old Notes on a shelf registration statement (the "Shelf
                              Registration Statement") and use their
                              reasonable best efforts to cause it to be declared effective by the Commission as promptly as practical after the filing thereof. The Issuers have agreed to maintain the effectiveness of the Shelf Registration
                              Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for        Any beneficial owner whose Old Notes are
Beneficial Owners...........  registered in the name of a broker, dealer, commercial bank, trust company or other
                              nominee and who wishes to tender should
                              contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Issuers will keep the Exchange
                              Offer open for not less than 30 days in order to provide for the transfer of registered ownership.

Guaranteed Delivery           Holders of Old Notes who wish to tender their
Procedures..................  Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The
                              Exchange Offer--Guaranteed Delivery
                              Procedures".

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the
                              Expiration Date.

Acceptance of Old Notes and
Delivery of Exchange
Notes.......................
                              The Issuers will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer".

Use of Proceeds.............  There will be no cash proceeds to the Issuers from the exchange pursuant to the Exchange
                              Offer.

                              IBJ Schroder Bank & Trust Company is serving
Exchange Agent.........       as the Exchange Agent in connection with the
                              Exchange Offer.

                               THE EXCHANGE NOTES

General.....................  The form and terms of the Exchange Notes are the same as the form and terms of the Old
                              Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and
                              (ii) the holders of Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer-- Purpose and Effect". The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes". The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes".

Securities Offered

 Exchange Dollar Notes......  $100,000,000 aggregate principal amount of
                              10% Senior Notes due 2008.

 Exchange DM Notes..........  DM110,000,000 aggregate principal amount of 9
                              3/8% Senior Notes due 2008.

 Exchange Dollar Notes

   Interest.................  10% per annum.

   Interest Payment Dates...  May 15 and November 15 of each year, commencing May 15, 1999.

   Maturity.................  May 15, 2008.

 Exchange DM Notes

   Interest.................  9 3/8% per annum.

   Interest Payment Dates...  May 15 and November 15 of each year, commencing May 15, 1999.

   Maturity.................  May 15, 2008.

 Additional Terms of the
 Exchange Notes

   Optional Redemption......
                              Except as described below, the Notes will not be redeemable at the option of the Issuers prior to May 15, 2003. Thereafter, the Notes will be redeemable at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices set forth herein, together with accrued and unpaid interest and Additional Amounts, if any, to the date of redemption. In addition, at any time prior to May 15, 2001, the Issuers may, subject to certain requirements, redeem up to 33 1/3% of the original aggregate principal amount of each series of the Notes with the net cash proceeds of one or more Public Equity Offerings, in the case of the Dollar Notes, at a redemption price equal to 110.000% of the principal amount to be redeemed and, in the case of the DM Notes, at a redemption price equal to 109.375% of the principal amount to be redeemed, together with accrued and unpaid interest and Additional Amounts, if any, provided that at least 66 2/3% of the original aggregate principal amount of each series of the Notes remains outstanding immediately after each such redemption. The Issuers may also redeem the Notes, in whole but not in part, at any time at 100% of the principal amount thereof, together with accrued and unpaid interest, and Additional Amounts, if any, to the date of redemption, in the event of certain changes affecting withholding taxes of the United States or The Netherlands. See "Description of Exchange Notes--Optional Redemption", "--Redemption for Taxation Reasons" and "--Withholding Taxes".

  Change of Control.........  Upon the occurrence of a Change of Control, each holder of Exchange Notes will have the right to require the Issuers to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase. See "Description of Exchange Notes--Change of Control".

  Ranking...................  The Exchange Notes will be unsecured and will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Issuers. The Exchange Notes will rank senior in right of payment to all existing and future Subordinated Obligations of the Issuers. The Exchange Notes will be effectively subordinated to any secured indebtedness of the Issuers to the extent of the value of the assets securing such indebtedness and to all liabilities of the subsidiaries of DCC other than Lyon. As of June 28, 1998, (i) the outstanding Senior Indebtedness of the Issuers was $227.7 million (including all indebtedness and guarantees of indebtedness under the Revolving Credit Agreement, but excluding unused commitments thereunder), of which $66.1 million was Secured Indebtedness, and the Issuers would have had no outstanding Subordinated Obligations, and (ii) the outstanding indebtedness of the subsidiaries of DCC other than Lyon was $67.1 million (consisting of indebtedness under the Revolving Credit Agreement and indebtedness under the South African Credit Facility, but excluding, in each case, unused commitments thereunder), all of which was Secured Indebtedness, and at such date (iii) the total liabilities of the subsidiaries of DCC (excluding Lyon) were approximately $129.2 million, including trade payables. See "Description of Exchange Notes--Ranking".

  Restrictive Covenants....
                              The Indentures contain certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by DCC and its Restricted Subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of DCC and its Restricted Subsidiaries and the redemption of certain subordinated obligations of DCC and its Restricted Subsidiaries, (iii) investments,
                              (iv) sales of assets and subsidiary stock,
                              (v) certain transactions with affiliates,
                              (vi) the sale or issuance of capital stock of DCC's Restricted Subsidiaries, (vii) the existence of liens, (viii) the lines of business in which DCC and its Restricted Subsidiaries may operate, (ix) certain sale and leaseback transactions and (x) consolidations, mergers and transfers of all or substantially all the assets of DCC and its Restricted Subsidiaries. The Indentures also limit the ability of DCC to create or permit to exist any restriction on the ability of any Restricted Subsidiary to pay dividends or make certain other distributions. The Company is currently in compliance with such restrictive covenants. All of these limitations, however, are subject to a number of important qualifications and exceptions. See "Description of Exchange Notes--Certain Covenants" and "-- Merger and Consolidation".

 Listing...................   Application has been made to list the Notes
                              on the Luxembourg Stock Exchange.

 Use of Proceeds...........   The Issuers will not receive any cash
                              proceeds from the issuance of the Exchange
                              Notes pursuant to the Exchange Offer. The net proceeds from the Initial Offering, together with the funds borrowed under the Revolving
                              Credit Agreement, the Equity Contributions and the Company's excess cash, were used to finance the Recapitalization and to pay fees and expenses related to the Recapitalization.
                              See "Use of Proceeds" and "The
                              Recapitalization".

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

  Set forth below are summary historical and pro forma financial data of the Company as of the dates and for the periods presented. The summary historical financial data as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 were derived from the audited combined financial statements of the Company. The summary unaudited historical financial data of the Company as of December 31, 1995 and June 28, 1998 and for each of the six months in the period ended June 29, 1997 and June 28, 1998 were prepared by management in a manner consistent with the audited combined financial statements. The summary unaudited pro forma financial data for the year ended December 31, 1997 and the six months ended June 28, 1998 reflect the effect of the Recapitalization (as described under "Unaudited Pro Forma Condensed Combined Financial Statements") on the historical results of operations of the Company. The summary unaudited pro forma financial data are not necessarily indicative of the Company's results of operations had the Recapitalization actually been consummated on the dates assumed and are not necessarily indicative of the results of operations for any future period. The information contained in this table should be read in conjunction with "Selected Historical Financial Data", "Unaudited Pro Forma Condensed Combined Financial Statements", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                         YEAR ENDED DECEMBER 31,    SIX MONTHS ENDED       PRO FORMAS
                         -------------------------  ----------------- ---------------------
                                                                                     SIX
                                                                                    MONTHS
                                                                       YEAR ENDED   ENDED
                                                    JUNE 29, JUNE 28, DECEMBER 31, JUNE 28,
                          1995     1996     1997      1997     1998       1997       1998
                         -------  -------  -------  -------- -------- ------------ --------
                                                (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Net revenues............ $ 473.8  $ 452.6  $ 465.7   $262.9   $272.3     $465.7     $272.3
Cost of sales...........   366.2    339.1    345.9    195.0    202.3      345.9      202.3
                         -------  -------  -------   ------   ------     ------     ------
Gross profit............   107.6    113.5    119.8     67.9     70.0      119.8       70.0
Selling, general and
 administrative
 expenses...............    81.3     80.1     90.1     46.6     47.9       90.1       47.9
Operating income........    22.0     33.4     29.7     21.3     16.4       29.7       22.1
Interest expense........     9.4      8.0      7.5      4.3      5.9       19.4       10.9
Net income..............    13.2     14.6     12.7     11.5      5.5        5.6        6.5
OTHER FINANCIAL DATA:
Depreciation and
 amortization...........     8.7      8.2      8.6      4.8      4.7        8.6        4.7
Amortization of pension
 transition asset.......    (2.7)    (2.7)    (2.5)    (1.3)    (1.2)      (2.5)      (1.2)
Capital expenditures....    11.1     10.8      7.4      2.5      3.5        7.4        3.5
Cash provided by (used
 in) operating
 activities.............     8.1     11.9     11.0     (8.4)   (12.9)
Cash used in investing
 activities.............    (7.4)    (6.8)   (15.8)    (8.0)    (5.0)
Cash (used in) provided
 by financing
 activities.............    (8.3)   (15.7)     8.5     19.1     30.0
EBITDA(a)...............    27.9     39.0     35.8     24.8     25.5       35.8       25.5
Ratio of EBITDA to
 interest expense.......    3.0x     4.9x     4.8x     5.8x     4.3x       1.9x       2.3x
Ratio of earnings to
 fixed charges(b) ......    3.0x     3.3x     3.4x     4.1x     2.4x       1.5x       1.9x
BALANCE SHEET DATA (END
 OF PERIOD):
Cash and cash
 equivalents............    12.7      8.8     15.4              26.5
Working capital.........    85.3     80.0     63.3             130.4
Total assets............   263.3    260.7    289.1             336.2
Total debt, including
 current portion........    92.0     78.6    102.2             228.7
Preferred stock with
 redemption rights......     --       --       --               40.5
Stock rights(c).........     --       --       --               23.3
Shareholder's equity
 (deficit)..............    66.1     83.1     81.9             (54.7)

--------
(a) EBITDA is calculated herein as operating income plus depreciation and amortization (net of negative amortization) less amortization into income of the pension transition asset (recognized upon adoption of SFAS No. 87) (see Note 14 in "Notes to Combined Financial Statements"). EBITDA has not been adjusted for what management believes to be one-time expenses of $2.9 million recognized in 1997. These one-time expenses include: (i) employee severance and a terminated management compensation program of $0.9 million, (ii) warehouse closing costs of $0.6 million, (iii) transaction costs of $0.3 million and (iv) certain other one-time expenses of $1.1 million. EBITDA excludes $5.7 million of one-time reorganization costs incurred in the six months ended June 28, 1998, for the Recapitalization. The Company includes information concerning EBITDA because it is commonly used by certain investors as a measure of a company's ability to generate cash flows and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flow from operating activities presented in accordance with U.S. GAAP as items excluded from EBITDA, such as depreciation and amortization, are significant components in understanding and assessing the Company's financial performance.

(b) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of deferred financing costs and (iii) the portion of rental expense considered to represent interest (assumed to be one-third).

(c) Reflects Class A Common Stock having a value of $8.3 million and Class B Common Stock having a value of $15.0 million issuable to DICSA upon exchange of the Raleigh Canada Preferred Stock. The Raleigh Canada Preferred Stock may be redeemed subsequent to the vesting of the Company's right to exchange such stock for shares of its Common Stock, at the option of DICSA under certain circumstances, for a cash payment of $23.3 million, plus all accrued and unpaid dividends thereon.

                                 RISK FACTORS

  In addition to other information contained in this Prospectus, the following factors should be considered carefully before tendering Old Notes for Exchange Notes. The risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE

  The Company incurred substantial indebtedness in connection with the Recapitalization and has a highly leveraged capital structure. As of June 28, 1998, the Company had combined total indebtedness of approximately $228.7 million (including all indebtedness and guarantees of indebtedness under the Revolving Credit Agreement and indebtedness under the South African Credit Facility, but excluding, in each case, unused commitments thereunder), and shareholder's deficit was approximately $(54.7) million. The Indentures, subject to certain limitations, permit additional indebtedness to be incurred, including Secured Indebtedness. See "Capitalization", "Description of Revolving Credit Agreement" and "Description of Exchange Notes--Certain Covenants".

  The degree to which the Company is leveraged could have important consequences for holders of the Exchange Notes, including, without limitation, the following: (a) the Company's ability to obtain financing in the future for working capital, capital expenditures, acquisitions or other corporate purposes may be impaired, (b) a substantial portion of the Company's cash flow from operations will be required to be dedicated to the payment of interest on, and principal of, its indebtedness, including the Exchange Notes, thereby reducing the funds available for other purposes, (c) certain of the Company's indebtedness, including borrowings under the Revolving Credit Agreement, will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates, (d) all the indebtedness outstanding under the Revolving Credit Agreement will be secured and guaranteed by the obligors thereunder through a first priority fully protected security interest in all the assets, properties and undertakings of DCC and each other obligor thereunder where available and cost effective to do so, and to the extent permissible by local laws, and (e) the Company's ability to adjust to changing market conditions and to withstand competitive pressures could be limited, and the Company may be vulnerable in the event of a downturn in general economic conditions or its business. In addition, the Company's ability to make acquisitions will depend on the availability of additional debt financing on acceptable terms and will be subject to compliance with the covenants contained in the Revolving Credit Agreement and the Indentures. The long term growth of the Company depends, in part, on its ability to expand by acquisition, and, therefore, an inability to finance acquisitions through borrowed funds could have a material adverse effect on the Company's business, financial condition and results of operations. See "Description of the Revolving Credit Agreement" and "Description of Exchange Notes".

DEBT SERVICE OBLIGATIONS

  The Company's ability to make scheduled payments (and to refinance its obligations) with respect to its indebtedness, including its ability to pay the interest on, and to retire the principal of, the Exchange Notes, is dependent upon its future operating performance, which, in turn, is subject to general economic and competitive conditions and to financial, business and other factors, many of which are beyond the Company's control, including operating difficulties, increases in operating costs, decreases in product prices, market cyclicality, actions of competitors and regulatory developments. For the year ended December 31, 1997 and the six months ended June 28, 1998, on a pro forma basis after giving effect to the Recapitalization, the Company's combined total interest expense would have been $19.4 million and $10.9 million, respectively, and the Company's combined total ratio of earnings to fixed charges would have been 1.5 to 1.0 and 1.9 to 1.0, respectively. Although the Company believes that, based on current operations, it will have sufficient cash flow from operations to service its obligations with respect to its indebtedness, there can be no assurance that the Company will be able to meet such obligations. In the event that the Company is unable to generate cash flow from operations that is sufficient to service its obligations in respect of its indebtedness, including the Exchange Notes, the Company may be required to take certain actions, including delaying or reducing capital expenditures, attempting to restructure or refinance its indebtedness, selling material assets or operations or seeking additional equity. There can be no assurance that the Company will be able to generate cash flow from operations that is sufficient to service its obligations in respect of its indebtedness or that any of such actions could be effected or would be effective to allow the Company to service such obligations. The failure to generate sufficient cash flow from operations or to effect any of such actions could, among other things, materially adversely affect the Company's ability to pay interest and Additional Amounts, if any, on, and to repay the principal of, the Exchange Notes and the market value of the Exchange Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

UNSECURED STATUS OF NOTES AND ASSET ENCUMBRANCE

  The Indentures will permit the Company to incur certain secured indebtedness, including indebtedness under the Revolving Credit Agreement, which will be secured and guaranteed by the obligors thereunder through a first priority fully protected security interest in all the assets, properties and undertakings of DCC and each other obligor thereunder where available and cost effective to do so, and to the extent permissible by local laws. The Company has indebtedness available under the Revolving Credit Agreement of DM214.0 million ($120.6 million). As of June 28, 1998, the Company had indebtedness outstanding under the Revolving Credit Agreement of approximately $66.1 million. Borrowings under the South African Credit Facility are secured by a security interest in certain of the assets of the Company's South African subsidiaries. The Exchange Notes are unsecured and therefore do not have the benefit of any such collateral. Accordingly, if an event of default were to occur under the Revolving Credit Agreement or the South African Credit Facility, the lenders thereunder would have the right to foreclose upon the collateral securing such indebtedness to the exclusion of the holders of the Exchange Notes, notwithstanding the existence of an event of default with respect to the Exchange Notes. In such event, the assets constituting such collateral would first be used to repay in full all amounts outstanding under the Revolving Credit Agreement or the South African Credit Facility, as applicable, resulting in all or a portion of the assets of the Issuers being unavailable to satisfy the claims of holders of the Exchange Notes and other unsecured indebtedness of the Issuers. The Company may also incur other types of secured indebtedness under the Indentures, including up to $20 million in indebtedness of any type, indebtedness of an acquired company where the Company would have been able to incur $1.00 of additional indebtedness under its Consolidated Coverage Ratio, indebtedness in respect of performance bonds, bankers' acceptances, letters of credit, and the like, purchase money indebtedness and capitalized lease obligations in an aggregate amount not exceeding $10 million, indebtedness incurred by foreign subsidiaries not exceeding $5 million, and indebtedness incurred by a securitization entity.

RESTRICTIVE LOAN COVENANTS

  The Revolving Credit Agreement contains a number of covenants that, among other things, restrict the ability of DCC and its subsidiaries to dispose of shares in any subsidiary, dispose of assets, incur additional indebtedness, engage in mergers and acquisitions, exercise certain options, make investments, incur guaranty obligations, make loans, make capital distributions, enter into joint ventures, repay the Exchange Notes, make loans or pay any dividend or distribution to the Issuers for any reason other than (among other things) to pay interest (but not principal or Additional Amounts) owing in respect of the Exchange Notes, incur liens and encumbrances and permit the amount of receivables and inventory to exceed specified thresholds. In addition, the Revolving Credit Agreement will require the Company to maintain specified financial ratios and tests, including a minimum interest coverage ratio, minimum consolidated net worth, a minimum level of Adjusted EBITDA (as defined in the Revolving Credit Agreement) and a maximum leverage ratio. The ability of the Company to comply with these and other provisions of the Revolving Credit Agreement may be affected by changes in general economic and competitive conditions and by financial, business and other factors that are beyond the Company's control. The failure to comply with the provisions of the Revolving Credit Agreement could result in an event of default thereunder, and, depending upon the actions of the lenders thereunder, all amounts borrowed under the Revolving Credit Agreement, together with accrued interest, could be declared due and payable. If the Company were not able to repay all amounts borrowed under the Revolving Credit Agreement, together with accrued interest, the lenders thereunder would have the right to proceed against the collateral granted to them to secure such indebtedness. See "--Unsecured Status of Exchange Notes and Asset Encumbrance". If the indebtedness outstanding under the Revolving Credit Agreement were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness, and there can be no assurance that there would be sufficient assets remaining after such repayments to pay amounts due in respect of any or all of the Exchange Notes. As of September 30, 1998, the Company is in compliance with its restrictive covenants. See "Description of Revolving Credit Agreement" and "Description of Exchange Notes--Ranking".

  In addition, the Indentures contain certain covenants that, among other things, restrict the ability of DCC and its Restricted Subsidiaries to incur additional indebtedness, pay dividends on and redeem capital stock, redeem certain subordinated obligations, make investments, undertake sales of assets and subsidiary stock, engage in certain transactions with affiliates, sell or issue capital stock, permit liens to exist, operate in other lines of business, engage in certain sale and leaseback transactions and engage in mergers, consolidations or sales of all or substantially all the assets of the Company. A failure to comply with the restrictions contained in either of the Indentures could result in an event of default under such Indenture. See "Description of Exchange Notes-- Certain Covenants" and "--Defaults".

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

  Although DCC conducts certain operations as described under "Business-- Raleigh USA", DCC conducts a substantial majority of its operations through direct or indirect subsidiaries. Moreover, Lyon is an intermediate holding company and conducts all its operations through direct or indirect wholly owned subsidiaries. As a result, the Issuers must rely upon distributions and other inter-company payments from operating subsidiaries for the funds necessary to meet their obligations, including the payment of principal, premium, interest, Additional Amounts, if any, and any other amounts, owing in respect of the Exchange Notes. The Indentures contain certain covenants that limit the ability of DCC to create or permit to exist any restriction on the ability of the Restricted Subsidiaries to pay dividends or make certain other distributions. Nonetheless, the ability of the subsidiaries of DCC and Lyon to make any such payments is subject to, among other things, restrictions imposed by the Revolving Credit Agreement and by applicable laws and regulations and by terms of any agreements to which they are or may become parties. In addition, there can be no assurances that such distributions will be adequate to fund all the obligations of the Issuers, including their obligations with respect to the Exchange Notes.

  The Exchange Notes will be effectively subordinated to all liabilities of the subsidiaries of DCC other than Lyon. The liabilities of the subsidiaries of DCC other than Lyon include (i) borrowings under the Revolving Credit Agreement, which are secured and guaranteed by the obligors thereunder through a first priority fully protected security interest in all the assets, properties and undertakings of DCC and each other obligor thereunder where available and cost effective to do so, and to the extent permissible by local laws, (ii) borrowings under the South African Credit Facility, which are secured by a security interest in certain of the Company's South African subsidiaries, and (iii) indebtedness to trade creditors and similar indebtedness incurred in the ordinary course of business. As of June 28, 1998, the outstanding indebtedness of the subsidiaries of DCC other than Lyon was $67.1 million (consisting of indebtedness under the Revolving Credit Agreement and indebtedness under the South African Credit Facility, but excluding, in each case, unused commitments thereunder), all of which were Secured Indebtedness, and at such date, the total liabilities of the subsidiaries of DCC (excluding

Lyon) were approximately $129.2 million, including trade payables. The Exchange Notes will be unsecured obligations of the Issuers and will not have the benefit of a guarantee from any of the subsidiaries of DCC or of Lyon or any collateral. All borrowings made under the Revolving Credit Agreement will be made by DCC and certain of its subsidiaries (other than Lyon). In the event of the insolvency, bankruptcy, liquidation or reorganization of any of the subsidiaries of DCC other than Lyon, creditors of DCC and Lyon, including the holders of the Exchange Notes, would be subject to the prior claims of the creditors of such subsidiary (including the lenders under the Revolving Credit Agreement and the South African Credit Facility, if applicable).

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of Exchange Notes will have the right to require the Issuers to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase. The occurrence of certain events which would constitute a Change of Control would also constitute a default under the Revolving Credit Agreement. In addition, the Revolving Credit Agreement will effectively prevent the repurchase of the Exchange Notes by the Issuers in the event of a Change of Control unless all amounts outstanding under the Revolving Credit Agreement are repaid in full, and the Indentures provide that, prior to mailing to holders of Exchange Notes the required notice in respect of any Change of Control, but in any event within 30 days following any Change of Control, the Issuers must repay in full all Senior Indebtedness (which would include all amounts outstanding under the Revolving Credit Agreement) or obtain the requisite consent under the agreements governing the Senior Indebtedness (which would include the Revolving Credit Agreement) to permit the repurchase of the Exchange Notes as provided in the Indentures. The Issuers' failure to repurchase the Exchange Notes would result in an event of default under the Indentures. The inability to repay all indebtedness outstanding under the Revolving Credit Agreement, if accelerated, would also constitute an event of default under the Indentures. Any such event of default under the Indentures could materially adversely effect the Company and the holders of the Exchange Notes. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all obligations under the Revolving Credit Agreement and the Indentures. Future indebtedness of the Company may also contain prohibitions of certain events or transactions which would constitute a Change of Control. See "Description of Revolving Credit Agreement" and "Description of Exchange Notes--Change of Control".

RISKS ASSOCIATED WITH GROWTH STRATEGY

  A significant component of the Company's business strategy is the growth of the Company's product and customer base through the acquisition of companies in similar lines of business. Although the Company believes that there currently exist a number of opportunities for such acquisitions, there can be no assurance that the Company will be able to successfully exploit any such opportunities or that additional opportunities will be available in the future. To capitalize on acquisition opportunities, the Company may need to obtain additional capital. To raise such capital, the Company may elect to undertake additional debt financings, which would result in additional leverage. The incurrence of additional indebtedness will be limited by the covenants contained in the Revolving Credit Agreement and the Indentures. See "Description of Revolving Credit Agreement" and "Description of Exchange Notes--Certain Covenants".

  Growth through the acquisition of companies in similar lines of business, as well as internal expansion, will place demands on the Company's management, employees, operations and physical and financial resources. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. Any inability of the Company to attract and retain the executive and managerial personnel required to expand its business could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, if the Company's systems, procedures or controls are not adequate to support the Company's operations, management may not be able to achieve the expansion necessary to exploit potential market opportunities for the Company's products.

RISK OF FOREIGN EXCHANGE RATE FLUCTUATIONS; INTRODUCTION OF THE EURO

  The Company's business is conducted by operating subsidiaries in many countries, and, accordingly, the Company's results of operations are subject to currency translation risk and currency transaction risk. With respect to currency translation risk, the results of operations of each of these operating subsidiaries is reported in the relevant local currency and then translated into U.S. dollars at the applicable currency exchange rate for inclusion in the Company's financial statements. The appreciation of the U.S. dollar against the local currencies of the operating subsidiaries will have a negative impact on the Company's sales and operating margin. Conversely, the depreciation of the U.S. dollar against such currencies will have a positive impact. Fluctuations in the exchange rate between the U.S. dollar and the other currencies in which the Company conducts its operations may also affect the book value of the Company's assets and the amount of the Company's shareholders' equity. In addition, to the extent indebtedness of the Company is denominated in different currencies, changes in the values of such currencies relative to other currencies in which the Company conducts its operations may have a negative impact on the Company's ability to meet principal and interest obligations in respect of such indebtedness.

  In addition to currency translation risk, the Company incurs currency transaction risk to the extent that the Company's operations involve transactions in differing currencies. Fluctuations in currency exchange rates will impact the Company's results of operations to the extent that the costs incurred by the operating subsidiaries are denominated in currencies that differ from the currencies in which the related sale proceeds are denominated. To mitigate such risk, the Company enters into forward purchase contracts primarily relating to the pound Sterling, the U.S. dollar, the Dutch Guilder, the Deutsche Mark, the New Taiwan dollar and the Yen. The Company does not enter into forward purchase agreements for speculative purposes. Given the volatility of currency exchange rates, there can be no assurance that the Company will be able effectively to manage its currency transaction risks or that any volatility in currency exchange rates will not have a material adverse effect on the Company's business, financial condition or results of operations.

  Under the treaty on the European Economic and Monetary Union (the "Treaty"), to which the Federal Republic of Germany is a signatory, on January 1, 1999, and subject to the fulfillment of certain conditions, a European single currency (the "Euro") may replace all or some of the currencies of the member states of the European Union (the "E.U."), including the Deutsche Mark. If, pursuant to the Treaty, the Deutsche Mark is replaced by the Euro, the payment of principal of, or interest and Additional Amounts, if any, on, the DM Exchange Notes and the Revolving Credit Agreement will be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty. The circumstances and consequences described in this paragraph do not entitle the Company or any holder of the Exchange Notes or participant in the Revolving Credit Agreement to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Exchange Notes, the Indentures or the Revolving Credit Agreement or to raise other defenses or to request any compensation claim, nor will they affect any of the obligations of the Company under the Exchange Notes, the Indentures or the Revolving Credit Agreement. Additionally, the Dutch Guilder, the Irish Punt and certain other currencies in which Derby's revenues are earned will also be replaced by the Euro.

  Following introduction of the Euro, the existing sovereign currencies (the "legacy currencies") of the eleven participating member countries of the EU (the "participating countries") who have agreed to adopt the Euro as their common legal currency on January 1, 1999 are scheduled to remain legal tender in the participating countries as denominations of the Euro between January 1, 1999 and January 1, 2002 (the "transition period"). The Euro conversion may impact the Company's competitive position as the Company may incur increased costs to conduct business in an additional currency during the transition period. Additionally, the participating countries' pursuit of a single monetary policy through the European Central Bank may affect the economies of significant markets of the Company.

The Company will also need to prepare for the transition period by modifying information systems software to (1) convert legacy currency amounts to Euro;
(2) convert one legacy currency to another; (3) perform prescribed rounding calculations to effect currency conversions; and (4) permit transactions to take place in both legacy currencies and the Euro during the transition period. Since the Company conducts extensive business operations in, and exports its products to, several of the participating countries, there can be no assurance that the conversion to the Euro will not have a material adverse effect on the Company's business, financial condition or results of operations. Similarly, in the event that the Company materially underestimates the costs, timeliness and adequacy of modifications to its information systems software, there could be a material adverse effect on the Company's business, financial condition and results of operations.

CONTROLLING SHAREHOLDERS

  As a result of the Recapitalization, DFS, Thayer and Perseus, directly or indirectly, own a majority of the outstanding capital stock of DCC, and control the affairs and policies of DCC. Circumstances may occur in which the interests of such investors, as shareholders of DCC, may conflict with the interests of the holders of the Exchange Notes. For example, these investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Exchange Notes. See "Security Ownership of Certain Beneficial Owners and Management".

CHANGES IN ECONOMIC CONDITIONS

  The Company's business is subject to changes in general economic conditions insofar as discretionary spending, such as purchases of bicycles, tends to decline in periods of economic uncertainty. Accordingly, any significant decline in general economic conditions, including uncertainty regarding future economic prospects, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business is also subject to changes in consumer preferences. Although the Company has benefitted from increased interest in fitness activities, including bicycling, in recent years, there can be no assurance that this interest will continue to grow, or that the Company will be able to sustain current levels of production and sales, or to increase such levels. Any significant decline in the size of the bicycle market or any segment of the bicycle market in which the Company competes, whether as a result of a downturn in general economic conditions or a decrease in the popularity of bicycling or otherwise, could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON NEW PRODUCT INTRODUCTIONS

  The bicycle industry, in recent years, has been characterized by frequent new product introductions. The Company believes that the frequent introduction of new, innovative bicycles as well as parts and accessories that respond timely to changing consumer demands will be critical to its future success. Although the Company has generally been successful in the introduction of its bicycles, parts and accessories, no assurance can be given that the Company will be able to continue to design and manufacture products that will achieve commercial success. In addition, successful designs for various bicycle models may be rendered obsolete within a relatively short period of time as new products are introduced into the market. In the event the Company is unable to successfully design and manufacture products in response to consumer demands, the Company's business, financial condition and results of operations would be materially adversely affected.

WEATHER CONDITIONS AND SEASONALITY

  Demand for bicycles in the Company's principal markets is influenced by weather conditions. For example, warm weather tends to increase sales of bicycles, and cold, wet weather tends to reduce sales of bicycles. Moreover, demand for bicycles in the Company's principal markets is seasonal, characterized in most cases by a majority of consumer sales in the spring and summer months, with a strong bias towards consumer sales in the last four months of the calendar year in the United Kingdom, South Africa and Ireland. Seasonality in the United Kingdom, South Africa and Ireland is influenced by increased sales of juvenile bicycles in the month preceding Christmas. Accordingly, dealers' peak purchasing months are October and November when they build inventory in anticipation of Christmas sales of juvenile bicycles. The Company seeks to mitigate the impact of the seasonality of the demand for bicycles by varying the amount of labor employed throughout the year. Additional labor is employed in the months before and during the periods of greater consumer sales through the operation of longer shifts and the hiring of temporary workers. In addition, certain of the Company's local operations, such as those in Canada, are closed during periods of low production. There can be no assurance, however, that the Company will be able to successfully respond to changes in demand for bicycles due to variations in weather conditions or to manage its working capital needs. Any failure to so respond may have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-- Employees".

HIGHLY COMPETITIVE INDUSTRY

  The market for bicycles, parts and accessories is highly competitive. Competition in the bicycle industry is based upon price, quality, brand name and service. In all its product categories, the Company competes with other manufacturers and distributors, some of which have well-recognized brand names and substantial financial, technological, distribution, advertising and marketing resources. In addition, several bicycle manufacturers and component suppliers that have substantial resources do not currently compete directly with the Company, but could pose a significant competitive threat to the Company in the future. Moreover, additional competitors could enter the Company's markets, as management believes the barriers to entering the bicycle designing and manufacturing businesses are low. Management also believes, however, that it would be difficult for a new competitor to build a distribution network as effective as the Company's distribution network.

  Like other bicycle manufacturers, the Company also faces competition from bicycles imported from the Far East. In recent years, the impact of this competition has diminished due to the imposition of anti-dumping duties by the E.U. The purpose of anti-dumping duties is to promote fair competition between domestic and foreign suppliers of bicycles by increasing the cost of foreign-supplied bicycles to domestic fair market value. Such anti-dumping duties work by imposing a payment due to be made by the importer at the time of clearing customs. The impact of such anti-dumping duties is to increase the retail price of imported bicycles, thus enabling domestic manufacturers to compete more fairly with imported bicycles. Specifically, imports from the Far East have been constrained by E.U. initiatives such as the 30.6% anti-dumping duty on Chinese bicycles introduced in 1993, which continued in effect until September 1998. The E.U. has also imposed anti-dumping duties and tarriffs, ranging up to 39.4%, on bicycles imported from most manufacturers in Thailand, Malaysia and Indonesia. In addition, in January 1997, the E.U. strengthened its existing regulations to prevent circumvention through the importation of kits and partially assembled bicycles. In November 1997, the E.U. opened an anti- dumping inquiry into imports from Taiwan. Subsequently, anti-dumping duties were imposed by the E.U. on Taiwan on August 24, 1998 at various rates for different manufacturers. With respect to the imposition of anti-dumping duties on Taiwanese bicycles completely assembled at the time of import, management believes the level of the anti-dumping duties imposed on Taiwanese bicycle manufacturers is not sufficient to offset the impact of the current currency devaluation in Taiwan. While management cannot predict how long the value of the NT$ may remain depressed relative to the value of the U.S dollar, management believes the Company is able to realize significant offsetting gains in their purchases of Taiwanese components which allow the Company, to a certain extent, to offer lower prices on bicycles produced by the Company which utilize such Taiwanese components.

  There can be no assurance that the Company will be able to compete successfully in the future with other bicycle manufacturers located in its principal markets or in the Far East or that the expiration or repeal of existing anti-dumping duties or competition in the bicycle industry will not have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON CERTAIN SUPPLIERS

  The Company's operations are highly dependent upon products manufactured by non-U.S. suppliers located primarily in Taiwan and Japan and, to a lesser extent, in China. As is common in the bicycle industry, a substantial majority of the Company's multi-speed bicycles contain components supplied by Shimano, the world's largest bicycle component manufacturer and supplier, and a brand with a strong reputation among bicycle consumers. Although Shimano has not indicated any intention to limit or reduce sales of components to the Company, if it were to do so, the Company's business, financial condition and results of operations could be adversely affected. Although the Company has established relationships with its principal suppliers, the Company's future success will depend on its ability to maintain such relationships and to develop relationships with new suppliers. In the event of a delay or disruption in the supply of components, the Company believes that suitable alternative suppliers could be located, although the transition to other suppliers could result in significant production delays. Any significant delay or disruption in the supply of components could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Group Operations--Suppliers".

INTERNATIONAL OPERATIONS

  Most of the Company's operations are conducted outside the United States and are subject to the risks that are inherent in operating abroad, including, without limitation, the risks associated with governmental regulation, taxes, import duties and trade restrictions. Although the Company believes it is substantially in compliance with government regulations, changes in such regulations or the actions of regulators, including changes in administration and enforcement policies and practices, may from time to time require operational modifications, the payment of fines, or both. The Company is also subject to numerous foreign taxes and import duties. Certain historical intercompany transactions as well as a series of such transactions involved in the Restructuring have been designed to minimize applicable foreign taxes. There can be no assurance that the relevant tax authorities will not challenge the tax position taken by the Company. Any challenge by a tax authority of a position taken by the Company could materially adversely affect the Company's business, financial condition and results of operations.

  The Company's business is subject to the risks associated with the enactment of additional legislation and regulations, or modification of existing legislation and regulations, or changes in administration and enforcement policies and practices, related to exports or imports of bicycles, parts and accessories, including duties and quotas and other charges and limitations, by the governments in each of the countries in which it has operations or markets bicycles. The Company's business is also subject to the risks associated with similar enactments or modifications by the E.U. Changes in the existing legislation, regulations, administration and enforcement policies and practices related to the exports or imports of bicycles, parts and accessories could have a material adverse effect on the Company's business, financial condition and results of operations.

INVENTORY RISKS

  The Company must maintain significant inventories of bicycles and bicycle components to accommodate the short lead times of its customers, particularly mass merchandisers in Germany and Canada. Because the market for bicycles, parts and accessories is subject to changing consumer preferences, the Company is subject to the risks that demand for existing products will dissipate and that new products will not achieve widespread acceptance. In either event, the Company may be required to accept significant price markdowns or to retain unsold inventory, which may have a material adverse effect on the Company's business, financial condition and results of operations.

PRODUCT LIABILITY

  Due to the nature of the Company's business, the Company is a defendant in a number of product liability lawsuits. The plaintiffs in these lawsuits generally seek damages, in amounts that may be material, for personal injuries allegedly sustained as a result of alleged defects in the Company's products. Although the Company maintains product liability insurance, due to the uncertainty as to the nature and extent of manufacturers' and distributors' liability for personal injuries, there can be no assurance that the product liability insurance maintained by the Company is or will be adequate to cover product liability claims or that the applicable insurer will be solvent at the time of any covered loss. In addition, due to deductibles, self-retention levels and aggregate coverage amounts applicable under the Company's insurance policies, the Company will bear responsibility for a significant portion, if not all, of the defense costs (which include attorneys' fees and expenses incurred in the defense of any claim) and the related payments to satisfy any judgments associated with any claim asserted against the Company in excess of any applicable coverage. The settlement of a significant number of insured claims, the settlement of a claim exceeding the Company's insurance coverage or the successful assertion or settlement of an uninsured claim could have a material adverse effect on the Company's business, financial condition or results of operations. There can be no assurance that insurance will remain available, or, if available, will not be prohibitively expensive. The deductible under Derby's insurance policies is currently $250,000 per claim; however, prior to 1993, the deductible was $1.0 million per claim. Not all claims arising during the period in which the Company's deductible was $1.0 million have been resolved and it is possible that additional claims may be filed. The aggregate amount of liability under existing and potential claims could exceed the reserves established by the Company for product liability claims. See "Business--Legal Proceedings".

PRODUCT RECALLS

  Although the Company has not recently experienced a significant product recall, the Company has, in the past, recalled certain bicycle models. If the Company were required to make a significant product recall, such a recall could have a material adverse effect on the Company's business, financial condition or results of operations. In common with the rest of the bicycle industry, components fitted to its bicycles may be subject to a recall program of the component supplier.

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent on the continued services of its senior management team, which includes Messrs. Finden-Crofts, Austin, Goddard, Dantuma, Holzer, Miller, Roether, Slotar, Spon-Smith, Todd, Vaiya and Wittering. Although the Company believes that it will be able to retain these key employees, and the Company believes that it would be able to replace these key employees should the need arise, the loss of these key employees and the failure to find adequate replacements could have a material adverse effect on the Company's business, financial condition or results of operations. See "Management-- Directors and Executive Officers of the Company".

FRAUDULENT CONVEYANCE

  The incurrence by the Issuers of indebtedness represented by the Old Notes (and subsequently the Exchange Notes) to finance the Recapitalization may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent transfer laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of creditors of the Issuers. Under these laws, if a court were to find that, after giving effect to the sale of the Old Notes and the application of the net proceeds therefrom, (i) either Issuer incurred such indebtedness with the intent of hindering, delaying or defrauding present or future creditors or (ii) either Issuer received less than the reasonably equivalent value in consideration for incurring such indebtedness and, at the time of the incurrence of such indebtedness, such Issuer (a) was insolvent or was rendered insolvent by reason of such transactions, (b) was engaged or was about to engage in a business or transaction for which the remaining unencumbered assets of such Issuer constituted unreasonably small capital or
(c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured or became due, such court might subordinate such indebtedness to presently existing or future indebtedness of such Issuer, void the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the creditors of such Issuer or take other action detrimental to the holders of the Exchange Notes.

  Under U.S. federal law and relevant state fraudulent transfer laws, the measure of insolvency varies depending upon the law of the particular jurisdiction being applied. Generally, however, a debtor would be considered insolvent, with respect to a particular date, if on such date, the sum of all its liabilities, including contingent liabilities, was greater than the value of all its assets at fair valuation, or if the present fair saleable value of the debtor's assets was less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

  Because proceeds of the Old Notes were used to refinance indebtedness incurred in connection with the Recapitalization, a court might find that the Issuers did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Old Notes (and subsequently the Exchange Notes). In addition, if a court were to find that any component of the Recapitalization constituted a fraudulent transfer, to the extent proceeds from the Exchange Notes were used to finance or refinance such component, a court might find that the Issuers did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Exchange Notes.

  The Issuers believe that they received equivalent value at the time the indebtedness under the Old Notes was incurred. In addition, after giving effect to the issuance of the Exchange Notes, each of the Issuers (i) believes that it is not insolvent or rendered insolvent, (ii) believes that it is not engaged in a business or transaction for which its remaining unencumbered assets constitute unreasonably small capital and (iii) does not intend to incur, or believe that it will incur, debts beyond its ability to pay as they mature. These beliefs are based upon the analyses of internal cash flow projections and estimated values of assets and liabilities of the Issuers at the time of the Initial Offering. There can be no assurance, however, that a court passing on these issues would make the same determination.

  Although the Indentures are governed by New York law, such law (or U.S. law or the laws of any other state of the United States for that matter) may not apply to a fraudulent conveyance claim or other claims of competing creditors; the Issuers cannot predict which law would be applied or what the outcome would be. In rendering its opinion as to the validity of the Exchange Notes, U.S. counsel for the Issuers or the Initial Purchasers expressed no opinion as to any laws relating to fraudulent transfers.

  Fraudulent conveyance legislation also is in force in The Netherlands. Portions of this legislation provide generally that certain transactions with a creditor entered into by the debtor are subject to rescission; provided that both parties to the transaction knew or should have known that the transaction would prejudice other creditors or that the debtor had made an application for bankruptcy. Knowledge that the transaction would prejudice other creditors is presumed by law for all transactions performed within one year of the adjudication before bankruptcy or within one year before the date the claim of fraudulent conveyance is made, if it is also established that one of the conditions mentioned in Article 43 of the Bankruptcy Act or Article 3:46 of the Dutch Civil Code is fulfilled. These conditions include, but are not limited to, situations in which (i) the value of the obligation of the debtor materially exceeds the value of the obligation of the creditor or (ii) the debtor pays or grants security for debts which are not yet due. This presumption of knowledge may be rebutted.

LIABILITY FOR ENVIRONMENTAL MATTERS

  The Company is subject to a wide variety of governmental requirements related to environmental protection including, among other things, the management of hazardous substances and wastes. Although the Company has made and will continue to make significant expenditures related to its environmental compliance obligations, there can be no assurance that the Company will at all times be in compliance with all such requirements. Moreover, the Company's existing and historical operations, including the operations of its predecessors, expose the Company to the risk of clean-up liabilities or environmental or personal injury claims related to releases and emissions of hazardous substances and wastes. Such liabilities and claims could require the Company to incur material costs related to such releases or to the investigation or remediation of contaminated property. Also, changes in existing environmental requirements or the imposition of additional environmental liabilities related to existing or historical operations could result in substantial cost to the Company.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

  The Old Notes were issued to, and the Issuers believe are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder who is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities
Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Issuers are required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Initial Purchasers have advised the Issuers that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Issuers' results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Issuers, the Exchange Notes may trade at a discount from their principal amount. The Issues have been advised that the Old Notes are currently trading in the PORTAL market at a discount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely tender of Old Notes by tendering holders pursuant to the instructions set forth in this Prospectus and the accompanying Letter of Transmittal. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely tender. The Issuers are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Exchange and Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution". To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer".

INFORMATION TECHNOLOGY--YEAR 2000

  The Company is in the process of implementing a plan designed to ensure that all application software used in connection with the Company's management information systems, including internally developed systems, software purchased from outside vendors and embedded chips at the Company's manufacturing facilities, will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such dates. Due to the fact that existing software often defines each year with two digits rather than four digits, the Company's computers that have date-sensitive software may recognize a date using "00" as occurring in the year 1900 rather than the year 2000, which would result in such abnormalities and inaccuracies and lead to disruptions of the Company's operations, including a temporary inability to process customer orders, send invoices or engage in other normal business activities. Many of the Company's existing computer systems will need to be retired, replaced or remediated prior to the year 2000. Retirement, replacement and remediation may require that, over the next few years, a substantial portion of the Company's management information systems spending be allocated to such activities. The Company is currently in the process of replacing and upgrading the computer systems of its United States and Canadian operations. The Company expects to spend a total of approximately $1.8 million in 1998 and $0.1 million in 1999 to achieve "Year 2000 compliance" for all of its operations. The Company plans to complete all Year 2000 compliance efforts by early 1999. The costs and timing of such efforts, however, are based upon management's best estimates, which are derived using assumptions relating to, among other things, the availability of certain resources, the timing of actions taken by third parties and other factors. Additional expenditures beyond the Company's projections may be necessary. In the event that the Company materially underestimates the amount of funds or the time necessary to resolve identified problems or that any information systems relied upon by the Company for critical functions are not substantially Year 2000 compliant in a timely manner, there could be a material adverse effect on the Company's business, financial condition and results of operations.

  The Company's plan for the Year 2000 calls for communication with significant suppliers and customers to determine the readiness of third parties' remediation of their own Year 2000 issues. As part of its assessment, the Company is evaluating the level of validation it will require of third parties to ensure their Year 2000 readiness. The Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase the Company's products, which could result in a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that any Year 2000 compliance problems of the Company's customers or suppliers will not have a material adverse effect on the Company's business, financial condition and results of operations.

  To date, the Company has not encountered any material Year 2000 issues concerning its computer systems. Accordingly, the Company has not at this time developed a contingency plan if it fails to achieve Year 2000 compliance and does not plan to develop such a plan until it learns of material impediments in timely implementing its plan for the Year 2000.

                           EXCHANGE RATE INFORMATION

  The revenues and expenses of the Company's operations are denominated in numerous foreign currencies. Except as noted, amounts herein are denominated in U.S. dollars. Conversions of foreign currencies to U.S. dollars in the financial information included herein and in the historical financial statements included elsewhere herein have been calculated, for income statement purposes, on the basis of average exchange rates over the related periods and, for balance sheet purposes, on the date thereof.

  The following tables sets forth, for the periods indicated, certain information concerning the Noon Buying Rate in U.S. dollars for certain principal currencies in which the Company does business. The term "Noon Buying Rate" means the noon buying rate in New York City for cable transfers into foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are provided solely for the convenience of the reader and should not be construed as a representation that foreign currency amounts actually represent such U.S. dollar amounts or that such foreign currency amounts could have been, or could be, converted into U.S. dollars at that rate or at any other rate. Such rates may differ from the actual rates used in the preparation of the financial statements and other financial information of the Company appearing herein. See "Risk Factors--Risk of Foreign Exchange Rate Fluctuations; Introduction of the Euro". Rates for the Yen and the New Taiwan dollar are included because the Company purchases a substantial amount of bicycle components in those currencies.

                                Pounds Sterling

Fiscal Year Ended December 31,  Average Rate(/1/)     High           Low       Period End
------------------------------  ----------------- ------------- ------------- -------------
1993....................          (Pounds)0.67    (Pounds)0.70  (Pounds)0.63  (Pounds)0.68
1994....................                  0.65            0.68          0.61          0.64
1995....................                  0.63            0.65          0.61          0.65
1996....................                  0.64            0.67          0.58          0.58
1997....................                  0.61            0.63          0.58          0.60
Six Months Ended
----------------
June 29, 1997...........                  0.61            0.62          0.59          0.60
June 28, 1998...........                  0.60            0.62          0.59          0.59
--------
/(1)/The average of the Noon Buying Rates on the last day of each month during the relevant period. On September 28, 1998, the Noon Buying Rate was
     (Pounds)0.57 to $1.00.

                                Dutch Guilders

Fiscal Year Ended December 31,  Average Rate(/1/)     High           Low       Period End
------------------------------  ----------------- ------------- ------------- -------------
1993....................                NLG1.87         NLG1.96       NLG1.78       NLG1.95
1994....................                   1.81            1.95          1.69          1.74
1995....................                   1.60            1.71          1.54          1.60
1996....................                   1.69            1.73          1.65          1.73
1997....................                   1.96            2.07          1.84          2.03
Six Months Ended
----------------
June 29, 1997...........                   1.90            1.96          1.73          1.96
June 28, 1998...........                   2.04            2.09          1.98          2.03

--------
/(1)/The average of the Noon Buying Rates on the last day of each month during the relevant period. On September 28, 1998, the Noon Buying Rate was NLG1.89 to $1.00.

                                 Deutsche Marks

Fiscal Year Ended December 31,       Average Rate(/1/)  High   Low   Period End
------------------------------       ----------------- ------ ------ ----------
1993................................      DM1.66       DM1.74 DM1.59   DM1.74
1994................................        1.61         1.74   1.50     1.55
1995................................        1.43         1.52   1.38     1.43
1996................................        1.51         1.54   1.47     1.54
1997................................        1.74         1.84   1.64     1.80
Six Months Ended
----------------
June 29, 1997.......................        1.69         1.74   1.54     1.74
June 28, 1998.......................        1.81         1.85   1.76     1.80

--------
(/1/The)average of the Noon Buying Rates on the last day of each month during the relevant period. On September 28, 1998, the Noon Buying Rate was DM1.68 to $1.00.

                                Canadian dollars

Fiscal Year Ended December 31,   Average Rate(/1/)   High     Low    Period End
------------------------------   ----------------- -------- -------- ----------
1993............................     CAN$1.29      CAN$1.34 CAN$1.25  CAN$1.33
1994............................         1.37          1.40     1.33      1.40
1995............................         1.37          1.41     1.34      1.37
1996............................         1.36          1.37     1.34      1.37
1997............................         1.39          1.43     1.35      1.43
Six Months Ended
----------------
June 29, 1997...................         1.38          1.39     1.34      1.38
June 28, 1998...................         1.44          1.47     1.41      1.47

--------
(/1/The)average of the Noon Buying Rates on the last day of each month during the relevant period. On September 28, 1998, the Noon Buying Rate was CAN$1.51 to $1.00.

                                      Yen

Fiscal Year Ended December 31,  Average Rate(/1/)    High         Low     Period End
------------------------------  ----------------- ----------- ----------- -----------
1993....................           (Yen)110.68    (Yen)124.97 (Yen)104.73 (Yen)111.70
1994....................                101.27         108.72       96.90       99.60
1995....................                 94.07         103.28       84.04      103.28
1996....................                109.31         115.77      104.63      115.77
1997....................                121.85         130.45      114.61      130.45
Six Months Ended
----------------
June 29, 1997...........                120.64         127.03      111.42      114.61
June 28, 1998...........                132.61         146.42      123.31      138.29
--------
(/1/The)average of the Noon Buying Rates on the last day of each month during the relevant period. On September 28, 1998, the Noon Buying Rate was
    (Yen)1.36 to $1.00.

                               New Taiwan dollar

Fiscal Year Ended December 31,  Average Rate(/1/)    High         Low     Period End
------------------------------  ----------------- ----------- ----------- -----------
1993....................              NT$26.42       NT$26.96    NT$25.41    NT$26.63
1994....................                 26.47          27.09       26.02       26.29
1995....................                 26.50          27.55       25.17       27.29
1996....................                 27.46          28.17       24.69       27.52
1997....................                 28.75          33.25       27.34       28.75
Six Months Ended
----------------
June 29, 1997...........                 27.66          27.95       27.34       27.82
June 28, 1998...........                 33.46          35.00       32.05       34.37

--------
(/1/The)average of the Noon Buying Rates on the last day of each month during the relevant period. On September 28, 1998, the Noon Buying Rate was NT$34.61 to $1.00.

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Issuers' obligations under the Purchase Agreement and the Exchange and Registration Rights Agreement. The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Issuers will receive Old Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Issuers. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

  The proceeds from the issuance of the Old Notes (net of $7.3 million in bond financing costs) were $154.6 million ($149.5 million after deduction of the commission payable to the Initial Purchasers). These proceeds, together with the funds borrowed under the Revolving Credit Agreement and proceeds from the Equity Contributions and the Company's excess cash, were used to finance the Recapitalization and to pay fees and expenses related thereto. See "The Recapitalization".

                                CAPITALIZATION

  The following table sets forth, as of June 28, 1998, the cash and cash equivalents and the capitalization of the Company. The table does not give effect to the Company's obligation to make the Additional Payment to DFS of up to $10.0 million depending on the performance of DCC and certain of its subsidiaries in the 1998 fiscal year. This information was derived from, is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and accompanying notes thereto appearing elsewhere herein.

                                                                    AS OF
                                                                JUNE 28, 1998
                                                            ---------------------
                                                                 (UNAUDITED)
                                                            (DOLLARS IN MILLIONS)
Cash and cash equivalents..................................        $ 26.5
                                                                   =======
Debt (including current portion):
  Existing Indebtedness....................................        $  1.0
  Revolving Credit Agreement(/1/)..........................          66.1
  Notes....................................................         161.6
                                                                   -------
    Total debt.............................................         228.7
                                                                   -------
Preferred stock with redemption rights(/2/).......................   40.5
Stock rights(/3/)..........................................          23.3
                                                                   -------
                                                                     63.8
                                                                   -------
Shareholders' equity (deficit):
  Capital stock and additional paid-in capital(/4/)(/5/)...          22.5
  Capital investment.......................................            --
  Retained deficit.........................................         (72.0)
  Accumulated other comprehensive income...................          (5.2)
                                                                   -------
    Total shareholders' equity (deficit)...................         (54.7)
                                                                   -------
    Total capitalization...................................        $264.3
                                                                   =======

--------
(1) The Revolving Credit Agreement provides for loans of up to DM214 million ($121 million). See "Description of Revolving Credit Agreement".
(2) Includes Series A Preferred Stock, 25,000 shares authorized; 25,000 shares issued and outstanding of $250, and Series B Preferred Stock, 3,000 shares authorized; 3,000 shares issued and outstanding of $30 and additional paid in capital of $40,499,720.
(3) Includes Class A Common Stock having a value of $8.3 million and Class B Common Stock having a value of $15.0 million issuable to DICSA upon exchange of the Raleigh Canada Preferred Stock. The Raleigh Canada Preferred Stock may be redeemed subsequent to the vesting of the Company's right to exchange such stock for shares of its Common Stock, at the option of DICSA under certain circumstances, for a cash payment of $23.3 million, plus all accrued and unpaid dividends thereon.
(4) Includes Class A Common Stock, 200,000 shares authorized; 44,200 shares issued and outstanding of $442 and additional paid in capital of $22,499,558 and Class B Common Stock, 15,000 shares authorized; no shares issued and outstanding.

(5) Excludes 1,500 shares of Class A Common Stock of $15 and additional paid in capital of $1,499,985, stock options to purchase 1,625 shares of Class A Common Stock at an exercise price of $1,000 per share, and performance-based stock options to purchase 3,250 shares of Class A Common Stock at an exercise price of $1,000 per share issued to DCC's new Chief Executive Officer in October 1998.

                             THE RECAPITALIZATION

  On May 14, 1998, DCC consummated the Recapitalization, pursuant to which (i) the Company effected the Restructuring such that DCC now owns all the capital stock of approximately 70 existing subsidiaries, a controlling interest in Raleigh Canada, Univega, Univega License, the MS Sport Group, Derby Holdings South Africa and certain other subsidiaries, and a minority interest in certain other entities; (ii) DFS, Thayer and Perseus (through their respective wholly owned subsidiaries) made the Equity Contributions; and (iii) DICSA (directly and through DFS) retained the Retained Equity. In addition, (i) DCC made the DFS Payment and DCC became obligated to make the Additional Payment depending upon the performance of DCC and certain of its subsidiaries in the 1998 fiscal year; (ii) equity held by the minority shareholders of Derby Holdings South Africa was redeemed by the Redemption Payment; (iii) the Company repaid the Existing Indebtedness (other than indebtedness incurred under the South African Credit Facility); (iv) DCC and certain of its subsidiaries borrowed approximately $84.9 million under the Revolving Credit Agreement; and (v) the Issuers issued the Old Notes.

  DC Cycle L.L.C. ("DC Cycle"), a wholly owned subsidiary of Thayer, now owns approximately 27% of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and all of the outstanding shares of the Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). Holders of Series A Preferred Stock are entitled to 1.5 votes per share, voting together with the Class A Common Stock. Perseus Cycle, L.L.C. ("Perseus Cycle"), a wholly owned subsidiary of Perseus, owns approximately 22% of the Class A Common Stock. DFS owns approximately 47% of the Class A Common Stock and all the Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"). Under the terms of DCC's Amended and Restated Certificate of Incorporation and the Shareholders' Agreement (as defined), (i) Thayer currently controls approximately 60% of the total voting power of DCC's capital stock; (ii) DFS controls approximately 26% of the total voting power of DCC's capital stock; and (iii) Perseus controls approximately 12% of the total voting power of DCC's capital stock. In addition, pursuant to a recapitalization of Raleigh Canada, DICSA received all of the outstanding shares of the Raleigh Canada Preferred Stock, a new class of nonvoting senior preferred stock of Raleigh Canada, in exchange for its shares of common stock of Raleigh Canada pursuant to the Raleigh Canada Exchange Agreement. The shares of Raleigh Canada Preferred Stock, which have a liquidation value of $23.3 million, are exchangeable (at the option of DICSA at any time and by DCC at any time after January 2, 2001) into 8,300 shares of Class A Common Stock and 15,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock", and, together with the Class A Common Stock, the "Common Stock") (or the right to receive securities or such other property into which such classes of stock are converted). The exchange ratio will be adjusted, if required, as provided in the Articles of Raleigh Canada and the Raleigh Canada Exchange Agreement. The exchange ratio will be such that the value of the Raleigh Canada Preferred Stock on the date of the consummation of the Recapitalization will equal the value of the shares of Raleigh Canada common stock that are exchanged for the Raleigh Canada Preferred Stock. If the value of the Raleigh Canada Preferred Stock is later determined to be greater than, or less than, the value of the shares of Raleigh Canada common stock exchanged for the Raleigh Canada Preferred Stock, the exchange ratio will be adjusted through increasing or decreasing the number of shares of Class A Common Stock to be received upon exercise of the exchange rights. Any adjustment in the exchange ratio will result in an offsetting adjustment against the number of shares of Class A Common Stock retained by DFS in the Recapitalization. DICSA also has the right to redeem its shares of Raleigh Canada Preferred Stock for a cash payment of $23.3 million, plus all accrued and unpaid dividends thereon, at any time after April 1, 2001, upon 60 days' prior notice, provided that such redemption does not result in a breach or default under any financing document of Raleigh Canada or its affiliates, including, without limitation, the Revolving Credit Agreement and the Indentures. Upon liquidation of Raleigh Canada, each holder of Raleigh Canada Preferred Stock will be entitled to receive an amount based upon the value that such holder would have received if such holder had exchanged the Raleigh Canada Preferred Stock pursuant to the Raleigh Canada Exchange Agreement.

  Holders of shares of Class A Common Stock are entitled to one vote per share, and holders of shares of Series A Preferred Stock are entitled to 1.5 votes per share. Holders of Class A Common Stock and Series A Preferred Stock will vote together as a single class on all matters submitted to the shareholders of DCC for a vote. During the first year following the consummation of the Recapitalization or upon the occurrence of certain events, each share of Series A Preferred Stock will be convertible, at the option of the holder thereof, into one-half share of Class A Common Stock, plus a number of shares of Class A Common Stock equal to the liquidation value, which will initially be $1,000 (plus accrued and unpaid dividends thereon, if any), of such share divided by $1,000. At any time after the tenth anniversary of the consummation of the Recapitalization or upon the occurrence of certain events, holders of shares of Series A Preferred Stock will have the right to require DCC to repurchase all or any portion of such shares for cash at a price per share equal to the sum of the liquidation value (plus accrued and unpaid dividends thereon, if any) of such share and one-half share of Class A Common Stock; provided that if (other than in connection with a proposed sale of DCC that constitutes a Change of Control) DCC is prohibited by law from repurchasing such shares or if any such repurchase would result in a default under the Revolving Credit Agreement or the Indentures, DCC may defer such repurchase until such prohibition no longer exists or such default would no longer occur. DCC must use commercially reasonable efforts to obtain any consent necessary to permit such payment.

  Holders of shares of Class B Common Stock and Series B Preferred Stock are not entitled to voting rights, except as otherwise required by applicable law. Upon the occurrence of certain events, each share of Series B Preferred Stock will be convertible, at the option of the holder thereof, into the number of shares of Class A Common Stock having a fair market value equal to the liquidation value, which will initially be $1,000 (plus accrued and unpaid dividends thereon, if any), of such share. At any time after the fourth anniversary of the consummation of the Recapitalization or upon the occurrence of certain events, holders of shares of Series B Preferred Stock will have the right to require DCC to repurchase all or any portion of such shares for cash at a price per share equal to the liquidation value (plus accrued and unpaid dividends thereon, if any) of such share; provided that if (other than in connection with a proposed sale of DCC that constitutes a Change of Control) DCC is prohibited by law from repurchasing such shares or if any such repurchase would result in a default under the Revolving Credit Agreement or the Indentures, DCC may defer such repurchase until such prohibition no longer exists or such default would no longer occur. DCC must use commercially reasonable efforts to obtain any consent necessary to permit such payment.

  Dividends on each share of Series A Preferred Stock will accrue on a daily basis at the rate of 20% per annum on the sum of the liquidation value thereof, which will initially be $1,000, plus all accumulated and unpaid dividends thereon. Dividends on each share of Series B Preferred Stock will accrue on a daily basis at the rate of 9.75% per annum on the sum of the liquidation amount thereof, which will initially be $1,000, plus all accumulated and unpaid dividends thereon. The dividends and capital distributions on the Series A Preferred Stock and Series B Preferred Stock rank pari passu. Although a single security, each share of Series A Preferred Stock consists of two economic elements: (i) the right to receive a liquidation value of $1,000 plus the 20% per annum return described above, in respect of which Thayer (through DC Cycle) invested $1,000 per share; and (ii) the economic rights equivalent to one-half share of Class A Common Stock, in respect of which Thayer (through DC Cycle) invested $500 per share (the "Deemed Common Stock"). After all such amounts required to be paid to holders of Series A Preferred Stock and Series B Preferred Stock have been paid, any distribution made by DCC will be paid (i) first, to holders of Class A Common Stock and Series A Preferred Stock until such holders have received $1,000 for each share of Class A Common Stock and $500 for each share of Series A Preferred Stock (in respect of the Deemed Common Stock) (subject to adjustment in certain circumstances), (ii) second, to holders of Class B Common Stock until such holders have received $1,000 for each share of Class B Common Stock (subject to adjustment in certain circumstances), (iii) third, to holders of Class A Common Stock and Series A Preferred Stock until such holders have received a 25% internal rate of return, (iv) fourth, to holders of Class B Common Stock until such holders have received a 20% internal rate of return and (v) fifth, to holders of Class A Common Stock and Series A Preferred Stock.

  The Recapitalization Agreement provides that, on or before the 60th day following the delivery of the audited financial statements of DCC for the 1998 fiscal year, DCC will be obligated to pay the Additional Payment to DFS, the amount of which will be determined by reference to (i) the earnings before interest and taxes of DCW, (ii) the gross margin achieved by DCC with respect to its sales, (iii) the earnings before interest and taxes of Raleigh U.K. and
(iv) the earnings before interest and taxes of the Company. DCC may defer the making of such Additional Payment, if any, if and to the extent that the making of such Additional Payment would cause a default under the Revolving Credit Agreement or the Indentures, in which case the amount to be paid as the Additional Payment (or any unpaid portion thereof) will accrue interest at the rate of 9.75% per annum, although such Additional Payment will be payable upon consummation of the sale of all or substantially all the assets or capital stock of DCC, subject to certain limited exceptions, and prior to any distribution (other than a distribution of securities of DCC) to DCC's shareholders (other than payments of such Additional Payment to DFS).

  Mr. Gottesman and Mr. Finden-Crofts entered into non-competition and non-solicitation agreements in connection with the execution of the Recapitalization Agreement, whereby Mr. Finden-Crofts agreed not to solicit any employees of, or compete with, the Company for a period of at least one year after termination of his employment and Mr. Gottesman agreed not to solicit any employees of, or compete with, the Company so long as Mr. Gottesman owns (directly or indirectly) an equity interest of more than 5% in DCC and for an additional period of two years thereafter.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed combined statements of income (the "Unaudited Pro Forma Condensed Combined Financial Statements") for the year ended December 31, 1997, and for the six months ended June 28, 1998, give effect to the Recapitalization as if it had occurred on January 1, 1997, but do not give effect to the Company's obligation to make the Additional Payment to DFS of up to $10 million depending on the performance of DCC and certain of its subsidiaries in the 1998 fiscal year.


  The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the notes included therewith, the combined financial statements and the notes thereto included elsewhere herein and the description of the Recapitalization set forth under "The Recapitalization". The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what the Company's results of operations actually would have been had such transactions and events occurred on the dates specified, or to project the Company's results of operations for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN MILLIONS)

                                                         PRO FORMA
                                             HISTORICAL ADJUSTMENTS  PRO FORMA
                                             ---------- -----------  ---------
Net revenues................................  $ 465.7     $  --      $ 465.7
Cost of sales...............................   (345.9)       --       (345.9)
                                              --------    -------    --------
Gross profit................................    119.8        --        119.8
Selling, general and administrative ex-
 penses.....................................    (90.1)       --        (90.1)
                                              --------    -------    --------
Operating income............................     29.7        --         29.7
Other income (expense), net.................      0.1       (0.1)(a)     --
Interest expense............................     (7.5)     (11.9)(b)   (19.4)
Interest income.............................      1.0       (1.0)(c)     --
                                              --------    -------    --------
Income before income taxes..................     23.3      (13.0)       10.3
Provision for income taxes..................    (10.6)       5.9 (d)    (4.7)
Minority interest...........................     (0.1)       0.1 (e)     --
                                              --------    -------    --------
Net income..................................  $  12.6     $ (7.0)    $   5.6
                                              ========    =======    ========
EBITDA(g)...................................  $  35.8     $  --      $  35.8
                                              ========    =======    ========

                     FOR THE SIX MONTHS ENDED JUNE 28, 1998
                             (DOLLARS IN MILLIONS)

                                                         PRO FORMA
                                             HISTORICAL ADJUSTMENTS  PRO FORMA
                                             ---------- -----------  ---------
Net revenues................................  $272.3      $ --        $272.3
Cost of sales...............................  (202.3)       --        (202.3)
                                              -------     ------      -------
Gross profit................................    70.0        --          70.0
Selling, general and administrative ex-
 penses.....................................   (47.9)       --         (47.9)
Reorganization costs........................    (5.7)       5.7 (f)      --
                                              -------     ------      -------
Operating income............................    16.4        5.7         22.1
Other income (expense), net.................    (1.1)       1.1 (a)      --
Interest expense............................    (5.9)      (5.0)(b)    (10.9)
Interest income.............................     0.6       (0.6)(c)      --
                                              -------     ------      -------
Income (loss) before income taxes and ex-
 traordinary item...........................    10.0        1.2         11.2
Provision for income taxes..................    (4.2)      (0.5)(d)     (4.7)
Minority interest...........................      --         --           --
                                              -------     ------      -------
Income before extraordinary item............     5.8        0.7          6.5
Extraordinary item..........................    (0.3)       0.3 (f)      --
                                              -------     ------      -------
Net income (loss)...........................  $  5.5      $ 1.0       $  6.5
                                              =======     ======      =======
EBITDA(g)...................................  $ 25.5      $ --        $ 25.5
                                              =======     ======      =======

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


(a) Reflects the elimination of the gain on the swaps entered into in connection with the existing senior notes for the year ended December 31, 1997, and the elimination of the loss incurred in connection with the Recapitalization and the early termination of the swaps for the six months ended June 28, 1998.

(b) Reflects (i) an increase in interest expense to reflect total interest expense both on the Notes (at interest rates of 10% on the Dollar Notes and 9 3/8% on the DM Notes) and on amounts outstanding under the Revolving Credit Agreement (at an assumed interest rate of 7.79% for December 31, 1997, and June 28, 1998) and (ii) amortization of deferred financing costs, less historical interest expense associated with the Company's indebtedness repaid, calculated as follows:

                                                         FOR THE      FOR THE
                                                        SIX MONTHS   YEAR ENDED
                                                       ENDED 6/28/98  12/31/97
                                                      -------------- ----------
                                                            (IN MILLIONS)
   Historical Interest Expense                           $  (5.9)      $ (7.5)
    Elimination of all Interest Expense related to
     Old Notes                                               5.8          7.1
    Interest Expense related to New Revolving Credit
     Agreement                                              (2.2)        (1.6)
    Commitment Fee related to Unused Portion of New
     Revolving Credit Agreement                              (.2)         (.5)
    Interest Expense related to New Notes                   (7.8)       (15.7)
    Amortization of Deferred Financing Costs related
     to New Notes                                            (.6)        (1.2)
                                                         -------       ------
   Pro Forma Interest Expense                            $ (10.9)      $(19.4)
                                                         =======       ======

(c) Reflects the elimination of historical interest income.

(d) Reflects the tax effect of the pro forma adjustments.

(e) Eliminates the minority interest income of Derby Holdings South Africa.

(f) Transaction expenses of $5.7 million (including $2.7 million of investment banking fees, $1.7 million in legal fees, $1.0 million in accounting fees, and $0.3 million in miscellaneous fees) and the loss of $0.3 million upon the early extinguishment of indebtedness have not been included in the pro forma adjustments as such costs are nonrecurring charges incurred in connection with the Recapitalization. The amortization of goodwill recognized in connection with the purchase of the equity held by the minority shareholders of Derby Holdings South Africa (which occurred within 30 days following the consummation of the Recapitalization) is approximately $26 thousand and is not reflected in the accompanying pro forma condensed combined financial statements as it is not significant.
(g) EBITDA is calculated herein as operating income plus depreciation and amortization (net of negative amortization) less amortization into income of the pension transition asset (recognized upon adoption of SFAS No. 87) of $2.5 million and $1.2 million for the year ended December 31, 1997, and the six months ended June 28, 1998, respectively (see Note 14 in "Notes to Combined Financial Statements"). EBITDA has not been adjusted for what management believes to be one-time expenses of $2.9 million recognized in 1997. These one-time expenses include: (i) employee severance and a terminated management compensation program of $0.9 million, (ii) warehouse closing costs of $0.6 million, (iii) transaction costs of $0.3 million and
   (iv) certain other one-time expenses of $1.1 million. EBITDA excludes $5.7 million of one-time reorganization costs incurred in the six months ended June 28, 1998, for the Recapitalization. The Company includes information concerning EBITDA because it is commonly used by certain investors as a measure of a company's ability to generate cash flows and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flow from operating activities presented in accordance with U.S. GAAP as items excluded from EBITDA, such as depreciation and amortization, are significant components in understanding and assessing the Company's financial performance.

                      SELECTED HISTORICAL FINANCIAL DATA

  Set forth below are selected historical financial data of the Company as of the dates and for the periods presented. The selected historical financial data as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 were derived from the audited combined financial statements of the Company. The selected unaudited historical financial data of the Company as of December 31, 1993, 1994, 1995 and June 28, 1998 and for each of the two years in the period ended December 31, 1994 and each of the six months in the periods ended June 29, 1997 and June 28, 1998 were prepared by management in a manner consistent with the audited combined financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                               YEAR ENDED DECEMBER 31,            SIX MONTHS ENDED
                          --------------------------------------  -----------------
                                                                  JUNE 29, JUNE 28,
                           1993    1994    1995    1996    1997     1997     1998
                          ------  ------  ------  ------  ------  -------- --------
                                             (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Net revenues............  $466.6  $432.6  $473.8  $452.6  $465.7   $262.9   $272.3
Cost of sales...........   354.2   332.5   366.2   339.1   345.9    195.0    202.3
                          ------  ------  ------  ------  ------   ------   ------
Gross profit............   112.4   100.1   107.6   113.5   119.8     67.9     70.0
Selling, general and
 administrative
 expenses...............    83.3    77.4    81.3    80.1    90.1     46.6     47.9
Operating income........    29.1    22.7    22.0    33.4    29.7     21.3     16.4
Interest expense........    10.5    10.5     9.4     8.0     7.5      4.3      5.9
Income before income
 taxes and extraordinary
 items..................    17.8    11.9    23.5    23.5    23.4     17.2     10.0
Provision for income
 taxes..................     7.0     6.1    10.1     8.9    10.6      5.6      4.2
Net income..............    10.6     5.6    13.2    14.6    12.7     11.5      5.5
OTHER FINANCIAL DATA:
Depreciation and
 amortization...........     6.5     7.8     8.7     8.2     8.6      4.8      4.7
Amortization of pension
 transition asset.......    (2.5)   (2.5)   (2.7)   (2.7)   (2.5)    (1.3)    (1.2)
Capital expenditures....    13.0     7.0    11.1    10.8     7.4      2.5      3.5
Ratio of earnings to
 fixed charges(a).......    2.5x    2.0x    3.0x    3.3x    3.4x     4.1x     2.4x
BALANCE SHEET DATA (END
 OF PERIOD):
Cash and cash
 equivalents............     4.1    21.8    12.7     8.8    15.4              26.5
Working capital.........    91.5    96.9    85.3    80.0    63.3             130.4
Total assets............   227.8   250.3   263.3   260.7   289.1             336.2
Total debt, including
 current portion........    94.5    93.7    92.0    78.6   102.2             228.7
Preferred stock with
 redemption rights......     --      --      --      --      --               40.5
Stock rights(b).........     --      --      --      --      --               23.3
Shareholders' equity
 (deficit)..............    38.8    56.3    66.1    83.1    81.9             (54.7)

--------
(a) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of deferred financing costs and (iii) the portion of rental expense considered to represent interest (assumed to be one-third).
(b) Reflects Class A Common Stock having a value of $8.3 million and Class B Common Stock having a value of $15.0 million issuable to DICSA upon exchange of the Raleigh Canada Preferred Stock. The Raleigh Canada Preferred Stock may be redeemed subsequent to the vesting of the Company's right to exchange such stock for shares of its Common Stock, at the option of DICSA under certain circumstances, for a cash payment of $23.3 million, plus all accrued and unpaid dividends thereon.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The following discussion should be read in conjunction with the audited combined financial statements of the Issuers and the selected financial and other data contained elsewhere in this Prospectus.

  Derby is a world-leading designer, manufacturer and marketer of bicycles. Competing primarily in the medium- to premium-priced market, Derby owns or licenses many of the most recognized brand names in the bicycle industry, including leading global brands such as Raleigh, Nishiki and Univega, and leading regional brands such as Gazelle in The Netherlands and Kalkhoff, Musing, Winora and Staiger in Germany. For the fiscal year ended December 31, 1997 and the six months ended June 29, 1997 and June 28, 1998, the Company had net revenues of $465.7 million, $262.9 million and $272.3 million, respectively, and EBITDA of $35.8 million, $24.8 million and $25.5 million, respectively.

  The following table summarizes the Company's historical results of operations as a percentage of net revenues for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 29, 1997 and June 28, 1998:

                              YEAR ENDED DECEMBER 31, SIX MONTHS ENDED
                              ----------------------- -----------------
                                                      JUNE 29, JUNE 28,
                               1995    1996    1997     1997     1998
                              ------- ------- ------- -------- --------
INCOME STATEMENT DATA:
Net revenues................   100.0%  100.0%  100.0%  100.0%   100.0%
Cost of sales...............   (77.3)  (74.9)  (74.3)  (74.2)   (74.3)
                              ------- ------- -------  ------   ------
Gross profit................    22.7    25.1    25.7    25.8     25.7
Selling, general and
 administrative expenses....   (17.2)  (17.7)  (19.3)  (17.8)   (17.6)
Reorganization costs........    (0.9)   --      --      --       (2.1)
                              ------- ------- -------  ------   ------
Operating income............     4.6     7.4     6.4     8.0      6.0
Interest expense............    (2.0)   (1.8)   (1.6)   (1.6)    (2.2)
Interest income.............     0.2     0.2     0.2     0.1      0.2
Other income (expense),
 net........................     2.1    (0.6)   --      --       (0.4)
                              ------- ------- -------  ------   ------
Income before income taxes
 and extraordinary item ....     4.9     5.2     5.0     6.5      3.6
Provision for income taxes..    (2.1)   (2.0)   (2.3)   (2.1)    (1.5)
Minority interest...........    --      --      --      --       --
                              ------- ------- -------  ------   ------
Income before extraordinary
 item.......................     2.8     3.2     2.7     4.4      2.1
Extraordinary item..........    --      --      --      --       (0.1)
                              ------- ------- -------  ------   ------
Net income..................     2.8%    3.2%    2.7%    4.4%     2.0%
                              ======= ======= =======  ======   ======

  Derby operates in ten countries around the world with a majority of its operations conducted in countries other than the United States. In 1997, 51% of the Company's net revenues were denominated in currencies within the European Monetary System, 23% were denominated in pounds Sterling and 26% were denominated in other currencies. In the same period, 45% of the Company's material costs, which in turn accounted for 74% of its cost of goods sold, were purchased in currencies other than the currency of the related revenues. The Company reduces its currency exposure by maintaining operations in the major markets in which it sells its products. The Company further mitigates foreign exchange risk by purchasing currency options and entering into forward purchase contracts primarily related to transactions denominated in U.S. dollars, New Taiwan dollars and Yen, which accounted for 13%, 12% and 11%, respectively, of the Company's material costs in 1997. See Note 8 of the "Notes to Combined Financial Statements".

  The Company is a net importer of products from Asian markets and accordingly was not adversely impacted by the Asian currency depreciation in late 1997.

ACQUISITION HISTORY AND INVESTMENT PROGRAM

  Derby was organized in 1986 to acquire the Raleigh, Gazelle and Sturmey-Archer bicycle and bicycle component businesses from TI Group plc. In September 1988, Derby acquired the assets of Neue Kalkhoff, the second largest bicycle manufacturer in the former Federal Republic of Germany at the time, and established DCW. In October 1988, the Company acquired the assets of Raleigh Cycle Company of America from Raleigh's U.S. licensee, Huffy Corporation, and the West Coast Cycle division of Medalist Industries Inc. (owner of the Nishiki brand in the United States). These two businesses were merged to form Raleigh USA. Derby formed the Company's Probike South Africa operating company with the acquisitions of Cycle and Hardware Factors in 1989, J.H. Slotar in 1990 and Cycle Centre Wholesale in 1991. In 1992, Derby acquired Musing, the German bicycle manufacturer.

  Derby has continued to acquire bicycle and bicycle component companies and leading brand names. On July 18, 1998, the Company entered into a nonbinding letter of intent to acquire a bicycle design and distribution company for a purchase price of approximately $20 million in cash, the assumption of certain indebtedness and a contingent payment based on purchases. On September 2, 1998, the Company entered into a nonbinding letter of intent to acquire a bicycle design, distribution and manufacturing company for a purchase price of approximately $22 million in cash, subject to adjustments. Both letters of intent have since expired. The Company is still in the process of negotiating the terms of purchase of both companies. In January 1997, Derby completed the acquisition of the assets and operations of the Winora and Staiger businesses for approximately $2.7 million in cash and $9.1 million of assumed debt. Winora-Staiger is a long-established bicycle manufacturer and distributor located in southwestern Germany that sells bicycles to a network of IBDs to which the Company was not previously a major supplier. In March 1997, Derby acquired the worldwide rights to the Univega brand name and its associated trade names, trademarks and designs for approximately $2.6 million. In August 1997, the Company formed Univega to serve as a holding company for the acquisition of the MS Sport Group from Robert Holzer over a specified period of years. Univega agreed to pay Mr. Holzer a purchase price based on the MS Sport Group's performance through the year 2000 in a maximum amount of DM13.1 million and a minimum amount of DM5.35 million. The Company also formed Univega License, which is owned by Derby Holding (Deutschland) and Mr. Holzer, to hold and license the Univega trademarks.

  Since 1990, Derby has invested in labor-saving, flexible production machinery and restructured the workforces at its manufacturing locations. From 1992 to 1993, taking advantage of substantial incentives from the German government, Derby built a factory in Rostock, in the former German Democratic Republic. Derby completed its internal reorganization and investment program in 1996, having made major steps toward improving production efficiency and increasing manufacturing flexibility.

RESULTS OF OPERATIONS

 Summary of Operations by Operating Company

  The following table summarizes certain historical results of operations for Derby's operating companies:

                                   YEAR ENDED DECEMBER 31,    SIX MONTHS ENDED
                                   -------------------------  -----------------
                                                              JUNE 29, JUNE 28,
                                    1995     1996     1997      1997     1998
                                   -------  -------  -------  -------- --------
                                             (DOLLARS IN MILLIONS)
Raleigh U.K. (United Kingdom):
  Net Revenues...................  $ 106.7  $ 107.4  $ 107.3   $ 45.6   $ 39.8
  EBITDA(/1/)....................      4.6      8.8     14.9      4.4      2.1
  Operating Income...............      3.3      7.5     13.1      3.7      1.2
Gazelle (The Netherlands):
  Net Revenues...................    119.7    120.8    107.8     65.2     66.4
  EBITDA(/1/)....................     14.0     16.8     13.9     10.3     10.3
  Operating Income...............     13.6     16.2     13.4     10.0     10.1
DCW/Winora-Staiger/MS Sport Group
 (Germany):
  Net Revenues...................     92.5     82.4    103.8     71.6     84.9
  EBITDA(/1/)....................      0.8      4.0      0.6      5.7      8.6
  Operating Income...............     (2.6)     1.1     (2.2)     3.9      6.9
Raleigh USA (United States):
  Net Revenues...................     57.4     53.5     57.9     27.6     32.5
  EBITDA(/1/)....................     (1.3)    (0.1)    (1.4)    (1.1)     0.5
  Operating Income...............     (1.9)    (0.7)    (2.0)    (1.4)     0.4
Raleigh Canada (Canada):
  Net Revenues...................     36.2     29.5     29.5     24.9     24.6
  EBITDA(/1/)....................      3.5      3.1      3.1      3.0      3.1
  Operating Income...............      3.2      2.8      2.8      2.7      2.7
Sturmey-Archer (United Kingdom):
  Net Revenues...................     32.4     30.1     29.6     17.4     14.1
  EBITDA(/1/)....................      4.5      5.6      3.3      2.3      0.6
  Operating Income...............      4.4      5.5      3.4      2.3      0.6
Probike South Africa (South Afri-
 ca):
  Net Revenues...................     22.6     20.5     20.6      8.5      7.6
  EBITDA(/1/)....................      2.2      2.2      2.3      0.7      0.4
  Operating Income...............      1.9      2.0      2.1      0.7      0.3
Other and inter-company adjust-
 ments(/2/):
  Net Revenues...................      6.3      8.4      9.2      2.1      2.4
  EBITDA(/1/)....................     (0.4)    (1.4)    (0.9)    (0.5)    (0.1)
  Operating Income...............      0.1     (1.0)    (0.9)    (0.6)    (0.1)
Total:
  Net Revenues...................  $ 473.8  $ 452.6  $ 465.7    262.9    272.3
  EBITDA(/1/)....................     27.9     39.0     35.8     24.8     25.5
  Operating Income(/3/)..........     22.0     33.4     29.7     21.3     22.1

--------
(1) EBITDA is calculated herein as operating income plus depreciation and amortization (net of negative amortization) less amortization into income of the pension transition asset (recognized upon adoption of SFAS No. 87) (see Note 14 in "Notes to Combined Financial Statements"). EBITDA has not been adjusted for what management believes to be one-time expenses of $2.9 million recognized in 1997. These one-time expenses include: (i) employee severance and a terminated management compensation program of $0.9 million, (ii) warehouse closing costs of $0.6 million, (iii) transaction costs of $0.3 million and (iv) certain other one-time expenses of $1.1 million. EBITDA excludes $5.7 million of one-time reorganization costs incurred in the six months ended June 28, 1998, for the Recapitalization. The Company includes information concerning EBITDA because it is commonly used by certain investors as a measure of a company's ability to generate cash flows and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flow from operating activities presented in accordance with U.S. GAAP as items excluded from EBITDA, such as depreciation and amortization, are significant components in understanding and assessing the Company's financial performance.
(2) The amounts shown have been calculated by subtracting, for each item, the sum of the amounts for each of the operating companies from the corresponding total amount. These amounts reflect the margin made on revenues on Company produced bicycles by distribution companies, including Raleigh Europe and Raleigh Ireland, revenues from sales of components to third parties by Derby Trading and inter-company adjustments.
(3) Operating income excludes $5.7 million of one-time reorganization costs incurred in the six months ended June 28, 1998, for the Recapitalization.

COMPARISON OF SIX MONTHS ENDED JUNE 28, 1998 TO SIX MONTHS ENDED JUNE 29, 1997

  Net Revenues. Net revenues increased by $9.4 million to $272.3 million for the six months ended June 28, 1998, compared with the corresponding period in 1997. In local currencies, net revenues increased by 12.3% over the same period. The smaller increase in U.S. dollar terms compared with the local currency figures is due primarily to the strengthening of the U.S. dollar against the Deutsche mark and the Dutch guilder. Sales growth was driven equally by volume increases and a richer sales mix. Units sold increased by 60,000 in the six months ended June 28, 1998, as compared to the corresponding period in 1997.

  Gazelle's business continued to benefit from the buoyant Dutch market. Net revenues in local currency increased 10.5% in the six month period. Strong consumer demand through the end of 1997 drove beginning 1998 inventory levels down for Dutch retailers, and has benefited Gazelle's first half 1998 sell-in.

  Derby Germany benefited from sales of Univega bicycles, a business which the Company did not own in the first half of 1997. The private label and trade businesses also contributed to year-over-year revenue increases. In local currency, Derby Germany sales increased 27.3% in the six month period.

  Revenues at Raleigh USA increased 17.9% in the six month period. The increase is attributable to the improved product range as well as to the Univega brand which the Company re-launched in the second half of 1997.

  In Canada, the first quarter was adversely affected by production and commercial interruptions caused by an ice storm in January 1998. This was followed by strong demand for product in the second quarter, driven by favorable spring and summer weather and the rapid response to manufacturing a fast-selling new product.

  The United Kingdom businesses (Raleigh UK and Sturmey-Archer) have been negatively impacted by the strength of sterling and by competitive pricing. As an exporter of components, Sturmey-Archer's Dutch guilder-based revenues have been reduced on conversion into sterling by an 8.4% depreciation of the guilder compared with 1997. Lower sales volume resulted from a slight increase in Sturmey-Archer's guilder prices to partially counter the depreciation of the guilder and lower German and Japanese competitors' prices in guilder terms. The United Kingdom bicycle business designed its range for the 1998 season to maintain selling prices close to 1997 levels, giving enhanced margins through reduced component costs brought about both through the strength of sterling and price reductions gained from vendors. However, competitors, who gained a bigger cost advantage from the fall in Asian currencies from having their own manufacturing based in Asia, passed their cost savings through to the consumer by giving more highly specified products at no increase in price. This eroded Raleigh's position in a market already weakened by poor summer weather in the United Kingdom and Ireland, and a supply chain temporarily over-stocked with Taiwanese product imported to beat the anticipated introduction of EU anti-dumping duties on Taiwan.

  Gross Profit. Gross profit rose by $2.1 million to $70.0 million for the six months ended June 28, 1998. A gross margin reduction in the second quarter of 1998, due to the sterling situation at Sturmey-Archer and marking-to-market of forward foreign exchange contracts for future raw material purchases was offset by an improvement in the German manufacturing operations where the assimilation of the Winora-Staiger and Univega acquisitions benefited production recoveries.

  Selling, General and Administrative Expenses. For the six months ended June 28, 1998, expenses increased $1.2 million, or 2.6%, to $47.9 million as 1998 started off with increased costs from the acquisitions of Winora-Staiger and Univega. No one individual component of selling, general, and administrative expenses materially changed from the corresponding period in 1997.

  Operating Income. Operating income for the six months ended June 28, 1998, before reorganization costs of $5.7 million was $22.1 million, an increase of $0.8 million over the comparable period in 1997. The benefits of increased volume were offset by the effect of exchange rates on Sturmey-Archer and marking-to-market of forward foreign exchange contracts, while selling, general and administrative expenses in 1997 included certain one-time expenses. Reorganization costs included in the calculation of operating income include legal, accounting and investment banking fees of implementing the Recapitalization on May 14, 1998, which resulted in lower total operating income than the comparable period in 1997.

  Interest Expense. Interest expense increased by $1.6 million for the six months ended June 28, 1998, to $5.9 million compared with the corresponding period in 1997 due to the increased debt following the Recapitalization.

  Other Income (Expense), Net. Other income (expense) for the six months ended June 28, 1998, represents the reduction in market value of the outstanding interest rate swap contracts upon their amortization over the remaining term and the loss upon their early termination due to the Recapitalization.

  Provision for Income Taxes. Income taxes decreased $1.4 million or 25% from $5.6 million in the six months ended June 29, 1997, to $4.2 million in the six months ended June 28, 1998, due to lower income in the United Kingdom. The effective tax rate on income before income taxes and extraordinary item increased from 33% in 1997 to 42% in 1998, primarily due to reorganization expenses of $5.7 million, for which the related tax benefit has been fully reserved, resulting in an increase in the combined effective tax rate.

  Extraordinary Item. The extraordinary item of $.3 million in the six months ended June 28, 1998, represents a $0.5 million charge for the loss on the early retirement of debt on May 14, 1998, following the Recapitalization less the related tax benefit of $0.2 million.

  Net Income. Net income decreased from $11.5 million in the six months ended June 29, 1997, to $5.5 million in the six months ended June 28, 1998, primarily as a result of the reorganization costs of $5.7 million and the losses on the early retirement of debt and the early termination of the swaps.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996

  Net Revenues. Net revenues increased $13.1 million, or 2.9%, to $465.7 million for 1997 from $452.6 million for 1996. This increase was primarily due to increases in selling prices as the Company's product mix strengthened. Average unit selling prices decreased by 1.5%. Net revenues from sales of parts and accessories, which accounted for 14.7% of total 1997 net revenues, increased by 25.5% in 1997, due in part to the acquisition of Winora-Staiger. Bicycle sales volume increased 22.9 thousand units, or 0.8%, to 2.1 million units. The benefits of increased volume were partially offset by the continued strength of the U.S. dollar against the major continental European currencies, tempered by the U.S. dollar's weaker position relative to the pound Sterling.

  Raleigh U.K.'s net revenues decreased $0.1 million, or 0.1%, from 1996. In local currency, Raleigh U.K.'s net revenues declined 4.5%. Raleigh U.K.'s sales to dealers declined by 34 thousand units, or 11%, from 1996, while mail order sales declined by 8 thousand units.

  Gazelle's net revenues decreased $13.0 million, or 10.8%, from 1996. In local currency, Gazelle's net revenues increased 2.4%. The decrease in sales was primarily due to high levels of dealer inventories resulting from overstocking during the second half of 1996.

  DCW's net revenues increased $21.4 million, or 26%, from 1996. In local currency, DCW's net revenues increased 43.9%. DCW's acquisitions in 1997 of Winora-Staiger and the MS Sport Group, which distributes the Univega brand, contributed substantially to volume increases. In addition, the introduction of high specification Winora bicycles strengthened the product mix. These factors offset a decline of 27 thousand units, or 7.5%, in DCW sales other than in the Winora and Univega product lines, reflecting difficult overall market conditions in Germany. Without the 1997 acquisitions, net revenues would have decreased by $1.7 million, or 2.1%. Plans are in development to increase production and sales of private label bicycles at prevailing market prices to achieve higher margins.

  Raleigh USA's net revenues increased $4.4 million, or 8.2%, from 1996 as it benefited from organizational changes and a well-received mid-priced product offering for the 1996/97 season. Unit volume increased by 22 thousand units, or 10.3%, over 1996.

  Raleigh Canada's net revenues were relatively flat between 1996 and 1997. In local currency, Raleigh Canada's net revenues increased CAN$0.2 million.

  Gross Profit. Gross profit increased $6.3 million, or 5.6%, to $119.8 million for 1997 from $113.5 million for 1996, and gross margin increased from 25.1% to 25.7%. This increase was primarily due to a relative emphasis on increasing profit margins rather than sales. Continued weakening of the Yen led to a fall in material costs as a percentage of sales to 54.7% from 55.1% in 1996 which offset an increase in labor costs.

  Raleigh U.K.'s gross profit increased by $4.9 million, or 19.2%, from 1996, and gross margin increased from 23.6% to 28.2%. In local currency, gross profit increased (Pounds)2.3 million, or 14.2%. Favorable exchange rate movements and lower component costs benefited Raleigh U.K. The benefits of factory reorganizations at Raleigh U.K. also contributed to the increase in gross profit.

  Gazelle's gross profit decreased by $3.6 million, or 12.0%, from 1996, and gross margin declined from 24.9% to 24.5%. Gross profit in local currency increased NLG0.4 million, or 0.8%.

  DCW's gross profit increased by $5.6 million, or 38.5%, and gross margin increased from 17.6% to 19.3%. Without giving effect to the 1997 acquisitions, gross profit would have decreased by $2.6 million, or 17.7%. Following the acquisition of Winora-Staiger by DCW, insufficient forward hedging against U.S. dollar purchases of materials resulted in an exchange loss as the Deutsche Mark significantly depreciated. In local currency, gross profit increased DM12.6 million, or 58.3%. The acquisition of Winora-Staiger, which occurred immediately prior to the peak selling season, required short and inefficient production runs to meet demand, which caused significant factory disruption at DCW and contributed to increased labor costs. A favorable shift in product mix to high specification models at DCW required a greater amount of labor input than required for traditional DCW models, further adding to the increase in direct labor costs.

  Raleigh USA's gross profit increased by $2.0 million, or 15.9%, from 1996, and gross margin increased from 23.6% to 25.2% primarily due to lower Yen-denominated component prices.

  Raleigh Canada's gross profit increased by $0.5 million, or 7.5%, from 1996, and gross margin increased from to 20.8% to 22.3%. Gross profit in local currency increased CAN$0.7 million.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $10.0 million, or 12.5%, to $90.1 million in 1997 from $80.1 million in 1996. As a percentage of net revenues, selling, general and administrative expenses increased to 19.3% from 17.7% in 1996. This increase was principally the result of the acquisitions of Winora-Staiger and the MS Sport Group. Included in selling, general and administrative expenses is net negative amortization of $(0.7) million, which includes amortization of net negative goodwill related to acquisitions as well as amortization into income of capital grants from the German government for facility construction in Germany.

  Operating Income. Operating income decreased $3.7 million, or 11.1%, to $29.7 million for 1997 from $33.4 million in 1996. The operating margin declined to 6.4% in 1997 from 7.4% in 1996.

  Interest Expense. Interest expense decreased $0.5 million, or 6.3%, to $7.5 million in 1997 from $8.0 million in 1996. The decrease was due primarily to an increased proportion of Deutsche Mark denominated debt which carried a relatively low interest rate of 5.25%. These benefits were partially offset by an increase in borrowings associated with acquisitions made during the year.

  Other Income (Expense), Net. Other income (expense) increased $2.8 million to $0.1 million from $(2.7) million in 1996. Other income (expense) in 1997 was comprised entirely of a gain on outstanding swap contracts.

  Provision for Income Taxes. Income taxes increased $1.7 million, or 19.1%, to $10.6 million for 1997 from $8.9 million in 1996. The effective tax rate increased to 45% in 1997 from 38% in 1996 due to higher losses in Germany and the United States for which no income tax benefit was available.

  Net Income. Net income decreased $1.9 million, or 13.0%, to $12.7 million for 1997 from $14.6 million for 1996 due to the factors discussed above.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

  Net Revenues. Net revenues decreased $21.2 million, or 4.5%, to $452.6 million for 1996 from $473.8 million for 1995. Net revenues from sales of parts and accessories, which accounted for 12.0% of total 1996 net revenues, increased by 4.5% in 1996. Bicycle sales volume was 7.4% lower than in 1995 as markets in both Europe and North America weakened, although reduced demand was partially offset by a 4.3% improvement in average selling price. The U.S. dollar strengthened against major European currencies but weakened against the pound Sterling, producing a reduction in net revenues due to foreign exchange translation.

  Raleigh U.K.'s net revenues increased $0.7 million, or 0.7%, from 1995. In local currency, Raleigh U.K.'s net revenues increased 1.5%. While the number of units sold in 1996 decreased by 3.9%, Raleigh U.K. was able to raise its average trade price by 3.1% due to an improved product mix.

  Gazelle's net revenues increased $1.1 million, or 0.9%, from 1995. In local currency, Gazelle's revenues increased 5.5%. Volume increased by 2.5% and average selling price increased 5.3% from 1995. The increase in sales was primarily due to continued dealer optimism and high order levels early in the year following strong consumer demand in 1995.

  DCW's net revenues decreased $10.1 million, or 10.9%, from 1995. In local currency, DCW's revenues decreased 6.7% as a result of strong price competition in the context of decreased bicycle demand in the German market. DCW focused on maintaining profit margins rather than volume, and units sold declined by 9.1%. DCW was able to raise its average sales price by 2.2% in 1996, as the benefits of a restructuring undertaken in 1995 to eliminate certain redundant production processes enabled DCW to remain competitive in market segments above a DM300 retail price.

  Raleigh USA's net revenues decreased $3.9 million, or 6.8%, from 1995 due to a 7.8% decline in unit sales as customers entered the year with excess inventories. The average selling price increased by 2.5% as demand for higher priced suspension and road bicycles improved.

  Raleigh Canada's net revenues decreased $6.7 million, or 18.5%, from 1995. In local currency, Raleigh Canada's net revenues decreased CAN$10.0 million. Two major customers in the mass merchandiser channel reduced orders for new private-label bicycles in 1996 after making exceptionally large unit purchases in 1995.

  Gross Profit. Gross profit increased $5.8 million, or 5.4%, to $113.5 million in 1996 from $107.7 million in 1995, and gross margin increased from 22.7% to 25.1%. This increase was primarily due to cost reductions and increased manufacturing productivity resulting from management actions taken in late 1995 and early 1996, primarily at DCW and Raleigh USA. These actions included the elimination of certain redundant production processes at DCW and changes in material sourcing and factory layout at Raleigh USA, which improved productivity and reduced unit costs. A reduction in material costs to 55.1% of revenues in 1996 from 56.9% of revenues in 1995 resulted from over capacity in the component market, which enabled several operating companies to negotiate material cost savings, while the weakening of the Yen and lower levels of discounted sales further improved margins.

  Raleigh U.K.'s gross profit decreased by $0.7 million, or 2.6%, from 1995, and gross margin decreased from 24.4% to 23.6%. In local currency, gross profit decreased (Pounds)0.3 million, or 1.8%. Implementation of new robotic welding equipment and a paint plant diluted the benefit of the factory reorganization at Raleigh U.K. A 3.1% increase in average trade price was offset by a 3.9% decline in units sold.

  Gazelle's gross profit increased by $2.8 million, or 10.2%, from 1995, and gross margin increased from 22.7% to 24.9%. In local currency, gross profit increased 15.6%. Gross margins improved primarily due to a strengthening of the Dutch Guilder and lower component costs. As Gazelle was able to maintain its unit cost of revenues in 1996, higher average unit sales prices also contributed to the improvement in the gross margin.

  DCW's gross profit increased by $1.4 million, or 10.8%, from 1995, and gross margin increased from 14.1% to 17.6%. In local currency, gross profit increased DM2.9 million, or 15.5%.

  Raleigh USA's gross profit increased by $1.0 million, or 8.6%, from 1995, and gross margin increased from 20.2% to 23.6%. The margin improvement was a result of certain material sourcing changes as well as improvements to Raleigh USA's manufacturing processes that reduced close-out sales at the end of the season.

  Raleigh Canada's gross profit decreased by $0.2 million, or 3.7%, from 1995, and gross margin increased from 17.5% to 20.8%. In local currency, gross profit decreased CAN$0.4 million.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $1.2 million, or 1.5%, to $80.1 million for 1996 from $81.3 million for 1995. As a percentage of net revenues, selling, general and administrative expenses increased to 17.7% for 1996 from 17.2% in 1995. This increase resulted primarily from higher marketing expenditures at Gazelle and restructuring costs at Raleigh U.K. Also included in selling, general and administrative expenses is net amortization of $(1.2) million, which includes amortization of net negative goodwill related to acquisitions as well as amortization into income of capital grants from the German government for facility construction in Germany.

  Operating Income. Operating income increased $11.4 million, or 51.8%, to $33.4 million for 1996 from $22.0 million for 1995. The operating margin improved to 7.4% in 1996 from 4.6% in 1995. This was primarily a result of cost reductions realized in 1996 and reorganization costs of $4.4 million incurred in 1995 at Raleigh U.K.

  Interest Expense. Interest expense decreased $1.4 million, or 14.9%, to $8.0 million for 1996 from $9.4 million for 1995. This was primarily due to the decrease in interest rates in Europe and North America and the repayment of the first installment of the medium term senior notes in late 1995.

  Other Income (Expense), Net. Other income (expense) decreased $12.7 million to $(2.7) million from $10.0 million in 1995. Other income (expense) in 1996 was comprised entirely of a loss on the marking-to-market of outstanding swap contracts. Other income (expense) in 1995 was comprised of $4.7 million of profit on the disposal of land and building in connection with the reorganization in 1995 and $5.3 million related to a gain on the marking-to-market of outstanding swap contracts.

  Provision for Income Taxes. Income taxes decreased $1.2 million, or 11.9%, to $8.9 million for 1996 from $10.1 million for 1995. The effective tax rate decreased to 38% in 1996 from 43% in 1995 due to decreased losses in Germany and the United States for which no income tax benefit was available.

  Net Income. Net income increased $1.4 million, or 10.6%, to $14.6 million for 1996 from $13.2 million for 1995. This increase was primarily due to the reasons described above.

LIQUIDITY AND CAPITAL RESOURCES

  Demand for bicycles in Derby's principal markets is seasonal, characterized in most cases by a majority of consumer sales in the spring and summer months (the "Peak Season"). In the United

Kingdom, South Africa and Ireland, consumer revenues are typically higher in the last four months of the calendar year due to increased sales of juvenile bicycles in the month preceding Christmas. Accordingly, dealers' peak purchasing months in those countries are October and November when they build inventory in anticipation of Christmas sales of juvenile bicycles. Excluding this holiday seasonality, the Company's working capital requirements are greatest during February, March and April at the start of the Company's Peak Season as receivable levels increase. The Company offers extended credit terms during the months prior to the Peak Season, although Derby encourages early payments through trade discounts.

  Finished goods inventory remains relatively constant throughout the fiscal year and the level of raw materials increases and decreases normally only to accommodate production needs. Work in progress represents, on average, eight days' production. Inventory levels reach a minimum at the end of the Peak Season.

  Net cash flows from operating activities decreased $0.9 million to $11.0 million for the year ended December 31, 1997 from $11.9 million for the year ended December 31, 1996. Net cash flows from operating activities increased $3.8 million to $11.9 million for 1996 from net cash provided by operating activities of $8.1 million during 1995. Net cash flows used in operating activities increased $4.5 million to $12.9 million from $8.4 million for the six months ended June 28, 1998. This increase was due to an increase in trade accounts receivable of $29.2 million for the six months ended June 28, 1998, as compared to an increase of $25.9 million for the six months ended June 29, 1997. The increase in trade accounts receivable is due to the increase in revenues in the first half of 1998 as compared with the first half of 1997 and is in line with the customary seasonal increase of the Company's receivables due to the extended credit terms extended to customers during the Peak Season which are collected in the third quarter. Accounts payable and accrued liabilities decreased $2.9 million for the six months ended June 28, 1998, as compared to an increase of $0.6 million for the six months ended June 29, 1997, due to a reduced rate of purchasing by the Company arising from an action taken to drive inventory levels down.

  Net cash flows from financing activities increased to $8.5 million in 1997 from a net use of $15.7 million in 1996. This increase of $24.2 million was due primarily to an increase in short term borrowings of $28.9 million in 1997. In the second quarter of 1998, net cash flows from financing activities were $30.0 million compared with $19.1 million in 1997 due to the indebtedness incurred in connection with the Recapitalization and to finance the Peak Season cash flow requirements.

  The Company's contributions to its defined benefit pension plans were $2.3 million, $2.2 million, $2.3 million, $1.2 million and $1.2 million in 1995, 1996, 1997 and for the six months ended June 29, 1997 and June 28, 1998, respectively. The Company adopted Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" on January 1, 1993. The impact of adopting SFAS No. 87 was the recognition of a transition asset of $37.8 million. The transition asset is being amortized into income over 15 years. Net periodic pension income was $5.8 million, $6.3 million, $5.8 million, $2.9 million and $2.5 million in 1995, 1996, 1997 and for the six months ended June 29, 1997 and June 28, 1998, respectively. Net periodic pension income includes amortization of the transition asset into income of $2.7 million, $2.7 million, $2.5 million, $1.3 million and $1.2 million in 1995, 1996, 1997 and for the six months ended June 29, 1997 and June 28, 1998, respectively.

  The Company's capital expenditures were $11.1 million, $10.8 million, $7.4 million, $2.5 million and $3.5 million in 1995, 1996, 1997 and for the six months ended June 29, 1997 and June 28, 1998, respectively. The Company anticipates that total capital expenditures for 1998 will be approximately $12 million, which includes $2.9 million of capital expenditures to increase capacity at Sturmey-Archer and $1.0 million to upgrade computer systems in its operations at Raleigh USA and Raleigh Canada.

  The Company incurred significant indebtedness in connection with the Recapitalization. As of June 28, 1998, the Company had approximately $228.7 million of combined indebtedness, including $161.6 million of indebtedness pursuant to the Notes, $66.1 million of borrowings under the Revolving Credit Agreement and $1.0 million of borrowings under the South African Credit Facility. The Notes are issued under Indentures which contain certain covenants that, among other things, restrict the ability of DCC and its Restricted Subsidiaries to incur additional indebtedness, pay dividends, redeem capital stock, redeem subordinated obligations, make investments, undertake sales of assets and subsidiary stock, engage in transactions with affiliates, issue capital stock, permit liens to exist, operate in other lines of business, engage in certain sale and leaseback transactions and engage in mergers, consolidations or sales of all or substantially all the assets of the Company. Accordingly, certain activities or transactions that the Company may want to pursue or enter into may be restricted or prohibited, and such restrictions and prohibitions could, from time to time, impact available cash on hand and the liquidity of the Company. See "Description of Exchange Notes". The Revolving Credit Agreement provides for a seven-year DM214 million senior secured revolving credit facility to be made available to Derby's operating companies. Borrowings under the Revolving Credit Agreement are available subject to a borrowing base determined as a percentage of eligible assets. See "Description of Revolving Credit Agreement".

  The Company historically has met its working capital needs and capital expenditure requirements primarily through a combination of operating cash flow and borrowings under bank facilities. Following the Recapitalization, the Company will satisfy its debt service requirements and meet its working capital and capital expenditure needs through a combination of operating cash flow and funds available under the Revolving Credit Agreement. In connection with the Recapitalization, the Company refinanced all its existing debt other than its debt under the South African Credit Facility. In addition, certain standby letters of credit under the Revolving Credit Agreement in an amount of approximately $3.5 million are outstanding.

  The Company's ability to make scheduled payments of principal, and to pay the interest on its indebtedness (including the Exchange Notes), and to fund planned capital expenditures or finance acquisitions, will depend on its future financial and operating performance, which to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based on the current and anticipated level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Revolving Credit Agreement, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures and scheduled payments of principal and interest on its indebtedness, including the Notes, for the foreseeable future. There can be no assurance, however, that the Company will be able to meet such obligations.

  The Company uses four types of derivative financial instruments including currency swaps, interest rate swaps, forward foreign exchange contracts, and options. The Company enters into currency and interest rate swaps such that the notional principal amount is equal to the principal amount of the underlying debt. The swaps achieve the effect of synthetically converting the original United States dollar denominated debt into several other foreign currencies and converting the interest rate on the debt from United States dollar rates to those applicable for that currency. The Company enters into forward foreign exchange contracts and options to minimize the impact of currency movements, principally on purchases of inventory and sales of goods denominated in currencies other than the subsidiaries' functional currencies.

INFORMATION TECHNOLOGY--YEAR 2000

  The Company is in the process of implementing a plan designed to ensure that all application software used in connection with the Company's management information systems, including internally developed systems, software purchased from outside vendors and embedded chips at the Company's manufacturing facilities, will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such dates. Due to the fact that existing software often defines each year with two digits rather than four digits, the Company's computers that have date-sensitive software may recognize a date using "00" as occurring in the year 1900 rather than the year 2000, which would result in such abnormalities and inaccuracies and lead to disruptions of the Company's operations, including a temporary inability to process customer orders, send invoices or engage in other normal business activities. Many of the Company's existing computer systems will need to be retired, replaced or remediated prior to the year 2000. Retirement, replacement and remediation may require that, over the next few years, a substantial portion of the Company's management information systems spending be allocated to such activities.

The Company is currently in the process of replacing and upgrading the computer systems of its United States and Canadian Operations. The Company expects to spend a total of approximately $1.8 million in 1998 and $0.1 million in 1999 to achieve "Year 2000 compliance" for all its operations. The Company plans to complete all Year 2000 compliance efforts by early 1999. The costs and timing of such efforts, however, are based upon management's best estimates, which are derived using assumptions relating to, among other things, the availability of certain resources, the timing of actions taken by third parties and other factors. Additional expenditures beyond the Company's projections may be necessary. In the event that the Company materially underestimates the amount of funds or the time necessary to resolve identified problems or if any information systems relied upon by the Company for critical functions are not substantially Year 2000 compliant in a timely manner, there could be a material adverse effect on the Company's business, financial condition and results of operations.

  The Company's plan for the Year 2000 calls for communication with significant suppliers and customers to determine the readiness of third parties' remediation of their own Year 2000 issues. As part of its assessment, the Company is evaluating the level of validation it will require of third parties to ensure their Year 2000 readiness. The Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase the Company's products, which could result in a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that any Year 2000 compliance problems of the Company's customers or suppliers will not have a material adverse effect on the Company's business, financial condition and results of operations.

  To date, the Company has not encountered any material Year 2000 issues concerning its computer systems. Accordingly, the Company has not at this time developed a contingency plan if it fails to achieve Year 2000 compliance and does not plan to develop such a plan until it learns of material impediments in timely implementing its plan for the Year 2000.

INFLATION

  The rate of inflation over recent years has been relatively low, and management believes that inflation has not had a material impact on the Company's results of operations for any of the fiscal years in the five-year period ended December 31, 1997. There can be no assurance, however, that in future years inflation will not have an adverse impact on Derby's business.

                                   BUSINESS

OVERVIEW

  Derby is a world-leading designer, manufacturer and marketer of bicycles. The Company holds the leading market share in the United Kingdom, The Netherlands, Canada and Ireland, holds the leading market share in the adult bicycle market in Germany and is also a leading bicycle supplier in the United States. Competing primarily in the medium- to premium-priced market, Derby owns or licenses many of the most recognized brand names in the bicycle industry, including leading global brands such as Raleigh, Nishiki and Univega, and leading regional brands such as Gazelle in The Netherlands and Kalkhoff, Musing, Winora and Staiger in Germany. Derby designs, manufactures and markets a wide range of bicycles in all major product categories: (i) all-terrain or mountain bicycles, referred to as MTBs, (ii) city bicycles, also called touring or upright bicycles, (iii) hybrid bicycles, also called comfort or cross bicycles, (iv) juvenile bicycles, including BMX bicycles, and (v) race/road bicycles. The Company distributes branded bicycles through extensive local market networks of IBDs as well as through national retailers, and distributes private label bicycles through mass merchandisers and specialty stores. For the fiscal year ended December 31, 1997, the Company had net revenues of $465.7 million and EBITDA of $35.8 million.

  Through a series of acquisitions and plant expansions, the Company has created a global bicycle business distinguished by its leading market positions, low cost production, extensive distribution network and reputation for high quality. Organized in 1986 for the purpose of acquiring the Raleigh, Gazelle and Sturmey-Archer bicycle and bicycle component businesses from TI Group plc, Derby expanded into the United States and Germany in 1988. Since then, Derby has acquired additional well-known brands and leveraged its existing manufacturing plants and component sourcing operations to lower unit costs for its acquired businesses. See "--History".

  The Company has manufacturing operations in five countries, each led by experienced local management, and maintains marketing or purchasing operations in five additional countries. Each local operation manages national distribution channels, dealer service and working capital and benefits from shared product design and manufacturing technologies as well as from economies of scale generated by the Company's aggregate purchasing power. Consequently, each local operation has the flexibility to respond to shifts in local market demand and product preference.

  The Company's operations are concentrated in the United Kingdom, The Netherlands, Germany, the United States and Canada, markets which generated sales of more than an estimated 21 million new bicycles in 1997. An overview of Derby's 1997 operations is as follows:

                                                 BICYCLE             % OF TOTAL
                                                UNIT SALES US$ SALES   DOLLAR
      COMPANY                                     (000S)    (IN MM)    SALES
      -------                                   ---------- --------- ----------
Raleigh U.K. (United Kingdom)..................     664     $107.3       23%
Gazelle (The Netherlands)......................     294      107.8       23%
DCW/Winora-Staiger/MS Sport Group (Germany)....     415      103.8       22%
Raleigh USA (United States)....................     236       57.9       13%
Raleigh Canada (Canada)........................     298       29.5        6%
Sturmey-Archer (United Kingdom)(/1/)...........     n/a       29.6        6%
Probike South Africa (South Africa)............     177       20.6        5%
Raleigh Ireland (Ireland)......................      38        8.1        2%
Other and inter-company adjustments............     (40)       1.1       --
                                                  -----     ------      ----
  Derby Total..................................   2,082     $465.7      100%
                                                  =====     ======      ====

--------
(1) Represents third party sales.

COMPETITIVE STRENGTHS

  Global Industry Leader. Derby is one of the world's largest designers, manufacturers and marketers of bicycles. Derby holds the leading market share in the United Kingdom, The Netherlands, Canada and Ireland, has the leading market share in the adult bicycle market in Germany and is consistently among the five largest suppliers to the IBD market in the United States. Derby's leading market shares in multiple markets position the Company as a global bicycle industry leader and reduce its vulnerability to local economic cycles and changing consumer preferences. The table below outlines the Company's market rank and approximate market share based on unit volumes by country for 1997:

      MARKET                                            MARKET RANK MARKET SHARE
      ------                                            ----------- ------------
     United Kingdom....................................      #1         26%
     The Netherlands(/1/)..............................      #1         24%
     Germany(/2/)......................................      #1         12%
     Canada............................................      #1         26%
     Ireland...........................................      #1         32%
     United States(/3/)................................      #4          8%

--------
(1) Represents Gazelle (22%) and Raleigh Europe (2%).
(2) Represents DCW (10%), Gazelle (1%) and Raleigh Europe (1%), and market rank and market share of the adult bicycle market only.
(3) Represents market rank and market share of IBD market only.

  Portfolio of Well-Recognized Brand Names. Derby owns or licenses many of the most widely-recognized brand names in the bicycle industry. These brands include leading global brands such as Raleigh, Nishiki and Univega, and leading regional brands such as Gazelle in The Netherlands and Kalkhoff, Musing, Winora and Staiger in Germany. The Company has maintained its leading brand names primarily by providing high quality, reliable and innovative products supported by strong customer service to its dealers. The Company promotes its brand names through mass-media advertising and focused promotional efforts such as sponsoring professional and amateur cycling teams and individuals, extending cooperative advertising programs to IBDs and participating in major trade shows. Based on marketing surveys conducted by the Company, the Raleigh brand has a 97% prompted recognition in the United Kingdom and is the second most recognized bicycle brand in the United States. In addition, Raleigh and Gazelle are the two most recognized bicycle brands in The Netherlands.

  Significant Purchasing Power. As one of the world's largest purchasers of bicycle components, management believes that the Company's aggregate buying power and supplier relationships provide the Company with an important competitive advantage. Typically, bicycle components and raw materials account for approximately 75% of a bicycle's total manufacturing cost. Derby's ability to obtain favorable pricing and trade terms on a global basis results in lower per unit bicycle costs and higher gross margins. The Company's purchasing subsidiary, Derby Trading, assists the operating companies in negotiating with Taiwanese and Chinese bicycle component manufacturers. Management believes that the Company is one of the largest customers of Shimano, the world's largest bicycle component manufacturer and supplier. Derby's long term relationships with key suppliers help the Company to obtain high quality components in a timely, cost-efficient manner.

  Extensive Dealer Distribution Networks. Management believes the Company has the most extensive dealer distribution network of any bicycle company in its three largest markets, the United Kingdom, The Netherlands and Germany, as well as in Canada and Ireland. For example, Raleigh U.K. has approximately 225 exclusive retail outlets, while its nearest competitor has fewer than ten. In The Netherlands, Gazelle distributes through approximately 1,500 dealers, representing more than 60% of the IBDs in the country, and in Germany, DCW is one of the largest suppliers to ZEG, a major retail cooperative that supplies approximately 65% of the German IBD market. The Company actively works with its dealers to develop brand loyalty and to respond quickly to changes in retailing formats and customer buying habits, in part by tailoring sales and marketing programs to each market and distribution channel. The Company believes its strong relationships with its dealers are a key to its success.

  Flexible and Cost-Efficient Design and Manufacturing. Derby operates modern manufacturing facilities in the United Kingdom, The Netherlands, Germany, Canada and the United States, each of which has local in-house design and engineering staff who develop new models and styles. Local market manufacturing flexibility and integrated product development allow the Company to respond quickly to changes in customer demand, maintain consistent, high quality products, manage working capital needs and reduce the risk of inventory obsolescence for both the Company and its dealers. Furthermore, the development department at each manufacturing operation participates in the Company's make-or-buy decision process to help ensure that in-house manufacturing is the most cost-effective method of production. Between 1991 and 1997, Derby invested approximately $25 million to build a modern manufacturing facility located in Rostock, in the former German Democratic Republic, approximately $20 million to reorganize and upgrade its Nottingham, England, manufacturing facility, and approximately $38 million to increase quality and capacity and reduce total product and distribution costs in other existing facilities. The Company reduced its labor hours per manufactured unit by approximately 19% over that period.

  Diversified Revenues and Cash Flows. Derby operates in ten countries around the world and offers a comprehensive product line in each of its markets. Management believes the Company's geographical diversification and broad product line: (i) reduce the effects of cyclical downturns in individual markets and (ii) help to mitigate the impact of sales volatility due to changing consumer preferences associated with individual markets and products.

  Experienced Management Team. Derby has a strong and experienced management team at both the corporate and operating levels. The Company's ten executive managers average more than ten years of experience in the bicycle industry. To capitalize on the strengths of each of its local operations, management teams from the Company's local operations meet periodically to share ideas regarding product innovation, manufacturing processes and component purchasing. Since the Company's formation in 1986, management has successfully integrated ten acquisitions and expanded the range of Derby brands and product lines. See "Management" and "--History".

BUSINESS STRATEGY

  The Company intends to enhance and leverage its competitive strengths through the following business strategies:

  Capitalize on Strength of Derby Brand Names. Derby owns or licenses many of the most recognized brand names in the bicycle industry. The Company intends to continue to leverage its leading market positions and strong brand equity to: (i) further penetrate attractive market niches such as the hybrid and BMX segments, (ii) develop and enhance relationships with existing and new IBDs,
(iii) augment the Company's position in the growing multi-sport retail channel, principally in the United Kingdom and in the United States and (iv) pursue attractive ancillary businesses, such as cycling accessories and branded clothing.

  Enhance and Leverage Dealer Relationships. Due to the long-standing market presence of many of Derby's local operations and brands (e.g., more than 100 years each for Raleigh U.K. and Gazelle), management believes its relationships with local bicycle dealers are strong as well as extensive. The

Company intends to enhance loyalty among IBDs, further penetrate its existing markets and expand into new markets by maintaining multiple product categories and superior customer service.

  Increase Market Share in Growing Hybrid Bicycle Sector. In several markets, management expects the hybrid bicycle segment to grow at a rate significantly higher than that of the overall bicycle industry. For example, in the United Kingdom and the United States, management estimates that the hybrid segment will grow at an average annual rate in excess of 10% over the next several years. Management believes the Company is well-positioned to capitalize on this growth. For example, Raleigh U.K. held approximately 30% of the hybrid market in 1996 and maintains strong relationships with IBDs, the principal channel of distribution for hybrid bicycles. In the United States, Raleigh USA is strategically positioned in the hybrid segment with Raleigh, Nishiki and Univega all offering models in this category.

  Pursue Strategic Acquisitions. Management believes that the fragmented nature of the bicycle industry provides opportunities for growth through strategic acquisitions. The Company intends to pursue acquisitions that will allow it to leverage its existing distribution network and its modern manufacturing facilities. The Company also intends to focus its efforts on acquiring leading brands with particular emphasis on consolidation opportunities in the United States and Germany and in markets where the Company is not currently represented. In the ordinary course of business, the Company routinely considers potential acquisition candidates. On July 18, 1998, the Company entered into a nonbinding letter of intent to acquire a bicycle design and distribution company for a purchase price of approximately $20 million in cash, the assumption of certain indebtedness and a contingent payment based on purchases. On September 2, 1998, the Company entered into a nonbinding letter of intent to acquire a second bicycle design and distribution company for a purchase price of approximately $22 million in cash, subject to adjustments. The Company also intends to explore acquisitions which provide opportunities to expand into ancillary products such as cycling accessories.

GLOBAL BICYCLE INDUSTRY OVERVIEW

  The global bicycle industry, including bicycles, parts and accessories, is estimated to have had total retail sales of $25 billion in 1997. The bicycle manufacturing segment of the industry, with annual production of approximately 100 million units, is competitive, highly fragmented and locally driven. Bicycles are produced throughout the world in approximately 65 countries with product demand, design and distribution driven by varying local market dynamics and consumer preferences. The bicycle component segment, in contrast, comprises a few well-positioned suppliers, including RShimano (based in Japan), Sachs AG ("Sachs") (based in Germany), RockShox, Inc. ("RockShox") (based in the United States) and Derby's Sturmey-Archer (based in the United Kingdom), which globally supply to the more fragmented bicycle manufacturing segment.

  Across local markets, bicycle products can be classified into five major categories: (i) MTBs, which feature wide tires, high-strength frames, components with multiple gears and powerful brakes, (ii) city bicycles, also called touring or upright bicycles, which feature more comfortable seats, up to seven gears within the wheel hub, chain and splash guards, luggage racks and lights, (iii) hybrid bicycles, also called comfort or cross bicycles, which combine the technology of MTBs with the comfort and practicality of city bicycles, (iv) juvenile bicycles with smaller wheels and frame size, including BMX bicycles, and (v) race/road bicycles, which feature narrow, high pressure tires, lightweight frames and components with multiple gears. The Company manufactures and markets bicycles across all five major product categories. Management believes that the Company is an industry leader because it offers its customers high quality, comprehensive product lines in each of its local markets.

  Demand in the bicycle industry is driven primarily by four major factors:
(i) new product trends/fashion, (ii) market demographics, (iii) personal disposable income and (iv) long term lifestyle and behavioral trends. During the past twenty years, new product innovation and lifestyle changes have been the major driver of bicycle demand as evidenced by the introduction of MTBs and BMX bicycles. Starting in the mid-1980s, the growth of the mountain bicycle segment, which coincided with a broader trend in the leisure market toward outdoor activities, led to strong growth in MTB and BMX bicycle sales. In recent years, the hybrid bicycle, which combines features of the mountain bicycle and the traditional city bicycle, has become increasingly popular. Growing demand by older cyclists for a versatile and comfortable bicycle and the expanding use of bicycle paths world-wide are expected to fuel increasing sales growth of hybrid bicycles.

  In general, bicycle products are marketed and sold through two primary distribution channels: IBDs and mass merchandisers. IBDs typically carry a broad range of relatively high priced, high quality bicycles, while mass merchandisers tend to offer relatively lower-priced bicycles focused primarily in the juvenile market. In many countries, the IBD market is highly fragmented with most dealers owning a single retail shop and carrying three or four brands and a wide variety of parts and accessories. Throughout the 1980s, mass merchandisers increased market share at the expense of IBDs. In recent years, however, the market shares of IBDs and mass merchandisers have generally stabilized in the Company's major markets. Factors contributing to this trend include IBDs (i) offering increased levels of technical expertise and support for increasingly sophisticated bicycle products, (ii) providing a broad product selection and (iii) forming buyer groups to enhance purchasing power. At the same time, multi-sport retailers have become a growing source of bicycle sales.

  While many bicycle manufacturers have lost market share to imported bicycles from the Far East, the impact of such imports on Derby's operations has diminished due to E.U. anti-dumping duties and the greater competitiveness and flexibility of its domestic manufacturing. Specifically, imports from the Far East have been constrained by E.U. initiatives such as the 30.6% anti-dumping duty on Chinese bicycles introduced in 1993, which continued in effect until September 1998. As a result of this initiative, imports of Chinese bicycles significantly declined, although imports of bicycles from other Asian countries and imports of Chinese finished frames increased (140% growth between 1992 and 1996). In response, anti-dumping duties and tariffs ranging up to 39.4% were imposed by the E.U. on bicycles imported from most manufacturers in Thailand, Malaysia and Indonesia. In addition, in January 1997, the E.U. strengthened its existing regulations to prevent circumvention through the importation of kits and partially assembled bicycles. In November 1997, the E.U. opened an anti-dumping inquiry into imports from Taiwan. Primarily as a result of the imposition of anti-dumping duties, imports of bicycles from outside the E.U. have stabilized at approximately 54% in the United Kingdom, 45% in The Netherlands and 42% in Germany for 1996. In the United States, imports stabilized at approximately 44% in 1996 as bicycle companies increasingly manufacture in the United States to improve their flexibility.

HISTORY

  Derby was organized in 1986 to acquire the Raleigh, Gazelle and Sturmey-Archer bicycle and bicycle component businesses from TI Group plc. Shortly after acquiring these businesses in 1987, Derby divested certain non-core operations, selling its French operations in 1987 and its Australian operations in 1987 and 1989. In 1988, Derby began to expand through acquisition. In September 1988, Derby acquired the assets of Neue Kalkhoff, the second largest bicycle manufacturer in the former Federal Republic of Germany at the time, and established DCW. In October 1988, the Company acquired the shares of Raleigh Cycle Company of America from Raleigh's U.S. licensee, Huffy Corporation, and the West Coast Cycle division of Medalist Industries Inc. (owner of the Nishiki brand in the United States). These two businesses were merged to form Raleigh USA. Derby formed the Company's Probike South Africa operating company with the acquisitions of Cycle and Hardware Factors in 1989, J.H. Slotar in 1990 and Cycle Centre Wholesale in 1991. In 1992, Derby acquired Musing, the German bicycle manufacturer.

  To further its strategy of growth through strategic acquisitions, Derby has continued to acquire bicycle and bicycle component companies and leading brand names. In January 1997, Derby completed the acquisition of the assets and operations of the Winora and Staiger businesses, a long-established bicycle manufacturer and distributor located in southwestern Germany. Winora-Staiger sells bicycles to a network of IBDs to which the Company was not previously a major supplier. In March 1997, Derby acquired the worldwide rights to the Univega brand name and its associated trade names, trademarks and designs. In August 1997, the Company formed Univega to serve as a holding company for the acquisition of the MS Sport Group from Robert Holzer over a specified period of years. Univega agreed to pay Mr. Holzer a purchase price based on the MS Sport Group's performance through the year 2000 in a maximum amount of DM13.1 million and a minimum amount of DM5.35 million. The Company also formed Univega License, which is owned 80% by Derby Holding (Deutschland) and 20% by Mr. Holzer, to hold and license the Univega trademarks.

  From 1989 to 1996, Derby implemented a reorganization and rationalization program. In 1989, Derby consolidated its manufacturing facilities in the United Kingdom and the United States and closed its South African bicycle manufacturing facilities, which were sold in 1993. Since 1990, Derby has invested in labor-saving, flexible production machinery and restructured the workforces at its manufacturing locations. From 1992 to 1993, taking advantage of substantial incentives from the German government, Derby built a factory in Rostock, in the former German Democratic Republic. Derby completed its reorganization and investment program in 1996, having made major steps toward improving production efficiency, and increasing manufacturing flexibility.

GROUP OPERATIONS

  Suppliers. Derby's aggregate buying power is a key competitive advantage. Typically, bicycle components and raw materials account for approximately 75% of a bicycle's total manufacturing cost; hence, controlling component and raw material costs is essential for cost-competitive manufacturing. Derby is one of the world's largest purchasers of bicycle components, and management believes that the Company's aggregate buying power and supplier relationships provide the Company with an important competitive advantage as the Company seeks to obtain favorable prices and trade terms from its suppliers. Major component suppliers include Shimano, Sachs, RockShox and Derby's Sturmey-Archer. Derby Trading acts as Derby's representative in Taiwan and China, where most of the large-volume component manufacturers are located. Derby's operating companies negotiate directly with suppliers and are able to consult with Derby Trading to determine whether the quoted terms they receive are the best available. Derby's operating companies can thus achieve volume prices on smaller orders, thereby reducing inventory risk and working capital requirements.

  Product Design and Development. Each of Derby's major operating companies complements its flexible manufacturing capabilities with in-house design and engineering staff who develop new models and styles. Many members of the staff are bicycle enthusiasts and use their familiarity with local market trends and fashions to help develop frame shapes, colors, finishes and technological features that consumers find attractive. Models are designed on computer-aided workstations and are subsequently tested to ensure that they will be attractive to consumers. Since product design is managed internally at each major operating company, the Company is able to respond quickly to new trends, fill market niches with limited manufacturing runs, and reduce the risk of inventory obsolescence for both the Company and its dealers. Furthermore, the development department at each manufacturing operation participates in the Company's make-or-buy decision process to help ensure that in-house manufacturing is the most cost-effective method of production.

  Distribution. In 1997, the Company sold a total of 2.1 million bicycles. Of these, approximately 1.9 million bicycles were manufactured by the Company and the balance of the bicycles was purchased by the Company. Branded products accounted for approximately 1.7 million, or 81.0%, of the bicycles sold with the remainder attributable to private label sales, largely in Germany and Canada.

  Warranties. The Company offers warranty terms in respect of its products that are consistent with standard practices in the bicycle industry. For example, bicycle components are generally warranted for a period of twelve months, and frames are generally warranted for a period ranging from two years to the life of the frame, depending upon material composition, channel of distribution and country of sale. Each of the operating companies maintains a reserve for warranty expense which management believes to be adequate.

RALEIGH U.K.

  General Overview. Raleigh U.K., the largest bicycle company in the United Kingdom, had a 26% unit market share in 1997. Raleigh is also the United Kingdom's most recognized bicycle brand. Founded in 1887 and based in Nottingham, England, Raleigh U.K. has led the U.K. market since the early 1900s by virtue of its commitment to high quality, reliable products and design innovation. The following table outlines Raleigh U.K.'s historical operating performance from 1995 to 1997:

                   RALEIGH U.K. HISTORICAL OPERATING RESULTS

      RALEIGH U.K.                                                1995 1996 1997
      ------------                                                ---- ---- ----
      Units (in 000s)............................................  747  718  664
      Sales ((Pounds) in MM)..................................... 67.5 68.5 65.4
      Gross Profit ((Pounds) in MM).............................. 16.5 16.2 18.5
      Gross Profit Margin (%).................................... 24.4 23.6 28.3
      EBITDA ((Pounds) in MM)....................................  2.9  5.5  9.1
      EBITDA Margin (%)..........................................  4.3  8.0 13.9

  Market Overview and Competitive Environment. The U.K. bicycle market grew quickly during the 1980s and the beginning of the 1990s primarily as a result of the introduction and growth in sales of MTBs. While growth in demand slowed in the mid-1990s, the Company expects the U.K. market to benefit from (i) improved general economic conditions, (ii) trends toward fitness and improved lifestyle, (iii) increased environmental awareness and (iv) initiatives such as the National Cycling Strategy, a government-led program that seeks to double bicycle use by 2002, and the National Cycle Network, a 6,500 mile network of bicycle paths that is currently under construction. The Company estimates that in 1996, 42% of the bicycles sold in the United Kingdom were MTBs, 8% were city and hybrid bicycles, 48% were juvenile bicycles, 1% were race/road bicycles and the remaining 1% were other bicycles. The following table sets forth the estimated 1997 unit bicycle market share of each major brand in the U.K. consumer bicycle market:

                          1997 U.K. UNIT MARKET SHARE

         BRAND                                              SHARE
         -----                                              -----
         Raleigh..........................................   26%
         Townsend & Falcon................................   11%
         Apollo (Halfords)................................   11%
         Universal........................................    8%
         Others...........................................   44%
                                                            ----
           Total..........................................  100%
                                                            ====

  Products and Brands. Based on marketing surveys conducted by the Company, the Raleigh brand has a 97% prompted recognition in the United Kingdom and is associated with a tradition of quality. Raleigh U.K. leverages its brand equity by sponsoring well-known athletes in competitive biking and has also recently started licensing the Raleigh brand to producers of clothing, toys, soft drinks and postcards. Raleigh U.K. designs, manufactures and markets a wide range of bicycles as outlined in the following table:


              TYPE             BRANDS/MODELS                  MARKET
-----------------------------------------------------------------------------------
   MTB                         M-Trax         Mountain biking enthusiasts and
                               Max Cromo      sports-minded 15-30 year olds
                               MTB Pro-Line
-----------------------------------------------------------------------------------
   Hybrid; Trekking            Freedom        Commuters, 25+ year olds and families
                               Pioneer
-----------------------------------------------------------------------------------
   Juvenile                    Play           2-6 year olds
                               Action         6-11 year olds
                               Max            11-16 year olds
-----------------------------------------------------------------------------------
   Race/Road                   Pro-Line 853   Race/road bicycling enthusiasts,
                                              cycling tourists
-----------------------------------------------------------------------------------
   Electrically Power Assisted Select         45+ year olds


  Manufacturing. Raleigh U.K.'s manufacturing facility in Nottingham, England, is the Company's largest manufacturing plant. Production equipment includes laser cutting and robotic welding equipment used in frame manufacturing, automated wheel trueing units, a paintshop using chemical pre-treatment and electrophoretic processes, component sub-assembly units and final assembly lines. This facility, which has a production capacity of 5,500 units per day operating on a double shift basis, produced an average of 2,900 units per day in 1997, reaching 3,700 units per day in the spring and summer months. This production represents more than 65% of the United Kingdom's total domestic bicycle production for 1997. At the beginning of 1996, Raleigh U.K. completed a major restructuring of its manufacturing processes that improved production flow, reduced work-in-progress and unnecessary movement of components and substantially improved product quality. Raleigh U.K.'s approximate (Pounds)10 million investment to restructure its manufacturing processes between 1994 and 1996 resulted in annual savings of approximately (Pounds)2.1 million.

  Sales, Marketing and Distribution. Raleigh U.K.'s sales and marketing department works closely with its in-house design and engineering staff to develop new models and styles with coloring and detailing that reflect current trends and fashions. The Nottingham factory's paint shop is capable of creating a wide range of colors and finishes, an important capability given that style, color and detailing attract consumers and support Raleigh U.K.'s pricing strategy. While Raleigh U.K. markets products at multiple price points in most segments, the largest portion of units is sold at the mid-price range. Juvenile bicycles and Raleigh models sold through mass merchandisers or mail order distributors account for most of the lower-priced units sold. The following table sets forth the retail price segmentation of bicycles sold in the U.K. market for 1996:

                        U.K. MARKET PRICE SEGMENTATION

                                                           TOTAL
      RETAIL PRICE                                      U.K. MARKET RALEIGH U.K.
      ------------                                      ----------- ------------
      < (Pounds)100....................................     46%          28%
      (Pounds)100-(Pounds)120..........................      9%          10%
      (Pounds)120-(Pounds)160..........................     26%          37%
      (Pounds)160-(Pounds)200..........................     10%          17%
      (Pounds)200-(Pounds)300..........................      6%           6%
      > (Pounds)300....................................      3%           2%
                                                           ----         ----
        Total..........................................    100%         100%
                                                           ====         ====

  Raleigh U.K. has the most extensive dealer distribution network in the United Kingdom, comprised of approximately 225 exclusive retail dealers and approximately 800 multi-brand dealers. Raleigh U.K.'s distribution network of approximately 1,100 IBDs constitutes approximately 37% of the approximately 3,000 total IBDs in the United Kingdom. In addition, Raleigh U.K. distributes 21% of its units through Halfords, a national retailer of bicycle and automotive parts with approximately 400 stores, and approximately 11% of its units through multi-sport retailers and mail order distributors. The following table sets forth Raleigh U.K.'s sales to major customers in 1997:

                     RALEIGH U.K. SALES TO MAJOR CUSTOMERS

                                                        1997 SALES    % OF TOTAL
      MAJOR CUSTOMER                                 ((Pounds) IN MM) 1997 SALES
      --------------                                 ---------------- ----------
      Halfords......................................   (Pounds)13.7       21%
      Great Universal Stores........................            1.1        2%
      Sports Division Ltd...........................            0.9        1%
      Mr. G.L.F. Read...............................            0.9        1%
      Others........................................           48.8       75%
                                                       ------------      ----
        Total.......................................   (Pounds)65.4      100%
                                                       ============      ====

GAZELLE

  General Overview. Gazelle, the leading bicycle manufacturer and brand name in The Netherlands, had a 22% unit market share in 1997. In the city bicycle segment, which accounted for 57% of the approximately 1.1 million bicycles sold in The Netherlands 1996, Gazelle had a 33% market share. Founded in 1892, the Gazelle brand has been the leader in the Dutch market for more than 100 years, and Gazelle has a reputation for producing the most reliable, highest quality bicycles sold in The Netherlands. Gazelle added "Koninklijke", meaning "Royal", in Dutch, to its name after receiving the Royal Warrant on the occasion of its 100th anniversary in 1992. The following table outlines Gazelle's historical operating performance from 1995 to 1997:

                     GAZELLE HISTORICAL OPERATING RESULTS

      GAZELLE                                                  1995  1996  1997
      --------                                                 ----- ----- -----
      Units (in 000s).........................................   286   293   294
      Sales (NLG in MM)....................................... 192.1 202.7 207.5
      Gross Profit (NLG in MM)................................  43.6  50.4  50.8
      Gross Profit Margin (%).................................  22.7  24.9  24.5
      EBITDA (NLG in MM)......................................  22.5  28.2  26.5
      EBITDA Margin (%).......................................  11.7  13.9  12.8

  Market Overview and Competitive Environment. Cycling is a way of life in The Netherlands, where a population of approximately 15.5 million owns approximately 16 million bicycles. The Dutch use bicycles primarily for transportation, as opposed to the Company's other major markets, where bicycles are used primarily for leisure. Due to the widespread use of bicycles for transportation, city models have retained the majority share of the Dutch market, unlike other European and North American markets where the MTB segment has gained a large share of the market. Hybrid bicycles, which combine features of city bicycles and MTBs, are currently growing in popularity in The Netherlands. Gazelle is strongly positioned in the city bicycle segment with an estimated 33% unit market share in 1997 and has developed a range of hybrid bicycles to respond to growing demand. The Company estimates that in 1996, 57% of the bicycles sold in The Netherlands were city bicycles, 25% were hybrid bicycles and MTBs, 15% were juvenile bicycles and the remaining 3% were other bicycles. The following table sets forth the estimated 1997 unit market share based on sales to distributors for each major bicycle brand in The
Netherlands:

                         1997 DUTCH UNIT MARKET SHARE

         BRAND                                             SHARE
         -----                                             -----
         Gazelle..........................................  22%
         Batavus..........................................  19%
         Giant............................................  10%
         Union/Rivel......................................  10%
         Others...........................................  39%
                                                           ----
           Total.......................................... 100%
                                                           ====

  Products and Brands. The Gazelle brand is regarded as a premium brand in The Netherlands with extensive consumer recognition. As evidence of its success, Gazelle has won the Bicycle of the Year Award from the Dutch Bicycle Foundation in The Netherlands in four of the last seven years. Gazelle's product developers work in partnership with outside design consultants, with one such partnership leading to Gazelle's Expresso concept bicycle winning Shimano's European Design Contest in 1995. Gazelle also won the 1997 Dutch Children's Bike of the Year Award from the Dutch Tourist Association. Gazelle's own design and engineering staff has successfully broadened Gazelle's product offering from its market-leading, traditional city bikes to include other popular models. Gazelle designs, manufactures and markets a wide range of bicycles as outlined in the following table:


     TYPE       BRANDS/MODELS                            MARKET
------------------------------------------------------------------------------
     MTB        Skyhawk                   Mountain biking enthusiasts and
                Extreme                   fashion-conscious 15-25 year olds
                Instinct
                Impulse
------------------------------------------------------------------------------
     City       Primeur (Comfort)         Commuters, families and 45-65 year
                Impala (Comfort)          olds; younger users targeted by Free
                Free (Trendy)             and Boomerang models in the Trendy
                Boomerang (Trendy)        line
                Orange (Sportief)
                Paris (Sportief)
------------------------------------------------------------------------------
     Hybrid     Formula Trekking          Commuters, 25+ year olds and
                Medeo                     families
                Lausanne
                Aristo
                Riacho
------------------------------------------------------------------------------
     Juvenile   Street Cruiser            6-14 year olds
                Laser
                Tempo
                Swing
------------------------------------------------------------------------------
     Race/Road  Formula Team              Race/road bicycling enthusiasts
                Giro
                Vuelta
                Primavera
                Alu Road


  Manufacturing. Gazelle's manufacturing facility, located in Dieren, The Netherlands, has a production capacity of 1,700 units per day operating on a single shift basis and produced an average of 1,300 units per day in 1997. Because Dutch consumers generally prefer a high degree of technological enhancements in their bicycles and are willing to pay a premium for top quality frame construction and components, Gazelle's manufacturing facility employs technologies not used by Derby's other operations. One such technology is the automated induction brazing of frame joints (as opposed to welding), which bonds the frame together internally, thus eliminating the "toothpaste look" around the joints of welded frames.

  Sales, Marketing and Distribution. Gazelle focuses on the high value, high margin price segments of the Dutch bicycle market. The following table sets forth the retail price segmentation of bicycles sold in the Dutch market in 1996:

                        DUTCH MARKET PRICE SEGMENTATION

                                                               TOTAL
      RETAIL PRICE                                          DUTCH MARKET GAZELLE
      ------------                                          ------------ -------
      < NLG450.............................................      28%        0%
      NLG450-NLG700........................................      17%        7%
      NLG700-NLG1,000......................................      27%       37%
      NLG1,000-NLG1,500....................................      20%       47%
      > NLG1,500...........................................       8%        9%
                                                                ----      ----
        Total..............................................     100%      100%
                                                                ====      ====

  Gazelle's network of approximately 1,500 IBDs constitutes the most extensive dealer network in The Netherlands. Gazelle sells bicycles predominantly to IBDs in its home market, and approximately 90% of these sales are Gazelle branded products. Due to the widespread use of bicycles in The Netherlands, almost every town or village has at least two dealers. Typically, one dealer carries the Gazelle brand and the other carries the Batavus brand, manufactured by Atag Bicycle Group. The Company believes that Gazelle's recognition as the highest quality producer helps Gazelle to maintain its market share and operating margins. In addition, the Company believes that Gazelle has excellent relationships with its dealers and that these relationships are becoming increasingly important as IBDs have begun to form buying organizations to obtain better terms from bicycle manufacturers and distributors. Gazelle has partnered with four other manufacturers and distributors in The Netherlands to sponsor a new association of IBDs. Gazelle also exports to neighboring countries, principally Germany. The following table sets forth Gazelle's sales to major customers in 1997:

                       GAZELLE SALES TO MAJOR CUSTOMERS

                                                          1997 SALES  % OF TOTAL
      MAJOR CUSTOMER                                      (NLG IN MM) 1997 SALES
      --------------                                      ----------- ----------
      Meer(/1/)..........................................  NLG  7.4        4%
      Baumker(/1/).......................................       5.7        3%
      ZEG(/2/)...........................................       5.7        3%
      Others.............................................     188.7       90%
                                                           --------      ----
        Total............................................  NLG207.5      100%
                                                           ========      ====

     --------
     (/1/) Represents export sales.
     (/2/) Includes sales to ZEG members in The Netherlands and in Germany.

DCW

  General Overview. DCW, an active consolidator in the German market and the largest bicycle manufacturer and distributor in Germany, had a 12% unit market share of the German adult bicycle market in 1997. Derby established DCW following its 1988 acquisition of Neue Kalkhoff, the second largest bicycle manufacturer in the former Federal Republic of Germany at the time. The following table outlines DCW's historical operating performance from 1995 to 1997:

                       DCW HISTORICAL OPERATING RESULTS

      DCW                                                  1995  1996  1997(/1/)
      ---                                                  ----- ----- ---------
      Units (in 000s).....................................   405   368     415
      Sales (DM in MM).................................... 132.3 123.4   177.6
      Gross Profit (DM in MM).............................  18.7  21.6    34.2
      Gross Profit Margin (%).............................  14.1  17.5    19.3
      EBITDA (DM in MM)...................................   1.1   5.9     0.6
      EBITDA Margin (%)...................................   0.8   4.8     0.3

     --------
     (/1/1997)figures include eleven months of sales by Winora-Staiger, which was acquired in January 1997, and five months of sales by the MS Sport Group, in which the Company acquired a controlling interest in August 1997.

  Market Overview and Competitive Environment. The integration of the former German Democratic Republic and the introduction of MTBs created a surge in bicycle sales that peaked in 1991 at approximately 7 million units. In 1997, the total German consumer market, excluding juvenile bicycles, is estimated to have been 3.5 million units. Recent significant consumer trends in the German bicycle market include growth of the city bicycle segment, reduced share of the MTB segment and a shift in consumer demand to higher-priced bicycles. Management expects that the breadth of DCW's product range and the particular strength of the Kalkhoff brand in the high-end city bicycle segment will drive DCW's unit sales growth in the near future. The Company estimates that in 1996, 37% of the bicycles sold in Germany were MTBs, 21% were city bicycles, 20% were juvenile bicycles, 20% were race/road bicycles and the remaining 2% were other bicycles. The following table sets forth the estimated 1997 unit bicycle market share based on sales to distributors for each major brand in the German adult bicycle market:

                         1997 GERMAN UNIT MARKET SHARE

         BRAND                                             SHARE
         -----                                             -----
         Derby brands(/1/)................................  12%
         Kynast...........................................  10%
         Sprick...........................................   6%
         Prophete.........................................   5%
         Others...........................................  67%
                                                           ----
           Total.......................................... 100%
                                                           ====

              --------
              (/1/Includes)DCW (10%), Gazelle (1%) and Raleigh Europe (1%).

  Products and Brands. DCW manufactures and distributes well-known brand names such as Kalkhoff, Rixe, Musing and Focus. DCW also produces Winora and Staiger brand bicycles, which are marketed and distributed in Germany by Derby's Winora-Staiger subsidiary, acquired in January 1997. In 1998, DCW plans to begin production of Univega brand bicycles, which are marketed and distributed in Germany and Switzerland by the MS Sport Group. In addition, DCW produces private label bicycles sold through mass merchandisers. DCW designs, manufactures and markets a wide range of bicycles as outlined in the following table:


     TYPE       BRANDS/MODELS                      MARKET
---------------------------------------------------------------
     MTB        Terrafox            Mountain biking enthusiasts
                Univega
                Winora
                Staiger
                Focus
---------------------------------------------------------------
     City       Winora              Commuters, families and 45-
                Staiger             65 year olds
                Kalkhoff
                Rixe
                Terrafox
                Topside
---------------------------------------------------------------
     Hybrid     Kalkhoff            All age groups
                Focus
                Musing
                Rixe
                Topside
                Terrafox
---------------------------------------------------------------
     Juvenile   Rixe                6-14 year olds
                Kalkhoff
                Topside
                Terrafox
---------------------------------------------------------------
     Race/Road  Focus               18-34 year olds
                Musing


  Manufacturing. DCW produces private label bicycles in its manufacturing facilities in Cloppenburg, Germany, while higher quality models are manufactured in its Rostock facility in the former German Democratic Republic, a state-of-the-art, highly automated production site completed in 1993, which management believes is among the most modern bicycle manufacturing facilities in the world. These production facilities include automated welding equipment for frame manufacturing, automated paintshops using chemical or mechanical pretreatment and automated painting processes, wheel assembly units, component sub-assembly units and final assembly workshops. DCW's facilities in Cloppenburg and Rostock have production capacities of 1,800 units per day and 850 units per day, respectively, operating on a single shift basis and produced averages of 1,150 units per day and 750 units per day, respectively, in 1997.

  Sales, Marketing and Distribution. DCW supports its brand names through advertising and by sponsoring bicycle teams. DCW plans to capitalize on export opportunities, particularly with respect to Scandinavian markets, and is currently examining growth opportunities in the Austrian IBD market. In 1997, DCW exported 53,000 units, as compared to domestic sales of 351,000 units.

  The German bicycle market is price sensitive, especially in the lower price range. DCW's focus on less price sensitive, higher priced bicycles has helped it maintain average trade prices at relatively constant levels, despite a decline in average real bicycle prices in the German market since 1990. The following table sets forth the retail price segmentation of bicycles sold in the German market for 1996:

                       GERMAN MARKET PRICE SEGMENTATION

                                                                  TOTAL
     RETAIL PRICE                                             GERMAN MARKET DCW
     ------------                                             ------------- ----
     < DM180.................................................      12%        3%
     DM180-DM300.............................................      36%       16%
     DM300-DM500.............................................      28%       40%
     DM500-DM700.............................................       9%       15%
     DM700-DM1,200...........................................       6%       15%
     > DM1,200...............................................       9%       11%
                                                                  ----      ----
       Total.................................................     100%      100%
                                                                  ====      ====

  Dealer buying groups, of which ZEG is the largest, exert significant influence over German bicycle manufacturers and distributors. Other distribution channels in Germany include mail order firms and department stores, which sell high-end bicycles, and mass merchandisers, including hypermarkets, which sell low-end bicycles. DCW is the only German manufacturer which participates in all major distribution channels, selling both branded and private label products. The following table sets forth DCW's sales to major customers in 1997:

                         DCW SALES TO MAJOR CUSTOMERS

                                                           1997 SALES % OF TOTAL
     MAJOR CUSTOMER                                        (DM IN MM) 1997 SALES
     --------------                                        ---------- ----------
     ZEG..................................................  DM 27.8       16%
     GHD..................................................      7.3        4%
     METRO (D)............................................      6.1        3%
     METRO (A)............................................      3.5        2%
     Others...............................................    132.8       75%
                                                            -------      ----
       Total..............................................  DM177.5      100%
                                                            =======      ====

RALEIGH USA

  General Overview. Raleigh is the second most recognized bicycle brand in the U.S. IBD market. In October 1988, Derby acquired all the shares of Raleigh Cycle Company of America from Raleigh's U.S. licensee, Huffy Corporation, and the West Coast Cycle division of Medalist Industries (owner of the Nishiki brand in the United States). These two businesses were merged to form Raleigh USA. In 1997, Raleigh USA was the fourth largest supplier to the U.S. IBD market with approximately 8% unit market share. Raleigh USA designs, manufactures and markets a full range of bicycles under the Raleigh and Nishiki brands. In March 1997, Derby acquired the worldwide rights to the Univega brand name, as well as Univega's distribution business in the United States. As a result, Raleigh USA increased its annual production for 1997 by approximately 25,000 units. Management expects sales of Univega brand bicycles and the strength of the Univega distribution network to increase Raleigh USA's penetration of the IBD market.

  From 1994 to 1996, management reorganized Raleigh USA's manufacturing facility located in Kent, Washington, and established a flexible, efficient operation that management believes is capable of competing on the basis of price and quality with imports from the Far East. Through this reorganization, management improved Raleigh USA's financial performance, despite a challenging market environment. Moreover, management expects further enhancement of Raleigh USA's financial performance as a result of improved market conditions and the addition of the Univega brand to Raleigh USA's existing brand names. Raleigh USA is currently positioned as a strong platform from which to expand the Company's market position through acquisitions. The following table outlines Raleigh USA's historical operating performance from 1995 to 1997:

                   RALEIGH USA HISTORICAL OPERATING RESULTS

      RALEIGH USA                                               1995  1996 1997
      -----------                                               ----  ---- ----
      Units (in 000s)..........................................  232   214  236
      Sales ($ in MM).......................................... 57.4  53.5 57.9
      Gross Profit ($ in MM)................................... 11.6  12.6 14.6
      Gross Profit Margin (%).................................. 20.2  23.6 25.2
      EBITDA ($ in MM)......................................... (1.3)  0.1 (1.4)
      EBITDA Margin (%)........................................  n/a   n/a  n/a

  Market Overview and Competitive Environment. Cycling is the third largest participant sport in the United States with more than 50 million cyclists and approximately 12 million bicycles sold annually. The Company estimates that in 1996, 57% of the bicycles sold in the United States were MTBs, 10% were hybrid bicycles, 28% were juvenile bicycles, 2% were race/road bicycles and the remaining 3% were other bicycles. The following table sets forth the estimated 1997 IBD unit market share for each major brand in the United States based on sales to IBDs.

                          1997 U.S. UNIT MARKET SHARE

         BRAND                                             SHARE
         -----                                             -----
         Trek.............................................  24%
         GT...............................................  18%
         Schwinn..........................................  14%
         Raleigh(/1/).....................................   8%
         Specialized......................................   8%
         Others...........................................  28%
                                                           ----
           Total.......................................... 100%
                                                           ====

              --------
              (/1/)Includes sales of Nishiki bicycles.

  Products and Brands. With a history of more than 50 years in the U.S. market, Raleigh is the second best-known bicycle brand in the U.S. IBD market. Raleigh USA markets a full range of bicycle models under the Raleigh and Nishiki brands. The recently acquired Univega brand broadens Raleigh USA's product offering, especially in the MTB and hybrid segments. Raleigh USA designs, manufactures and markets a wide range of bicycles as outlined in the following table:


     TYPE       BRANDS/MODELS       MARKET
---------------------------------------------------------------------
     MTB        Raleigh             Mountain biking enthusiasts and
                Nishiki             fashion-conscious 15-25 year olds
                Univega
---------------------------------------------------------------------
     Hybrid     Raleigh             35+ year olds
                Nishiki
                Univega
---------------------------------------------------------------------
     Juvenile   Raleigh             6-14 year olds
                Univega
---------------------------------------------------------------------
     Race/Road  Raleigh             Race/road bicycling enthusiasts

  Manufacturing. Beginning in early 1994, Raleigh USA made the strategic decision to increase its domestic manufacturing capability and reduce its use of finished bicycle imports from the Far East. This decision was based primarily on a detailed make-or-buy analysis which indicated that Raleigh USA's manufacturing facility could produce bicycles competitive with those imported from Taiwan and mainland China. The resulting increase in manufacturing flexibility has helped to reduce the risk of inventory "close-outs". Management believes Raleigh USA's domestic manufacturing capability has improved product quality, delivery time and inventory management. Domestic manufacturing also provides a key marketing advantage: Raleigh USA is one of the few bicycle manufacturers able to leverage the "Made in USA' label. Raleigh USA's factory has a production capacity of 1,100 units per day operating on a single shift basis and produced an average of 950 units per day in 1997.

  Sales, Marketing and Distribution. Raleigh USA has a diversified customer base of more than 1,500 IBDs, the top fifty of which represent less than 30% of sales. In 1996, Raleigh USA reorganized its sales force and distribution centers into three regions covering the western, central and eastern United States. This reorganization has resulted in lower operating costs and better customer service.

  Management believes that in 1996 more IBDs became distributors of Raleigh bicycles than of any other brand, evidencing Raleigh USA's increasing market penetration. In 1996 and 1997, IBD dealer surveys ranked Raleigh USA second in overall dealer satisfaction among all bicycle manufacturers and distributors. Both Raleigh and Nishiki are positioned in the $200 to $500 price segment, the largest volume and fastest growing segment of the adult IBD market. Raleigh and Nishiki bicycles are marketed through IBDs, and Nishiki bicycles are also sold through multi-sport outlets. To increase penetration of the IBD market, Raleigh USA recently began selling Univega brand bicycles to non-Raleigh dealers. The following table sets forth Raleigh USA's sales to major customers in 1997:

                     RALEIGH USA SALES TO MAJOR CUSTOMERS

                                                           1997 SALES % OF TOTAL
      MAJOR CUSTOMER                                       ($ IN MM)  1997 SALES
      --------------                                       ---------- ----------
      Dick's Clothing and Sporting........................   $ 1.8         3%
      Retail Concepts Inc.................................     1.4         2%
      Recreational Equipment..............................     1.2         2%
      Sports Chalet.......................................     1.2         2%
      Others..............................................    52.3        91%
                                                             -----       ----
        Total.............................................   $57.9       100%
                                                             =====       ====

RALEIGH CANADA

  General Overview. Raleigh Canada, the largest distributor and one of the largest bicycle manufacturers in Canada, had an estimated 25% unit market share in 1997. Raleigh Canada produces an extensive range of bicycles, including MTBs, hybrid bicycles, city bicycles and juvenile bicycles. The following table outlines Raleigh Canada's historical operating performance from 1995 to 1997:

                  RALEIGH CANADA HISTORICAL OPERATING RESULTS

      RALEIGH CANADA                                              1995 1996 1997
      --------------                                              ---- ---- ----
      Units (in 000s)............................................  378  307  298
      Sales (CAN$ in MM)......................................... 50.3 40.3 40.5
      Gross Profit (CAN$ in MM)..................................  8.8  8.4  9.1
      Gross Profit Margin (%).................................... 17.5 20.8 22.5
      EBITDA (CAN$ in MM)........................................  4.9  4.3  4.2
      EBITDA Margin (%)..........................................  9.7 10.7 10.4

  Market Overview and Competitive Environment. In 1997, approximately 1.2 million bicycles were sold in Canada. Management expects that Raleigh Canada's recent introduction of hybrid bicycles with traditional components and other attractive features will drive Raleigh Canada's unit sales growth in the near future. Raleigh Canada's two major competitors are Groupe Procycle Inc. and Victoria Precision Inc. The Company estimates that in 1996, 84% of the bicycles sold in Canada were MTBs, 6% were hybrid bicycles, 8% were juvenile bicycles, 1% were race/road bicycles and the remaining 1% were other bicycles.

  Products and Brands. Of Raleigh Canada's total 1997 sales, 72% were private label products, and 28% were Raleigh brand products. Raleigh Canada leverages its brand equity by participating in the Toronto Consumer Bicycle Show and the Montreal Bicycle Consumer Show.

  Manufacturing. Raleigh Canada's Waterloo, Quebec, facility, which has a production capacity of 3,300 units per day operating on a double shift basis, produced an average of 1,900 units per day in 1997. Raleigh Canada recently invested in laser cutting equipment to improve productivity and quality and is considering additional automation to reduce operating costs further.

  Sales, Marketing and Distribution. Raleigh Canada's products are sold under the Raleigh brand to a network of approximately 250 IBDs and under private labels to specialty stores and numerous mass merchandisers, including Wal-Mart and Zellers. Raleigh Canada also exports its products to the Caribbean Islands and Israel, which management believes will provide opportunities for future growth.

STURMEY-ARCHER

  General Overview. Sturmey-Archer, founded in 1902 and based in Nottingham, England, is known for its high quality bicycle gears, hub brakes and Brooks seats. Historically, Sturmey-Archer principally supplied bicycle components to the Company, but currently 75% of its sales are to third parties. In 1997, 67% of net sales were generated by bicycle hub gears and brakes, seats, spokes and spoke nipples, and 33% of net sales were generated by automotive parts and domestic appliance components. In 1997, Sturmey-Archer had sales of (Pounds)18.0 million and EBITDA of (Pounds)2.0 million.

  Market Overview and Competitive Environment. Increased demand for hybrid bicycles is generating growth for Sturmey-Archer's hub gears. Major competitors of Sturmey-Archer in the bicycle component market include Shimano, the largest bicycle components manufacturer in the world, and Sachs, a German-based manufacturer whose bicycle components business was recently acquired by SRAM Corporation ("SRAM"), the manufacturer of Gripshift bicycle gear controls.

  Products and Brands. Sturmey-Archer's bicycle gears include fully-enclosed, planetary hub gear sets, with and without brakes, in three, five and seven speeds. Sturmey-Archer developed the three-speed hub gear in 1902 and has since led this market in Europe. Although the design concept of hub gears has changed relatively little, Sturmey-Archer has enhanced its product offering over the past decade, improving the performance of its hub gears and introducing press button and grip shifting, while expanding the gear range to five and seven speeds.

  Sturmey-Archer's automotive parts and domestic appliance segment has expanded steadily in recent years, partially offsetting a decline in sales of bicycle parts. Management believes sales in this segment will continue to grow as automotive manufacturers increasingly use sintered and cold forged components which are typically less expensive to manufacture than components manufactured by traditional machining.

  Sales, Marketing and Distribution. Sturmey-Archer is recognized within the bicycle industry as a producer of high quality bicycle components. Sturmey-Archer advertises its products in the trade press, promoting their safety and reliability. As 75% of Sturmey-Archer's sales are made to continental European countries, Sturmey-Archer operates a European distribution company, Sturmey-Archer BV, with a sales office in The Netherlands. Major customers include Gazelle, as well as third-party bicycle manufacturers, and automotive and domestic appliance manufacturers. Sturmey-Archer BV accounted for approximately 51% of Sturmey-Archer's 1997 revenues.

  Manufacturing. Sturmey-Archer has two manufacturing facilities in England: one located in Nottingham, which produces bicycle and engineering components, and one located in Birmingham, which produces high-quality, traditional leather seats under the Brooks brand name.

  Lyon, a Dutch company, is a wholly-owned subsidiary of DCC and a non-operating company. Prior to the Recapitalization, Lyon was a dormant subsidiary. As a result of the Recapitalization, Lyon became a holding company in which its sole assets are the shares of Derby Nederland, a Dutch company, and E. Wiener Bike Parts GmbH, a German company. Derby Nederland is a holding company, owning 100% of Gazelle, the Company's main designer, manufacturer and distributor of bicycles in the Netherlands. E. Wiener Bike Parts GmbH is a bicycle distribution company in Germany. See "Business--Gazelle" and "Business--DCW".

MARKETING COMPANIES

  Probike South Africa. Probike South Africa sells bicycles under the Haro, Nishiki and Raleigh brand names. Derby formed the Company's Probike South Africa operating company with the acquisitions of Cycle and Hardware Factors in 1989, J.H. Slotar in 1990 and Cycle Centre Wholesalers in 1991. The South African manufacturing facility was closed at the end of 1992, and Probike South Africa currently purchases low-cost bicycles from a variety of third party sources in Asia. In 1997, Probike South Africa had sales of R95.5 million and EBITDA of R10.7 million. Parts and accessories accounted for 39.3% of 1997 sales.

  Raleigh Ireland. Raleigh Ireland is the largest importer and distributor of bicycles throughout Ireland with a 32% unit market share in 1997. Incorporated in 1947, Raleigh Ireland imports bicycles and bicycle parts and accessories manufactured or sourced by Raleigh U.K. In 1997, Raleigh Ireland had sales of IRL(Pounds)5.4 million and EBITDA of IRL(Pounds)0.1.

  Raleigh Europe. Raleigh Europe acts as the European export sales and marketing arm of Raleigh U.K. In 1997, Raleigh Europe had sales of NLG27.8 million and EBITDA of NLG(2.6) million. Raleigh Europe was formed in 1995 by combining the distribution operations of Raleigh Holland, Raleigh Fahrrader and Raleigh Belgium.

  Raleigh International. Raleigh International sells products to, and grants licenses in, markets other than those served by the other Derby operating companies. These markets include Australia, China, France, Malaysia, New Zealand, Nigeria and Uganda. Raleigh International generally assists distributors and licensees by: (i) facilitating imports of Raleigh bicycles into the country; (ii) providing engineering services and technical advice to help ensure that licensee-produced bicycles meet Raleigh International quality standards; and (iii) providing guidance in the import of bicycles produced by third parties. In 1997, Raleigh International had net sales of (Pounds)1.0 million and EBITDA of (Pounds)0.4 million.

DERBY TRADING

  Derby Trading acts as Derby's purchasing arm for components, frames and finished bicycles. Established in 1984, Derby Trading has two separate and distinct sales branches in Taiwan and Shenzhen, China. In addition to assisting the operating companies in negotiating with Taiwanese and Chinese bicycle component manufacturers, Derby Trading sources parts and accessories for third party distributors, components for original equipment manufacturers ("OEMs") and a small number of finished bicycles for Derby licensees and others. Derby Trading also plays an important role as Derby's liaison to component manufacturers, gathering information on product design and OEM buying patterns and monitoring suppliers' production quality. In 1997, Derby Trading had sales of NT$1.4 billion, NT$1.1 billion of which were made to Derby operating companies, and EBITDA of NT$3.1 million.

  Lyon, a Dutch company, is a wholly-owned subsidiary of DCC and a non-operating company. Prior to the Recapitalization, Lyon was a dormant subsidiary. As a result of the Recapitalization, Lyon became a holding company in which its sole assets are the shares of Derby Nederland, a Dutch company, and E. Wiener Bike Parts GmbH, a German company. Derby Nederland is a holding company, owning 100% of Gazelle, the Company's main designer, manufacturer and distributor of bicycles in The Netherlands. E. Wiener Bike Parts GmbH is a bicycle distribution company in Germany. Derby Nederland also owns 100% of Sturmey-Archer B.V. and Raleigh B.V. See "Business--Gazelle" and "Business--DCW."

EMPLOYEES

  At December 31, 1997, Derby employed 3,136 people in ten countries. Each year Derby increases it workforce to over 3,500 in preparation for the Peak Season. The following table sets forth employees by operating company and function as of December 31, 1997:

                                             SALES/MARKETING/ PRODUCTION/
      COMPANY                                 ADMINISTRATION  DISTRIBUTION TOTAL
      -------                                ---------------- ------------ -----
      Raleigh U.K...........................       126             724       850
      Gazelle...............................        72             455       527
      DCW...................................       115             464       579
      Raleigh USA...........................        97             191       288
      Raleigh Canada........................        24             148       172
      Sturmey-Archer........................        17             385       402
      Probike South Africa..................        65             134       199
      Raleigh Europe........................        27               0        27
      Raleigh Ireland.......................        16              11        27
      Raleigh International.................         5               0         5
      Derby Trading.........................        52               0        52
      Derby Headquarters....................         8               0         8
                                                   ---           -----     -----
        Total...............................       624           2,512     3,136
                                                   ===           =====     =====

  Substantially all the Company's hourly workers outside the United States are unionized, with the principal terms of the union contracts generally negotiated each year. Management believes the Company's relations with the unions are generally satisfactory.

LEGAL PROCEEDINGS

  Due to the nature of the Company's business, the Company is a defendant in a number of product liability lawsuits. The plaintiffs in these lawsuits generally seek damages, in amounts that may be material, for personal injuries allegedly sustained as a result of alleged defects in the Company's products. Derby carries insurance policies, subject to customary deductibles, to cover product liability claims in amounts which management believes to be adequate. The deductible under Derby's insurance policies is currently $250,000 per claim; however, prior to 1993, the deductible was $1.0 million per claim. Not all claims arising during the period in which the deductible was $1.0 million per claim have been resolved and it is possible that additional claims will be filed. The aggregate amount of liability under existing and potential claims could exceed the reserves established by Derby for product liability claims.

  Derby is not involved in any pending legal proceedings, other than routine litigation incidental to its business. None of these legal actions is expected to have a material adverse effect on Derby's business, financial condition or results of operations.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

  The Company is subject to a wide variety of foreign, federal, state and local laws and regulations relating to air emissions, wastewater discharges and hazardous substance and hazardous waste management ("Environmental Laws"). The Company is also required to comply with worker health and safety requirements in the various jurisdictions in which it operates. Although the Company has made and will continue to make significant expenditures related to its environmental, health and safety compliance obligations, there can be no assurance that the Company will at all times be in compliance with all such requirements. Under certain Environmental Laws, the Company could be held responsible for the remediation of, or other damages caused by, hazardous substances at currently- or formerly-owned or operated properties, or at third-party waste disposal sites. In addition, as a result of changes in Environmental Laws, the Company may be required to implement equipment or process changes that would reduce emissions from the Company's manufacturing operations, perhaps at substantial cost.

  The Company is responsible for investigating and remediating groundwater contamination associated with certain of its existing and historical operations. Based on the Company's present information regarding the nature and volume of the contamination and its experience with similar matters, the Company does not believe that investigation or remediation costs associated with these operations will be material, either individually or in the aggregate.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth certain information regarding the directors and executive officers of the Company:

      NAME                    AGE POSITION
      ----                    --- --------
   Alan J. Finden-Crofts.....  56 Chief Executive Officer and Director of DCC
   William W. Austin, Jr. ...  60 President, Raleigh USA
   Simon J. Goddard..........  46 Chief Financial Officer of DCC
   Klaas Dantuma ............  54 Managing Director, Gazelle
   Robert Holzer.............  33 Managing Director, MS Sport Group
   Peter Miller..............  50 Joint Managing Director, Probike South Africa
   Kim Roether...............  34 Managing Director, DCW
   Irwin R. Slotar........... 50  Joint Managing Director, Probike South Africa
   John V. Spon-Smith........  45 Director, Raleigh U.K.
   Mark J. Todd..............  35 Managing Director, Raleigh U.K.
   Farid Vaiya...............  54 President, Raleigh Canada
   Peter E. Wittering........  60 Managing Director, Sturmey-Archer
   A. Edward Gottesman.......  61 Director of DCC
   Frederic V. Malek.........  61 Chairman and Director of DCC
   Frank H. Pearl............  54 Director of DCC
   Carl J. Rickertsen........  38 Director of DCC
   Paul G. Stern.............  59 Director of DCC
   Dr. Thomas H. Thomsen.....  64 Director of DCC

ALAN J. FINDEN-CROFTS, Chief Executive Officer and Director of DCC

  Mr. Finden-Crofts, age 56, has been the Group Chief Executive of DICSA since 1987. Mr. Finden-Crofts was previously the chief executive officer of Dunlop Slazenger International from 1985 to 1987 and director, consumer group, of Dunlop from 1982 to 1984. Prior to joining the Company, Mr. Finden-Crofts served on the operational board of BTR plc from 1982 to 1986. From 1968 to 1982, Mr. Finden-Crofts was managing director of various subsidiaries of Norcros plc, an industrial conglomerate in the United Kingdom. Mr. Finden-Crofts also serves on the board of numerous subsidiaries of the Company.

WILLIAM W. AUSTIN, JR., President of Raleigh USA

  Mr. Austin, age 60, has been President of Raleigh USA since 1994. Mr. Austin was previously group vice president of Schwinn Cycling and Fitness, Inc. from 1981 to 1986. From 1988 to 1993, Mr. Austin was president of Giant Bicycle Company.

SIMON J. GODDARD, Chief Financial Officer of DCC

  Mr. Goddard, age 46, has been the Group Financial Controller of the Company since 1990. Mr. Goddard began working at Raleigh U.K. in 1985 as the management accountant for international operations. Prior to that, Mr. Goddard was with Coopers & Lybrand in the United Kingdom and Zimbabwe. Mr. Goddard is also a director of Curragh Finance, Derby Holding Limited and Raleigh International, each a subsidiary of DCC.

KLAAS DANTUMA, Managing Director of Gazelle

  Mr. Dantuma, age 54, has been Managing Director of Gazelle since 1990. He has been a director of DHBV, Derby Nederland, Lyon and Raleigh Europe since 1991. Mr. Dantuma has held a variety of positions with the Company since 1973, including Deputy Commercial Director for four years, before becoming Commercial Director in 1985.

ROBERT HOLZER, Managing Director of the MS Sport Group

  Mr. Holzer, age 33, has been Managing Director of the MS Sport Group since the Company acquired an interest in the MS Sport Group in 1997. Prior to this acquisition, Mr. Holzer owned the MS Sport Group since 1988. Mr. Holzer was also an executive officer of Univega, in which the Company acquired a controlling interest in 1997. From 1994 to 1995, Mr. Holzer was the general manager and owner of Winners Bike & Fun Sport Center GmbH. Since 1992, Mr. Holzer has been a general manager and director of Nobel Haus Industrie und Wohnbau GmbH.

PETER MILLER, Joint Managing Director of Probike South Africa

  Mr. Miller, age 50, has been Joint Managing Director of Probike South Africa since the Company acquired Cycle Center Wholesalers in 1991, a company that Mr. Miller had founded.

KIM ROETHER, Managing Director of DCW

  Mr. Roether, age 34, has been Managing Director of DCW since 1997. Mr. Roether started with DCW as its Controller in 1994. In 1995, he became DCW's Financial Director. From 1991 to 1994, Mr. Roether was a consultant to Grant Thornton International in Oldenburg, Germany.

IRWIN R. SLOTAR, Joint Managing Director of Probike South Africa

  Mr. Slotar, age 50, has been Joint Managing Director of Probike South Africa since the Company acquired Probike South Africa in 1990. Prior to the acquisition, Probike South Africa had been owned by Mr. Slotar's family for several generations. Prior to the acquisition by the Company, Mr. Slotar was Managing Director of Probike South Africa.

JOHN V. SPON-SMITH, Director of Raleigh U.K.

  Mr. Spon-Smith, age 45, has been Director of Raleigh U.K. and General Manager of Raleigh Parts & Accessories-U.K. since 1996. From 1991 to 1996, Mr. Spon-Smith was Sales and Marketing Director of Stanley Tools for the United Kingdom, South Africa and Ireland.

MARK J. TODD, Managing Director of Raleigh U.K.

  Mr. Todd, age 35, has been Managing Director of Raleigh U.K. since July 1997. Prior to joining Raleigh U.K., Mr. Todd was business unit director of Courage Limited, the U.K.'s largest brewing company from 1994 to 1997. From 1994 to 1995, Mr. Todd was managing director of Moulinex Limited, which manufactures food processing appliances. Prior to joining Moulinex, Mr. Todd was sales and marketing director for Toshiba U.K., Limited from 1989 to 1994.

FARID VAIYA, President of Raleigh Canada

  Mr. Farid Vaiya, age 54, has been President of Raleigh Canada since 1989. Mr. Vaiya has been with the Company since 1972, as Vice President of Sales and Marketing of Raleigh Canada from 1987 to 1988 and National Account Sales Manager and Product Manager of Raleigh Canada from 1981 to 1987.

PETER E. WITTERING, Managing Director of Sturmey-Archer

  Mr. Wittering, age 60, has been Managing Director of Sturmey-Archer since it was established as a separate operating unit in 1985. From 1982 to 1985, Mr. Wittering was Production Director for Raleigh U.K. Mr. Wittering joined Raleigh U.K. in 1977 as Manufacturing Director of Sturmey-Archer, which position he held until 1982. Prior to working for the Company, Mr. Wittering was general manager of Herbert Morris Ltd., a crane manufacturer in the United Kingdom.

A. EDWARD GOTTESMAN, Director of DCC

  Mr. Gottesman, age 61, is the chairman of DICSA. Mr. Gottesman has been chairman of Centenary since its formation in 1989. Mr. Gottesman was a partner of Coudert Brothers from 1963 to 1970 and has been a partner of Gottesman Jones & Partners since 1970. Mr. Gottesman is chairman of Exeter International Corporation S.A. which, through its subsidiaries, manufactures and distributes Royal Worcester and Spode fine bone china and porcelain, and Piedmont International S.A., a company formed in 1996 to acquire the personal computer business of Olivetti SpA.

FREDERIC V. MALEK, Chairman of the Board of Directors of DCC

  Mr. Malek, age 61, has been chairman of Thayer Capital, the general partner of Thayer, since 1993. Prior to that, Mr. Malek was president of Marriott Hotels and Resorts from 1980 to 1988, and president and then vice chairman of Northwest Airlines from 1989 to 1991. Mr. Malek currently serves on the board of directors of Automatic Data Processing Corporation, American Management Systems, Inc., FPL Group, Inc., Choice Hotels, Inc., Manor Care, Inc., CB Commercial Real Estate Group, Inc., Northwest Airlines, Colorado Prime, Inc., Paine Webber Mutual Funds and Global Vacation Group, Inc.

FRANK H. PEARL, Director of DCC

  Mr. Pearl, age 54, is chairman and president of Perseus and Perseus Management, the managing member of Perseus. Prior to founding Perseus in 1996, Mr. Pearl founded, and is also chairman of, Rappahannock Investment Company ("Rappahannock"), a private investment fund which owns approximately 57% of Perseus Management. From 1984 to 1988, Mr. Pearl was a principal and managing director of Wesray Capital Corporation. Mr. Pearl is also a founding shareholder and director of DICSA.

CARL J. RICKERTSEN, Director of DCC

  Mr. Rickertsen, age 38, is a partner of Thayer Capital, the general partner of Thayer. Prior to joining Thayer Capital in 1995, Mr. Rickertsen acted as a private financial consultant from 1993 through August 1994, and was a partner at Hancock Park Associates, a private equity investment firm based in Los Angeles, from 1989 to 1993. Before joining Hancock Park Associates, Mr. Rickertsen was an associate at Brentwood Associates from 1987 to 1989, and worked in the high technology group at Morgan Stanley & Co., Inc. from 1983 to 1985. Mr. Rickertsen currently serves as a director of MLC Holdings, Inc. and Global Vacation Group, Inc. and as the chairman of the board of Software AG Systems, Inc.

PAUL G. STERN, Director of DCC

  Mr. Stern, age 59, is a partner of Thayer Capital, the general partner of Thayer. Prior to joining Thayer Capital in 1995, Mr. Stern was a special limited partner of Forstmann Little, a leveraged buy-out investment fund. From 1988 to 1993, Mr. Stern was a director, vice-chairman and chief executive officer of Northern Telecom Ltd., a Canadian telecommunications equipment vendor and manufacturer. Mr. Stern currently serves on the board of directors of LTV Steel Corporation, Whirlpool Corporation, Dow Chemical Company and Software AG Systems, Inc.

DR. THOMAS H. THOMSEN, Director of DCC

  Dr. Thomsen, age 64, is a director of DICSA. Dr. Thomsen was director of corporate engineering of The Gillette Company from 1969 to 1981. From 1982 to 1991, Dr. Thomsen was a member of the management board of Braun AG. Dr. Thomsen currently serves on the board of directors of Travelplans and A. Paukner S.A., as well as the German Institute for New Technical Form and the Design Council, State of Hesse.

COMPENSATION OF DIRECTORS

  The Company compensates non-executive directors for services provided as a director by paying such directors a retainer of $10,000 per annum, plus $1,500 for each board meeting plus reasonable out-of-pocket expenses incurred by them. The Company does not compensate salaried executive directors. Recently, the Company's Board of Directors appointed a compensation committee.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning the compensation paid or accrued by the Company for services in all capacities to the Company for each of the years ended December 31, 1997, 1996, and 1995, of those persons who served as (i) the chief executive officer of the Company during fiscal year 1997 and (ii) the other four most highly compensated executive officers of the Company for fiscal 1997 (each, a "Named Executive Officer"):

                                                       ANNUAL COMPENSATION
                                                  ------------------------------
                                                                       OTHER
                                                                       ANNUAL
           NAME AND PRINCIPAL POSITION       YEAR  SALARY   BONUS   COMPENSATION
           ---------------------------       ---- -------- -------- ------------
     Alan J. Finden-Crofts(/1/)............. 1997 $273,288 $362,856   $143,809
     Chief Executive Officer, DCC            1996  273,288  686,404    143,226
                                             1995  273,288  323,908    167,829
     William W. Austin, Jr. ................ 1997  248,827   70,910        --
     President, Raleigh USA                  1996  228,067   25,681        --
                                             1995  209,090   61,803        --
     Klaas Dantuma(/2/)..................... 1997  151,946   54,701        --
     Managing Director, Gazelle              1996  149,052   74,526        --
                                             1995  144,711   68,014        --
     Farid Vaiya(/3/)....................... 1997  129,706   62,259        --
     President, Raleigh Canada               1996  125,500   45,180        --
                                             1995  119,190   59,595        --
     Mark J. Todd(/4/)...................... 1997   73,321   32,495     10,615
     Managing Director, Raleigh U.K.         1996      --       --         --
                                             1995      --       --         --

    --------
    (/1/Mr.)Finden-Crofts is compensated in pounds Sterling. The amounts reported in the table have been converted at the rate of (Pounds)0.6001 per $1.00.
    (/2/Mr.)Dantuma is compensated in Dutch Guilders. The amounts reported in the table have been converted at the rate of NLG2.0731 per $1.00. (/3/Mr.)Vaiya is compensated in Canadian dollars. The amounts reported in the table have been converted at the rate of CAN$1.4263 per $1.00.
    (/4/Mr.)Todd joined Raleigh U.K. as Managing Director in July 1997. Mr.
        Todd's annual salary is (Pounds)101,000. Mr. Todd is compensated in pounds Sterling. The amounts reported in the table have been converted at the rate of (Pounds)0.6001 per $1.00.

EMPLOYMENT AGREEMENTS

  At the time of the Recapitalization, Alan Finden-Crofts, the then Chief Executive Officer of the Company, agreed to continue to serve as the CEO for a period of one year while the Company searched for Mr. Finden-Crofts' successor. On October 20, 1998, DCC entered into an employment contract with a U.K. beverage industry executive to become the new Chief Executive Officer and President of DCC effective after the new year. Mr. Finden-Crofts will remain a shareholder of DCC (indirectly through DFS), and a director of DCC.

  The new CEO's compensation package will initially include a base annual salary of $450,000 and a bonus of up to 120% of the new CEO's base salary. The contract is for a four year term with a three year extension. DCC issued the new CEO stock options to purchase 1,625 shares of DCC's Class A Common Stock which vest over three years, and performance stock options for 3,250 shares of Class A Common Stock.

  Pursuant to a Management Stock Purchase Agreement dated October 20, 1998, the new CEO purchased 1,500 shares of DCC's class A Common Stock for $1,000 per share. The new CEO paid for such shares with a secured promissory note that is nonrecourse except for 20% of the principal amount and all accrued interest. Upon the termination of the new CEO's employment with the Company, DCC has the right or is required to repurchase, depending on the reason for such termination, such Class A Common Stock, provided no event of default exists under material financing agreements, including the Indentures.

  Mr. Finden-Croft's employment contract expires on May 14, 1999. It provides for an annual base salary of $333,260 plus a targeted bonus of $416,575 subject to adjustment based on the Company's performance.

  The terms of Mr. Austin's employment agreement as President of Raleigh USA provide for a base salary of $248,827 and a bonus ranging from 20% to 50% of base salary tied to DCC's profit before interest payments and taxes, inventory turns and account receivables turnover. DICSA paid Mr. Austin approximately $552,000 upon the closing of the Recapitalization pursuant to a change of control provision in his former employment agreement.

  Under the terms of Mr. Holzer's employment agreement with the MS Sport Group, the MS Sport Group will pay Mr. Holzer for each of the five calendar years from 1997 to 2001 as follows: (i) if the profit before tax ("PBT") of the MS Sport Group is less than DM 2.3 million, 10% of the amount by which PBT exceeds DM 1.35 million and, in addition, (ii) if PBT exceeds DM 2.3 million, 25% of the amount by which PBT exceeds DM 2.3 million.

  The Company has entered into employment contracts with other senior managers of the Company which generally contain remuneration packages including base salary, bonus, insurance, pension benefits and noncompete provisions.

MANAGEMENT STOCK OPTION

  On October 21, 1998, the Board of Directors of DCC adopted The Derby Cycle Corporation 1998 Stock Option Plan (the "Stock Plan"), which authorizes grants of stock options (including options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code). The Stock Plan authorizes DCC's Board of Directors to grant options at any time in such quantity, at such price, on such terms and subject to such conditions as established by the board. To date, DCC has granted an aggregate of 4,875 stock options to its management, none of which have vested yet.

PAYMENT OF CERTAIN FEES AND EXPENSES

  In connection with the Recapitalization, DCC paid closing fees (i) to Thayer in the amount of $1.2 million, (ii) to Perseus in the amount of $1.0 million and (iii) to Centenary (which is controlled in part by Mr. A. Edward Gottesman) in the amount of $0.7 million. In addition, DCC paid all the out-of-pocket expenses of Thayer and Perseus, certain expenses incurred in order to effect the reorganization, and up to $150,000 of the out-of-pocket expenses of DICSA and DFS. In the future, affiliates of Thayer may receive customary fees for advisory and other services rendered to the Company. If such services are rendered in the future, the fees will be negotiated from time to time and will be based on the services performed and the prevailing fees then charged by third parties for comparable services.

       DESCRIPTION OF SHAREHOLDERS' AGREEMENT AND REGISTRATION AGREEMENT

  DCC, DFS, DC Cycle and Perseus Cycle (DFS, DC Cycle and Perseus Cycle being referred to as the "Shareholders") entered into a Shareholders' Agreement in connection with the consummation of the Recapitalization (the "Shareholders' Agreement"). The following summary of certain provisions of the Shareholders' Agreement does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Shareholders' Agreement. The Shareholders' Agreement provides, among other things, for the following: (i) the Board of Directors of DCC initially consists of seven individuals, four of whom will be appointed by DC Cycle, two by DFS and one by Perseus Cycle, (ii) certain restrictions on the transfer of shares of DCC, including, but not limited to, provisions providing that (a) the Shareholders have limited rights of first offer in any proposed third party sale of Class A Common Stock and Series A Preferred Stock by any Shareholder and (b) the Shareholders have limited participation rights in any proposed third party sale of Class A Common Stock and Series A Preferred Stock by any Shareholder, (iii) an agreement among the Shareholders that, upon approval of a sale of all or substantially all of DCC's outstanding capital stock or a sale of all or substantially all of DCC's assets by DCC's Board of Directors, each Shareholder will consent to, and raise no objections against, such sale and sell its shares and rights to acquire shares, if so required, and (iv) certain limited preemptive rights of the Shareholders with respect to an issuance or sale of common stock by DCC. Certain material transactions require the approval of a supermajority of the Board of Directors which can be achieved with the votes of the DC Cycle nominees and any one other director. The Shareholders' Agreement also provides that DFS shall be deemed to own all shares of DCC's capital stock which DICSA can acquire pursuant to the Raleigh Canada Exchange Agreement for purposes of determining the voting power of the stock held by DFS and for all other purposes.

  The Shareholders also entered into a Registration Agreement (the "Registration Agreement") upon the consummation of the Recapitalization. Pursuant to the Registration Agreement, subject to certain restrictions, all holders of Registrable Securities (as defined in the Registration Agreement) are entitled to piggyback registration rights, whenever the Company proposes to register any of its securities under the Securities Act. Each such holder is subject to certain pro rata limitations, including priorities and preferences for certain holders, on its ability to participate in such a piggyback registration. DCC will pay all expenses related to these registrations (other than underwriting discounts and commissions) and, subject to certain conditions and limitations, is required to use its best efforts to effect such registrations. DCC has agreed to indemnify all holders of Registrable Securities for certain liabilities arising out of such registrations, including certain liabilities under the Securities Act.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The authorized capitalization of DCC is: 200,000 shares of Class A Common Stock, 15,000 shares of Class B Common Stock, 25,000 shares of Series A Preferred Stock and 3,000 shares of Series B Preferred Stock. The issued and outstanding capital stock of DCC consists of 45,700 shares Class A Common Stock, 25,000 shares of Series A Preferred Stock and 3,000 shares of Series B Preferred Stock. Holders of Class B Common Stock and Series B Preferred Stock have no voting rights except as required by applicable law. In addition, DICSA has the right to acquire 15,000 shares of Class B Common Stock and 8,300 shares of Class A Common Stock under the Raleigh Canada Exchange Agreement. The Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders of DCC, including the election of directors. Holders of Series A Preferred Stock are entitled to 1.5 votes per share, voting together with the Class A Common Stock as a single class.

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Class A Common Stock and Series A Preferred Stock by (i) each shareholder known by the Company to own beneficially five percent or more of each class of the Company's voting securities, (ii) each current director of DCC, (iii) each Named Executive Officer of DCC and (iv) all directors of DCC and executive officers of the Company as a group. Unless indicated otherwise below, to the knowledge of the Company, each shareholder has sole voting and investment power with respect to the shares indicated as beneficially owned.

                                CLASS A              SERIES A         PERCENT OF
                              COMMON STOCK       PREFERRED STOCK      DCC'S TOTAL
                          -------------------- --------------------   OUTSTANDING
    NAME AND ADDRESS      NUMBER OF PERCENT OF NUMBER OF PERCENT OF     VOTING
OF BENEFICIAL OWNER(/1/)   SHARES     CLASS     SHARES     CLASS    SECURITIES(/2/)
------------------------  --------- ---------- --------- ---------- ---------------
DC Cycle, L.L.C.(/3/)...   12,500     27.35     25,000      100          60.10
 1455 Pennsylvania Ave-
 nue, Ste. 350
 Washington, DC 20004
Derby Finance              21,700     47.48        --       --           26.08
 S.a.r.l.(/4/)..........
 5 Boulevard de la Foire
 L-1528 Luxembourg
 Grand Duchy of Luxem-
 bourg
Derby International Cor-    8,300     15.37        --       --            9.07
 poration S.A.(/5/).....
 5 Boulevard de la Foire
 L-1528 Luxembourg
 Grand Duchy of Luxem-
 bourg
Perseus Cycle,             10,000     21.88        --       --           12.10
 L.L.C(/6/).............
 1627 "I" Street NW,
 Ste. 610
 Washington, D.C. 20006
Frederic V. Malek(/7/)..   12,500     27.35     25,000      100          60.10
 1455 Pennsylvania Ave-
 nue, Ste. 350
 Washington, DC 20004
Paul G. Stern(/8/)......   12,500     27.35     25,000      100          60.10
 1455 Pennsylvania Ave-
 nue, Ste. 350
 Washington, DC 20004
Carl J.                    12,500     27.35     25,000      100          60.10
 Rickertsen(/9/)........
 1455 Pennsylvania Ave-
 nue, Ste. 350
 Washington, DC 20004

                                CLASS A              SERIES A         PERCENT OF
                              COMMON STOCK       PREFERRED STOCK      DCC'S TOTAL
                          -------------------- --------------------   OUTSTANDING
    NAME AND ADDRESS      NUMBER OF PERCENT OF NUMBER OF PERCENT OF     VOTING
OF BENEFICIAL OWNER(/1/)   SHARES     CLASS     SHARES     CLASS    SECURITIES(/2/)
------------------------  --------- ---------- --------- ---------- ---------------
A. Edward Gottes-          30,000     55.55        --       --           32.79
 man(/10/)..............
 38 Chester Terrace
 London NW1 4ND
 England
Alan J. Finden-            30,000     55.55        --       --           32.79
 Crofts(/11/)...........
 c/o Raleigh Industries
 Ltd. Triumph Rd.
 Nottingham, NG7 200
 England
Frank H. Pearl(/12/)....   40,000     74.07        --       --           43.72
 1627 I Street NW, Suite
 610
 Washington, D.C. 20006
Dr. Thomas H. Thomson...      --        --         --       --             --
 Salkensteinerstrasse 36
 Konigstein im Taunus
 Frankfurt, Germany
William W. Austin, Jr...      --        --         --       --             --
 c/o Raleigh USA Bicycle
 Co.
 22710 72nd Avenue South
 Kent, Washington 98032-
 1926
Mark J. Todd............      --        --         --       --             --
 c/o Raleigh Industries
 Limited
 Triumph Road
 Nottingham, England NG7
 2DD
Farid Vaiya.............      --        --         --       --             --
 c/o Raleigh Industries
 of Canada Limited
 Les Industries Raleigh
 du Canada Limitee
 2124 London Lane
 Oakville, Ontario L6H
 5V8
Klass Dantuma...........      --        --         --       --             --
 c/o Koninklijke Gazelle
 B.V.
 Wilhelminaweg VII
 6951 BP Dieren
 The Netherlands
All Directors and Execu-
 tive Officers
 as a Group (6 per-
 sons)(/13/)............   54,000       --      25,000      100            --

--------
 (/1/The)percentages of DCC's voting securities held by DC Cycle, Perseus
     Cycle and DFS set forth in this table differ from the percentages of total voting power indirectly held by their respective parent companies under "Summary--Investor Group" and "The Recapitalization" for two reasons: first, rights to acquire shares of Class A Common Stock which are exercisable within 60 days of the date hereof are considered outstanding for the purpose of determining the percent of the class held by the holder of such rights, but not for the purpose of computing the percentage held by others (in accordance with Rule 13d-3(d)(1)(ii)), and second, under the terms of the Shareholders' Agreement, all shares of DCC beneficially owned by DICSA are deemed to be beneficially owned by DFS for voting purposes and all other purposes thereunder. See "Description of Shareholders' Agreement and Registration Agreement".
 (/2/Pursuant)to the rules of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right, or the conversion or exchange of a security.

 (/3/DC)Cycle is 100% owned by Thayer Equity Investors III, L.P. ("Thayer"), a
     Delaware limited partnership. TC Capital Partners, a Delaware general partnership, is the general partner of Thayer. Messrs. Frederic V. Malek, Paul G. Stern and Carl J. Rickertsen, directors of DCC, are general partners of TC Capital Partners. As such, Messrs. Malek, Stern and Rickertsen have shared voting and investment power (as well as an indirect pecuniary interest within the meaning of Rule 16a-1 under the Exchange Act), with respect to the shares held by DC Cycle. As a result, each of Messrs. Malek, Stern and Rickertsen may be deemed to be the beneficial owners of the 12,500 shares of Class A Common Stock and the 25,000 shares of Series A Preferred Stock held by DC Cycle.
 (/4/DFS)is a wholly owned subsidiary of DICSA. See note 5 below.

 (/5/Includes)8,300 shares of Class A Common Stock issuable to DICSA upon conversion of its Raleigh Canada Preferred Stock under the Raleigh Canada Exchange Agreement. Mr. Gottesman, a director of DCC, is the chairman of DICSA. Mr. Gottesman and a charitable trust of which he is the settlor, control a majority of the capital stock of DICSA indirectly through an industrial holding company, Centenary. Mr. Finden-Crofts, a director of DCC and the Chief Executive Officer of DICSA, and Mr. Pearl, a director of DCC and a director of DICSA, own minority interests in DICSA. As a result of their shared voting and investing power with respect to shares beneficially owned by DFS and DICSA, Messrs. Gottesman, Finden-Crofts and Pearl may each be deemed to be the beneficial owner of the shares owned by DFS and DICSA.
 (/6/Perseus)Cycle is 100% owned by Perseus Capital, L.L.C., a Delaware limited liability company ("Perseus"). Perseus Management, a Delaware limited liability company, is the managing member of Perseus and owns approximately 17% of Perseus. Mr. Frank H. Pearl is the Chairman and President of Perseus Management. Rappahannock Investment Company, a Delaware corporation, owns approximately 57% of Perseus Management. Rappahannock is 100% owned by Mr. Pearl. Mr. Pearl, by virtue of his indirect ownership interest in Perseus, may be deemed the beneficial owner of the 10,000 shares of Class A Common Stock held by Perseus.
 (/7/Includes)the 12,500 shares of Class A Common Stock and 25,000 shares of
     Series A Preferred Stock beneficially owned by DC Cycle. See note 3 above.
 (/8/Includes)the 12,500 shares of Class A Common Stock and 25,000 shares of
     Series A Preferred Stock beneficially owned by DC Cycle. See note 3 above.
 (/9/Includes)the 12,500 shares of Class A Common Stock and 25,000 shares of
     Series A Preferred Stock beneficially owned by DC Cycle. See note 3 above.
(/10/Includes)the 21,700 shares of Class A Common Stock beneficially owned by
     DFS and the 8,300 shares of Class A Common Stock beneficially owned by DICSA. See note 5 above.
(/11/Includes)the 21,700 shares of Class A Common Stock beneficially owned by
     DFS and the 8,300 shares of Class A Common Stock beneficially owned by DICSA. See note 5 above.
(/12/Includes)the 10,000 shares of Class A Common Stock beneficially owned by
     Perseus, the 21,700 shares of Class A Common Stock beneficially owned by DFS and the 8,300 shares of Class A Common Stock beneficially owned by DICSA. See notes 5 and 6 above.

(/13/Includes)(1) 12,500 shares of Class A Common Stock and 25,000 shares of
     Series A Preferred Stock beneficially owned by DC Cycle which may be deemed to be beneficially owned by Messrs. Malek, Stern, and Rickertsen (see note 3 above); (2) 21,700 shares of Class A Common Stock beneficially owned by DFS and 8,300 shares of Class A Common Stock beneficially owned by DICSA which may be deemed to be beneficially owned by Messrs. Gottesman, Finden-Crofts and Pearl (see note 5 above); (3) 10,000 shares of Class A Common Stock beneficially owned by Perseus which may be deemed to be beneficially owned by Mr. Pearl (see note 5 above); and 1,500 shares of Class A Common Stock issued on October 20, 1998 to the new CEO designate.

                   DESCRIPTION OF REVOLVING CREDIT AGREEMENT

  Concurrently with the consummation of the Recapitalization, DCC and certain of its subsidiaries, including Raleigh U.K., Gazelle, Raleigh Canada, Sturmey-Archer, Derby Holding (Deutschland) and Derby Holdings South Africa (which was not a Borrower upon closing of the Recapitalization) (collectively, the "Borrowers", and together with certain guarantors, the "Obligors") entered into the Revolving Credit Agreement with Chase Manhattan plc, as Arranger, Chase Manhattan International Limited, as both Facility Agent and as Security Agent, and the financial institutions named therein as banks, pursuant to which such banks provide a revolving, multi-currency loan facility (the "Facility") to the Company. Other subsidiaries of DCC may become borrowers under the Revolving Credit Agreement, subject to the approval of each of the banks.

  The following summary of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, including the definitions therein of certain terms used in this section entitled "Description of Revolving Credit Agreement".

GENERAL

  The Revolving Credit Agreement provides a revolving credit line of up to DM225 million (which is also available in U.S. dollars, pounds Sterling and other currencies which are freely transferable and convertible into Deutsche Marks), of which DM214 million can be used by the Borrowers or, if and when any bank in South Africa accedes to the Revolving Credit Agreement, and so long as the South African Credit Facility is terminated, DM225 million of the revolving credit line may be used by the Borrowers, of which up to (A) DM69 million, or, if and when any bank in South Africa accedes to the Revolving Credit Agreement, and so long as the South African Credit Facility is terminated, DM75 million, may be made available by the Ancillary Banks to the Borrowers as Ancillary Facilities, less amounts drawn under Standby Letters of Credit, and (B) up to DM15 million may be used by means of Standby Letters of Credit; provided, however, that DCC may use up to a maximum of $7.5 million of the revolving credit line. The Facility is available in multiple Advances from time to time, subject to conditions precedent standard for facilities of this size and type, and subject further to certain limitations, including a requirement that no Requested Amount of any proposed Advance exceed the then Adjusted Available Amount in relation to the relevant Borrower. Advances and Standby Letters of Credit or Ancillary Facilities drawn under the Revolving Credit Agreement were used to finance (i) the repayment of the Existing Indebtedness (other than indebtedness incurred under the South African Credit Facility), (ii) the payment of certain fees and expenses related to the Recapitalization and (iii) general working capital requirements and other corporate purposes of the relevant Borrower and its Subsidiaries.

SECURITY

  The obligations under the Revolving Credit Agreement are secured and guaranteed by the Obligors through a first priority fully perfected security interest in all the assets, properties and undertakings of DCC and each other Obligor, where available and cost effective to do so, and to the extent permissible by local laws; except that (i) no obligation of DCC is guaranteed by any other entity and (ii) DCC has not pledged more than approximately 66% of the voting stock it holds in any other entity to secure its indebtedness. The security covers at least 85% of the Company's Consolidated Adjusted EBITDA and Total Assets and, if such security falls below this percentage in the future, further security must be granted, by the accession of additional Obligors or otherwise.

INTEREST RATE; FEES

  The interest rate per annum applicable to each Advance under the Revolving Credit Agreement is based upon (i) LIBOR relative to each Advance for each Interest Period, plus (ii) an applicable margin ranging from 1.25% to 2.00% depending upon the financial performance of the Group; provided, however, that the margin is 2.00% per annum (i) until the first anniversary of the consummation of the Recapitalization and (ii) if a Default is continuing.

  The Borrowers have agreed to pay Chase customary fees with respect to the Facility, including an up-front structuring and arrangement fee and an annual administration fee. DCC will pay a commitment fee equal to 0.50% per annum on the daily unused portion of the Facility, payable quarterly in arrears. DCC will pay a utilization fee equal to 0.25% per annum on all Advances, Standby Letters of Credit and Ancillary Facilities if the average amount outstanding thereunder equals or exceeds 50% of the Facility over a three-month period, calculated with regard to each day such percentage is exceeded and payable quarterly in arrears. In addition, all overdue amounts, whether of principal, interest, fees or otherwise, shall bear interest at 2.00% per annum over the otherwise applicable rate.

COVENANTS

  The Revolving Credit Agreement contains certain affirmative and negative covenants that, among other things, restrict the ability of DCC and its Subsidiaries to dispose of shares in DCC or in any Subsidiary, dispose of assets, incur additional indebtedness, engage in mergers and acquisitions, exercise options other than under an Approved Hedging Program or the MS Group Option, make investments, incur guaranty obligations, make loans, make capital distributions, enter into joint ventures, repay the Exchange Notes, make loans or pay any dividend or distribution to the Issuers for any reason other than (among other things) to pay interest (but not principal or Additional Amounts) owing in respect of the Exchange Notes, incur liens and encumbrances and permit the amount of receivables and inventory to exceed specified thresholds. However, certain acquisitions are permitted up to a total value of $30 million. In addition, the Revolving Credit Agreement requires the Company to maintain specified financial ratios and tests, including a minimum interest coverage ratio, minimum consolidated net worth, a minimum level of Adjusted EBITDA (as defined in the Revolving Credit Agreement) and a maximum leverage ratio.

EVENTS OF DEFAULT

  The Revolving Credit Agreement contains customary events of default including, but not limited to, non-payment, breach of undertaking, misrepresentation, cross default, repudiation of the Transaction Documents, invalidity, inability to pay debts, insolvency, liquidation, bankruptcy, appointment of a receiver, unlawfulness, qualification of accounts, cessation of business, change of control, litigation, DICSA's warranties under the Recapitalization Agreement being incorrect (subject to a materiality threshold), failure to comply with ERISA requirements, expropriation of assets and certain material adverse effects.

GUARANTORS

  Each of the Borrowers and certain other Subsidiaries are guarantors. However, no obligation of DCC or Lyon under the Revolving Credit Agreement is guaranteed by any other entity.

MATURITY

  Loans made pursuant to the Revolving Credit Agreement may be borrowed, repaid and reborrowed from time to time until the date falling 83 months after the completion of the Recapitalization, subject to satisfaction of certain conditions on the date of any such borrowing. The Facility will be reduced by DM20 million and DM25 million on the fifth and sixth anniversary, respectively, of the Facility and will mature on the seventh anniversary of the closing of the Facility.

  The obligation of the banks to make Advances or extend letters of credit under the Revolving Credit Agreement is subject to the satisfaction of certain customary closing conditions.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

  As used in this section entitled "Description of Exchange Notes", the term "Issuers" means The Derby Cycle Corporation, a Delaware corporation ("DCC" or "Raleigh USA"), together with Lyon Investments B.V., a company organized under the laws of The Netherlands and a wholly owned subsidiary of DCC, which was formerly known as Lyon Cycle B.V. ("Lyon").

  The Exchange Dollar Notes are to be issued under an Indenture, dated as of May 14, 1998 (the "Dollar Notes Indenture"), among the Issuers, as joint and several obligors, and IBJ Schroder Bank & Trust Company, as trustee (the "Dollar Notes Trustee"), a copy of which is available upon request to DCC.

  The Exchange DM Notes are to be issued under an Indenture, dated as of May 14, 1998 (the "DM Notes Indenture"), among the Issuers, as joint and several obligors, and IBJ Schroder Bank & Trust Company, as trustee (the "DM Notes Trustee"), a copy of which is available upon request to DCC.

  The Dollar Notes Indenture and the DM Notes Indenture are together referred to as the "Indentures". The Dollar Notes Trustee and the DM Notes Trustee are together referred to as the "Trustees". Any reference to a "Trustee" means the Dollar Notes Trustee or the DM Notes Trustee, as the context may require.

  The form and terms of the Exchange Dollar Notes and Exchange DM Notes are the same as the form and terms of the Old Dollar Notes and Exchange DM Notes, respectively (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer, and (ii) the holder of Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes under certain circumstance relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated.

  The following summary of certain provisions of the Indentures and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indentures and the Notes, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used herein and not otherwise defined have the meanings set forth under "--Certain Definitions".

  Principal of, premium, if any, and interest on the Dollar Notes will be payable, and the Dollar Notes may be exchanged or transferred, at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, The City of New York, and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, at the offices of the paying agent in Luxembourg (which initially shall be The Industrial Bank of Japan (Luxembourg), S.A.), except that, at the option of the Issuers, payment of interest on the Dollar Notes may be made by check mailed to the registered holders of the Dollar Notes at their registered addresses. Principal of, premium, if any, and interest on the DM Notes will be payable, and the DM Notes may be exchanged or transferred, at the office or agency of the Issuers maintained for that purpose in Frankfurt, Germany, and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, at the offices of the paying agent in Luxembourg (which initially shall be The Industrial Bank of Japan (Luxembourg), S.A.). The Issuers will ensure that, with respect to the Dollar Notes, there will be a paying agent in the United States to perform the functions assigned to it in the Dollar Notes Indenture and, with respect to the DM Notes, there will be a paying agent in Germany to perform the functions assigned to it in the DM Notes Indenture, and, so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of such exchange so require, the Issuers will ensure that there will be a paying agent in Luxembourg (or such other place as the Luxembourg Stock Exchange may approve).

  The Dollar Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. The DM Exchange Notes will be issued only in fully registered form, without coupons, in denominations of DM1,000 and any integral multiple of DM1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers, or the paying agent, as applicable, may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

  Application has been made to list the Notes on the Luxembourg Stock Exchange concurrently with the Exchange Offer.

TERMS OF THE NOTES

  The Dollar Notes are unsecured senior obligations of the Issuers, limited to $100 million aggregate principal amount, and will mature on May 15, 2008. Each Dollar Note bears interest at a rate per annum shown on the front cover of this Prospectus from May 14, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the Dollar Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 14, 1998. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at 1% per annum in excess of such rate, and the Issuers will pay interest on overdue installments of interest at such higher rate to the extent lawful. The Dollar Notes will be redeemed at par on the final maturity date.

  The DM Notes are unsecured senior obligations of the Issuers, limited to DM110 million aggregate principal amount, and will mature on May 15, 2008. Each DM Note will bear interest at a rate per annum shown on the front cover of this Prospectus from May 14, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date on May 15 and November 15 of each year, commencing November 15, 1998. Interest on the DM Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 14, 1998. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at 1% per annum in excess of such rate, and the Issuers will pay interest on overdue installments of interest at such higher rate to the extent lawful. The DM Notes will be redeemed at par on the final maturity date.

  The interest rate on the Notes is subject to increase in certain circumstances if the Issuers fail to file a registration statement relating to the Notes or if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "The Exchange Offer".

OPTIONAL REDEMPTION

  Except as set forth below or under "--Redemption for Taxation Reasons", the Notes will not be redeemable at the option of the Issuers prior to May 15, 2003. Thereafter, the Notes will be redeemable at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice delivered to each holder of Notes in accordance with the provisions set forth under "--Notices", at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                             For the Dollar Notes

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2003...........................................................  105.000%
      2004...........................................................  103.333%
      2005...........................................................  101.667%
      2006 and thereafter............................................  100.000%

                               For the DM Notes

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2003...........................................................  104.688%
      2004...........................................................  103.125%
      2005...........................................................  101.563%
      2006 and thereafter............................................  100.000%

  At any time and from time to time prior to May 15, 2001, the Issuers may, at their option, redeem up to a maximum of 33 1/3% of the original aggregate principal amount of the Dollar Notes with all or a portion of the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof); provided, however, that, after giving effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the Dollar Notes (calculated giving effect to any issuance of Additional Dollar Notes) remains outstanding. Any such redemption shall be made within 60 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice delivered to each holder of Dollar Notes being redeemed in accordance with the provisions set forth under "--Notices" and otherwise in accordance with the procedures set forth in the Dollar Notes Indenture.

  At any time and from time to time prior to May 15, 2001, the Issuers may, at their option, redeem up to a maximum of 33 1/3% of the original aggregate principal amount of the DM Notes with all or a portion of the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof); provided, however, that, after giving effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the DM Notes (calculated giving effect to any issuance of Additional DM Notes) remains outstanding. Any such redemption shall be made within 60 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice delivered to each holder of DM Notes being redeemed in accordance with the procedures set forth under "--Notices" and otherwise in accordance with the procedures set forth in the DM Notes Indenture.

SELECTION

  In the case of any partial redemption, selection of the Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed and the requirements of any depositary holding the global certificates representing the Notes, or, if the Notes are not so listed or such exchange prescribes no method of selection and the depositary, if any, holding the global certificates representing the Notes imposes no requirements, on a pro rata basis, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate, although no Dollar Note of $1,000 in original principal amount or less and no DM Note of DM1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

REDEMPTION FOR TAXATION REASONS

  The Dollar Notes and the DM Notes may be redeemed, at the option of the Issuers, in whole but not in part, any time upon giving not less than 30 nor more than 60 days' prior notice delivered to each holder of Notes in accordance with the provisions set forth under "--Notices" (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuers for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuers determine that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United States or The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes (or, in each case, any political subdivision or taxing authority thereof or therein) or of the jurisdiction from or through which payment is made or where the payor is located affecting taxation, which change or amendment becomes effective on or after the date of the Indentures, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the Indentures, the Issuers are or will be required to pay Additional Amounts, and the Issuers determine that such payment obligation cannot be avoided by the Issuers taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Dollar Notes or the DM Notes, as the case may be, were then due. Prior to the delivery of any notice of redemption of the Dollar Notes or the DM Notes pursuant to the foregoing, the Issuers will deliver to the Dollar Notes Trustee or the DM Notes Trustee, as applicable, an opinion of a tax counsel reasonably satisfactory to such Trustee to the effect that the circumstances referred to above exist. Each of the Dollar Notes Trustee and the DM Notes Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on all holders of Dollar Notes or the DM Notes, as the case may be.

RANKING

  The indebtedness evidenced by the Notes is unsecured Senior Indebtedness of the Issuers, ranks pari passu in right of payment with all existing and future Senior Indebtedness of the Issuers and senior in right of payment to all existing and future Subordinated Obligations of the Issuers. The Notes are effectively subordinated to any Secured Indebtedness of the Issuers and their respective Subsidiaries to the extent of the value of the assets securing such Secured Indebtedness.

  Certain of the operations of the Issuers are conducted through their respective Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuers, including holders of the Notes. The Notes, therefore, are effectively subordinated to creditors, including trade creditors, and preferred shareholders (if any) of the Subsidiaries of DCC (excluding Lyon). As of June 28, 1998, the total liabilities of the Subsidiaries of DCC (excluding Lyon) were approximately $129.2 million, including trade payables. Although the Indentures limit the Incurrence of Indebtedness by, and the issuance of preferred stock of, certain of the Subsidiaries of DCC (including Lyon), such limitations are subject to a number of significant qualifications.

  As of June 28, 1998, (a) the outstanding Senior Indebtedness of the Issuers was $227.7 million (including all Indebtedness and Guarantees of Indebtedness under the Revolving Credit Agreement, but excluding unused commitments thereunder), of which $66.1 million was Secured Indebtedness, and the Issuers had no outstanding Indebtedness that is subordinate or junior in right of payment to the Notes, and (b) the outstanding Indebtedness of the Subsidiaries of DCC (other than Lyon) was $67.1 million (consisting of Indebtedness under the Revolving Credit Agreement and indebtedness under the South African Credit Facility, but excluding, in each case, unused commitments thereunder), all of which was Secured Indebtedness. Although the Indentures contain limitations on the amount of additional Indebtedness which DCC and certain of its Subsidiaries (including Lyon) may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants-- Limitation on Indebtedness".

CHANGE OF CONTROL

  Upon the occurrence of any of the following events (each a "Change of Control"), each holder of Notes will have the right to require the Issuers to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof);

    (i) prior to an Initial Public Offering, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of DCC, whether as a result of issuance of securities of DCC, any merger, consolidation, liquidation or dissolution of DCC, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause
  (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

    (ii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of DCC and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of DCC than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of DCC (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation;

    (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of DCC (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of DCC was approved by a vote of at least 50% of the directors of DCC then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

    (iv) the adoption of a plan relating to the liquidation or dissolution of either of the Issuers; or

    (v) the merger or consolidation of DCC with or into another Person (other than Lyon) or the merger of another Person (other than Lyon) with or into DCC, or the sale of all or substantially all the assets of DCC to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of DCC that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of DCC are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

  In the event that, at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to either of the Indentures, then prior to the mailing of the notice to holders of Notes as provided in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers will be required to (i) repay in full all Bank Indebtedness or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

  Within 30 days following any Change of Control, the Issuers shall notify each holder of Notes in accordance with the provisions set forth under "-- Notices", with a copy of such notice to each Trustee (the "Change of Control Offer"), stating: (1) that a Change of Control has occurred and that such holder has the right to require the Issuers to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered, except as otherwise may be required by applicable law) and (4) the instructions determined by the Issuers that a holder of Notes must follow in order to have its Notes purchased.

  The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the required Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The Issuers will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations, including any securities laws of The Netherlands and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Notes are listed, to the extent such laws or regulations or requirements are applicable, in connection with the repurchase of Notes pursuant to the Indentures. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Indentures by virtue thereof.

  The Change of Control purchase feature is a result of negotiations between DCC and the Initial Purchasers. Management of DCC has no present intention to engage in a transaction involving a Change of Control, although it is possible that management would decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a

Change of Control under the Indentures, but that could increase the amount of Indebtedness of the Issuers and their respective Subsidiaries outstanding at such time or otherwise affect the capital structure or credit ratings of the Issuers. Restrictions on the ability of DCC and certain of its Subsidiaries (including Lyon) to incur additional Indebtedness are described under "-- Certain Covenants--Limitation on Indebtedness", "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of each class of Notes then outstanding. Except for the limitations contained in such covenants, however, the Indentures do not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction involving the Issuers and their respective Subsidiaries.

  The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Revolving Credit Agreement. Future Senior Indebtedness of the Issuers may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of Notes of their right to require the Issuers to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the ability of the Issuers to pay cash to holders of Notes upon a repurchase may be limited by the then existing financial resources of the Issuers. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Dollar Notes Indenture and the DM Notes Indenture relative to the obligation of the Issuers to make an offer to repurchase the Dollar Notes or the DM Notes, as applicable, as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Dollar Notes or the DM Notes, as applicable.

CERTAIN COVENANTS

  The Indentures contain covenants including, among others, the following:

  Limitation on Indebtedness. (a) DCC will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that DCC or any Restricted Subsidiary may Incur Indebtedness, if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to the second anniversary of the date of the original issuance of the Notes and 2.25:1.00 if such Indebtedness is Incurred thereafter.

  (b) Notwithstanding the foregoing paragraph (a), DCC and its Restricted Subsidiaries may Incur the following Indebtedness:

    (i) Indebtedness outstanding at any one time in an aggregate principal amount not to exceed the greater of (A) 100% of the total commitment under the Revolving Credit Agreement on the date of the Indentures (DM225 million) less the aggregate amount of Indebtedness incurred by all Securitization Entities in connection with Qualified Securitization Transactions that is outstanding at such time; or (B) 75% of accounts receivable and 35% of inventory, in each case net of reserves and as shown on the consolidated balance sheet of DCC as of the most recent month for which financial statements are available from time to time (so that Indebtedness incurred pursuant to this clause (B) is not at any time greater than the permitted amount based on the most recent such financial statements);

    (ii) Indebtedness of DCC owed to, and held by, any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to, and held by, DCC or any other Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to DCC or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

    (iii) Indebtedness (A) outstanding on the date of the Indentures (other than the Indebtedness described in clauses (i) and (ii) above), (B) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Refinancing Indebtedness) or the foregoing clause (i) and (C) consisting of Guarantees of any Indebtedness not prohibited by the Indenture;

    (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by DCC or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of DCC or a Restricted Subsidiary or was otherwise acquired by DCC or a Restricted Subsidiary); provided, however, that on the date that such Restricted Subsidiary is acquired by DCC or a Restricted Subsidiary, DCC would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

    (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by DCC and its Restricted Subsidiaries in the ordinary course of business and (B) under Currency Agreements and Interest Rate Agreements entered into for bona fide hedging purposes of DCC and its Restricted Subsidiaries in the ordinary course of business; provided, however, that such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of DCC and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

    (vi) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $10 million at any time outstanding;

    (vii) Indebtedness arising from agreements of DCC or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of a Restricted Subsidiary or any business or assets of DCC or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or such Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by DCC or its Restricted Subsidiaries in connection with such disposition;

    (viii) Indebtedness incurred by a Securitization Entity in a Qualified Securitization Transaction that is Non-Recourse Indebtedness with respect to DCC and its other Restricted Subsidiaries (except for Standard Securitization Undertakings);

    (ix) the incurrence of Indebtedness by Foreign Subsidiaries which does not exceed $5 million at any one time outstanding;

    (x) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
  (x) and then outstanding, shall not exceed $20 million; and

    (xi) Contribution Indebtedness.

  (c) Notwithstanding the foregoing, neither of the Issuers may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of such Issuer unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

  (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that DCC or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant, (i) Indebtedness Incurred pursuant to the Revolving Credit Agreement prior to or on the date of the Indentures shall be treated as Incurred pursuant to clause (i) of paragraph (b) above, (ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, DCC, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

  Limitation on Restricted Payments. (a) DCC will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving DCC) or similar payment (including any payment in respect of the Additional Payment) to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to DCC or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than DCC or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of DCC or any Restricted Subsidiary held by Persons other than DCC or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time DCC or such Restricted Subsidiary makes such Restricted Payment: (1) a Default will have occurred and be continuing (or would result therefrom); (2) DCC could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the board of directors of DCC, whose determination will be conclusive and evidenced by a resolution of such board of directors) declared or made subsequent to the date of the Indentures would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by DCC from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the date of the Indentures other than an issuance or sale to (x) a Subsidiary of DCC or (y) an employee stock ownership plan or other trust established by DCC or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from, or is Guaranteed by, DCC or any Restricted Subsidiary unless such loans have been repaid in cash prior to the date of such determination; (C) the amount by which Indebtedness of DCC or its Restricted Subsidiaries is reduced on DCC's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of DCC) subsequent to the date of the Indentures of any Indebtedness of DCC or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of DCC (less the amount of any cash or the fair market value of other property distributed by DCC or any Restricted Subsidiary upon such conversion or exchange), plus the amount of cash and the fair market value of any other property (determined as provided above) received by DCC or any Restricted Subsidiary upon such conversion or exchange; and (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to DCC or any Restricted Subsidiary from Unrestricted Subsidiaries or the disposal of such Investments or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by DCC or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, less (E) the aggregate principal amount of any outstanding Contribution Indebtedness.

  (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of DCC (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of DCC or an employee stock ownership plan or other trust established by DCC or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from, or is Guaranteed by, DCC or any Restricted Subsidiary unless such loans have been repaid in cash prior to the date of such determination) or a substantially concurrent capital contribution to DCC; provided, however, that (A) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of DCC or its Restricted Subsidiaries made by exchange for, or out of the proceeds of, the substantially concurrent sale of, Indebtedness of DCC or its Restricted Subsidiaries that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; (iii) any purchase or redemption of Subordinated Obligations of any Subsidiary of DCC from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;
(iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; (v) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of DCC or any of its Subsidiaries from employees, former employees, directors or former directors of DCC or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the relevant board of directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases or acquisitions shall not exceed $2 million in any calendar year or $5 million in total; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; (vi) repurchases of Capital

Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; (vii) any purchases of Capital Stock of Univega or the MS Sport Group for aggregate consideration not in excess of $7.0 million; provided, however, that such purchases will be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; (viii) any purchases of Capital Stock of Derby Holdings South Africa for aggregate consideration not in excess of $2 million; provided, however, that such purchases will not be included in the calculation of the amount of Restricted Payments under clause
(3) of paragraph (a) above; or (ix) any distribution on or in respect of any Capital Stock of DCC or any Restricted Subsidiary or similar payment made in connection with any sale of Excluded Assets undertaken in accordance with the terms of the Recapitalization Agreement in an aggregate amount not in excess of $0.3 million; provided, however, that such distribution or payment will not be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above.

  Limitation on Restrictions on Distributions from Restricted
Subsidiaries. DCC will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to either of the Issuers, (ii) make any loans or advances to either of the Issuers or (iii) transfer any of its property or assets to either of the Issuers, except: (1) any encumbrance or restriction pursuant to an agreement in effect at, or entered into on, the date of the Indentures; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by DCC or another Restricted Subsidiary or of another Person that is assumed by DCC or any Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration paid in connection with, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by DCC or another Restricted Subsidiary) and outstanding on such date; (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any agreement not relating to any Indebtedness in existence when a Person becomes a Subsidiary of DCC or any other Restricted Subsidiary or when such assets are acquired by DCC or any Restricted Subsidiary, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition; (4) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness, including agreements that increase the amount of such Indebtedness to the extent otherwise permitted by the Indenture, Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (4) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause
(4); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to holders of the Notes than the encumbrances and restrictions contained in such predecessor agreements; (5) in the case of clause (iii) above, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or contract, (B) that is or was created by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of DCC or any Restricted Subsidiary not otherwise prohibited by the Indentures or (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; (6) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (7) any agreement or instrument governing Capital Stock of any person that is in effect on the date such Person is acquired by DCC or a Restricted Subsidiary and that is not created in contemplation of such acquisition or of such Person becoming a Subsidiary of

DCC or a Restricted Subsidiary; (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (9) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided, that such restrictions apply only to such Securitization Entity; and (10) any agreement or instrument governing Indebtedness of Foreign Subsidiaries operating in jurisdictions in which the Issuers, as of the date of the Indentures, do not have any significant operations; provided, however, that, at the time such agreement or instrument is executed by the parties thereto, the aggregate earnings before interest, taxes, depreciation and amortization of such Foreign Subsidiaries for the period of the most recent four consecutive fiscal quarters for which financial statements are available (calculated, in the case of each such Foreign Subsidiary, in a manner consistent with the calculation of EBITDA, and, in the case of each such Foreign Subsidiary that is acquired by DCC, on a pro forma basis as if such acquisition had occurred on the first day of such period) shall not exceed 10% of EBITDA for such period.

  Limitation on Sales of Assets and Subsidiary Stock. (a) DCC will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) DCC or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the board of directors of DCC or such Restricted Subsidiary, as the case may be, of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by DCC or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by DCC or such Restricted Subsidiary, as the case may be, (A) first, to the extent the Issuers elect (or are required by the terms of the Revolving Credit Agreement or any secured refinancing thereof (including refinancings that increase the amount of Indebtedness outstanding to the extent otherwise permitted by the Indenture)), to prepay, repay, redeem or purchase Indebtedness of the Issuers or a Restricted Subsidiary of DCC outstanding under the Revolving Credit Agreement or any such refinancing referred to above within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent DCC or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by DCC or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash (or DCC or such a Restricted Subsidiary enters into an agreement to reinvest in Additional Assets within one year from the later of such Asset Disposition or the receipt of such Net Available Cash, which reinvestment must be consummated within 18 months from the later of such Asset Disposition or the receipt of such Available Net Cash); (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; provided, however, that, if the Issuers elect (or are required by the terms of any other Senior Indebtedness of the Issuers or any Restricted Subsidiary), such Offer may be made ratably to purchase the Notes and other Senior Indebtedness of the Issuers or any Restricted Subsidiary and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any other general corporate purpose not prohibited by the Indentures, including Restricted Payments; provided, however that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, DCC or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, DCC and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5 million. The provisions of this covenant will not apply to any consideration received by DCC or any Restricted Subsidiary in connection with any sale of Excluded Assets undertaken in accordance with the terms of the Recapitalization Agreement to the extent that the aggregate amount of such consideration does not exceed $0.3 million.

  For the purposes of this covenant, the following are deemed to be cash: (x) the assumption of Indebtedness of DCC (other than Disqualified Stock of DCC) or any Restricted Subsidiary and the release of DCC or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by DCC or any Restricted Subsidiary from the transferee that are promptly converted by DCC or such Restricted Subsidiary into cash and (z) any Designated Non-Cash Consideration received by DCC or any Restricted Subsidiary in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed 3% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value).

  (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) pursuant to clause (a)(iii)(C) of this covenant, the Issuers will be required to purchase Notes (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) tendered pursuant to an offer by the Issuers for the Notes (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date and Additional Amounts, if any, in respect thereof) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in the Indentures. If the aggregate purchase price of Notes (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary), the Issuers will apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) of this covenant. The Issuers will not be required to make an Offer for Notes (and other Senior Indebtedness of the Issuers or any Restricted Subsidiary) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of clause (a)(iii)) is less than $10 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any such offer pursuant to clause (a)(iii)(C), the Net Available Cash amount shall be reset at zero.

  (c) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including any securities laws of The Netherlands and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Notes are listed, to the extent such laws or regulations or requirements are applicable, in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

  Limitation on Transactions with Affiliates. (a) DCC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of DCC (an "Affiliate Transaction") on terms (i) that are less favorable to DCC or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an aggregate amount in excess of $5 million, (1) set forth in writing and (2) that have been approved by a majority of the members of the board of directors of DCC or such Restricted Subsidiary, as the case may be, having no personal stake in such Affiliate Transaction, or have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to DCC and its Restricted Subsidiaries and (iii) if such Affiliate Transaction involves an amount in excess of $10 million, that have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to DCC and its Restricted Subsidiaries.

  (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments" or any Permitted Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of DCC or such Restricted Subsidiary, as the case may be, (iii) the grant of stock options or similar rights to employees and directors of DCC or such Restricted Subsidiary pursuant to plans approved by the board of directors of DCC or such Restricted Subsidiary, as the case may be, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of DCC or such Restricted Subsidiary, as the case may be, but in any event not to exceed $4 million in the aggregate outstanding at any one time, (v) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director entered into before or after the date of the Indentures in the ordinary course of business, including vacation, health, insurance deferred compensation, retirement, savings or other similar plans, (vi) the payment of customary annual management, consulting and advisory fees and related expenses to the Investor Group and any of their respective Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the board of directors of DCC or any Restricted Subsidiary in good faith; provided, however, that the aggregate amount of such fees and related expenses shall not exceed $2 million in any calendar year, (vii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of DCC or any of its Subsidiaries as determined in good faith by the board of directors of DCC or such Subsidiary, as the case may be, (viii) any agreement in effect as of the date of the Indentures or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the holders of Notes in any material respect than the original agreement as in effect on the date of the Indentures, (ix) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indentures and which are fair to DCC and its Restricted Subsidiaries, in the reasonable determination of the board of directors of DCC or such Restricted Subsidiary, as the case may be, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (x) transactions effected as part of a Qualified Securitization Transaction, (xi) any transaction between DCC and a wholly owned Restricted Subsidiary or between or among wholly owned Restricted Subsidiaries and (xii) any sale of Excluded Assets undertaken in accordance with the terms of the Recapitalization Agreement; provided that the consideration received by DCC or any Restricted Subsidiary in connection does not exceed $0.3 million.

  Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. DCC will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (i) to DCC or a Wholly Owned Subsidiary; (ii) if, immediately after giving effect to such issuance, sale or other disposition, none of DCC or any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock".

  Limitation on Liens. DCC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the date of the Indentures or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that DCC may Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of DCC as of the end of the most recent fiscal quarter for which financial statements are available.

  Reports to Holders of Notes. Notwithstanding that DCC may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, DCC will file with the Commission and provide each Trustee and holders of Notes and prospective holders of Notes (upon request) within 15 days after DCC files them with the Commission, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a Public Equity Offering, DCC shall furnish to each Trustee and the holders of Notes, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by such Issuer to its public shareholders generally. The Issuers will comply with the other provisions of Section 314(a) of the TIA.

  Limitation on Lines of Business. DCC will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

  Limitation on Sale/Leaseback Transactions. DCC will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) DCC or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "--Limitation on Liens",
(b) the net proceeds received by DCC or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the board of directors of DCC or such Restricted Subsidiary, as the case may be) of such property and (c) the transfer of such property is permitted by, and DCC applies the proceeds of such transaction in compliance with, the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock".

  Future Note Guarantors. DCC will cause each Domestic Subsidiary that Incurs Indebtedness and each Restricted Subsidiary that is a guarantor of Indebtedness Incurred by either of the Issuers pursuant to the covenant described under "--Limitation on Indebtedness" to become a guarantor of the Dollar Notes and the DM Notes pursuant to a Guarantee (each, a "Note Guarantee"), and, if applicable, execute and deliver to each Trustee a supplemental indenture in the form set forth in the applicable Indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Dollar Notes and the DM Notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

MERGER AND CONSOLIDATION

  Neither of the Issuers will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, in the case of DCC, or The Netherlands, in the case of Lyon, and the Successor Company (if not an Issuer) will expressly assume, by a supplemental indenture, executed and delivered to each Trustee, in form reasonably satisfactory to each Trustee, all the obligations of such Issuer under the Notes and the Indentures; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness"; (iv) the Issuers will have delivered to each Trustee Officers' Certificates and Opinions of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indentures and (v) the Issuers will have delivered to each Trustee opinions of tax counsel reasonably acceptable to each Trustee stating that (A) any payment of principal, redemption price or purchase price of, premium, if any, interest on, and, if any, Additional Amounts in respect of, the Notes by the Successor Company to a holder of Notes after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from the Taxes described under "-- Withholding Taxes" and (B) no other taxes on income (including taxable capital gains) will be payable under the laws of The Netherlands and any other jurisdiction where the Successor Company is or becomes located by a holder of Notes who is not deemed to be a resident of The Netherlands or other jurisdiction where the Successor Company is or becomes located and does not carry on any business activities through a branch, agency or permanent establishment in The Netherlands or such other jurisdiction where the Successor Company is or becomes located in respect of the acquisition, ownership or disposition of Notes, including receipt of principal, premium, if any, interest on, and, Additional Amounts, if any, paid pursuant to such Notes.

  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the Indentures, but the predecessor company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

  Notwithstanding the foregoing, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to either of the Issuers and (b) either of the Issuers may merge with an Affiliate of the Issuers incorporated solely for the purpose of reincorporating such Issuer in another jurisdiction to realize tax or other benefits.

DEFAULTS

  An Event of Default is defined in the Indentures as (i) a default in any payment of interest on, or Additional Amounts, if any, with respect to, any Dollar Note or DM Note, as the case may be, when due and payable, continued for 30 days, (ii) a default in the payment of principal of any Dollar Note or DM Note, as the case may be, when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, (iii) the failure by either of the Issuers to comply with its obligations under the covenant described under "--Merger and Consolidation", (iv) the failure by either of the Issuers to comply for 30 days after written notice with any of its obligations under the covenants described under "--Change of Control" or "--Certain Covenants" (in each case, other than a failure to purchase Dollar Notes or DM Notes), (v) the failure by either of the Issuers to comply for 60 days after written notice with its other agreements contained in the Dollar Notes or the DM Notes or the applicable Indenture, (vi) the failure by either of the Issuers or any Significant Subsidiary (other than a Securitization Entity) to pay any Indebtedness within any applicable grace period after final maturity

(giving effect to any extensions thereof) or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the applicable Indenture, (vii) certain events of bankruptcy, insolvency or reorganization of either of the Issuers or a Significant Subsidiary (the "bankruptcy provisions") or (viii) the rendering of any judgment or decree for the payment of money in excess of $10 million or its foreign currency equivalent at the time it is entered against either of the Issuers or a Significant Subsidiary and is not discharged, waived or stayed if (A) an enforcement proceeding thereon is commenced by any creditor or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision").

  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

  A default under clauses (iv), (v) or (viii) above, however, will not constitute an Event of Default until the Dollar Notes Trustee or the DM Notes Trustee, as applicable, or the holders of at least 25% in principal amount of the outstanding Dollar Notes or DM Notes, as applicable, notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (iv), (v) or (viii) above after receipt of such notice.

  If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either of the Issuers) occurs and is continuing, the Dollar Notes Trustee or the DM Notes Trustee, as applicable, or the holders of at least 25% in principal amount of the outstanding Dollar Notes or the DM Notes, as applicable, by notice to the Issuers may declare the principal of and accrued but unpaid interest and Additional Amounts, if any, on all Dollar Notes or DM Notes, as applicable, to be due and payable by notice in writing to the Issuers and the Dollar Notes Trustee or the DM Notes Trustee, as applicable, specifying the Event of Default and that the notice is a "notice of acceleration". Upon such a declaration, such principal, interest and Additional Amounts will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either of the Issuers occurs, the principal of and interest and Additional Amounts, if any, on all Dollar Notes and DM Notes will become immediately due and payable without any declaration or other act on the part of either the Dollar Notes Trustee or the DM Notes Trustee or any holders of Dollar Notes or DM Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Dollar Notes or DM Notes, as applicable, may rescind any such acceleration with respect to the Dollar Notes or the DM Notes, as applicable, and its consequences.

  Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default occurs and is continuing, the Dollar Notes Trustee or the DM Notes Trustee, as the case may be, will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of holders of the Dollar Notes or the DM Notes, as the case may be, unless such holders have offered to such Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Amounts, if any, when due, no holder of Dollar Notes or DM Notes may pursue any remedy with respect to the Dollar Notes Indenture or the DM Notes Indenture, as applicable, or the Dollar Notes or the DM Notes, as applicable, unless (i) such holder has previously given the applicable Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Dollar Notes or the DM Notes, as applicable, have requested the Dollar Notes Trustee or the DM Notes Trustee, as applicable, in writing to pursue the remedy, (iii) such holders have offered the Dollar Notes Trustee or the DM Notes, as applicable, reasonable security or indemnity against any loss, liability or expense, (iv) the Dollar Notes Trustee or the DM Notes Trustee, as applicable, has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Dollar Notes or DM Notes, as applicable, have not given Dollar Notes Trustee or the DM Notes Trustee, as applicable, a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Dollar Notes and DM Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Dollar Notes Trustee or the DM Notes Trustee, as applicable, or of exercising any trust or power conferred on such Trustee. Each of the Dollar Notes Trustee and the DM Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Dollar Notes Indenture or the DM Notes Indenture, as applicable, or that such Trustee determines is unduly prejudicial to the rights of any other holder of Dollar Note or DM Notes, as applicable, or that would involve such Trustee in personal liability. Prior to taking any action under the Dollar Notes Indenture or the DM Notes Indenture, the Dollar Notes Trustee or the DM Notes Trustee, as the case may be, will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

  The Indentures provide that if a Default occurs and is continuing and is known to the Dollar Notes Trustee or the DM Notes Trustee, such Trustee must deliver to each holder of Dollar Notes or DM Notes, as applicable, notice of the Default in accordance with the provisions set forth under "--Notices" and otherwise in accordance with the procedures set forth in the applicable Indenture within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer in respect of such Trustee or written notice of it is received by such Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest or Additional Amounts, if any, on any Dollar Note or DM Note (including payments pursuant to the redemption provisions of such Dollar Note or DM Note), the Dollar Notes Trustee or the DM Notes Trustee, as applicable, may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the holders of Dollar Notes or the DM Notes, as applicable. In addition, the Issuers will be required to deliver to each Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also will be required to deliver to each Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, the status of any such event and the action the Issuers are taking or propose to take in respect thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee or stockholder of either of the Issuers, as such, shall have any liability for any obligations of such Issuer under the Notes or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a Note by accepting such Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Commission that such a waiver is against public policy.

AMENDMENTS AND WAIVERS

  Each Indenture provides, subject to certain exceptions, that such Indenture or the Notes issued thereunder may be amended with the written consent of the holders of a majority in principal amount of such Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of such Notes then outstanding. Without the consent of each holder of an outstanding Dollar Note or DM Note, as the case may be, that would be affected, no amendment may, among other things, (i) reduce the amount of Dollar Notes or DM Notes, as applicable, whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Dollar Note or DM Note, as applicable, (iii) reduce the principal of or extend the Stated Maturity of any Dollar Note or DM Note, as applicable, (iv) reduce the premium payable upon the redemption of any Dollar Note or DM Note, as applicable, or change the time at which any Dollar Notes or DM Note, as applicable, may be redeemed as described under "-- Optional Redemption", (v) make any Dollar Note or DM Note, as applicable, payable in money other than that stated in such Note, (vi) impair the right of any holder of Dollar Notes or DM Notes, as applicable, to receive payment of principal of and interest, any liquidated damages or Additional Amounts, if any, on such holder's Dollar Notes or DM Notes, as the case may be, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Dollar Notes or DM Notes, as the case may be, (vii) make any change in the amendment provisions which require the consent of each holder of Dollar Notes or DM Notes, as applicable, or in the waiver provisions, or (viii) make any change in the provisions of the Dollar Notes Indenture or the DM Notes Indenture, as applicable, described under "--Withholding Taxes" that adversely affects the rights of any holder of Dollar Notes or DM Notes, as applicable, or amend the terms of the Dollar Notes Indenture or the DM Notes Indenture, as applicable, in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuers agree to pay Additional Amounts, if any, in respect thereof.

  The Indentures provide that, without the consent of any holder of Dollar Notes or DM Notes, the Issuers and Dollar Notes Trustee or the DM Notes Trustee, as applicable, may amend the Dollar Notes Indenture or the DM Notes Indenture, as the case may be, to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of either of the Issuers under the Dollar Notes Indenture or the DM Notes Indenture, as applicable, to provide for uncertificated Dollar Notes or DM Notes, as applicable, in addition to or in place of certificated Dollar Notes or DM Notes (provided that the uncertificated Dollar Notes or DM Notes, as the case may be, are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Dollar Notes or DM Notes, as the case may be, are described in Section 163(f)(2)(B) of the
Code), to add any Guarantee of the Dollar Notes or the DM Notes, as applicable, to secure the Dollar Notes or the DM Notes, as applicable, to add to the covenants of the Issuers for the benefit of the holders of the Dollar Notes or the DM Notes, as applicable, or to surrender any right or power conferred upon the Issuers by such Indenture, to make any change that does not adversely affect the rights of any holder of the Dollar Notes or the DM Notes, as applicable, subject to the provisions of the Dollar Notes Indenture or the DM Notes Indenture, as applicable, to provide for the issuance of the Exchange Notes, Private Exchange Notes or Additional Notes or to comply with any requirement of the Commission in connection with the qualification of the Dollar Notes Indenture or the DM Notes Indenture, as applicable, under the TIA.

  The consent of the holders of Notes will not be necessary under either of the Indentures to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Dollar Notes Indenture or the DM Notes Indenture becomes effective, the Issuers will be required to deliver to each holder of the Dollar Notes or the DM Notes, as applicable, a notice briefly describing such amendment in accordance with the provisions set forth under "--Notices". The failure to give such notice to all holders of Dollar Notes or DM Notes, as applicable, or any defect therein, however, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

  A holder of Notes may transfer or exchange Dollar Notes and DM Notes in accordance with the Dollar Notes Indenture and the DM Notes Indenture, as applicable. Upon any transfer or exchange, the registrar under the applicable Indenture and the applicable Trustee may require a holder of Dollar Notes or DM Notes, as the case may be, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers or the paying agent, as applicable, may require a holder of Dollar Notes or DM Notes, as the case may be, to pay any taxes required by law or permitted by the Dollar Notes Indenture or the DM Notes Indenture, as applicable. The Issuers will not be required to transfer or exchange any Dollar Notes or DM Notes selected for redemption or to transfer or exchange any Dollar Notes or DM Notes for a period of 15 days prior to a selection of Dollar Notes or DM Notes, as applicable, to be redeemed. Transfers and exchanges of the DM Notes and the Dollar Notes may be made through the Industrial Bank of Japan (Luxembourg) S.A.

REPLACEMENT SECURITIES

  If a mutilated Note is surrendered to the registrar appointed by the Issuers (the "Registrar") or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (i) satisfied the Issuers or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuers or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee of the Issuers, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such
Note instead of issuing a new Note in replacement thereof. Every replacement
Note is an additional obligation of the Issuers. Transfers and exchanges of the DM Notes and the Dollar Notes may be made through the Industrial Bank of Japan (Luxembourg) S.A.

NOTICES

  Notice regarding the Notes will be (i) mailed by first-class mail to each holder's registered address and (ii) published in a leading newspaper having a general circulation in (a) New York City (which is expected to be The Wall Street Journal), (b) Frankfurt, Germany (which is expected to be Frankfurter Allgemeine Zeitung and (c) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be Luxembourg Wort). If and so long as the Notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange. Notices given by publication will be deemed to be given on the first date on which publication is made, and notices given by first-class mail will be deemed given five calendar days after mailing.

DEFEASANCE

  The Issuers at any time may terminate all their obligations under the Dollar Notes and the Dollar Notes Indenture or the DM Notes and the DM Notes Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of Dollar Notes or DM Notes, as applicable, to replace mutilated, destroyed, lost or stolen Dollar Notes or DM Notes, as applicable, and to maintain a registrar and paying agent in respect of the Dollar Notes or the DM Notes, as applicable. The Issuers at any time may terminate their obligations under the covenants described under "--Change of Control" and "--Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" and the limitations contained in clauses (iii) and (iv) under the first paragraph of "--Merger and Consolidation" ("covenant defeasance").

  The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Dollar Notes or the DM Notes, as applicable, may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Dollar Notes or the DM Notes, as applicable, may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) (with respect only to Significant Subsidiaries) under "--Defaults" or because of the failure of either of the Issuers to comply with clause (iii) or (iv) under the first paragraph of "--Merger and Consolidation".

  In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Dollar Notes Trustee or the DM Notes Trustee, as applicable, in the case of the Dollar Notes, money in U.S. dollars or U.S. Government Obligations, and, in the case of the DM Notes, money in Deutsche Marks or German Government Obligations, for the payment of principal, premium, if any, and interest on the Dollar Notes or the DM Notes, as applicable, to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Dollar Notes Trustee or the DM Notes Trustee, as applicable, of Opinions of Counsel to the effect that (i) holders of the Dollar Notes or the DM Notes, as applicable, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax and income tax under applicable law of The Netherlands on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinions of Counsel as to U.S. federal income tax law must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law), (ii) after the 91st day following the deposit, trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under applicable U.S. federal or state law or applicable law of The Netherlands and that the Dollar Notes Trustee or the DM Notes Trustee, as applicable, has a perfected security interest in such trust funds for the ratable benefit of holders of the Dollar Notes or the DM Notes, as applicable, and (iii) payments from the defeasance trust will be free and exempt from any and all withholding taxes and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax.

WITHHOLDING TAXES

  All payments made by the Issuers on the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United States, The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax therein (each a "Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority shall at any time be required on any payments made by the Issuers with respect to the Notes, including payments of principal, redemption price, interest, liquidated damages or premium, the Issuers will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the holders of the Notes or the applicable Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction, except that no such Additional Amounts will be payable with respect to:

    (i) any Taxes which would not have been imposed but for the existence of any present or former connection between a holder of Notes and the United States, The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes other than the mere receipt of such payment or the holding of such Notes;

    (ii) any Taxes which would not have been imposed but for the presentation by a holder of Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for;

    (iii) the extent that such Taxes would not have been imposed but for the failure of a holder of Notes to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with The Netherlands of such holder if
  (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such Taxes, (B) such holder may legally comply with such requirements and (C) at least 30 days prior to the date on which the Issuers shall apply this clause (iii), the Issuers shall have notified all holder of Notes of such requirements;

    (iv) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or governmental charge; or

    (v) any combination of the items set forth in clause (i), (ii), (iii) or
  (iv).

  The Issuers will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the United States, The Netherlands or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

  No Additional Amounts will be paid with respect to any payment on a Note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of the Notes.

  Upon request, the Issuers will provide the Dollar Notes Trustee or the DM Notes Trustee, as applicable, with documentation satisfactory to such Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders of Dollar Notes or DM Notes, as applicable, upon request.

CONCERNING THE TRUSTEE

  IBJ Schroder Bank & Trust Company is to be the Dollar Notes Trustee under the Dollar Notes Indenture and the DM Notes Trustee under the DM Notes Indenture.

  The Indentures contain certain limitations on the rights of the Dollar Notes Trustee or the DM Notes Trustee, as applicable, should it become a creditor of either of the Issuers, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

GOVERNING LAW

  The Indentures provide that the Indentures, and the Dollar Notes or the DM Notes, as applicable, are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CURRENCY INDEMNITY

  The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuers under or in connection with the Dollar Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of either of the Issuers or otherwise) by any holder of a Dollar Note in respect of any sum expressed to be due to it from the Issuers will only constitute a discharge to the Issuers to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on the date, on the first date on which it is practicable to do so). If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Dollar Note, the Issuers shall indemnify the recipient against any loss sustained by it as a result. In any event, the Issuers shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, the holder of a Dollar Note shall certify in a satisfactory manner to the Dollar Notes Trustee (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable due to currency market conditions generally, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuers, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Dollar Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Dollar Note.

  The Deutsche Mark is the sole currency of account and payment for all sums payable by the Issuers under or in connection with the DM Notes, including damages. Any amount received or recovered in a currency other than Deutsche Marks (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of either of the Issuers or otherwise) by any holder of a DM Note in respect of any sum expressed to be due to it from the Issuers will only constitute a discharge to the Issuers to the extent of the Deutsche Mark amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on the date, on the first date on which it is practicable to do so). If the Deutsche Mark amount is less than the Deutsche Mark amount expressed to be due to the recipient under any DM Note, the Issuers shall indemnify the recipient against any loss sustained by it as a result. In any event, the Issuers shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, the holder of a DM Note shall certify in a satisfactory manner to the DM Notes Trustee (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Deutsche Marks been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Deutsche Marks on such date had not been practicable due to currency market conditions generally, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuers, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a DM Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any DM Note.

SUBSTITUTION OF CURRENCY

  Under the treaty of the European Economic and Monetary Union (the "Treaty"), to which the Federal Republic of Germany is a signatory, on January 1, 1999, and subject to the fulfillment of certain conditions, the "Euro", a European single currency, may replace all or some of the currencies of the member states of the European Union, including the Deutsche Mark. If, pursuant to the Treaty, the Deutsche Mark is replaced by the Euro, the payment of principal of, or interest on, the DM Notes will be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty. In addition, the regulations of the European Commission relating to the Euro will then apply to the DM Notes and the DM Notes Indenture. The circumstances and consequences described in this paragraph do not entitle the Issuers or any holder of DM Notes to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the DM Notes or the DM Notes Indenture or to raise any other defenses or to request any compensation or claim, nor will they affect any of the obligations of the Issuers under the DM Notes or the DM Notes Indenture.

CERTAIN DEFINITIONS

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by DCC or a Restricted Subsidiary in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by DCC or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

  "Additional Payment" means the contingent payment of up to $10 million payable to DFS pursuant to the Recapitalization Agreement.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Transactions with Affiliates" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of DCC or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Applicable Premium" means, on any date of redemption, the greater of (i) 1.0% of the principal amount of a Note and (ii) the excess of (A) the present value as of such date of redemption of (1) the redemption price of such Note at May 15, 2003 (such redemption price being set forth under "--Certain Covenants--Optional Redemption") plus (2) all required payments of interest and Additional Amounts, if any, due on such Note through May 15, 2003 (excluding accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note.

  "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by DCC or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than DCC or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of DCC or any Restricted Subsidiary or (iii) any other assets of DCC or any Restricted Subsidiary outside of the ordinary course of business of DCC or such Restricted Subsidiary; provided, however, that Asset Dispositions shall not include (A) a disposition by a Restricted Subsidiary to DCC or by DCC or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the provisions described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "--Certain Covenants-- Limitation on Restricted Payments", (C) a disposition of assets with a fair market value of less than $500,000, (D) the disposition of all or substantially all of the assets of the Issuers as permitted under the provisions described under "--Merger and Consolidation" or any disposition that constitutes a Change of Control, (E) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(F) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (G) the licensing of intellectual property, (H) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business and (I) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of the term "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof. For the purposes of clause (I), Purchase Money Notes shall be deemed to be cash.

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Dollar Notes or the DM Notes, as applicable, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

  "Bank Indebtedness" means any and all amounts payable under or in respect of the Revolving Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to either of the Issuers whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

  "Board of Directors" means the board of directors or similar governing body of either of the Issuers or any Restricted Subsidiary, or any committee thereof duly authorized to act on behalf of such board or directors or governing body.

  "Business Day" means a day other than a Saturday, Sunday or other day on which the banking institutions in the United States, Germany, Luxembourg or The Netherlands or any place of payment are authorized or required by law to close.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with U.S. GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with U.S. GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the United States Securities and Exchange Commission.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if DCC or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if DCC or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if DCC or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if, since the beginning of such period (including on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio), DCC or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of DCC or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to DCC and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent DCC and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if, since the beginning of such period, DCC or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period (and irrespective of the method (purchase or pooling) of accounting for such Investment or acquisition of assets) and (E) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into DCC or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by DCC or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For all purposes of the foregoing definition, with respect to any EBITDA (or component thereof) and any Consolidated Interest Expense (unless subject to a Currency Agreement covering principal, premium, if any, and interest payable on such Indebtedness) denominated in a currency other than dollars, the amount of such EBITDA (or component thereof) or Consolidated Interest Expense shall be calculated at the relevant currency exchange rate in effect on the date of determination. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of DCC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of DCC and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating (i) all intercompany items between DCC and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with U.S. GAAP consistently applied.

  "Consolidated Interest Expense" means, for any period, the total interest expense of DCC and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by DCC or its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of any Sale/Leaseback Transaction, (ii) the earned discount or yield with respect to any sale of receivables or equipment by any Securitization Entity in connection with any Qualified Securitization Transaction, (iii) amortization of debt discount and debt issuance cost other than as related to the Recapitalization, (iv) capitalized interest, (v) non-cash interest expense, (vi) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by DCC or any Restricted Subsidiary, (viii) net costs associated with Hedging Obligations (including amortization of fees),
(ix) dividends in respect of (A) all Preferred Stock of DCC and any of its Subsidiaries and (B) Disqualified Stock of DCC, in the case of clause (A), other than non-cash dividends, and, in the case of each of clauses (A) and
(B), to the extent held by Persons other than DCC or a Wholly Owned Subsidiary, (x) interest Incurred in connection with investments in discontinued operations and (xi) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than DCC) in connection with Indebtedness Incurred by such plan or trust. Notwithstanding the foregoing, for the purpose of the covenant described under "--Certain Covenants--Limitation on Indebtedness", only, there shall be excluded from Consolidated Interest Expense all non-cash interest payable in respect of the Additional Payment.

  "Consolidated Net Income" means, for any period, the net income of DCC and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person (other than DCC) if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the equity of DCC in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to DCC or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the equity of DCC in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any person acquired by DCC or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to DCC, except that (A) subject to the limitations contained in clause (iv) below, the equity of DCC in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to DCC or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause (iii)); provided, however, that, for purposes of determining the Consolidated Coverage Ratio, any net income of any Restricted Subsidiary subject only to any such direct or indirect restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to DCC that are permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Restrictions on Distributions from Restricted Subsidiaries" shall be included in Consolidated Net Income; and provided further, that, for purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" the amount of Consolidated Net Income of DCC and its Consolidated Subsidiaries to be included pursuant to subclause (A) of clause (3) of paragraph (a) shall be increased by 100% of any increase in Consolidated Net Income resulting from cash distributions from Restricted Subsidiaries, but only to the extent that such increase in Consolidated Net Income does not cause the amount Consolidated Net Income included pursuant to such subclause (A) to exceed the amount of Consolidated Net Income that would have been included if this clause (iii) were inapplicable to the net income of Restricted Subsidiaries which are the source (direct or indirect) of such cash distributions; provided, further, however, that, for purposes of the immediately foregoing proviso as it applies to amounts available for Restricted Investments, the Restricted Subsidiaries shall be deemed to have distributed cash to DCC that they could have distributed to DCC (to the extent such amount exceeds the cash distributions actually made); provided that any resulting increase in Consolidated Net Income shall be subject to the overall limitation on increases set forth in such proviso and (B) the equity of DCC in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any asset of DCC or any of its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person together with any related tax effects according to U.S. GAAP associated with the foregoing; (v) any extraordinary gain or loss; (vi) any gain or loss included in other income that is attributable to Hedging Obligations; (vii) any gain or loss that is attributable to minority interests; and (viii) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to DCC or any Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

  "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of DCC and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with U.S. GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than DCC or a Restricted Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the board of directors of DCC; (iii) any revaluation or other write-up in book value of assets subsequent to the date of the Indentures as a result of a change in the method of valuation in accordance with U.S. GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
(v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of DCC and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of DCC ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of DCC plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

  "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of DCC in accordance with U.S. GAAP consistently applied; provided, however, that

"Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of DCC or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

  "Contribution Indebtedness" means unsecured Indebtedness of DCC incurred in connection with the acquisition of all or substantially all the Capital Stock or assets of a Related Business in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of DCC, which amount shall not, in any event, exceed $40 million in the aggregate; provided that such Contribution Indebtedness (i) has a Stated Maturity later than the Stated Maturity of the Notes, (ii) is Incurred substantially concurrently with such cash contributions and (iii) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate delivered on the date of Incurrence.

  "Corporate Trust Office of the Trustee" means the office at which the corporate trust business of the Dollar Notes Trustee or the DM Notes Trustee, as the case may be, is principally administered.

  "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

  "DCC" means The Derby Cycle Corporation, a corporation organized under the laws of the State of Delaware.

  "DC Cycle" means DC Cycle, L.L.C., a limited liability company organized under the laws of the State of Delaware.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Derby Holdings South Africa" means Derby Investment Holdings (Pty) Limited.

  "Designated Non-Cash Consideration" means any non-cash consideration received by DCC or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers' Certificate executed by the Principal Executive Officer and the Principal Financial Officer of DCC or such Restricted Subsidiary.

  "DFS" means Derby Finance S.a.r.l., a corporation (societe a responsibilite limitee) organized under the laws of the Grand Duchy of Luxembourg.

  "DICSA" means Derby International Corporation S.A., a corporation (societe anonyme) organized under the laws of the Grand Duchy of Luxembourg.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of DCC or any of its Restricted Subsidiaries) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock which so matures is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "--Change of Control" and "-- Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock".

  "DM Notes Trustee" means the party named as such in the DM Notes Indenture until a successor replaces it and, thereafter, means the successor.

  "Dollar Notes Trustee" means the party named as such in the Dollar Notes Indenture until a successor replaces it and, thereafter, means the successor.

  "Domestic Subsidiary" means any Restricted Subsidiary other than a Foreign Subsidiary.

  "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense of DCC and its Consolidated Restricted Subsidiaries, (ii) Consolidated Interest Expense, (iii) depreciation expense of DCC and its Consolidated Restricted Subsidiaries, (iv) amortization of DCC and its Consolidated Restricted Subsidiaries (excluding amortization attributable to a prepaid cash item that was paid in a prior period), (v) all other non-cash charges of DCC and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, (vi) all one time cash payments made for the payment (and amortization thereof) of fees, expenses and charges incurred in connection with the Recapitalization in an amount not to exceed $5.7 million and (vii) all expenses attributable to achieving Year 2000 compliance in an aggregate principal amount not to exceed $1.9 million, less all amounts attributable to the amortization into income of the transition asset related to the defined benefit pension plans of DCC and its Subsidiaries, which transition asset was recognized upon the adoption of Statement of Financial Accounting Standards No. 87. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, any Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to DCC by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Offer" means a registered exchange offer for the Notes undertaken by the Issuers pursuant to the Exchange and Registration Rights Agreement.

  "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated the date of the Indentures, among the Issuers and the Initial Purchasers.

  "Exchange Notes" means, collectively, debt securities of the Issuers that are identical in all material respects to the Notes, except for transfer restrictions relating to the Notes, issued in a like aggregate principal amount of the Notes originally issued pursuant to the Exchange and Registration Rights Agreement.

  "Excluded Assets" means the assets identified in the Recapitalization Agreement as the assets to be transferred and sold to one or more affiliates of DICSA and DFS.

  "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

  "German Government Obligations" means securities that are direct and unconditional obligations of the Federal Republic of Germany or any of its states (Bundeslander), as defined in Section 1807, No. 2 of the German Civil Code (Burgerliches Gesetzbuch), as from time to time in amended, and which are not callable or redeemable at the issuer's option.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Currency Agreement or Interest Rate Agreement.

  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the registrar's books.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary of such other Person. The term "Incurrence" when used as a noun has a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except accrued expenses and Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Debt of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; or (ix) all obligations of the type referred to in clauses (i) and (ii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

  The amount of indebtedness of any person at any date shall be determined as set forth above or otherwise in accordance with U.S. GAAP. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

  "Initial Public Offering" means the first underwritten public offering of common stock (or ordinary shares) by either of the Issuers pursuant to a registration statement filed with the Commission in accordance with the Securities Act for aggregate net cash proceeds of at least $10 million.

  "Initial Purchasers" means Chase Securities Inc., Chase Manhattan Bank AG and Chase Manhattan International Limited.

  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the equity interest of DCC in such Subsidiary) of the fair market value of the net assets of any Subsidiary of DCC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, DCC shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the "Investment" of DCC in such Subsidiary at the time of such redesignation less
(y) the portion (proportionate to the equity interest of DCC in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of DCC.

  "Investor Group" means, collectively, Thayer, Perseus and DICSA.

  "Issuers" means, collectively, DCC and Lyon.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Lyon" means Lyon Investments B.V., a company organized under the laws of The Netherlands and a wholly owned Restricted Subsidiary, which was formerly known as Lyon Cycle B.V.

  "MS Sport Group" means, collectively, MS Sport Vertriebs AG and MS Sport Vertriebs GmbH.

  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form, and excluding Designated Non-Cash Consideration) therefrom, in each case net of (i) all legal, accounting and investment banking fees, and sales commissions, and all title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, local and foreign taxes required to be paid or accrued as a liability under U.S. GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries of DCC or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by DCC or any Restricted Subsidiary after such Asset Disposition.

  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither DCC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of DCC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its state of maturity and (iii) as to which the lenders have been notified in writing they will not have recourse to the shares or assets of DCC or any of its Restricted Subsidiaries.

  "Noteholder" or "Holder" means the Person in whose name a Note is registered on the registrar's books.

  "Notes" means the notes (including the Exchange Notes) issued under the Indentures.

  "Officer" means the Chairman of the Board, the Principal Executive Officer, the Principal Financial Officer, the President, any Vice President, the Treasurer or the Secretary of either of the Issuers, or any of the Restricted Subsidiaries, as the case may be.

  "Officers' Certificate" means a certificate signed by two Officers of either of the Issuers, or any of the Restricted Subsidiaries, as the case may be.

  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Dollar Notes Trustee or the DM Notes Trustee, as applicable. The counsel may be an employee of, or counsel to, DCC or such Trustee.

  "Permitted Holders" means DC Cycle, Perseus Cycle and DFS, any of their respective Affiliates, any Person who is a beneficial owner of DC Cycle, Perseus Cycle or DFS on the date of the Indentures, and any investment fund managed by Thayer or Perseus, and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Capital Stock of either of the Issuers.

  "Permitted Investment" means an Investment by DCC or any Restricted Subsidiary in (i) DCC, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, DCC or any Restricted Subsidiary; provided, however, that the primary business of such Person is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to DCC or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as DCC or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of DCC or any Restricted Subsidiary and not exceeding $2 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to DCC or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock"; (ix) Investments existing on the date of the Indentures; (x) Hedging Obligations otherwise in compliance with the Indentures; (xi) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at the time outstanding, not to exceed $10 million (with a fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (xii) any Investment by DCC or a Subsidiary of DCC in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Notes or an equity interest.

  "Permitted Liens" means, with respect to any Person, (a) Liens, pledges or deposits by such Person under worker's compensation laws, unemployment insurance and other types of social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) statutory liens of landlords and other Liens imposed by law, including carriers', warehousemen's, suppliers', material men's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or governmental charges not yet due or payable or subject to penalties for non-payment on which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens to secure Indebtedness permitted pursuant to clause (b)(i) of the covenant described under "--Certain Covenants--Limitation on Indebtedness", and other Liens to secure Indebtedness permitted pursuant to the other clauses thereunder; (h) Liens existing on the date of the Indentures; (i) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indentures, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f), (h), (i) or
(j) at the time the original Lien became a Permitted Lien under the Indentures and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (f), (i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"; (n) judgment Liens not giving rise to an Event of Default; (o) an interest or title of a lessor under any Capitalized Lease Obligation; (p) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (q) liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit; (r) leases or subleases granted to others that do not materially interfere with the ordinary course of business of DCC and its Restricted Subsidiaries; and (s) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customer duties. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Perseus" means Perseus Capital, L.L.C., a limited liability company organized under the laws of the State of Delaware.

  "Perseus Cycle" means Perseus Cycle, L.L.C., a limited liability company organized under the laws of the State of Delaware.

  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

  "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

  "Private Exchange Notes" means, collectively, debt securities of the Issuers that are identical in all material respects to the Exchange Notes, except for transfer restrictions relating to such Private Exchange Notes, issued by the Issuers (under the same indenture as the Exchange Notes) simultaneously with the delivery of the Exchange Notes in the Exchange Offer to any Noteholder that holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or to any holder of Notes that is not entitled to participate in the Exchange Offer, upon the request of any such holder, in exchange for a like aggregate principal amount of Notes held by such holder.

  "Public Equity Offering" means a primary public offering of common stock, ordinary shares or equivalent equity interests (other than Disqualified Stock) of either of the Issuers, following which shares of common stock, ordinary shares or equivalent equity interests, as the case may be, of such Issuer either (i) are listed on a nationally recognized stock exchange or automated quotation system in the United States, Canada or a member of the European Union or (ii) have been distributed in the United States by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

  "Public Market" means that at any time with respect to the common stock, ordinary shares or equivalent equity interests of either of the Issuers (i) at least 10% of the total issued and outstanding common stock, ordinary shares or equivalent equity interests of such Issuer has been distributed prior to such time by means of an effective registration statement under the Securities Act or (ii) an established public trading market otherwise exists for any such common stock, or ordinary shares or equivalent equity interests.

  "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by DCC or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by DCC or such Restricted Subsidiary, as the case may be, of such asset.

  "Purchase Money Notes" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from DCC or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

  "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which DCC or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by DCC or any of Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether existing on the date of the Indentures or arising or acquired thereafter) of DCC or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

  "Recapitalization" means the recapitalization of DCC pursuant to the Recapitalization Agreement.

  "Recapitalization Agreement" means the Recapitalization Agreement dated as of March 11, 1998, as amended as of the date of the Indentures, among DCC, DC Cycle, Perseus Cycle, DICSA and DFS, and, for the purposes specified therein,
A. Edward Gottesman, Alan J. Finden-Crofts and Frank H. Pearl.

  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" have correlative meanings.

  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend, modify, restate, defer, substitute or supplement (including pursuant to any defeasance or discharge mechanism) any Indebtedness of DCC or any Restricted Subsidiary existing on the date of the Indentures or Incurred in compliance with the Indentures (including Indebtedness of DCC or such Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus fees and expenses, including any premium and defeasance costs associated with the Refinancing) and (vi) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of DCC or (y) Indebtedness of DCC or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

  "Related Business" means any business related, ancillary or complementary to the businesses of DCC and the Restricted Subsidiaries on the date of the Indentures.

  "Restricted Investment" means any Investment other than a Permitted
Investment.

  "Restricted Subsidiary" means any Subsidiary of DCC other than an Unrestricted Subsidiary.

  "Revolving Credit Agreement" means the credit agreement, to be dated as of the date of the Indentures, as amended, waived or otherwise modified from time to time, among DCC, the subsidiaries of DCC identified therein, Chase Manhattan plc, as Arranger, the financial institutions named therein as banks and Chase Manhattan International Limited, as Facility Agent and Security Agent (except to the extent, if any, that any such amendment, waiver or other modification thereto would be prohibited by the terms of either of the Indentures, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of Dollar Notes or the DM Notes, as applicable, at the time outstanding).

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by DCC or a Restricted Subsidiary whereby DCC or a Restricted Subsidiary transfers such property to a Person and DCC or such Restricted Subsidiary leases it from such Person, other than leases between DCC and a Wholly Owned Subsidiary or leases between Wholly Owned Subsidiaries.

  "Secured Indebtedness" means any Indebtedness of either of the Issuers secured by a Lien. "Secured Indebtedness" of any Subsidiary of either of the Issuers has a correlative meaning.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Securitization Entity" means a Wholly Owned Subsidiary (or a wholly owned Subsidiary of another Person in which DCC or any Subsidiary of DCC makes an Investment and to which DCC or any Subsidiary of DCC transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with financing of accounts receivable or equipment and that is designated by the board of directors of DCC (as provided below) as a Securitization Entity (A) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by DCC or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates DCC or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of DCC or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (B) with which neither DCC nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to DCC or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of DCC, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (C) to which neither DCC nor any Restricted Subsidiary has any obligation to maintain or preserve such entities' financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of DCC shall be evidenced to each Trustee by filing with each Trustee a certified copy of the resolution of the board of directors of DCC giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Senior Indebtedness" of either of the Issuers means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Issuer, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of such Issuer, whether outstanding on the date of the Indentures or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of DCC to any of its Subsidiaries or any obligation of Lyon to any of the Subsidiaries of DCC, (ii) any liability for federal, state, provincial, local, foreign or other taxes owed or owing by such Issuer, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of such Issuer (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of such Issuer, including any Subordinated Obligations, (v) any obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of the Indentures. "Senior Indebtedness" of any Subsidiary of either of the Issuers has a correlative meaning.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of either of the Issuers within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by DCC or any Subsidiary of DCC that are reasonably customary in an accounts receivable or equipment securitization transaction.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

  "Subordinated Obligation" means any Indebtedness of either of the Issuers (whether outstanding on the date of the Indentures or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. "Subordinated Obligation" of any Subsidiary of either of the Issuers has a correlative meaning.

  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of DCC) organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Moody's or "A" by S&P.

  "Thayer" means Thayer Equity Investors III, L.P., a limited partnership organized under the laws of the State of Delaware.

  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indentures.

  "Total Assets" means the total Consolidated assets of DCC and its Restricted Subsidiaries, as set forth on DCC's most recent consolidated balance sheet.

  "Trade Payables" means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Notes; provided, however, that if the Average Life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Dollar Notes Trustee or the DM Notes Trustee, as applicable, assigned by such Trustee to administer its corporate trust matters.

  "Univega" means Univega Beteiligungen GmbH.

  "Unrestricted Subsidiary" means (i) any Subsidiary of DCC (other than Lyon) that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of DCC in the manner provided below and
(ii) any Subsidiary of an Unrestricted Subsidiary. The board of directors of DCC may designate any Subsidiary of DCC (other than Lyon) (including any newly acquired or newly formed Subsidiary of DCC) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, either of the Issuers or any other Subsidiary of either of the Issuers that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments". The board of directors of DCC may designate any Subsidiary of DCC that is an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, (x) DCC could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the board of directors of DCC shall be evidenced to each of the Trustees by promptly filing with each of the Trustees a copy of the resolution of such board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indentures, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,
(ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on U.S. GAAP contained in the Indentures shall be computed in conformity with U.S. GAAP.

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

  "Wholly Owned Subsidiary" means a Restricted Subsidiary of DCC all the Capital Stock of which (other than directors' qualifying shares) is owned by DCC or another Wholly Owned Subsidiary.

           DESCRIPTION OF EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

  As a condition to the Purchase Agreement among the Issuers and the Initial Purchasers dated May 14, 1998 (the "Purchase Agreement"), the Issuers and the Initial Purchasers entered into the Exchange and Registration Rights Agreement on May 14, 1998. Pursuant to the Exchange and Registration Rights Agreement, the Issuers agreed to (i) file with the Commission on or prior to 90 days after the date of original issuance of the Old Notes, which is referred to as the Issue Date, a registration statement on an appropriate form, which is referred to as the Exchange Offer Registration Statement, relating to a registered Exchange Offer for the Old Notes under the Securities Act and (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 210 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer to the holders of Transfer Restricted Notes (as defined below) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Notes for an issue of a second series of notes, the Exchange Notes, that are identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. The Issuers will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Notes.

  If (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, the Issuers are not permitted to effect the Exchange Offer as contemplated by the Exchange and Registration Rights Agreement, (ii) any Old Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 240 days after the Issue Date,
(iii) any of the Initial Purchasers so requests with respect to Old Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Old Notes to participate in the Exchange Offer, (v) any holder of Old Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Old Notes or (vi) the Issuers so elect, then the Issuers will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Notes by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until (i) the date on which such Old Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

  The Issuers will use their reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Issuers will commence the Exchange Offer and will use their reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 240 days after the Issue Date. If applicable, the Issuers will use their reasonable best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date.

  If (i) the applicable Registration Statement is not filed with the Commission on or prior to 90 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 210 days after the Issue Date; (iii) the Exchange Offer is not consummated on or prior to 240 days after the Issue Date or (iv) the Shelf Registration Statement is filed and declared effective within 210 days after the Issue Date but shall thereafter cease to be effective (at any time that the Issuers are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuers will be obligated to pay liquidated damages to each holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of Dollar Notes constituting Transfer Restricted Notes held by such holder and DM0.192 per week per DM1,000 principal amount of DM Notes constituting Transfer Restricted Notes held by such holder, until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates that correspond to interest payment dates for the Old Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

  The Exchange and Registration Rights Agreement also provides that the Issuers (i) shall make available for a period of 180 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expense of one counsel to the holders of the Old Notes) and will jointly and severally indemnify certain holders of the Old Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

  Each holder of Old Notes who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Issuers, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  Holders of the Old Notes will be required to make certain representations to the Issuers (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

  The Old Notes were sold by the Issuers on May 14, 1998, in a private placement. In connection with that placement, the Issuers entered into the Exchange and Registration Rights Agreement, which requires the Issuers to file a registration statement under the Securities Act with respect to the Old Notes and, upon the effectiveness of that registration statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by holders that are not affiliates of the Issuers without registration under the Securities Act. Upon the completion of the Exchange Offer, the Issuers' obligations with respect to the registration of the Old Notes and the Exchange Notes will terminate. The Exchange and Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Following the completion of the Exchange Offer, holders of Old Notes not tendered will not have any further registration rights, and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the Exchange Offer.

  Based on an interpretation by the Commission's staff set forth in interpretive letters issued to third parties unrelated to the Issuers, the Issuers believe that, with the exceptions set forth below, Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving such Exchange Notes, whether or not such person is the holder (other than any such holder or such other person which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of business of the holder or such other person, and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on this interpretation by the Commissions's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

EXCHANGE OF BOOK-ENTRY INTERESTS

  In connection with the Exchange Offer, Book-Entry Interests in the certificateless depositary interests in the Old Notes ("Old Book-Entry Interests") may be tendered to the Book-Entry Depositary (as defined) in exchange for Book-Entry Interests in the depositary interests in the Exchange Notes ("New Book-Entry Interests") which are traded, in the case of the Dollar Notes, through the facilities of DTC and, in the case of the DM Notes, through the facilities of Euroclear and Cedel (each of DTC, Euroclear and Cedel, a "Book-Entry Depositary" and a "Book-Entry Transfer Facility"). In such case, the Book-Entry Depositary has committed to exchange a like principal amount of New Book-Entry Interests of the applicable series for the Old Book-Entry Interests of each series so tendered. Other than as described below under "Procedures for Tendering", the terms and conditions for exchanging Old Book-Entry Interests for New Book-Entry Interests are identical to the terms and conditions for exchanging Old Notes for Exchange Notes. In this regard, except as the context otherwise requires, holders, as used below, include, as appropriate, any participant in the Book-Entry Transfer Facility system whose name appears on a security position as a holder of Book-Entry Interests, references to Exchange Notes or Old Notes include New Book-Entry Interests and Old Book-Entry Interests, as appropriate, and provisions of the following discussion that apply to the Issuers also apply, as appropriate, to the Book-Entry Depositary. The Exchange Agent for the Issuers will also act as exchange agent for the Book-Entry Depositary in effecting such exchange.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Dollar Notes in exchange for each $1,000 principal amount of outstanding Old Dollar Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Dollar Notes pursuant to the Exchange Offer. However, Old Dollar Notes may be tendered only in integral multiples of $1,000.

  The Issuers will issue DM1,000 principal amount of Exchange DM Notes in exchange for each DM1,000 principal amount of outstanding Old DM Notes accepted in the Exchange Offer. Holders may tender some or all of their Old DM Notes pursuant to the Exchange Offer. However, Old DM Notes may be tendered only in integral multiples of DM1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting their transfer and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indentures.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Dollar Notes and DM110,000,000 aggregate principal amount of Old DM Notes were outstanding. The Issuers have fixed the close of business on November 1, 1998, as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, Dutch law or the Indentures in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Issuers.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on December 10, 1998, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on May 15, 1999. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each May 15 and November 15, commencing on May 15, 1999.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or
(ii) in the case of Book-Entry Interests, a timely confirmation of a book-entry transfer of such Book-Entry Interests (a "Book-Entry Confirmation"), if that procedure is available, into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or
(iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Issuers the representations set forth below under "--Resale of the Exchange Notes".

  The tender by a holder and the acceptance thereof by the Issuers will constitute agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENTS IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

  The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at a Book-Entry Transfer Facility, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, nor the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution; and

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

    (c) any governmental approval has not been obtained, which approval the Issuers shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Issuers determine in their sole discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

  In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation into the Exchange Agent's account at a Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Book-Entry Interests, such non-exchanged Book-Entry Interests will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

EXCHANGE AGENT

  All executed Letters of Transmittal should be directed to the Exchange Agent. IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal in connection with the Exchange Notes should be directed to the Exchange Agent addressed as follows:

                               For Information or
                           Confirmation by Telephone:
                                 (212) 858-2103


        By Mail:           By Facsimile Transmission    By Hand or Overnight
  IBJ Schroder Bank &      (for Eligible Institutions        Delivery:
     Trust Company                   Only):          IBJ Schroder Bank & Trust
      P. O. Box 84               (212) 858-2611               Company
 Bowling Green Station          Steven Giurlando          One State Street
New York, NY 10274-0084                                  New York, NY 10004
       Attention:                                      Attention: Securities
     Reorganization                                      Processing Window
 Operations Department                                  Subcellar One (SC-1)

  DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

  The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent's reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Issuers' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Issuers (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based upon interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person who is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely upon the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Exchange and Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely upon those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution".

                     CERTAIN U.S. INCOME TAX CONSEQUENCES

  The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Issuers recommend that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The Issuers believe that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                  CERTAIN NETHERLANDS INCOME TAX CONSEQUENCES

  The following is a summary of certain Netherlands tax consequences relating to the exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Agreement. The summary does not address any laws other than the tax laws of the Netherlands as currently in effect and as interpreted in published case law by the courts of the Netherlands as the date hereof. Any changes of law with retroactive effect are not addressed. The summary does not purport to address all possible Netherlands tax consequences relating to the exchange. Any Netherlands tax consequences due to the applications of a special regime, such as the tax-exempt status of qualifying pension funds, are excluded from the summary. In view of the general nature of the summary, the summary should be treated with corresponding caution. Holders of Notes who or which are in doubt with regard to the Netherlands tax consequences of the exchange of the Old Notes for the Exchange Notes should consult with their professional advisors.

  The Issuers believe that a holder of Notes will not be subject to any Netherlands taxes on income or capital gains in respect of any gain realized on the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer, provided that (i) such holder is neither resident nor deemed to be resident in The Netherlands, (ii) such holder does not have an enterprise or an interest in an enterprise which is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the Notes are attributable, and
(iii) neither such holder nor his spouse, other persons sharing his household or certain of their relatives by blood or marriage in the direct line (including foster children) have a substantial or deemed substantial interest (a term defined by statute) in Lyon or, if such holder or one or more of the other persons referred to do have such an interest, both the Notes and such interest(s) form part of the assets of an enterprise.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until February 8, 1999 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Issuers will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Old Notes) other than commissions or concessions of any Participating Broker-Dealers and will indemnify the Holders of the Old Notes (including any Participating Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTES

  Dollar Global Note. The Exchange Dollar Notes will initially be issued in the form of a single registered note in global form, without interest coupons (the "Dollar Global Note"). The Dollar Global Note will be deposited on the date of the closing of the exchange of the Notes (the "Closing Date") with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Dollar Notes Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Dollar Notes Trustee. Investors may hold their interests in the Dollar Rule 144A Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

  DM Global Note. The Exchange DM Notes will initially be issued in the form of a single registered note in global form, without interest coupons (the "DM Global Note"). The DM Global Note will be deposited on the Closing Date with, or on behalf of, The Industrial Bank of Japan (Luxembourg), S.A., as common depositary (the "Common Depositary") for Euroclear and Cedel, and registered in the name of the Common Depositary. Investors may hold their interests in the DM Global Note directly through Euroclear or Cedel, if they are account holders in such systems, or indirectly through organizations which are account holders in such systems.

  Except as set forth below, the Dollar Global Note may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. In addition, the DM Global Note (together with the Dollar Global Note, the "Global Notes") may be transferred, in whole but not in part, solely to a nominee of the Common Depositary, a successor of the Common Depositary or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

  All interests in the Dollar Global Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. All interests in the DM Global Note held through Euroclear and Cedel may be subject to the procedures and requirements of such systems. In addition, all interests in the DM Global Note may be subject to the procedures and requirements of the Common Depositary, its nominee or their respective successors.





  No Exchanges between Dollar Global Notes and the DM Global Note. Beneficial interests in any of the Dollar Global Notes are not exchangeable for interests in the DM Global Note, or vice versa, under any circumstances.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

  The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change at any time or from time to time. None of the Issuers or the Initial Purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants or account holders directly to discuss these matters.

  DTC. DTC has advised the Issuers that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations (including Euroclear and Cedel). Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with one of DTC's participants, either directly or indirectly. Investors who are not participants in DTC may beneficially own securities held by or on behalf of DTC only through DTC's participants or indirect participants.

  The Issuers expect that pursuant to procedures established by DTC (i) upon deposit of the Dollar Global Note, DTC will credit the accounts of its participants designated by the Initial Purchasers with an interest in the Dollar Global Note and (ii) ownership of the Exchange Dollar Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of its participants) and the records of its participants and indirect participants (with respect to the interests of persons other than DTC's participants).

  Euroclear and Cedel. Euroclear and Cedel each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

  Euroclear and Cedel provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedel also deal with domestic securities lending and borrowing as well as domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Cedel have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

  Account holders in Euroclear and Cedel are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Cedel is available to other institutions that clear through or maintain a custodial relationship with an account holder in either system.

  Account holders' overall contractual relations with Euroclear and Cedel are governed by the respective rules and operating procedures of Euroclear and Cedel and any applicable laws. Euroclear and Cedel act under such rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with persons holding through their respective account holders.

  Certain Consequences. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through such participants, and because Euroclear and Cedel act only on behalf of their respective account holders, who in turn act on behalf of persons who clear through or maintain a custodial relationship with such account holders, the ability of a person having an interest in Exchange Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the systems of DTC, Euroclear or Cedel, as the case may be, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

  So long as DTC or its nominee or the Common Depositary or its nominee, as the case may be, is the owner of a Global Note, DTC or its nominee, or the Common Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Note for all purposes under the applicable Indenture and the applicable Exchange Notes. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in the Dollar Global Note must rely on the procedures of DTC and, if such holder is not one of DTC's participants or indirect participants, on the procedures of the participant through which such holder owns its interest, and each holder owning a beneficial interest in the DM Global Note must rely on the procedures of the Common Depositary and the procedures of Euroclear or Cedel, as applicable, and, if such holder is not one of Euroclear's or Cedel's account holders, on the procedures of the account holder through which such holder owns its interest, to exercise any rights of a holder of Exchange Notes under the applicable Indenture or such Global Note. The Issuers understand that under existing industry practice, in the event that the Issuers request any action of holders of Exchange Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC or the Common Depositary, as the case may be, as the holder of such Global Note, is entitled to take, DTC or the Common Depositary (acting with Euroclear and Cedel), as the case may be, would authorize its participants or account holders, as the case may be, to take such action and the participants or account holders, as the case may be, would authorize holders owning through such participants or account holders, as the case may be, to take such action or would otherwise act upon the instruction of such holders. None of the Issuers, any paying agent, the Initial Purchasers or the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC or the Common Depositary (or Euroclear or Cedel), as the case may be, or for maintaining, supervising or reviewing any records of DTC or the Common Depositary (or Euroclear or Cedel), as the case may be, relating to such Global Notes.

PAYMENT

  The Issuers appointed IBJ Schroder Bank & Trust Company as principal paying agent and The Industrial Bank of Japan (Luxembourg) S.A. as additional paying agent for all amounts owing in respect of the Dollar Notes (the "U.S. Paying Agent"), and all such amounts will be payable in U.S. dollars. The Issuers appointed The Industrial Bank of Japan (Luxembourg) S.A. as principal paying agent and the Industrial Bank of Japan (Germany) as additional paying agent for all amounts owing in respect of the DM Notes (the "DM Paying Agents", and, collectively with the U.S. Paying Agent, the "Paying Agents"), and all such amounts will be payable in Deutsche Marks. The Issuers will ensure that, with respect to the Dollar Notes, there will be a paying agent in the United States to perform the functions assigned to it in the Dollar Notes Indenture and, with respect to the DM Notes, there will be a paying agent in Germany to perform the functions assigned to it in the DM Notes Indenture, and, so long as the Notes are listed on the Luxembourg Stock Exchange, and such exchange so requires, the Issuers will ensure that there will be a paying agent in Luxembourg (or such other place as the Luxembourg Stock Exchange may approve).

  Payments with respect to principal of, premium, if any, liquidated damages or Additional Amounts, if any, and interest on, the Dollar Notes will be made by the Issuers in U.S. dollars to the U.S. Paying Agent, which will in turn distribute all such payments to DTC's nominee as the registered holder of each of the Dollar Global Notes. DTC will promptly credit such payments on its book-entry registration and transfer system to the accounts of its participants in amounts proportionate to their respective beneficial interests in the principal or face amount of Dollar Notes represented by each such Dollar Global Note, as shown on the records of DTC or its nominee.

  Payments with respect to principal of, premium, if any, liquidated damages or Additional Amounts, if any, and interest on, the DM Notes will be made by the Issuers in Deutsche Marks to either of the DM Paying Agents, which will in turn distribute all such payments to the Common Depositary as the registered holder of the DM Global Note. Upon receipt of such payments, the Common Depositary will promptly distribute such payments to Euroclear and Cedel in proportion to their respective interests, as shown on the records of the Common Depositary. Euroclear and Cedel will promptly credit such payments on their respective book-entry registration and transfer systems to the accounts of their respective account holders in amounts proportionate to their respective beneficial interests in the principal or face amount of the DM Notes represented by the DM Global Note, as shown on their respective records.

  Under the terms of the Indentures, the Issuers and the applicable Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, none of the Issuers, the Paying Agents, the Initial Purchasers or the Trustees has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, liquidated damages or Additional Amounts, if any, and interest). Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Dollar Global Note will be governed by standing instructions and customary industry trade practice and will be the responsibility of the participants and indirect participants and DTC, and payments by account holders and indirect account holders at Euroclear and Cedel to the owners of beneficial interests in the DM Global Note will be governed by standing instructions and customary industry trade practice and will be the responsibility of the account holders and indirect account holders and Euroclear and Cedel.

  Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between account holders in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures and will be settled in same-day funds.

  Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between participants in DTC, on the one hand, and account holders at Euroclear or Cedel, on the other hand, will be effected by the applicable Trustee through the deposit or withdrawal at custodian ("DWAC") system in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Cedel account holders may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel account holder purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel account holder, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Credit of any transactions in interests in Notes represented by a Global Note settled during such processing day will be reported to the relevant Euroclear or Cedel account holder on such day. Cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel account holder to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC and account holders at Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, any Paying Agent or the Trustees will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants or account holders or indirect account holders of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

  If (i) the Issuers notify the Dollar Notes Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuers, at their option, notify the Dollar Notes Trustee in writing that they elect to cause the issuance of Dollar Notes in definitive form under the Dollar Notes Indenture or (iii) upon the occurrence of certain other events as provided in the Dollar Notes Indenture, then, upon surrender by DTC of the Dollar Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Dollar Notes represented by the Dollar Global Notes. Upon any such issuance, the Dollar Notes Trustee will be required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

  If (i) the Issuers notify the DM Notes Trustee in writing that each of Euroclear and Cedel is no longer willing or able or ceases to be registered as a clearing agency under the Exchange Act and a successor registered as a clearing agency under the Exchange Act is not appointed within 90 days of such notice or cessation, (ii) the Issuers, at their option, notify the DM Notes Trustee in writing that they elect to cause the issuance of DM Notes in definitive form under the DM Notes Indenture, (iii) the Common Depositary at any time notifies the Issuers that it is unwilling or unable to continue as the Common Depositary and a successor to such Common Depositary is not appointed within 90 days of such notice or (iv) upon the occurrence of certain other events as provided in the DM Notes Indenture, then, upon surrender by the Common Depositary of the DM Global Note, Certificated Notes will be issued to each person that Euroclear or Cedel identifies as the beneficial owner of the DM Notes represented by the DM Global Note. Upon any such issuance, the DM Notes Trustee will be required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

  None of the Issuers or the Trustees shall be liable for any delay by DTC, or any of its participants or indirect participants, or Euroclear or Cedel, or any of their respective account holders or indirect account holders, in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC, Euroclear or Cedel, as applicable, for all purposes (including with respect to the registration and delivery, and the principal amounts, of the Notes to be issued).

                     LISTING AND GENERAL INFORMATION

1. Application has been made to list the Exchange Notes on the Luxembourg Stock Exchange. Prior to the listing, a legal notice relating to the issue of the Exchange Notes and the Memorandum and Articles of Association of the Issuers will be deposited with the Chief Register of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents may be examined or copies obtained.

2. So long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of the constituent documents of each Issuer (including the articles of association), the Indenture, the Revolving Credit Agreement and the Exchange and Registration Rights Agreement will be available for inspection at the office of the Luxembourg Listing Agent. So long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of any and all annual and quarterly reports of the Company may be obtained during normal business hours on any weekday at the office of the Luxembourg Listing Agent.

3. DCC and Lyon (company number B.V. 366.894) were each incorporated on October 24, 1988 and October 9, 1989, respectively. Article 3 of DCC's Restated Certificate of Incorporation sets forth the objects and purposes for which DCC has been established. Article 2 of Lyon's Articles of Association sets forth the objects for which Lyon has been established. The creation and issuance of the Exchange Notes was authorized by resolutions adopted by the Board of Directors of each of DCC and Lyon on May 7, 1998 and May 9, 1998, respectively.

4. There has been no material adverse change in the consolidated financial position of the Company or the Issuers since December 31, 1997, except as disclosed herein.

5. None of the Issuers or any of their subsidiaries is a party to any litigation that, in the judgment of the Issuers, is material in the context of the issue of the Exchange Notes, except as disclosed herein.

6. The independent chartered accountants of the Company are Arthur Andersen LLP, Washington, D.C.

7. The Exchange Dollar Notes and the Exchange DM Notes have been accepted for clearance through Euroclear and Cedel under the Common Codes 008698520 and 008714894, respectively. The ISIN and the CUSIP numbers for the Exchange Dollar Notes are US 249750AC43 and 249750 AC 4, respectively. The ISIN and the CUSIP numbers for the Exchange DM Notes are US 249750AD26 and 249750 AD2. Application will be made for acceptance of the Exchange Notes into DTC's book-entry settlement system and to have the Exchange Notes designated as eligible for trading in the PORTAL market.

                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for the Issuers by Kirkland & Ellis, Washington, D.C., United States of America, and Trenite Van Doorne, Amsterdam. Netherlands.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
COMPANY COMBINED FINANCIAL STATEMENTS:
Report of Independent Public Accountants..................................  F-2
Combined Balance Sheets as of December 31, 1996 and 1997 and June 28,
 1998.....................................................................  F-3
Combined Statements of Income for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 29,1997 and June 28, 1998.........  F-4
Combined Statements of Shareholders' Equity (Deficit) for the years ended
 December 31, 1995, 1996 and 1997 and the six months ended June 28, 1998..  F-5
Combined Statements of Cash Flows for the years ended December 31, 1995,
 1996 and 1997 and the six months ended June 29, 1997 and June 28, 1998...  F-6
Notes to Combined Financial Statements....................................  F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Derby Bicycle Group:

  We have audited the accompanying combined balance sheets of The Derby Bicycle Group (the "Group," as described in Note 1) as of December 31, 1996 and 1997, and the related combined statements of income, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial positions of the Group as of December 31, 1996 and 1997, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP
Washington, D.C.
April 9, 1998
(except with respect to the matter discussed in Note 17,

as to which the date is November 2, 1998)

                            THE DERBY BICYCLE GROUP
                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                   DECEMBER 31,
                                                 ------------------   JUNE 28,
                                                   1996      1997       1998
                                                 --------  --------  -----------
                                                                     (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................  $  8,830  $ 15,426   $ 26,524
  Receivables, net of allowances of $7,573,
   $8,259, and $9,415 as of December 31, 1996,
   1997, and June 28, 1998, respectively.......    68,139    64,526     93,013
  Inventories..................................    80,476    89,792     89,665
  Other current assets.........................     8,266    15,201      9,954
                                                 --------  --------   --------
    Total current assets.......................   165,711   184,945    219,156
                                                 --------  --------   --------
PROPERTY, PLANT, AND EQUIPMENT, net of
 accumulated depreciation of $55,783, $59,463,
 and $63,653 as of December 31, 1996, 1997, and
 June 28, 1998, respectively...................    51,716    49,707     47,707
INTANGIBLES, net of accumulated amortization of
 $522, $818, and $546 as of December 31, 1996,
 1997, and June 28, 1998, respectively.........       881     6,651     18,087
PREPAID PENSION ASSETS.........................    42,411    47,777     51,294
                                                 --------  --------   --------
    Total assets...............................  $260,719  $289,080   $336,244
                                                 ========  ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable.............................  $ 33,059  $ 35,526   $ 26,600
  Accrued liabilities..........................    22,593    23,320     28,803
  Income taxes payable.........................     4,365     4,027      6,371
  Short-term borrowings and current portion of
   long-term borrowings........................    22,250    51,160     34,164
  Other current liabilities....................     3,454     7,603      2,107
                                                 --------  --------   --------
    Total current liabilities..................    85,721   121,636     98,045
                                                 --------  --------   --------
OTHER LIABILITIES:
  Long-term debt, net of current portion.......    56,333    51,059    194,540
  Excess of assets acquired over cost of acqui-
   sitions.....................................    11,971    11,235     11,004
  Deferred income taxes........................    16,092    17,451     18,060
  Accrued preferred stock dividends............       --        --         961
  Other liabilities............................     6,719     4,950      4,461
  Minority interest............................       802       876         56
                                                 --------  --------   --------
    Total liabilities..........................   177,638   207,207    327,127
                                                 --------  --------   --------
COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK WITH REDEMPTION RIGHTS, $0.01
 PAR VALUE,
 25,000 SHARES AUTHORIZED, ISSUED, AND OUT-
 STANDING OF
 SERIES A AND 3,000 SHARES AUTHORIZED, ISSUED,
 AND
 OUTSTANDING OF SERIES B AS OF JUNE 28, 1998...       --        --      40,500
STOCK RIGHTS...................................       --        --      23,300
SHAREHOLDERS' EQUITY (DEFICIT):
  Class A common stock, $0.01 par value,
   200,000 shares authorized, 44,200 shares
   issued and outstanding as of June 28, 1998..       --        --           1
  Class B common stock $0.01 par value, 15,000
   shares
   authorized, no shares issued and outstanding
   as of June 28, 1998.........................       --        --         --
  Additional paid-in capital...................       --        --      22,499
  Capital investment...........................    94,498    91,455        --
  Retained earnings (deficit)..................   (12,738)   (6,162)   (72,027)
  Accumulated other comprehensive income.......     1,321    (3,420)    (5,156)
                                                 --------  --------   --------
    Total shareholders' equity (deficit).......    83,081    81,873    (54,683)
                                                 --------  --------   --------
    Total liabilities and shareholders' equity
     (deficit).................................  $260,719  $289,080   $336,244
                                                 ========  ========   ========

      The accompanying notes are an integral part of these balance sheets.

                            THE DERBY BICYCLE GROUP

                         COMBINED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                  DECEMBER 31,              SIX MONTHS ENDED
                          -------------------------------  --------------------
                                                           JUNE 29,   JUNE 28,
                            1995       1996       1997       1997       1998
                          ---------  ---------  ---------  ---------  ---------
                                                               (UNAUDITED)
NET REVENUES............  $ 473,841  $ 452,584  $ 465,687  $ 262,893  $ 272,275
COST OF SALES...........   (366,163)  (339,119)  (345,885)  (194,956)  (202,298)
                          ---------  ---------  ---------  ---------  ---------
    Gross profit........    107,678    113,465    119,802     67,937     69,977
                          ---------  ---------  ---------  ---------  ---------
SELLING, GENERAL, AND
 ADMINISTRATIVE
 EXPENSES...............    (81,289)   (80,083)   (90,101)   (46,664)   (47,942)
REORGANIZATION COSTS....     (4,413)       --         --         --      (5,671)
                          ---------  ---------  ---------  ---------  ---------
  Operating income......     21,976     33,382     29,701     21,273     16,364
                          ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
  Interest expense......     (9,429)    (8,023)    (7,490)    (4,305)    (5,903)
  Interest income.......        872        815      1,038        159        582
  Other income (ex-
   pense), net..........     10,046     (2,675)       107         55     (1,050)
                          ---------  ---------  ---------  ---------  ---------
    Income before income
     taxes and extraor-
     dinary item........     23,465     23,499     23,356     17,182      9,993
                          ---------  ---------  ---------  ---------  ---------
PROVISION FOR INCOME
 TAXES..................    (10,095)    (8,924)   (10,621)    (5,614)    (4,168)
MINORITY INTEREST.......       (130)       (10)       (51)       (23)       (17)
                          ---------  ---------  ---------  ---------  ---------
  Income before extraor-
   dinary item..........     13,240     14,565     12,684     11,545      5,808
EXTRAORDINARY ITEM-loss
 on early extinguishment
 of debt (net of related
 tax benefit of $187)...        --         --         --         --        (348)
                          ---------  ---------  ---------  ---------  ---------
    Net income..........  $  13,240  $  14,565  $  12,684  $  11,545  $   5,460
                          =========  =========  =========  =========  =========


   The accompanying notes are an integral part of these combined statements.

                            THE DERBY BICYCLE GROUP

             COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                                  ACCUMULATED
                                           ADDITIONAL RETAINED       OTHER
                         COMMON  CAPITAL    PAID-IN   EARNINGS   COMPREHENSIVE
                         STOCK  INVESTMENT  CAPITAL   (DEFICIT)     INCOME       TOTAL
                         ------ ---------- ---------- ---------  ------------- ---------
JANUARY 1, 1995.........  $--    $ 87,466   $   --    $(29,093)     $(2,057)   $  56,316
Comprehensive income--
  Net income............   --         --        --      13,240          --        13,240
  Translation adjust-
   ments................   --         --        --         --           248          248
                          ----   --------   -------   --------      -------    ---------
Total comprehensive in-
 come...................   --         --        --      13,240          248       13,488
  Increase (decrease) in
   capital..............   --       1,387       --      (2,790)         --        (1,403)
  Dividends.............   --         --        --      (2,311)         --        (2,311)
                          ----   --------   -------   --------      -------    ---------
DECEMBER 31, 1995.......   --      88,853       --     (20,954)      (1,809)      66,090
                          ----   --------   -------   --------      -------    ---------
Comprehensive income--
  Net income............   --         --        --      14,565          --        14,565
  Translation adjust-
   ments................   --         --        --         --         3,130        3,130
                          ----   --------   -------   --------      -------    ---------
Total comprehensive in-
 come...................   --         --        --      14,565        3,130       17,695
  Increase in capital...   --       5,645       --         --           --         5,645
  Dividends.............   --         --        --      (6,349)         --        (6,349)
                          ----   --------   -------   --------      -------    ---------
DECEMBER 31, 1996.......   --      94,498       --     (12,738)       1,321       83,081
                          ----   --------   -------   --------      -------    ---------
Comprehensive income--
  Net income............   --         --        --      12,684          --        12,684
  Translation adjust-
   ments................   --         --        --         --        (4,741)      (4,741)
                          ----   --------   -------   --------      -------    ---------
Total comprehensive in-
 come...................   --         --        --      12,684       (4,741)       7,943
  Decrease in capital...   --      (3,043)      --         --           --        (3,043)
  Dividends.............   --         --        --      (6,108)         --        (6,108)
                          ----   --------   -------   --------      -------    ---------
DECEMBER 31, 1997.......   --      91,455       --      (6,162)      (3,420)      81,873
                          ----   --------   -------   --------      -------    ---------
Comprehensive income--
  Net income (Unau-
   dited)...............   --         --        --       5,460          --         5,460
  Translation adjust-
   ments (Unaudited)....   --         --        --         --        (1,736)      (1,736)
                          ----   --------   -------   --------      -------    ---------
Total comprehensive in-
 come (Unaudited).......   --         --        --       5,460       (1,736)       3,724
  Capital contribution
   prior to
   recapitalization
   (Unaudited)..........   --       1,600       --       6,040          --         7,640
  Issuance of common
   stock (Unaudited)....     1        --     22,499        --           --        22,500
  Issuance of stock
   rights (Unaudited)...   --         --        --     (23,300)         --       (23,300)
  Accrued dividend on
   preferred stock
   (Unaudited)..........   --         --        --        (961)         --          (961)
  Distribution to
   shareholders in
   connection with
   recapitalization
   (Unaudited)..........   --     (93,055)      --     (53,104)         --      (146,159)
                          ----   --------   -------   --------      -------    ---------
JUNE 28, 1998 (UNAU-
 DITED).................  $  1   $    --    $22,499   $(72,027)     $(5,156)   $ (54,683)
                          ====   ========   =======   ========      =======    =========

   The accompanying notes are an integral part of these combined statements.

                            THE DERBY BICYCLE GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                     DECEMBER 31,            SIX MONTHS ENDED
                              ----------------------------  -------------------
                                                            JUNE 29,  JUNE 28,
                                1995      1996      1997      1997      1998
                              --------  --------  --------  --------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income.................  $ 13,240  $ 14,565  $ 12,684  $ 11,545  $   5,460
 Adjustments to reconcile
  net income to net cash
  provided by operating
  activities--
   Depreciation.............     9,848     9,400     9,362     5,137      5,002
   Amortization.............    (1,195)   (1,164)     (730)     (326)      (255)
   Extraordinary item--loss
    on early extinguishment
    of debt.................       --        --        --        --         348
   Minority interest........       130        10        51        23         17
   Profit on disposal of
    land and buildings......    (4,740)      --        --        --         --
   (Gain) loss on swaps.....    (5,306)    2,675      (107)      (55)     1,050
   Net periodic pension in-
    come....................    (5,793)   (6,261)   (5,828)   (2,944)    (2,456)
   Recapitalization costs...       --        --        --        --       5,671
 Net changes in operating
  assets and liabilities,
  net of acquisitions--
   Increase in receivables..      (701)   (5,686)   (1,447)  (25,915)   (29,220)
   (Increase) decrease in
    inventories.............      (613)    2,753   (10,104)      206       (296)
   (Increase) decrease in
    other current assets....    (1,736)       24    (1,877)      673        700
   Increase (decrease) in
    accounts payable........     1,220    (5,385)    4,405    (1,774)    (8,593)
   Increase in accrued lia-
    bilities................       102        12     2,097     2,387      5,720
   (Decrease) increase in-
    come taxes payable......      (771)      882       209     1,241      2,579
   Increase in other current
    liabilities.............       393       384       288       252        992
   Increase in deferred in-
    come taxes..............     3,155     1,954     2,371     1,428        683
   Increase (decrease) in
    other liabilities.......       888    (2,249)     (416)     (324)      (298)
                              --------  --------  --------  --------  ---------
     Net cash provided by
      (used in) operating
      activities............     8,121    11,914    10,958    (8,446)   (12,896)
                              --------  --------  --------  --------  ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchases of property,
  plant, and equipment......   (11,121)  (10,765)   (7,413)   (2,454)    (3,509)
 Proceeds from property,
  plant, and equipment
  dispositions..............     3,903     3,933       882        20        450
 Cash paid for acquisi-
  tions, net of cash ac-
  quired....................       --        --     (6,650)   (3,037)       --
 Purchases of trademarks....       --        --     (2,663)   (2,550)       --
 Purchase of minority in-
  terest....................      (138)      --        --        --      (1,933)
                              --------  --------  --------  --------  ---------
     Net cash used in in-
      vesting activities....    (7,356)   (6,832)  (15,844)   (8,021)    (4,992)
                              --------  --------  --------  --------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from share is-
  sue.......................       --        --        --        --      63,000
 Redemption of shares in
  subsidiaries..............       --        --        --        --    (146,159)
 Repayment of long-term
  debt, net of cash (paid)
  received on related
  swaps.....................       --    (14,570)  (13,331)      --     (53,334)
 Proceeds from bonds........       --        --        --        --     161,867
 Short term borrowings,
  net, prior to recapitali-
  zation....................    (1,809)      950    28,910    23,347     45,894
 Repayment of short term
  borrowings at recapitali-
  zation....................       --        --        --        --     (82,721)
 Proceeds from short term
  borrowings at recapitali-
  zation....................       --        --        --        --      51,934
 Proceeds from long term
  borrowings at recapitali-
  zation....................       --        --        --        --      32,980
 Short term borrowings,
  net, post recapitaliza-
  tion......................       --        --        --        --     (17,770)
 Repayment of term loan.....       --        --        --        --      (9,057)
 Bond/debt financing
  costs.....................       --        --       (596)     (550)   (11,359)
 Recapitalization costs.....       --        --        --        --      (5,671)
 Dividends paid.............    (2,778)   (5,607)   (1,139)      --         --
 Contributions made to pen-
  sion plans................    (2,276)   (2,154)   (2,335)   (1,165)    (1,248)
 Net (distribution to) con-
  tribution by DICSA........    (1,403)    5,645    (3,043)   (2,538)     1,600
                              --------  --------  --------  --------  ---------
     Net cash (used in)
      provided by financing
      activities............    (8,266)  (15,736)    8,466    19,094     29,956
                              --------  --------  --------  --------  ---------
EFFECT OF EXCHANGE RATE
 CHANGES....................    (1,609)    6,799     3,016     1,745       (970)
                              --------  --------  --------  --------  ---------
NET (DECREASE) INCREASE IN
 CASH AND CASH EQUIVALENTS..    (9,110)   (3,855)    6,596     4,372     11,098
CASH AND CASH EQUIVALENTS,
 beginning of period........    21,795    12,685     8,830     8,830     15,426
                              --------  --------  --------  --------  ---------
CASH AND CASH EQUIVALENTS,
 end of period..............  $ 12,685  $  8,830  $ 15,426  $ 13,202  $  26,524
                              ========  ========  ========  ========  =========
SUPPLEMENTAL CASH FLOW IN-
 FORMATION:
 Interest paid..............  $  9,036  $  8,015  $  7,202  $  3,860  $   4,911
 Income taxes paid..........  $  7,711  $  6,088  $  8,041  $  2,945  $     906
                              ========  ========  ========  ========  =========

   The accompanying notes are an integral part of these combined statements.

                            THE DERBY BICYCLE GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

           (INFORMATION AS OF JUNE 28, 1998, AND FOR THE SIX MONTHS
             ENDED JUNE 29, 1997, AND JUNE 28, 1998, IS UNAUDITED)

1.NATURE OF THE BUSINESS AND BASIS OF PRESENTATION:

  The accompanying combined financial statements have been prepared to reflect the financial position and results of operations of the bicycle and bicycle component businesses of Derby International Corporation SA ("DICSA"), a Luxembourg holding company. Through May 14, 1998, DICSA owned shares, either directly or indirectly, in a number of bicycle and bicycle component companies worldwide that predominantly operate as standalone entities. Each of the companies manufactures, assembles and/or distributes bicycles and bicycle components. These bicycle and bicycle component companies, collectively referred to as The Derby Bicycle Group (the "Group"), have significant operations in the Netherlands ("Gazelle"), the United Kingdom ("Derby Holding Ltd." or "DHL," and "Sturmey Archer Ltd." or "SAL"), Canada ("Raleigh Industries of Canada" or "RIC"), Germany ("Derby Cycle Werke" or "DCW"), South Africa ("Derby Investment Holdings Pty Ltd.") and the United States ("The Derby Cycle Corporation" or "DCC"). The Group owns or licenses many of the most recognized brands in the bicycle industry, including leading global brands such as Raleigh, Nishiki (for USA only) and Univega, and leading national brands such as Gazelle in the Netherlands and Kalkoff, Musing, Winora and Staiger in Germany.

  Effective May 14, 1998, DICSA, reorganized its businesses in connection with a recapitalization agreement (the "Recapitalization Agreement," see Note 17) so that each of its bicycle and bicycle component companies are owned directly or indirectly by DCC, a Delaware corporation with operations in the United States. Subsequent to the recapitalization, Lyon Investments B.V. is a wholly owned subsidiary of DCC. Accordingly, the accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States and are presented in United States dollars.

  The accompanying combined financial statements have been prepared as if the Group had been in existence for all periods presented. DICSA's historical basis in the assets and liabilities of the Group has been carried over. All material intercompany transactions and balances between entities included in these combined financial statements have been eliminated. Certain expenses were originally recorded by DICSA on behalf of the Group, such as headquarters' management costs and other corporate expenses. These amounts have been allocated in their entirety in the Group's financial statements, as such costs were incurred on behalf of the Group except for an immaterial amount that related to DICSA. The headquarters' management costs and other corporate expenses were $944,000, $1,330,000, and $732,000 for the years ended December 31, 1995, 1996, and 1997, respectively, and $665,000 and $366,000 for the six months ended June 29, 1997, and June 28, 1998, respectively. Management believes this allocation is reasonable and represents the expenses as if the Group had been a stand-alone operation.

2.ACCOUNTING POLICIES:

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

                            THE DERBY BICYCLE GROUP

UNAUDITED INTERIM FINANCIAL DATA

  The unaudited interim consolidated balance sheet as of June 28, 1998, and the unaudited interim combined statements of operations and cash flows for the six months ended June 29, 1997, and June 28, 1998, have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The data disclosed in the notes to the combined financial statements for these periods is unaudited. The Group's results of operations for the six-month period ended June 28, 1998, are not necessarily indicative of the results to be expected for any future period.

QUARTER ENDS

  The Group's first, second and third quarters end on the last Sunday in March, June and September, respectively. The fiscal year ends on December 31 of each year.

FOREIGN CURRENCY TRANSLATION

  The financial statements of the Group's companies have been translated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation." Current rates of exchange are used to translate the balance sheets of the Group's companies, while the average exchange rate for each year is used to translate the statements of income and cash flows. The resulting translation adjustments are recorded as a component of shareholder's equity. Gains or losses resulting from transactions in other than a functional currency are reflected in net income.

REVENUE RECOGNITION

  Revenue is generally recognized net of sales taxes, returns, discounts and allowances, when products are shipped to customers or services are rendered.

ADVERTISING COSTS

  Advertising costs are expensed as incurred. Total advertising costs were $10,608,000, $11,329,000 and $10,245,000 for the years ended December 31,
1995, 1996, and 1997, respectively, and $5,376,000 and $5,723,000 for the six months ended June 29, 1997, and June 28, 1998, respectively.

INCOME TAXES

  The Group accounts for income taxes under the liability method in accordance with SFAS No. 109 "Accounting for Income Taxes." Deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.

COMPREHENSIVE INCOME

  The Group adopted SFAS No. 130 "Reporting Comprehensive Income" during 1998. The adoption of this standard did not have a material effect on the Group's financial statements as the Group's comprehensive income does not differ materially from net income except for foreign currency translation adjustments included in comprehensive income, the effect of which could be material depending on future changes in foreign exchange rates.

                            THE DERBY BICYCLE GROUP

CASH AND CASH EQUIVALENTS

  The Group considers liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. Due to the short maturity of these investments, their carrying amount approximates fair value.

INVENTORIES

  Inventories are stated at the lower of cost or net realizable value, with cost determined on a first in, first out ("FIFO") basis. A provision is made for obsolete, slow moving and defective items where appropriate.

  Inventories consist of the following (in thousands):

                                                      DECEMBER 31,
                                                     ---------------  JUNE 28,
                                                      1996    1997      1998
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
   Finished products................................ $35,891 $43,211   $49,616
   Work in process..................................   9,053   8,841     7,735
   Raw materials....................................  35,532  37,740    32,314
                                                     ------- -------   -------
     Total inventories.............................. $80,476 $89,792   $89,665
                                                     ======= =======   =======

  The market for bicycles, parts and accessories is subject to the risk of changing consumer trends. In the event that a particular bicycle model or accessory does not achieve widespread consumer acceptance, and the Group holds excess inventory of that bicycle model, part or accessory, the Group may be required to take significant price markdowns, which could have a material adverse effect on the Group's business, results of operations and financial condition.

PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment are recorded at cost and depreciated using the straight-line method over the useful life of the asset (buildings--50 years; plant and equipment--3 to 13 years) or the lease term if shorter for leasehold improvements. The cost and accumulated depreciation for property, plant and equipment sold, retired, or otherwise disposed of are removed from the financial statements, and the resulting gains and losses are reflected within other income or expense.

CAPITAL GRANTS

  Capital grants received from government authorities to construct facilities are amortized over the estimated useful life of the respective assets. The unamortized balance of capital grants was $4,852,000, $3,633,000 and $3,447,000 as of December 31, 1996, 1997, and June 28, 1998, respectively, and is included in the accompanying balance sheets as other long-term liabilities.

INTANGIBLES

  The Group has goodwill related to 1997 and 1998 acquisitions (see Note 13) of $3,462,000 and $4,472,000 included in intangibles as of December 31, 1997, and June 28, 1998, respectively, and negative goodwill of $11,971,000, $11,235,000, and $11,004,000 as of December 31, 1996, 1997, and June 28, 1998,
respectively, in excess of assets acquired over cost of acquisitions in the accompanying balance sheets. Both positive and negative goodwill are amortized using the straight-line method over 40 years.

                            THE DERBY BICYCLE GROUP

Total amortization expense on positive goodwill was $85,000 for the year ended December 31, 1997, and $42,000 and $43,000 for the six months ended June 29, 1997, and June 28, 1998, respectively, and total amortization income related to negative goodwill was $366,000, $364,000, and $380,000 for the years ended December 31, 1995, 1996, 1997, and $191,000 and $194,000 for the six months ended June 29, 1997, and June 28, 1998, respectively. Trademarks are amortized over 15 years. Deferred financing costs are amortized over the life of the related debt using the effective interest rate method.

IMPAIRMENT OF LONG-LIVED ASSETS

  The Group periodically evaluates whether events or circumstances have occurred indicating that the carrying amount of long-lived assets may not be recoverable. When factors indicate possible impairment, the Group uses an estimate of undiscounted future cash flows to determine the amount of such impairments.

DERIVATIVE FINANCIAL INSTRUMENTS

  The Group uses derivative financial instruments for purposes other than trading and does so to reduce its exposure to fluctuations in interest and foreign currency exchange rates.

  FORWARDS--Forward foreign currency exchange contracts are used to minimize the impact of currency exchange rate movements on purchases of inventory and sales of goods. Changes in the market value of the forward contracts are recorded as gains or losses through cost of sales in the accompanying statements of income. Cash flows resulting from forwards are included in cash flows from operating activities in the accompanying statements of cash flows.

  SWAPS--Currency and interest rate swaps have the effect of synthetically changing the currency and interest rates of the original underlying liability. The net receivable or payable related to currency swaps is recorded as other current assets or other current liabilities, respectively, in the accompanying balance sheets. Changes in the market value of the currency and interest rate swaps are recorded as gains or losses through other income (expense) in the accompanying statements of income. Cash flows resulting from currency and interest rate swaps are classified in repayment of long-term debt in the accompanying statements of cash flows.

  OPTIONS--Options are used to hedge foreign currency exchange rate movements on inventory purchases and sales of goods. Changes in the market value of the options are recorded as gains or losses through cost of sales in the accompanying statements of income. The options are expensed at maturity if they are not exercised.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods were used to estimate the fair value of each class of financial instruments:

  CASH AND CASH EQUIVALENTS--The carrying amount approximates the fair value due to the short-term nature of the instruments.

  SHORT-TERM AND LONG-TERM DEBT--The fair value is estimated based upon quoted market prices at year-end or current interest rates for debt of the same maturity (see Notes 9 and 10).

  FORWARDS AND OPTIONS--The fair value is estimated based on quoted market prices at year-end (see Note 8).

                            THE DERBY BICYCLE GROUP

  SWAPS--The fair value of currency and interest rate swap agreements were estimated based on quoted market prices at year-end (see Note 8).

NEW ACCOUNTING PRONOUNCEMENTS

  In June 1997, the FASB issued SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information," which requires financial and descriptive information about reportable operating segments and related products, services, geographic areas and major customers. This statement is effective for fiscal years beginning after December 31, 1997.

3.RECEIVABLES:

  Receivables consist of the following (in thousands):

                                                  DECEMBER 31,
                                                 ----------------   JUNE 28,
                                                  1996     1997       1998
                                                 -------  -------  -----------
                                                                   (UNAUDITED)
   Trade receivables............................ $74,087  $71,341   $101,646
   Royalty receivables..........................   1,625    1,444        782
                                                 -------  -------   --------
     Total receivables..........................  75,712   72,785    102,428
   Allowance for doubtful trade accounts........  (4,500)  (4,419)    (4,602)
   Allowance for discounts, rebates, and other
    items.......................................  (3,073)  (3,840)    (4,813)
                                                 -------  -------   --------
     Total receivables, net..................... $68,139  $64,526   $ 93,013
                                                 =======  =======   ========

4.OTHER CURRENT ASSETS:

  Other current assets consist of the following (in thousands):

                                                       DECEMBER 31,
                                                      --------------  JUNE 28,
                                                       1996   1997      1998
                                                      ------ ------- -----------
                                                                     (UNAUDITED)
   Prepaid expenses.................................. $5,103 $ 5,495   $6,125
   Receivable on swaps...............................    --    4,335      --
   Sales taxes recoverable...........................    797   1,409    1,195
   Other receivables.................................  2,366   3,962    2,634
                                                      ------ -------   ------
     Total other current assets...................... $8,266 $15,201   $9,954
                                                      ====== =======   ======

                            THE DERBY BICYCLE GROUP

5.PROPERTY, PLANT, AND EQUIPMENT:

  Property, plant, and equipment consist of the following (in thousands):

                                                  DECEMBER 31,
                                                ------------------   JUNE 28,
                                                  1996      1997       1998
                                                --------  --------  -----------
                                                                    (UNAUDITED)
   Land........................................ $  2,910  $  3,910   $  3,926
   Buildings...................................   21,208    22,422     22,246
   Equipment...................................   83,381    82,838     85,188
                                                --------  --------   --------
                                                 107,499   109,170    111,360
   Accumulated depreciation and amortization...  (55,783)  (59,463)   (63,653)
                                                --------  --------   --------
   Net property, plant, and equipment.......... $ 51,716  $ 49,707   $ 47,707
                                                ========  ========   ========

  Depreciation expense was $9,848,000, $9,400,000, and $9,362,000 for the years ended December 31, 1995, 1996, and 1997, and $5,137,000, and $5,002,000
for the six months ended June 29, 1997, and June 28, 1998, respectively.

  In the United Kingdom, a major reorganization of manufacturing activities at Raleigh Industries was undertaken in 1995. The cost of the reorganization charged through the statement of income for the year ended December 31, 1995, was $4,413,000.

  The cost of the reorganization was funded in part by the disposal of 18 acres of a factory site that was released from manufacturing and warehouse use. The sale price of the land and buildings was $7,750,000, of which $3,875,000 had been received by the end of 1995, and $3,875,000 was received in 1996. The net book value of the land and buildings sold was $925,000. After deducting associated costs and fees, the profit on disposal was $4,740,000, which is included in other income (expense) for the year ended December 31, 1995, in the accompanying statements of income. There was no tax effect arising from this disposal.

6.INTANGIBLES:

  Intangible assets consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     -------------   JUNE 28,
                                                     1996    1997      1998
                                                     -----  ------  -----------
                                                                    (UNAUDITED)
   Trademarks purchased............................. $ --   $2,665    $ 2,665
   Goodwill purchased...............................   --    3,462      4,601
   Deferred financing costs......................... 1,403   1,342     11,367
                                                     -----  ------    -------
                                                     1,403   7,469     18,633
   Accumulated amortization.........................  (522)   (818)      (546)
                                                     -----  ------    -------
     Total intangibles, net......................... $ 881  $6,651    $18,087
                                                     =====  ======    =======

                            THE DERBY BICYCLE GROUP

7.ACCRUED LIABILITIES:

  The following is a breakdown of accrued liabilities (in thousands):

                                                      DECEMBER 31,
                                                     ---------------  JUNE 28,
                                                      1996    1997      1998
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
   Sales taxes payable.............................. $ 3,658 $ 3,911   $ 4,803
   Payroll taxes payable............................   3,934   3,089     3,547
   Accrued vacation.................................   1,510   1,269     1,904
   Accrued unvouchered trade payables...............  13,491  15,051    18,549
                                                     ------- -------   -------
     Total accrued liabilities...................... $22,593 $23,320   $28,803
                                                     ======= =======   =======

8.DERIVATIVE FINANCIAL INSTRUMENTS:

FORWARDS

  A forward foreign exchange contract calls for delivery of a specified amount of one currency for a specified amount of another currency at a fixed exchange rate and a specified future date. The exchange rate is established at the time the contract is agreed on, but payment and delivery are not required until maturity. Forward contracts are entered into with bank counterparties. The Group enters into forward foreign exchange contracts to minimize the impact of currency movements, principally on purchases of inventory and sales of goods denominated in currencies other than the subsidiaries' functional currencies. The Group held forward foreign exchange contracts in the following gross amounts (in thousands):

                                          DECEMBER 31,
                                 -------------------------------    JUNE 28,
                                      1996            1997            1998
                                 --------------- --------------- --------------
                                   BUY    SELL     BUY    SELL     BUY    SELL
                                 ------- ------- ------- ------- ------- ------
                                                                  (UNAUDITED)
   United States dollars........ $41,945 $   --  $53,673 $ 6,835 $24,125 $2,558
   Japanese yen.................  12,399     --   15,139     --    4,567    --
   Dutch guilders...............     --   10,942   1,153   9,643     885  4,149
   German marks.................     --    5,213     --    1,900     --     --
   British pounds sterling......   2,358     --    1,579     --      704    --
   Other........................   1,222     --    2,984     --    1,683    --
                                 ------- ------- ------- ------- ------- ------
     Total notional amounts..... $57,924 $16,155 $74,528 $18,378 $31,964 $6,707
                                 ======= ======= ======= ======= ======= ======
     Fair value................. $56,331 $14,816 $73,845 $18,502 $31,495 $6,761
                                 ======= ======= ======= ======= ======= ======

CURRENCY AND INTEREST RATE SWAPS

  A currency swap is an agreement to exchange principal and interest of one currency for those of another currency. Interest rate swaps constitute a contractual agreement between two parties to exchange interest-type cash flows at periodic intervals based on a hypothetical principal or notional amount. The Group enters into currency swap and interest rate swap contracts such that the notional principal amount is equal to the principal amount of the underlying debt. The swaps achieve the effect of synthetically converting the original United States dollar denominated debt into several other foreign currencies and converting the interest rate on the debt from United States dollar rates to those applicable for that currency. The underlying debt and associated swaps were repaid on May 14, 1998 (see Notes 10 and 17).

                            THE DERBY BICYCLE GROUP

  The following is a summary of the Group's currency and interest rate swap net receivables (payables) as of December 31, 1996, 1997, and June 28, 1998 (in thousands):

                                           DECEMBER 31,
                                  --------------------------------    JUNE 28,
                                       1996             1997            1998
                                  ---------------  --------------- --------------
                                  NOTIONAL  FAIR   NOTIONAL  FAIR  NOTIONAL FAIR
                                   AMOUNT   VALUE   AMOUNT  VALUE   AMOUNT  VALUE
                                  --------  -----  -------- ------ -------- -----
                                                                    (UNAUDITED)
   Swaps......................... $(1,193)  $(214)  $3,279  $4,335   $--    $--

  The Group recognized in other income (expense) in the accompanying statements of income a gain (loss) on the marking-to-market of the swaps of $5,306,000, $(2,675,000), $107,000 and $55,000 for the years ended December
31, 1995, 1996, and 1997 and for the six months ended June 29, 1997, respectively, and a loss of $(1,050,000) due to the early termination of the swaps in connection with the Recapitalization for the six months ended June 28, 1998.

CREDIT RISK

  The Group enters into derivative transactions with several counterparties including Midland Bank and Banque National de Paris. The Group is exposed to credit loss in the event of non-performance by these counterparties. However, the Group does not anticipate non-performance by these counterparties. In the event of non-performance, the Group would be subject to the following counterparty risk (in thousands):

                                                       DECEMBER 31,
                                                       -------------  JUNE 28,
                                                        1996   1997     1998
                                                       ------ ------ -----------
                                                                     (UNAUDITED)
   Forwards........................................... $1,198 $  748    $444
   Swaps.............................................. $  --  $4,335    $--

9.SHORT-TERM BORROWINGS:

  Short-term borrowings consist of the following (in thousands):

                                                    DECEMBER 31,
                                                   ---------------  JUNE 28,
                                                    1996    1997      1998
                                                   ------- ------- -----------
                                                                   (UNAUDITED)
   Short-term portion of bank borrowings.......... $   --  $34,049   $33,137
   Bank overdraft.................................   7,917   2,778     1,027
   Current portion of long-term debt (see Note
    10)...........................................  14,333  14,333       --
                                                   ------- -------   -------
                                                   $22,250 $51,160   $34,164
                                                   ======= =======   =======

  At December 31, 1996, the Group maintained 364 day aggregate unsecured revolving credit facilities of (Pounds)26,500,000 ($45,100,000), and on which interest was charged at 1 1/4 percent above the London Interbank Borrowing Rate. On March 6, 1997, these facilities were replaced by a syndicated unsecured three year aggregated revolving credit facility of (Pounds)60,000,000 ($99,000,000), and on which interest is charged at one percent above the London Interbank Borrowing Rate. In addition the Group's subsidiaries had available overdraft facilities of up to $24,000,000 during the periods ended December 31, 1996, 1997, and up to May 14, 1998.

  On May 14, 1998, all the revolving credit and overdraft facilities outstanding, except for those in South Africa, were repaid and replaced by a seven year revolving credit facility of DM214,000,000 ($120,600,000) (see Note
17). Interest on the facility is charged at two percent above the London Interbank Borrowing Rate.

                            THE DERBY BICYCLE GROUP

  The weighted average balance outstanding on these facilities was $18,200,000, $33,500,000 during the years ended December 31, 1996 and 1997, and $38,175,000 and $68,111,000 for the six months ended June 29, 1997, and June 28, 1998, respectively. The highest amount outstanding on these facilities was $44,800,000 and $60,300,000 during the years ended December 31, 1996 and 1997, and $55,750,000 and $86,032,000 during the six months ended June 29, 1997, and June 28, 1998, respectively.

  Management believes that there is no material difference between the book values and fair values of borrowings on revolving credit facilities and bank overdrafts as of December 31, 1996, 1997, and June 28, 1998.

10.LONG-TERM DEBT:

  In 1993, Derby Holding B.V., a subsidiary of the Company, issued unsecured United States dollar denominated Series A, B and C Senior Notes, in the aggregate principal of $85,000,000. Derby Holding B.V. repaid $14,333,000 of the Senior Notes in September 1996 and $14,333,000 in September 1997, leaving $56,333,000 outstanding at December 31, 1997, and May 14, 1998. On May 14, 1998, these Senior Notes were repaid in full. The long-term bank loan at December 31, 1997, represents a loan of DM16,250,000 equivalent to $9,059,000 as of December 31, 1997, assumed on the acquisition of the Winora and Staiger businesses (see Note 13). The long-term bank loan was repaid on May 14, 1998.

  On May 14, 1998, DCC issued $79,750,000 of 10 percent Senior Notes, and Lyon Investments B.V., a wholly owned subsidiary of DCC, issued $20,250,000 of 10 percent Senior Notes and DM110,000,000 of 9 3/8 percent Senior Notes (see Note
17). The Senior Notes mature in full in 2008. The Senior Notes are issued under indentures which contain certain covenants that, among other things, restrict the ability of DCC and its restricted subsidiaries to incur additional indebtedness, pay dividends on and redeem capital stock, redeem certain subordinated obligations, make investments, undertake sales of assets and subsidiary stock, engage in certain transactions with affiliates, sell or issue capital stock, permit liens to exist, operate in other lines of business, engage in certain sale and leaseback transactions and engage in mergers, consolidations or sales of all or substantially all of the assets of DCC.

  As of December 31, 1996, 1997, and June 28, 1998, long-term debt consists of the following (in thousands):

                                                   DECEMBER 31,
                                                 ------------------   JUNE 28,
                                                   1996      1997       1998
                                                 --------  --------  -----------
                                                                     (UNAUDITED)
   10% $100,000,000 Senior Notes................ $    --   $    --    $100,000
   9 3/8% DM110,000,000 Senior Notes............      --        --      61,560
   Long-term portion of bank borrowings.........      --        --      32,980
   Series A Senior Notes........................   44,000    33,000        --
   Series B Senior Notes........................   20,000    20,000        --
   Series C Senior Notes........................    6,666     3,333        --
   Long-term bank loan..........................      --      9,059        --
                                                 --------  --------   --------
     Total long-term debt.......................   70,666    65,392    194,540
   Less current portion of long-term debt.......  (14,333)  (14,333)       --
                                                 --------  --------   --------
   Non-current portion of long-term debt........ $ 56,333  $ 51,059   $194,540
                                                 ========  ========   ========

  The fair value of the Series A, B and C Senior Notes as of December 31, 1996, and 1997, was approximately $70,305,000 and $56,149,000, respectively. Management believes that there was no material difference between the fair value and book value of the long-term bank loan as of December

                            THE DERBY BICYCLE GROUP

31, 1997, or the 10 percent $100,000,000 and the 9 3/8 percent DM110,000,000
Senior Notes as of June 28, 1998.

11.COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

  Total rent expense for operating leases, primarily in respect of land and buildings and automobiles, was $5,223,000, $4,908,000, and $4,837,000 for the years ended December 31, 1995, 1996, and 1997, and $2,700,000 and $3,026,000
for the six months ended June 29, 1997, and June 28, 1998, respectively, which is included in selling, general and administrative expenses in the accompanying statements of income.

  The future minimum lease payments for operating leases as of December 31, 1997, are as follows (in thousands):

    YEAR ENDED
   DECEMBER 31,
   ------------
    1998................................................................ $ 4,502
    1999................................................................   3,770
    2000................................................................   2,411
    2001................................................................   1,125
    2002................................................................     941
    Thereafter..........................................................   7,761
                                                                         -------
      Total............................................................. $20,510
                                                                         =======

  Leases of land and buildings are typically subject to rent reviews at specified intervals and provide for the lessee to pay all insurance, maintenance and repair costs. The Group's facilities are subject to the requirements of environmental regulations in their respective jurisdictions. There can be no assurance that the Group is at all times in compliance with all such requirements.

INTERNATIONAL OPERATIONS; DEPENDENCE ON FOREIGN SUPPLIERS AND SALES

  A significant portion of the Group's operations are conducted in foreign countries and are subject to the risks that are inherent in operating abroad, including, without limitation, the risks associated with foreign governmental regulation, foreign taxes, import duties and trade restrictions. The Group's business is highly dependent upon products manufactured by foreign suppliers located primarily in Taiwan and Japan and to a lesser extent the People's Republic of China. A substantial majority of the Group's multi-speed bicycles contain components supplied on a purchase order basis by one Japanese manufacturer. The Group's business is also subject to the risks generally associated with doing business abroad, such as delays in shipment and foreign governmental regulations which could have a material adverse effect on the results of operations and financial condition of the Group. In addition, several of the Group's manufacturing operations are unionized.

PRODUCT LIABILITY

  Because of the nature of the Group's business, the Group at any particular time is a defendant in a number of product liability lawsuits and expects that this will continue to be the case in the future. These lawsuits generally seek damages, sometimes in substantial amounts, for personal injuries

                            THE DERBY BICYCLE GROUP
allegedly sustained as a result of defects in the Group's products. Although the Group maintains product liability insurance, due to the uncertainty as to the nature and extent of manufacturers' and distributors' liability for personal injuries, there is no assurance that the product liability insurance maintained by the Group is or will be adequate to cover product liability claims or that the applicable insurer will be solvent at the time of any covered loss. In addition, due to deductibles, self-retention levels and aggregate coverage amounts applicable under the Group's insurance policies, the Group may bear responsibility for a significant portion of the defense costs (which include attorneys' fees and expenses incurred in the defense of any claim), and the related payments to satisfy any judgments associated with any claim asserted against the Group in excess of any applicable coverage. The successful assertion or settlement of an uninsured claim, the settlement of a significant number of insured claims, or a claim exceeding the Group's insurance coverage could have a material adverse effect on the Group's business, results of operations and financial condition. In addition, there can be no assurance that insurance will remain available or, if available, will not be prohibitively expensive.

UNCONDITIONAL PURCHASE OBLIGATIONS

  The Group had unconditional purchase obligations for raw materials and bicycle components of $49,188,000 and $31,329,000 as of December 31, 1997, and June 28, 1998, respectively, which are not recorded in the combined financial statements.

12.INCOME TAXES:

  The Group does not have a formal tax sharing agreement with DCC or DICSA. The Group calculates its income taxes on a stand-alone basis, with subsidiaries filing separate returns in their own jurisdictions. The combined related amounts are included in income taxes payable and deferred income taxes payable in the accompanying balance sheets.

  Income (loss) before income taxes and extraordinary item consists of the following (in thousands):

                                        DECEMBER 31,          SIX MONTHS ENDED
                                  --------------------------  ------------------
                                                              JUNE 29,  JUNE 28,
                                    1995     1996     1997      1997      1998
                                  --------  -------  -------  --------  --------
                                                                 (UNAUDITED)
   United Kingdom................ $ 22,076  $14,544  $19,533  $ 6,853   $ 3,043
   Holland.......................   13,384    8,136    8,541   10,081     7,640
   Germany.......................  (11,954)  (6,031)  (9,753)     668     4,065
   United States.................   (5,325)  (1,293)  (2,807)  (4,420)   (7,729)
   Canada........................    1,407    1,474    1,591    1,853     1,970
   South Africa..................      993    1,109    1,369      301       251
   Other.........................    2,884    5,560    4,882    1,846       753
                                  --------  -------  -------  -------   -------
                                  $ 23,465  $23,499  $23,356  $17,182   $ 9,993
                                  ========  =======  =======  =======   =======

                            THE DERBY BICYCLE GROUP

  The provision (benefit) for income taxes consists of the following (in thousands):

                                        DECEMBER 31,         SIX MONTHS ENDED
                                   ------------------------  -----------------
                                                             JUNE 29, JUNE 28,
                                    1995     1996    1997      1997     1998
                                   -------  ------  -------  -------- --------
                                                                (UNAUDITED)
   CURRENT TAX PROVISION:
   United Kingdom................. $ 1,520  $1,411  $ 3,547   $  666   $   79
   Holland........................   4,124   4,185    3,271    2,817    2,274
   Germany........................     364     499     (196)    (212)       2
   United States..................     --      --       --       --       --
   Canada.........................     507     400      525      673      777
   South Africa...................     321     244      759      102       81
   Others.........................     104     231      344      140      272
                                   -------  ------  -------   ------   ------
     Total current provision......   6,940   6,970    8,250    4,186    3,485
                                   -------  ------  -------   ------   ------
   DEFERRED TAX PROVISION (BENE-
    FIT):
   United Kingdom.................     691   2,102    1,844    1,115      763
   Holland........................   2,510    (326)     498      435      (18)
   Germany........................     136     --       --       --       --
   United States..................     --      --       --       --       --
   Canada.........................     (76)    129       93      (20)     (76)
   South Africa...................     --      (27)      45      --       --
   Others.........................    (106)     76     (109)    (102)      14
                                   -------  ------  -------   ------   ------
     Total deferred tax provi-
      sion........................   3,155   1,954    2,371    1,428      683
                                   -------  ------  -------   ------   ------
   Provision for income taxes..... $10,095  $8,924  $10,621   $5,614   $4,168
                                   =======  ======  =======   ======   ======

  The following table summarizes the significant differences between the United States statutory tax rate and the Group's effective tax rate for financial statement purposes:

                                             DECEMBER 31,     SIX MONTHS ENDED
                                            ----------------  -----------------
                                                              JUNE 29, JUNE 28,
                                            1995  1996  1997    1997     1998
                                            ----  ----  ----  -------- --------
                                                                 (UNAUDITED)
   Statutory tax rate--US Federal.........   35%   35%   35%     35%      35%
   Effect of foreign tax rates............    2     3    (2)     (3)      (4)
   Utilization of losses brought forward..  --    --    --      (14)     (15)
   Net operating losses for which no
    benefit is currently available........   10     2    14      16        8
   Permanent differences and other........   (4)   (2)   (2)     (1)      (2)
   Recapitalization costs.................  --    --    --      --        20
                                            ---   ---   ---     ---      ---
   Effective tax rate.....................   43%   38%   45%     33%      42%
                                            ===   ===   ===     ===      ===

                            THE DERBY BICYCLE GROUP

  Deferred income tax (assets) liabilities consist of the following (in thousands):

                                          DECEMBER 31,      SIX MONTHS ENDED
                                        ------------------  ------------------
                                                            JUNE 29,  JUNE 28,
                                          1996      1997      1997      1998
                                        --------  --------  --------  --------
                                                               (UNAUDITED)
   DEFERRED INCOME TAX ASSETS:
   Operating losses...................  $ 76,222  $ 66,830  $ 71,039  $ 52,323
   Provisions and accruals............       727       427       680       428
                                        --------  --------  --------  --------
     Total deferred income tax as-
      sets............................    76,949    67,257    71,719    52,751
   Valuation allowance................   (72,387)  (63,523)  (67,436)  (49,102)
                                        --------  --------  --------  --------
     Net deferred income tax assets...     4,562     3,734     4,283     3,649
                                        --------  --------  --------  --------
   DEFERRED INCOME TAX LIABILITIES:
     Pension..........................   (14,276)  (15,543)  (14,573)  (16,689)
     Depreciation.....................    (5,937)   (5,272)   (5,615)   (5,172)
     Other............................      (441)     (370)     (723)      152
                                        --------  --------  --------  --------
     Total deferred income tax liabil-
      ities...........................   (20,654)  (21,185)  (20,911)  (21,709)
                                        --------  --------  --------  --------
     Net deferred income tax liabili-
      ties............................  $(16,092) $(17,451) $(16,628) $(18,060)
                                        ========  ========  ========  ========

  The operating losses, which arise in Germany and the United States, begin to expire in 1999. The ability of the Group to utilize these losses may be limited by a change in ownership of the Group.

13.ACQUISITIONS:

  In January 1997, the Group completed the acquisition of the assets and operations of a bicycle and bicycle component business in Germany which distributes bicycles under the names Winora and Staiger for consideration of $2,650,000, net of assumed debt equivalent to $9,059,000 as of December 31, 1997 (see Note 10). The results of this business are included in the combined financial statements from February 1, 1997.

  In August 1997, the Group acquired a controlling interest in the MS Sport Group for consideration of $4,000,000. MS Sport Group is the main distributor of Univega brand cycles in Europe. The results of MS Sport are included in the combined financial statements from September 1, 1997.

  These acquisitions were accounted for under the purchase method with the purchase price allocated as follows (in thousands):

   Accounts receivable................................................ $  2,351
   Inventories........................................................    5,742
   Property, plant, and equipment.....................................    6,025
   Goodwill...........................................................    3,386
   Liabilities assumed and direct acquisitions........................  (10,854)
                                                                       --------
                                                                       $  6,650
                                                                       ========

  Pro forma net revenues and net income reflecting the acquisitions as if they had occurred on January 1, 1996, and January 1, 1997, respectively, have been omitted because the differences between those amounts and the historical results are not material.

                            THE DERBY BICYCLE GROUP

  In March 1997, the Group acquired the Univega brand name, trademarks and related intellectual property for consideration of $2,550,000 (see Note 6). Univega is a range of all-terrain and mountain bikes. In addition, further licenses were acquired during 1997 for $115,000.

  In May 1998, the Group purchased the minority interest in its operations in South Africa for $1,933,000.

14.PENSION PLANS:

  The Group operates defined benefit pension plans in its subsidiaries in Canada, Netherlands, Ireland and the United Kingdom, which are funded in accordance with local actuarial advice and cover all eligible current and retired employees. In the United States, the Group operates a 401(k) pension contribution plan for certain of its employees. The plans are operated under trusts and their assets are invested independently of the Group. The largest plans are in the United Kingdom and Netherlands, where valuations are carried out by qualified actuaries every three years and every year respectively.

  The Group adopted SFAS No. 87 "Employers' Accounting for Pensions" on January 1, 1993. The impact of adopting SFAS No. 87 was a transition asset of $37,795,000. The transition asset is being amortized into income over 15 years. A cumulative change in accounting principle was recorded as of January 1, 1993, which represented the amortization of the transition asset between January 1, 1989, the effective date of SFAS No. 87, and January 1, 1993, the Group's adoption of SFAS No. 87.

  The following is a detail of the Group's defined benefit plan assets (in thousands):

                                                        DECEMBER 31,
                                             -----------------------------------
                                                   1996              1997
                                             ----------------- -----------------
                                                        FAIR              FAIR
                                               COST    VALUE     COST    VALUE
                                             -------- -------- -------- --------
   UK quoted equities....................... $ 38,061 $ 64,201 $ 44,411 $ 73,978
   Other equities...........................   21,871   34,661   21,898   37,332
   Treasury instruments.....................   54,829   54,492   47,172   47,735
   Property shares..........................    8,544    8,828    8,640    9,608
   Cash.....................................    8,921    8,921   10,371   10,371
   Other....................................    1,727    1,728    1,667    1,640
                                             -------- -------- -------- --------
                                             $133,953 $172,831 $134,159 $180,664
                                             ======== ======== ======== ========

  Net periodic pension costs of the defined benefit pension plans consist of the following (in thousands):

                                                        DECEMBER 31,
                                                 ----------------------------
                                                   1995      1996      1997
                                                 --------  --------  --------
   Service cost................................. $  1,739  $  2,098  $  2,792
   Interest cost on projected benefit obliga-
    tion........................................    7,224     7,599     8,386
   Amortization of prior service costs..........      152       224       382
   Return on assets:
   Actual.......................................  (19,719)  (16,591)  (20,927)
   Deferred gain................................    7,538     3,061     6,075
   Amortization of transition asset.............   (2,727)   (2,652)   (2,536)
                                                 --------  --------  --------
   Net periodic pension income.................. $ (5,793) $ (6,261) $ (5,828)
                                                 ========  ========  ========

                            THE DERBY BICYCLE GROUP

  The following is the actuarial present value of benefit obligations and funded status of the Group's defined benefit plans (in thousands):

                                                            DECEMBER 31,
                                                         --------------------
                                                           1996       1997
                                                         ---------  ---------
   Accumulated benefit obligation--vested............... $(107,942) $(126,618)
                                                         ---------  ---------
   Projected benefit obligation.........................  (113,338)  (130,830)
   Plan assets at fair value............................   172,831    180,664
                                                         ---------  ---------
   Projected plan assets in excess of benefit obliga-
    tion................................................    59,493     49,834
   Unrecognized net loss................................       121      9,660
   Unrecognized net transition asset....................   (19,049)   (14,981)
   Unrecognized prior service cost......................     1,846      3,264
                                                         ---------  ---------
   Prepaid pension asset................................ $  42,411  $  47,777
                                                         =========  =========

  Assumptions used in developing the projected benefit obligation as of December 31 were as follows:

                                                                DECEMBER 31,
                                                               ----------------
                                                               1995  1996  1997
                                                               ----  ----  ----
   UNITED KINGDOM:
   Weighted average discount rate.............................  8.5%  8.5%  7.0%
   Weighted average expected long-term rate of return......... 10.0  10.0  10.0
   Weighted average rate of salary increases..................  6.0   6.0   6.0
   NETHERLANDS:
   Weighted average discount rate.............................  6.5   6.5   6.5
   Weighted average expected long-term rate of return.........  7.0   7.0   7.0
   Weighted average rate of salary increases..................  4.5   4.5   4.5
   CANADA:
   Weighted average discount rate.............................  9.0   8.0   7.0
   Weighted average expected long-term rate of return.........  9.5   9.5   9.5
   Weighted average rate of salary increases..................  5.5   5.5   5.5

                            THE DERBY BICYCLE GROUP

15.GEOGRAPHIC INFORMATION:

OPERATING LOCATIONS

  The Group manufactures its products in several geographic locations. A summary of revenues, operating income, depreciation, identifiable assets and capital additions categorized by the location of the operating subsidiary from which the sales were generated is as follows (in thousands):

                                      DECEMBER 31,
                               ----------------------------  JUNE 29,  JUNE 28,
                                 1995      1996      1997      1997      1998
                               --------  --------  --------  --------  --------
                                                                (UNAUDITED)
NET REVENUES:
United Kingdom................ $109,167  $105,510  $106,425  $ 44,451  $ 40,461
Netherlands...................  133,096   134,591   120,846    73,734    72,125
Germany.......................  101,226    90,225   108,745    74,451    87,028
United States.................   55,253    53,516    57,938    27,602    32,527
Canada........................   36,287    29,459    29,503    24,924    24,610
South Africa..................   22,590    20,010    20,631     8,532     7,555
Rest of the World.............   16,222    19,273    21,599     9,199     7,969
                               --------  --------  --------  --------  --------
  Total net revenues..........  473,841   452,584   465,687   262,893   272,275
                               --------  --------  --------  --------  --------
OPERATING INCOME:
United Kingdom................   13,652    14,015    17,635     5,995     1,915
Netherlands...................   12,082    16,683    13,724    10,311    10,458
Germany.......................   (4,332)      282    (3,204)    3,132     6,118
United States.................   (3,298)   (1,696)   (3,011)   (1,393)   (5,995)
Canada........................    2,326     2,099     2,076     2,247     2,276
South Africa..................    1,454     1,427     1,811       497       304
Rest of the World.............       92       572       670       484     1,288
                               --------  --------  --------  --------  --------
  Total operating income......   21,976    33,382    29,701    21,273    16,364
                               --------  --------  --------  --------  --------
DEPRECIATION:
United Kingdom................    2,500     2,465     3,103     1,584     1,690
Netherlands...................    1,967     1,948     1,692       850       823
Germany.......................    4,179     3,757     3,362     1,964     1,810
United States.................      545       608       618       308       232
Canada........................      347       374       322       300       324
South Africa..................      261       219       164        85        69
Rest of the World.............       49        29       101        46        54
                               --------  --------  --------  --------  --------
  Total depreciation..........    9,848     9,400     9,362     5,137     5,002
                               --------  --------  --------  --------  --------
IDENTIFIABLE ASSETS:
United Kingdom................   71,253    80,567    88,941    90,132   100,412
Netherlands...................   57,147    53,449    56,911    50,525    62,154
Germany.......................   64,237    58,118    74,889    92,702    97,040
United States.................   37,183    33,789    35,680    30,137    41,634
Canada........................   16,072    14,798    13,065    14,394    17,274
South Africa..................   11,041    11,608     9,865     7,943     7,662
Rest of the World.............    6,366     8,390     9,729     7,565    10,068
                               --------  --------  --------  --------  --------
  Total identifiable assets... $263,299  $260,719  $289,080  $293,398  $336,244
                               --------  --------  --------  --------  --------

                            THE DERBY BICYCLE GROUP

                                             DECEMBER 31,
                                         --------------------- JUNE 29, JUNE 28,
                                          1995    1996   1997    1997     1998
                                         ------- ------ ------ -------- --------
                                                                  (UNAUDITED)
   CAPITAL ADDITIONS:
   United Kingdom....................... $ 6,704 $4,150 $2,432  $  819   $1,281
   Netherlands..........................   2,150  1,862  1,645     278      481
   Germany..............................   2,022  2,147  2,434   1,148      848
   United States........................   1,005    481    471     112      638
   Canada...............................     379    143    151      33      168
   South Africa.........................     329    202     38      26       62
   Rest of the World....................     145    111    242      38       31
                                         ------- ------ ------  ------   ------
     Total capital additions............ $12,734 $9,096 $7,413  $2,454   $3,509
                                         ======= ====== ======  ======   ======

NET REVENUES BY GEOGRAPHIC REGION

  The Group sells its products in several geographic regions. Net revenues relating to each region (categorized by the customer's geographic location) are as follows (in thousands):

                                           DECEMBER 31,
                                    -------------------------- JUNE 29, JUNE 28,
                                      1995     1996     1997     1997     1998
                                    -------- -------- -------- -------- --------
                                                                  (UNAUDITED)
   NET REVENUES:
   United Kingdom.................. $104,102 $101,260 $100,892 $ 38,948 $ 37,613
   Netherlands.....................  112,642  113,508  101,216   62,552   61,287
   Germany.........................  105,590   97,347  117,990   76,814   86,188
   United States...................   53,717   52,903   58,316   28,342   32,853
   Canada..........................   36,312   29,477   29,528   24,772   24,440
   South Africa....................   22,590   20,010   20,631    8,548    7,555
   Rest of the World...............   38,888   38,079   37,114   22,917   22,339
                                    -------- -------- -------- -------- --------
     Total net revenues............ $473,841 $452,584 $465,687 $262,893 $272,275
                                    ======== ======== ======== ======== ========

16.RELATED-PARTY TRANSACTIONS:

  The Group rents land and buildings under operating leases from certain minority shareholders in Germany and South Africa. Rents charged under such leases were $418,000, $326,000, and $495,000 for the years ended December 31, 1995, 1996, and 1997, and $62,000 and $156,000 for the six months ended June 29, 1997, and June 28, 1998, respectively.

17.RECAPITALIZATION AGREEMENT AND SUBSEQUENT EVENTS:

  On May 14, 1998, DICSA and two investment groups in the United States completed the recapitalization of The Derby Cycle Corporation ("DCC"), pursuant to a Recapitalization Agreement signed on March 11, 1998. As part of the recapitalization, DICSA transferred the shares of all of its bicycle and bicycle component manufacturing and sales subsidiaries, other than Raleigh Industries of Canada Limited ("RIC"), to a wholly-owned company incorporated in Luxembourg, Derby Finance Sarl ("DFS"). DCC issued new equity to the United States investment groups, which diluted the interest of DFS and DICSA in DCC to approximately 33% of the voting rights. The Recapitalization Agreement also provided for the purchase by DCC of the minority interests in the South African subsidiaries of DCC.

                            THE DERBY BICYCLE GROUP

  As a result of the reorganization of the bicycle business, DCC and its subsidiaries paid $146.2 million to DICSA and DFS to redeem certain equity rights in DCC and its affiliates. A further amount of up to $10.0 million is payable if certain performance targets are met in 1998, although this has not been included in these financial statements. In addition, existing long term debt of $62.4 million net of $3.0 million of cash received on related swaps was retired for which the Group recorded an extraordinary charge of $0.3 million net of taxes upon this early extinguishment of debt. DCC financed this from the issue of new stock, as detailed below, and $161.6 million in high yield bonds (see Note 10). The existing $98.4 million ((Pounds)60 million) of revolving bank facilities, together with local banking facilities except for those in South Africa, were replaced with a seven-year secured syndicated bank facility of $120.6 million (DM214 million). In connection with the retirement of debt, the Group terminated certain interest rate swaps related to the debt and recorded a loss of $1.1 million in other income (expense) in the accompanying statements of income for the six months ended June 28, 1998.

  Following the recapitalization, DFS retained voting common stock in DCC with a value of $21.7 million. DFS's parent, DICSA, retained preferred shares in its former subsidiary, RIC, which are exchangeable for an additional $8.3 million of voting common stock and $15.0 million of non-voting class B common stock of DCC. In addition, DFS purchased 3,000 shares of non-voting Class B preferred stock of DCC for $3.0 million. Two United States investors, purchased 22,500 shares of voting common stock of DCC for $22.5 million. DCC also issued 25,000 shares of voting preferred stock to one of the U.S. investors for $37.5 million of voting preferred stock.

  Following the recapitalization, DCC has 25,000 shares of Series A preferred stock authorized, issued, and outstanding and 3,000 shares of Series B preferred stock authorized, issued, and outstanding as of June 28, 1998. DCC has stock rights which include 8,300 shares of Class A common stock which are valued at $8.3 million and 15,000 shares of Class B common stock which are valued at $15.0 million that are issuable to DICSA upon the exchange of its RIC's preferred stock. DCC has 200,000 shares of Class A common stock authorized with 44,200 shares issued and outstanding and 15,000 shares of Class B common stock authorized with no shares issued and outstanding as of June 28, 1998.

  The Group incurred estimated fees and professional expenses of $5.7 million related to the recapitalization which are shown as reorganization costs in the accompanying combined statements of income. Fees and professional expenses paid to finance the recapitalization of $11.4 million have been deferred and will be amortized over the term of the high yield bonds and the bank facility. These include investment banking fees of $1.2 million payable to the management company of one of the U.S. investors, $1.0 million to a company which is wholly owned by the chairman and president of the other U.S. investor, and $0.7 million to Centenary Corporation, a company in which a director of DCC is a shareholder.

  On October 20, 1998, DCC entered into an employment contract with a new Chief Executive Officer ("CEO"). The contract is for a four year term with a three year extension. DCC issued the new CEO stock options to purchase 1,625 shares of DCC's Class A Common Stock for $1,000 per share which vest over three years, and performance-based stock options to purchase 3,250 shares of Class A Common Stock for $1,000 per share. Pursuant to a Management Stock Purchase Agreement dated October 20, 1998, the new CEO purchased 1,500 shares of DCC's Class A Common Stock for $1,000 per share. The new CEO paid for such shares with a secured promissory note that is nonrecourse except for 20% of the principal amount and all of the accrued interest. Upon the termination of the new CEO's employment with the Company, DCC has the right or is required to repurchase, depending on the reason for such termination, such Class A Common Stock.

                            THE DERBY BICYCLE GROUP

18. LYON INVESTMENTS B.V. SUMMARIZED FINANCIAL INFORMATION:

Lyon Investments B.V. ("Lyon"), a Dutch Company, is a wholly-owned subsidiary of DCC. Prior to the Recapitalization, Lyon was a dormant subsidiary. As a result of the Recapitalization, Lyon became a holding company and is a co-issuer of $20,250,000 of the $100,000,000 of 10 percent Senior Notes and all of the DM110,000,000 of 9 3/8 percent Senior Notes (collectively, the "Senior Notes"). As co-issuers, Lyon and DCC are joint and severally liable with respect to the Senior Notes. The following summarized financial information sets forth the combined financial position and results of operations of Lyon together with its subsidiaries, Derby Nederland and E. Wiener Bike Parts GmbH. Derby Nederland is a holding company owning 100 percent of Gazelle, Sturmey-Archer B.V., and Raleigh B.V.

                                                 DECEMBER 31,
                                               ------------------   JUNE 28,
                                                 1996      1997       1998
   SUMMARIZED COMBINED BALANCE SHEETS          --------  --------  -----------
                                                                   (UNAUDITED)
   ASSETS
   Cash and cash equivalents.................. $  5,836  $  6,285   $  7,647
   Accounts receivable, net...................   15,157    16,411     23,263
   Inventories................................   19,997    20,477     17,164
   Loans to internal group companies..........      532       --      28,885
   Other current assets.......................    2,032     2,820      3,562
                                               --------  --------   --------
     Total current assets.....................   43,554    45,993     80,521
                                               ========  --------   --------
   Property, plant and equipment, net.........    6,469    11,118     10,304
   Other noncurrent assets....................   13,508    13,492     17,171
                                               --------  --------   --------
     Total assets............................. $ 63,531  $ 70,603   $107,996
                                               ========  ========   ========
   LIABILITIES AND SHAREHOLDERS' DEFICIT
   Short-term borrowings--internal............ $ 23,539  $ 28,343   $ 17,113
   Bank overdraft.............................    3,988       200        --
   Short-terms borrowings on Revolving Credit
    Facility..................................      --        --      20,262
   Other current liabilities..................   16,597    17,794     22,298
                                               --------  --------   --------
     Total current liabilities................   44,124    46,337     59,673
                                               --------  --------   --------
   Long-term debt--internal...................   45,000    44,188        --
   Long-term debt--external, net of current
    portion...................................      --        --      81,821
   Other liabilities                              5,498     5,671      5,996
                                               --------  --------   --------
     Total liabilities........................   94,622    96,196    147,490
                                               --------  --------   --------
     Shareholders' deficit....................  (31,091)  (25,593)   (39,494)
                                               --------  --------   --------
     Total liabilities & shareholders' defi-
      cit..................................... $ 63,531  $ 70,603   $107,996
                                               ========  ========   ========
   RECONCILIATION OF SHAREHOLDERS' DEFICIT:
                                               $(38,553)
   Shareholders' deficit, beginning balance...           $(31,091)  $(25,593)
   Capital contributions......................      --        549      5,800
   Net income.................................    4,624       598      5,867
   Translation adjustments....................    2,838     4,351         62
   Distribution to shareholders in connection
    with the Recapitalization.................      --        --     (25,630)
                                               --------  --------   --------
   Shareholders' deficit, ending balance...... $(31,091) $(25,593)  $(39,494)
                                               ========  ========   ========

                            THE DERBY BICYCLE GROUP

                                     DECEMBER 31,             SIX MONTHS ENDED
                              ----------------------------  -----------------------
                                                            JUNE 29,  JUNE 28,
   SUMMARIZED COMBINED          1995      1996      1997      1997      1998
   STATEMENTS OF OPERATIONS   --------  --------  --------  --------  --------
                                                               (UNAUDITED)
   Net revenues............   $134,121  $137,370  $137,025  $83,458   $81,985
   Cost of sales...........   (103,717) (103,362) (103,721) (62,922)  (61,003)
                              --------  --------  --------  -------   -------
     Gross profit..........     30,404    34,008    33,304   20,536    20,982
                              --------  --------  --------  -------   -------
   Selling, general and ad-
    ministrative expenses..    (17,171)  (17,409)  (19,784)  (9,806)   (9,296)
                              --------  --------  --------  -------   -------
     Operating income......     13,233    16,599    13,520   10,730    11,686
                              --------  --------  --------  -------   -------
   Interest expense........      (984)    (4,358)   (4,395)  (2,475)   (3,059)
   Interest income.........        242       181       197       41       276
   Other income (expense),
    net(/1/)...............        --     (3,489)   (5,697)  (4,595)      --
                              --------  --------  --------  -------   -------
     Income before income
      taxes................     12,491     8,933     3,625    3,701     8,903
                              --------  --------  --------  -------   -------
   Provision for income
    taxes..................     (4,519)   (4,309)   (3,027)  (3,125)   (3,036)
                              --------  --------  --------  -------   -------
     Net income ...........   $  7,972  $  4,624  $    598  $   576   $ 5,867
                              ========  ========  ========  =======   =======

--------

(1) Other income (expense), net is comprised of a foreign exchange loss on a loan from Raleigh USA to Derby Nederland. The impact of the foreign exchange loss on this loan eliminates in the consolidation of DCC's financial statements.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITA-TION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURI-TIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEI-THER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMA-TION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

Prospectus Summary........................................................    1
Risk Factors..............................................................   17
Exchange Rate Information.................................................   29
Use of Proceeds...........................................................   31
Capitalization............................................................   32
The Recapitalization......................................................   33
Unaudited Pro Forma Condensed Combined Financial Statements...............   36
Selected Historical Financial Data........................................   39
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   40
Business..................................................................   51
Management................................................................   72
Description of Shareholders' Agreement and Registration Agreement.........   76
Security Ownership of Certain Beneficial Owners and Management............   77
Description of Revolving Credit Agreement.................................   80
Description of Exchange Notes.............................................   82
Description of Exchange and Registration Rights Agreement.................  123
The Exchange Offer........................................................  125
Certain U.S. Income Tax Consequences......................................  133
Certain Netherlands Income Tax Consequences...............................  133
Plan of Distribution......................................................  134
Book-Entry; Delivery and Form.............................................  135
Listing and General Information...........................................  141
Legal Matters.............................................................  141
Index to Combined Financial Statements....................................  F-1

PROSPECTUS
OFFER TO EXCHANGE ITS

$100,000,000
10% SENIOR NOTES DUE 2008 FOR ANY AND ALL OF THEIR OUTSTANDING 10% SENIOR NOTES DUE 2008
AND
DM110,000,000
9 3/8% SENIOR NOTES DUE 2008
FOR ANY AND ALL OF THEIR OUTSTANDING 9 3/8% SENIOR NOTES DUE 2008

THE DERBY CYCLE CORPORATION

LYON INVESTMENTS B.V.
(FORMERLY KNOWN AS LYON CYCLE B.V.)



PROSPECTUS

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Derby Cycle Corporation is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

  Section 145 further provides that the indemnification provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The amended and restated certificate of incorporation of The Derby Cycle Corporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

  Article X of the bylaws of The Derby Cycle Corporation provides that each person who is or was a director, officer or promoter of The Derby Cycle Corporation (and the heirs, executors or administrators of such person) who is or was made a party to, or is or was involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or promoter of The Derby Cycle Corporation or is or was serving at the request or for the benefit of The Derby Cycle Corporation as a director, officer, promoter, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be held harmless and indemnified by The Derby Cycle Corporation against any expense liability or loss (including without limitation judgments, fines, settlement payments and the expense of legal counsel) incurred by such person in any such capacity to the fullest extent permitted by applicable law. The right to indemnification conferred shall also include the right to be paid by The Derby Cycle Corporation the expenses incurred in defending in any such proceeding in advance of its final disposition to the fullest extent permitted by applicable law. The

Derby Cycle Corporation may provide indemnification to such other employees and agents of The Derby Cycle Corporation to such extent and to such effect permitted or authorized by applicable law.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  Article X of the bylaws of The Derby Cycle Corporation provides that The Derby Cycle Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, promoter, employee or agent of The Derby Cycle Corporation or who is or was serving at the request or for the benefit of The Derby Cycle Corporation as a director, officer, promoter, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not The Derby Cycle Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

  Lyon is incorporated under the laws of The Netherlands. The Articles of Association of Lyon contain no provisions under which any member of its board of management or its officers is indemnified in any manner against any liability which he may incur in his capacity as such. Under the laws of The Netherlands, members of the board may be liable to the company for improper or negligent acts. For example, Article 2:248 of The Netherlands Civil Code provides that members of the board are jointly and severally liable to the estate of a private company with limited liability by shares, such as Lyon, which suffers an involuntary liquidation when management has manifestly performed its duties improperly and such is an important cause of the involuntary liquidation. Members of the management board may be held personally liable for improper or negligent managerial acts which affect third parties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits


 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
   1.1   Purchase Agreement dated as of May 7, 1998, among The Derby Cycle
         Corporation, Lyon Investments B.V., Chase Securities Inc., Chase
         Manhattan Bank AG, and Chase Manhattan International Limited*
   2.1   Recapitalization Agreement dated as of March 11, 1998, among The Derby
         Cycle Corporation, Derby International Corporation S.A., Derby Finance
         S.a.r.l., DC Cycle, L.L.C., and Perseus Cycle, L.L.C.*
   2.2   First Amendment to the Recapitalization Agreement dated March 17,
         1998, among The Derby Cycle Corporation, Derby International
         Corporation S.A., Derby Finance S.a.r.l., DC Cycle, L.L.C., Perseus
         Cycle, L.L.C., Frank H. Pearl and Alan J. Finden-Crofts*
   2.3   Second Amendment to the Recapitalization Agreement dated as of May 14,
         1998, among The Derby Cycle Corporation, Derby International
         Corporation S.A., Derby Finance S.a.r.l., DC Cycle, L.L.C., Perseus
         Cycle, L.L.C., Alan J. Finden-Crofts, A. Edward Gottesman, Frank H.
         Pearl and Thayer Equity Partners, III*
   3.1   Amended and Restated Certificate of Incorporation of The Derby Cycle
         Corporation*
   3.2   Bylaws of The Derby Cycle Corporation*
   3.3   Articles of Association of Lyon Investments B.V.*
   4.1   Dollar Indenture dated May 14, 1998, by and among The Derby Cycle
         Corporation, Lyon Investments, B.V. and IBJ Schroder Bank & Trust
         Company, as trustee*
   4.2   DM Indenture dated May 14, 1998, by and among The Derby Cycle
         Corporation, Lyon Investments B.V. and IBJ Schroder Bank & Trust
         Company, as trustee*
   4.3   Forms of 10% Senior Note and 9 3/8% Senior Note (contained in Exhibit
         4.1 as Exhibit A thereto)*
   4.4   Exchange and Registration Rights Agreement dated as of May 14, 1998, among The Derby Cycle Corporation, Lyon Investments B.V. and Chase
         Securities Inc., Chase Manhattan Bank AG, and Chase Manhattan
         International Limited*
   5.1   Opinion and consent of Kirkland & Ellis
   5.2   Opinion and consent of Trenite Van Doorne*
  10.1   Multicurrency Credit Facility Agreement dated May 12, 1998, by and among The Derby Cycle Corporation, Chase Manhattan plc as arranger, the Financial Institutions named therein as Banks, and Chase Manhattan
         International Limited as Facility Agent and Security Agent*
  10.2   Shareholders Agreement of The Derby Cycle Corporation dated as of May
         14, 1998, by and among The Derby Cycle Corporation, Derby Finance
         S.a.r.l., DC Cycle, L.L.C. and Perseus Cycle, L.L.C.*
  10.3   Registration Agreement dated as of May 14, 1998, by and among The
         Derby Cycle Corporation, Derby Finance S.a.r.l., DC Cycle, L.L.C. and
         Perseus Cycle, L.L.C.*
  10.4   Trademark License Agreement dated as of May 14, 1998 between The Derby
         Cycle Corporation and Derby International Corporation S.A.*
  10.5   Support Agreement dated as of May 12, 1998 among The Derby Cycle
         Corporation, Derby International Corporation S.A., Derby Finance
         S.a.r.l., DC Cycle, L.L.C., Perseus Cycle, L.L.C. and Raleigh
         Industries of Canada Limited*

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  10.6   Put and Call Option Agreement dated May 13, 1998 among The Derby Cycle
         Corporation, Derby International Corporation S.A., Derby Finance
         S.a.r.l., DC Cycle, L.L.C., Perseus Cycle, L.L.C. and Raleigh
         Industries of Canada Limited*
  10.7   Derby Cycle Corporation Share Option Agreement dated May 13, 1998 among The Derby Cycle Corporation, Derby International Corporation,
         S.A., Derby Finance S.a.r.l., DC Cycle, L.L.C. Perseus Cycle, L.L.C.
         and Raleigh Industries of Canada Limited*
  10.8   Employment Agreement dated as of May 14, 1998 between The Derby Cycle
         Corporation and Alan J. Finden-Crofts*
  10.9   Employment Agreement dated as of May 14, 1998 between The Derby Cycle
         Corporation and William W. Austin, Jr.*
  12.1   Statement Regarding Computation of Ratio of Earnings to Fixed Charges*
  12.2   Statement Regarding Computation of Ratio of EBITDA to Interest Expense
  21.1   Subsidiaries of The Derby Cycle Corporation*
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of Kirkland & Ellis (included in Exhibit 5.1)
  23.3   Consent of Trenite Van Doorne (included in Exhibit 5.2)*
  23.4   Consent of Coba Consulting Limited
  23.5   Consent of Lansdowne Market Research
  24.1   Powers of Attorney of Directors and Officers of The Derby Cycle
         Corporation and Lyon Investments B.V. (included on Signature Page)*
  25.1   Statement of Eligibility of Trustee on Form T-1*
  27.1   Financial Data Schedule
  99.1   Form of Letter of Transmittal in connection with the DM Notes*
  99.2   Form of Notice of Guaranteed Delivery in connection with the DM Notes*
  99.3   Form of Book-Entry Facility Participant*
  99.4   Form of Letter to Clients and Form of Instruction to Book-Entry
         Transfer Participant*
  99.5   Form of Letter of Transmittal in connection with the Dollar Notes*
  99.6   Form of Notice of Guaranteed Delivery in connection with the Dollar
         Notes*
  99.7   Form of Letters of DTC Participants*
  99.8   Form of Letter to Clients and Form of Instruction to Book-Entry
         Transfer Participant*


 (b) Financial Statement Schedules*

* Previously filed

ITEM 22. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes.

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove form registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To file a post effective amendment to the registration statement to include any financial statements required by (S) 210.3-19.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, therein, and the offering of such securities at that item shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, U.S.A. on October 21, 1998.


                                          Derby Cycle Corporation

                                                   /s/ Simon J. Goddard
                                          By: _________________________________
                                            Name: Simon J. Goddard
                                            Title: Chief Financial Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simon J. Goddard, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of The Derby Cycle Corporation), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                      CAPACITY                DATE

      /s/ Alan J. Finden-Crofts        President, Chief        August 10, 1998
-------------------------------------   Executive Officer
        ALAN J. FINDEN-CROFTS           and Director
                                        (principal
                                        executive officer)

        /s/ Simon J. Goddard           Chief Financial         August 10, 1998
-------------------------------------   Officer (principal
          SIMON J. GODDARD              financial and
                                        accounting officer)

        /s/ Frederic V. Malek          Chairman of the         August 10, 1998
-------------------------------------   Board and Director
          FREDERIC V. MALEK

       /s/ A. Edward Gottesman         Director                August 10, 1998
-------------------------------------
         A. EDWARD GOTTESMAN

         /s/ Frank H. Pearl            Director                August 10, 1998
-------------------------------------
           FRANK H. PEARL

       /s/ Carl J. Rickertsen          Director                August 10, 1998
-------------------------------------
         CARL J. RICKERTSEN

          /s/ Paul G. Stern            Director                August 10, 1998
-------------------------------------
            PAUL G. STERN

        /s/ Thomas H. Thomsen          Director                October 2, 1998
-------------------------------------
          THOMAS H. THOMSEN

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, U.S.A. on October 21, 1998.

                                          Lyon Investments B.V.

                                                 /s/ Simon J. Goddard
                                          By: _________________________________

                                            Name: Simon J. Goddard
                                            Title: Managing Director

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simon J. Goddard, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of The Derby Cycle Corporation), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                      CAPACITY                DATE

       /s/ A. Edward Gottesman         Managing Director       August 10, 1998
-------------------------------------
         A. EDWARD GOTTESMAN

         /s/ A.J. Straalman            Managing Director       August 10, 1998
-------------------------------------
           A.J. STRAALMAN

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULES

To The Derby Bicycle Group:

  We have audited in accordance with generally accepted auditing standards, the combined financial statements of The Derby Bicycle Group, included in this registration statement and have issued our report thereon dated April 9, 1998 (except with respect to the matter discussed in Note 17 as to which the date is November 2, 1998). Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The schedule appearing on page S-2 is the responsibility of the Group's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic combined financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic combined financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic combined financial statements taken as a whole.

                                                            ARTHUR ANDERSEN LLP

Washington, D.C.
April 9, 1998

                                                                    SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

              FISCAL YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN MILLIONS)

                         BALANCE AT ADDITIONS CHARGED ADDITIONS CHARGED               BALANCE AT
                         BEGINNING    TO COSTS AND        TO OTHER                       END
DESCRIPTION              OF PERIOD      EXPENSES         ACCOUNTS(2)    DEDUCTIONS(1) OF PERIOD
-----------              ---------- ----------------- ----------------- ------------- ----------
Allowance for Doubtful
 Trade Accounts
 1995...................    $3.1          $ .7              $ .1             --          $3.9
 1996...................     3.9            .8               (.2)            --           4.5
 1997...................     4.5            .2               (.3)            --           4.4
Allowance for Discounts
 and Rebates
 1995...................    $2.8          $(.1)             $ .1             --          $2.8
 1996...................     2.8           (.3)              (.2)            --           2.3
 1997...................     2.3            .7               (.1)            --           2.9

--------
(1) Charges to the accounts are for the purpose for which the reserves were created.
(2) Charges represent foreign currency translation adjustments.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
   1.1   Purchase Agreement dated as of May 7, 1998, among The Derby Cycle
         Corporation, Lyon Investments B.V., Chase Securities Inc., Chase
         Manhattan Bank AG, and Chase Manhattan International Limited*
   2.1   Recapitalization Agreement dated as of March 11, 1998, among The Derby
         Cycle Corporation, Derby International Corporation S.A., Derby Finance
         S.a.r.l., DC Cycle, L.L.C., and Perseus Cycle, L.L.C.*
   2.2   First Amendment to the Recapitalization Agreement dated March 17,
         1998, among The Derby Cycle Corporation, Derby International
         Corporation S.A., Derby Finance S.a.r.l., DC Cycle, L.L.C., Perseus
         Cycle, L.L.C., Frank H. Pearl and Alan J. Finden-Crofts*
   2.3   Second Amendment to the Recapitalization Agreement dated as of May 14,
         1998, among The Derby Cycle Corporation, Derby International
         Corporation S.A., Derby Finance S.a.r.l., DC Cycle, L.L.C., Perseus
         Cycle, L.L.C., Alan J. Finden-Crofts, A. Edward Gottesman, Frank H.
         Pearl and Thayer Equity Partners, III*
   3.1   Amended and Restated Certificate of Incorporation of The Derby Cycle
         Corporation*
   3.2   Bylaws of The Derby Cycle Corporation*
   3.3   Articles of Association of Lyon Investments B.V.*
   4.1   Dollar Indenture dated May 14, 1998, by and among The Derby Cycle
         Corporation, Lyon Investments B.V. and IBJ Schroder Bank & Trust
         Company, as trustee*
   4.2   DM Indenture dated May 14, 1998, by and among The Derby Cycle
         Corporation, Lyon Investments B.V. and IBJ Schroder Bank & Trust
         Company, as trustee*
   4.3   Forms of 10% Senior Note and 9 3/8% Senior Note (contained in Exhibit
         4.1 as Exhibit A thereto)*
   4.4   Exchange and Registration Rights Agreement dated as of May 14, 1998, among The Derby Cycle Corporation, Lyon Investments B.V. and Chase
         Securities Inc., Chase Manhattan Bank AG, and Chase Manhattan
         International Limited*
   5.1   Opinion and consent of Kirkland & Ellis
   5.2   Opinion and consent of Trenite Van Doorne*
  10.1   Multicurrency Credit Facility Agreement dated May 12, 1998, by and among The Derby Cycle Corporation, Chase Manhattan plc as arranger, the Financial Institutions named therein as Banks, and Chase Manhattan
         International Limited as Facility Agent and Security Agent*
  10.2   Shareholders Agreement of The Derby Cycle Corporation dated as of May
         14, 1998, by and among The Derby Cycle Corporation, Derby Finance
         S.a.r.l., DC Cycle, L.L.C. and Perseus Cycle, L.L.C.*
  10.3   Registration Agreement dated as of May 14, 1998, by and among The
         Derby Cycle Corporation, Derby Finance S.a.r.l., DC Cycle, L.L.C. and
         Perseus Cycle, L.L.C.*
  10.4   Trademark License Agreement dated as of May 14, 1998 between The Derby
         Cycle Corporation and Derby International Corporation S.A.*
  10.5   Support Agreement dated as of May 12, 1998 among The Derby Cycle
         Corporation, Derby International Corporation S.A., Derby Finance
         S.a.r.l., DC Cycle, L.L.C., Perseus Cycle, L.L.C. and Raleigh
         Industries of Canada Limited*

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  10.6   Put and Call Option Agreement dated May 13, 1998 among The Derby Cycle
         Corporation, Derby International Corporation S.A., Derby Finance
         S.a.r.l., DC Cycle, L.L.C., Perseus Cycle, L.L.C. and Raleigh
         Industries of Canada Limited*
  10.7   Derby Cycle Corporation Share Option Agreement dated May 13, 1998 among The Derby Cycle Corporation, Derby International Corporation,
         S.A., Derby Finance S.a.r.l., DC Cycle, L.L.C. Perseus Cycle, L.L.C.
         and Raleigh Industries of Canada Limited*
  10.8   Employment Agreement dated as of May 14, 1998 between The Derby Cycle
         Corporation and Alan J. Finden-Crofts*
  10.9   Employment Agreement dated as of May 14, 1998 between The Derby Cycle
         Corporation and William W. Austin, Jr.*
  12.1   Statement Regarding Computation of Ratio of Earnings to Fixed Charges*
  12.2   Statement Regarding Computation of Ratio of EBITDA to Interest Expense
  21.1   Subsidiaries of The Derby Cycle Corporation*
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of Kirkland & Ellis (included in Exhibit 5.1)
  23.3   Consent of Trenite Van Doorne (included in Exhibit 5.2)*
  23.4   Consent of Coba Consulting Limited
  23.5   Consent of Lansdowne Market Research
  24.1   Powers of Attorney of Directors and Officers of The Derby Cycle
         Corporation and Lyon Investments B.V. (included on Signature Page)*
  25.1   Statement of Eligibility of Trustee on Form T-1*
  27.1   Financial Data Schedule
  99.1   Form of Letter of Transmittal in connection with the DM Notes*
  99.2   Form of Notice of Guaranteed Delivery in connection with the DM Notes*
  99.3   Form of Book-Entry Facility Participant*
  99.4   Form of Letter to Clients and Form of Instruction to Book-Entry
         Transfer Participant*
  99.5   Form of Letter of Transmittal in connection with the Dollar Notes*
  99.6   Form of Notice of Guaranteed Delivery in connection with the Dollar
         Notes*
  99.7   Form of Letters of DTC Participants*
  99.8   Form of Letter to Clients and Form of Instruction to Book-Entry
         Transfer Participant*


 (b) Financial Statement Schedules*

* Previously filed.

                                       2